UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LIFE STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

JOINT PROXY STATEMENT/PROSPECTUS

Dear Stockholders of Extra Space Storage Inc. and Stockholders of Life Storage, Inc.:

The board of directors of Extra Space Storage Inc., which we refer to as “Extra Space,” and the board of directors of Life Storage, Inc., which we refer to as “Life Storage,” have each unanimously approved a combination of Extra Space and Life Storage to bring together two self-storage industry-leading platforms.

Extra Space and Life Storage, together with certain of their subsidiaries, entered into an agreement and plan of merger on April 2, 2023, which was amended on May 18, 2023. In the proposed transaction, Life Storage stockholders will receive 0.895 of a newly issued share of Extra Space common stock for each share of Life Storage common stock that they own. The exchange ratio described above is fixed and will not be adjusted to reflect stock price changes prior to the closing. Extra Space common stock and Life Storage common stock are each traded on the New York Stock Exchange, which we refer to as the “NYSE,” under the symbols “EXR” and “LSI,” respectively. Based on the closing price of Extra Space common stock on the NYSE of $162.93 on March 31, 2023, the last trading day before public announcement of the proposed transaction, the exchange ratio represented approximately $145.82 in Extra Space common stock for each share of Life Storage common stock. Based on the closing price of Extra Space common stock on the NYSE of $143.36 on June 1, 2023, the latest practicable date before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $128.31 in Extra Space common stock for each share of Life Storage common stock.

The combination of Life Storage and Extra Space will be accomplished through a series of transactions consisting of (i) a merger of Eros Merger Sub, LLC, a wholly owned subsidiary of Extra Space, which we refer to as “Extra Space Merger Sub,” with and into Life Storage, which we refer to as the “company merger,” with Life Storage continuing as the surviving entity, which we refer to as the “Surviving Entity”; (ii) conversions of the Surviving Entity into a Maryland limited liability company and of Life Storage Holdings, Inc., a Delaware corporation and the general partner of Life Storage OP (as defined below), which we refer to as “Life Storage OP GP,” into a Delaware limited liability company; (iii) contributions by Extra Space to Extra Space Storage LP, which we refer to as “Extra Space OP,” of all outstanding equity interests of the Surviving Entity in exchange for the issuance by Extra Space OP to Extra Space of a number of newly issued partnership units in Extra Space OP equal to the number of shares of Extra Space common stock to be issued in the company merger; and (iv) a merger of Eros OP Merger Sub, LLC, a wholly owned subsidiary of Extra Space OP, which we refer to as “Extra Space OP Merger Sub,” with and into Life Storage LP, which we refer to as “Life Storage OP,” with Life Storage OP surviving the merger as a wholly owned indirect subsidiary of Extra Space OP, which we refer to as the “partnership merger” and, together with the company merger, the “mergers.” In addition to the exchange of shares of Life Storage common stock for Extra Space common stock, if the mergers are completed, (i) the general partner interests in Life Storage OP owned by Life Storage OP GP will be converted into one Common Unit (as defined in the Amended and Restated Agreement of Limited Partnership of Life Storage OP, dated June 4, 2021) of Life Storage OP; (ii) the Common Units owned by the Surviving Entity will be converted into 99 Common Units; and (iii) each Common Unit of Life Storage OP held by a limited partner of Life Storage OP, other than Life Storage or any wholly owned subsidiary of Life Storage, each of which we refer to as a “Minority Limited Partner,” will be converted into validly issued common units of Extra Space OP in an amount equal to one multiplied by 0.895. The obligations of the parties to effect the mergers are subject to the satisfaction or waiver of certain customary conditions set forth in the merger agreement (including the approval of Extra Space stockholders and Life Storage stockholders).

Upon completion of the mergers, we estimate that former holders of Life Storage common stock will own approximately 35% of the then outstanding Extra Space common stock, based on the number of shares of Extra Space common stock outstanding as of May 23, 2023 and the number of shares of Life Storage common stock and equity-based awards outstanding as of May 23, 2023. In connection with the mergers, based on the outstanding shares of Life Storage common stock as of May 23, 2023, we anticipate that Extra Space will issue a total of approximately 76,357,546 shares of Extra Space common stock, including 76,008,255 shares of Extra Space common stock in exchange for the outstanding shares of Life Storage common stock in the company merger and up to 349,291 shares of Extra Space common stock to be issued in exchange for the Life Storage stock options, the Life Storage restricted stock, certain Life Storage performance stock units, and the Life Storage deferred stock units.

The company merger and the deemed liquidation (as defined in the section entitled “The Mergers—Material United States Federal Income Tax Consequences of the Company Merger” beginning on page 109 of this joint proxy statement/prospectus), taken together, are intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for United States federal income tax purposes, and accordingly, assuming the company merger and the deemed liquidation, taken together, so qualify, Life Storage stockholders generally will not recognize any gain or loss for United States federal income tax purposes on the surrender of their Life Storage common stock and receipt of Extra Space common stock, except with respect to cash they may receive in lieu of any fractional shares of Extra Space common stock.

Extra Space and Life Storage will each hold a special meeting of their respective stockholders on July 18, 2023 in connection with the mergers. The special meetings will be held exclusively online via live webcast and will not be held at a physical location.

At the Extra Space special meeting, Extra Space stockholders will be asked to consider and vote on a proposal to approve the issuance of shares of Extra Space common stock in connection with the company merger on the terms and conditions set forth in the merger agreement, which we refer to as the “Extra Space common stock issuance proposal.” The record date for determining the stockholders entitled to receive notice of, and to vote at, the Extra Space special meeting is May 23, 2023. The mergers cannot be completed unless Extra Space stockholders approve the Extra Space common stock issuance proposal by the affirmative vote of a majority of the votes cast by the holders of shares of Extra Space common stock on such matter.

At the special meeting of Life Storage stockholders, Life Storage stockholders will be asked to consider and vote on a proposal to approve the company merger, which we refer to as the “Life Storage merger proposal.” The record date for determining the stockholders entitled to receive notice of, and to vote at, the Life Storage special meeting is May 23, 2023. The mergers cannot be completed unless Life Storage stockholders approve the Life Storage merger proposal by the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal.

This joint proxy statement/prospectus contains important information about Extra Space, Life Storage, the mergers, the merger agreement and the Extra Space and Life Storage special meetings. This document is also a prospectus for shares of Extra Space common stock that will be issued to Life Storage stockholders and holders of Life Storage equity-based awards pursuant to the merger agreement. We encourage you to read this joint proxy statement/prospectus, the annexes and documents incorporated herein by reference carefully before voting, including the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of Extra Space or Life Storage common stock you own. Whether or not you plan to attend the Extra Space or Life Storage special meeting, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares of Extra Space or Life Storage common stock are represented at the Extra Space or Life Storage special meeting, as applicable. Please review this joint proxy statement/prospectus for more complete information regarding the mergers and the Extra Space and Life Storage special meetings.

The Extra Space board of directors unanimously recommends that the Extra Space stockholders vote FOR the Extra Space common stock issuance proposal, which approval is necessary to complete the mergers.

The Life Storage board of directors unanimously recommends that the Life Storage stockholders vote FOR the Life Storage merger proposal, which approval is necessary to complete the mergers.

Sincerely, JOSEPH D. MARGOLIS Chief Executive Officer Extra Space Storage Inc.	Sincerely, JOSEPH V. SAFFIRE Chief Executive Officer Life Storage, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the securities to be issued under this joint proxy statement/prospectus or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated June 6, 2023, and is first being mailed to Extra Space stockholders and Life Storage stockholders on or about June 7, 2023.

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 18, 2023

To the Stockholders of Extra Space Storage Inc.:

A special meeting of the stockholders of Extra Space Storage Inc., a Maryland corporation, which we refer to as “Extra Space,” will be conducted via a virtual live webcast on July 18, 2023, commencing at 9:00 a.m., Mountain Time, which we refer to as the “Extra Space special meeting.” The Extra Space special meeting will be held in a virtual format only. The link for the virtual live webcast is www.virtualshareholdermeeting.com/EXR2023SM. To be admitted to the Extra Space special meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the Extra Space special meeting by following the instructions available on the meeting website during the meeting. At the Extra Space special meeting, Extra Space stockholders will be asked to consider and vote upon the following matters:

1.

a proposal to approve the issuance of shares of Extra Space common stock, which we refer to as the “Extra Space common stock issuance proposal,” in connection with the merger of Eros Merger Sub, LLC, a newly created wholly owned subsidiary of Extra Space, which we refer to as “Extra Space Merger Sub,” with and into Life Storage, Inc., a Maryland corporation, which we refer to as “Life Storage,” with Life Storage continuing as the surviving entity (we refer to such merger as the “company merger”), pursuant to which each outstanding share of Life Storage common stock (other than shares of Life Storage common stock owned by Life Storage, Life Storage LP, Extra Space, Extra Space Storage LP, Extra Space Merger Sub, Eros OP Merger Sub, LLC or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive 0.895 of a newly issued share of Extra Space common stock, in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among Extra Space, Life Storage and the other parties thereto, which we refer to as the “merger agreement,” a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice; and

2.

a proposal to approve one or more adjournments of the Extra Space special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Extra Space common stock issuance proposal, which we refer to as the “Extra Space adjournment proposal.”

Extra Space does not expect to transact any other business at the Extra Space special meeting or any postponement or adjournment thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Extra Space special meeting. The board of directors of Extra Space, which we refer to as the “Extra Space board,” has fixed the close of business on May 23, 2023 as the record date for the determination of Extra Space’s stockholders entitled to receive notice of, and to vote at, the Extra Space special meeting and any postponements or adjournments of the Extra Space special meeting. Only holders of record of shares of Extra Space common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Extra Space special meeting.

Assuming a quorum is present, approval of the Extra Space common stock issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal. The mergers cannot be completed without the approval by Extra Space’s stockholders of the Extra Space common stock issuance proposal.

Assuming a quorum is present, approval of the Extra Space adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal.

The Extra Space board has unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement and unanimously recommends that the Extra Space stockholders vote FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Extra Space special meeting, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Extra Space special meeting. If Extra Space stockholders of record return properly executed proxies but do not indicate how their shares of Extra Space common stock should be voted on a proposal, the shares of Extra Space common stock represented by their properly executed proxy will be voted as the Extra Space board recommends and, therefore, FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal. Even if you plan to attend the Extra Space special meeting virtually, we urge you to submit your proxy as promptly as possible by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card, or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the Extra Space special meeting to ensure that your shares will be represented and voted at the Extra Space special meeting.

If your shares of Extra Space common stock are held in “street name” by your broker or other nominee, please follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of Extra Space common stock. If you do not provide voting instructions to your broker or other nominee, your broker or other nominee may not vote such shares with respect to any of the proposals being voted on at the Extra Space special meeting.

You may revoke your proxy at any time before it is exercised at the Extra Space special meeting. Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the company merger, the other transactions contemplated by the merger agreement and the Extra Space special meeting.

This notice and the enclosed joint proxy statement/prospectus are first being mailed to Extra Space stockholders on or about June 7, 2023.

By Order of the Board of Directors of Extra Space Storage Inc.,

Gwyn G. McNeal
Secretary
Salt Lake City, UT
June 6, 2023

LIFE STORAGE, INC.

6467 Main Street

Williamsville, New York 14221

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 18, 2023

To the Stockholders of Life Storage, Inc.:

A special meeting of the stockholders of Life Storage, Inc., a Maryland corporation, which we refer to as “Life Storage,” will be conducted via a virtual live webcast on July 18, 2023, commencing at 11:00 a.m., Eastern Time, which we refer to as the “Life Storage special meeting.” The Life Storage special meeting will be held in a virtual format only. The link for the virtual live webcast is www.virtualshareholdermeeting.com/LSI2023SM. To be admitted to the Life Storage special meeting, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Life Storage special meeting by following the instructions available on the meeting website during the meeting. At the Life Storage special meeting, Life Storage stockholders will be asked to consider and vote upon the following matters:

1.

a proposal to approve the merger of Eros Merger Sub, LLC with and into Life Storage, which we refer to as the “company merger,” pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among Life Storage, Life Storage LP, Extra Space Storage Inc., Extra Space Storage LP, Eros Merger Sub, LLC and Eros OP Merger Sub, LLC, which we refer to as the “merger agreement,” and the other transactions contemplated by the merger agreement, which proposal we refer to as the “Life Storage merger proposal”;

2.

a non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Life Storage in connection with the company merger and the other transactions contemplated by the merger agreement, which we refer to as the “Life Storage compensation proposal”; and

3.

a proposal to approve one or more adjournments of the Life Storage special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Life Storage merger proposal, which we refer to as the “Life Storage adjournment proposal.”

Life Storage does not expect to transact any business other than as set forth above at the Life Storage special meeting or any postponement or adjournment thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Life Storage special meeting. The board of directors of Life Storage, which we refer to as the “Life Storage board,” has fixed the close of business on May 23, 2023 as the record date for the determination of Life Storage stockholders entitled to receive notice of, and to vote at, the Life Storage special meeting and any postponements or adjournments of the Life Storage special meeting. Only holders of record of shares of Life Storage common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Life Storage special meeting.

Approval of the Life Storage merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal. If a Life Storage stockholder does not vote on the Life Storage merger proposal, it will have the same effect as a vote by such holder against the proposal. The mergers cannot be completed without the approval by Life Storage stockholders of the Life Storage merger proposal.

Assuming a quorum is present, approval of the Life Storage compensation proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Assuming a quorum is present, approval of the Life Storage adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal.

The Life Storage board has unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement and unanimously recommends that the Life Storage stockholders vote FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Life Storage special meeting, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Life Storage special meeting. If Life Storage stockholders of record return properly executed proxies but do not indicate how their shares of Life Storage common stock should be voted on a proposal, the shares of Life Storage common stock represented by their properly executed proxy will be voted as the Life Storage board recommends and, therefore, FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal. Even if you plan to attend the Life Storage special meeting virtually, we urge you to submit your proxy as promptly as possible by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card, or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the Life Storage special meeting to ensure that your shares will be represented and voted at the Life Storage special meeting.

If your shares of Life Storage common stock are held in “street name” by your broker or other nominee, please follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of Life Storage common stock. If you do not provide voting instructions to your broker or other nominee, your broker or other nominee may not vote such shares with respect to any of the proposals being voted on at the Life Storage special meeting.

You may revoke your proxy at any time before it is exercised at the Life Storage special meeting. Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the company merger, the other transactions contemplated by the merger agreement and the Life Storage special meeting.

This notice and the enclosed joint proxy statement/prospectus are first being mailed to Life Storage stockholders on or about June 7, 2023.

By Order of the Board of Directors of Life Storage, Inc.,

Alexander E. Gress
Secretary
Williamsville, NY
June 6, 2023

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Extra Space and Life Storage from other documents that are not included in or delivered with this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

Documents incorporated by reference are also available to Extra Space stockholders and Life Storage stockholders without charge upon written or oral request. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers.

Extra Space Storage Inc. 2795 East Cottonwood Parkway, Suite 300 Salt Lake City, UT 84121 Attention: Investor Relations (801) 365-1759 www.extraspace.com	Life Storage, Inc. 6467 Main Street Williamsville, NY 14221 Attention: Investor Services (716) 633-1850 www.lifestorage.com

To receive timely delivery of the requested documents in advance of the applicable special meeting, you should make your request no later than July 11, 2023.

ABOUT THIS DOCUMENT

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by Extra Space (File No. 333-272152) with the Securities and Exchange Commission, which we refer to as the “SEC,” constitutes a prospectus of Extra Space for purposes of the Securities Act of 1933, as amended, with respect to the shares of Extra Space common stock to be issued to Life Storage stockholders in exchange for shares of Life Storage common stock and to holders of Life Storage equity-based awards pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement for Extra Space and Life Storage for purposes of the Securities Exchange Act of 1934, as amended. In addition, it constitutes a notice of meeting with respect to the Extra Space and Life Storage special meetings.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated June 6, 2023. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date or the date of such incorporated information. Neither our mailing of this joint proxy statement/prospectus to Extra Space stockholders or Life Storage stockholders nor the issuance by Extra Space of shares of its common stock to Life Storage stockholders or holders of Life Storage equity-based awards pursuant to the merger agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Extra Space has been provided by Extra Space, and information contained in this joint proxy statement/prospectus regarding Life Storage has been provided by Life Storage.

i

DEFINED TERMS

The following terms are used throughout this joint proxy statement/prospectus. Unless stated otherwise, the terms set forth below, whenever used in this joint proxy statement/prospectus, have the following meanings:

•	“acquisition agreement” has the meaning set forth on page 135 of this joint proxy statement/prospectus.

•	“acquisition proposal” has the meaning set forth on page 135 of this joint proxy statement/prospectus.

•	“Aggregate Cap” has the meaning set forth on page 105 of this joint proxy statement/prospectus.

•	“BofA Securities” means BofA Securities, Inc., financial advisor to Life Storage.

•	“certificate” has the meaning set forth on page 114 of this joint proxy statement/prospectus.

•	“change in Extra Space recommendation” has the meaning set forth on page 137 of this joint proxy statement/prospectus.

•	“change in Life Storage recommendation” has the meaning set forth on page 137 of this joint proxy statement/prospectus.

•	“Citi” means Citigroup Global Markets Inc., lead financial advisor to Extra Space.

•	“closing” means the closing of the mergers.

•	“closing date” means the date on which the closing actually occurs.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Combined Company” means Extra Space and its subsidiaries after the effective time of the partnership merger.

•	“Combined Company common stock” means the common stock of Extra Space after the effective time of the partnership merger.

•	“company material adverse effect” has the meaning set forth on page 123 of this joint proxy statement/prospectus.

•	“company merger” means the merger of Extra Space Merger Sub with and into Life Storage, with Life Storage continuing as the surviving entity.

•	“company merger effective time” means the date and time the company merger becomes effective.

•

“contribution” means the contribution by Extra Space of all outstanding equity interests of the Surviving Entity to Extra Space OP in exchange for the issuance of Extra Space OP common units to Extra Space, which we refer to as the “issuance.”

•	“contribution and issuance effective time” means the date and time the contribution and issuance becomes effective.

•	“control shares” has the meaning set forth on page 163 of this joint proxy statement/prospectus.

•	“control share acquisition” has the meaning set forth on page 163 of this joint proxy statement/prospectus.

•	“Core FFO” means core funds from operations as adjusted by the respective managements of Life Storage and Extra Space.

•	“deemed liquidation” has the meaning set forth on page 111 of this joint proxy statement/prospectus.

•	“designated investment entity” has the meaning set forth on page 159 of this joint proxy statement/prospectus.

•	“DLLCA” means the Delaware Limited Liability Company Act.

•	“EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“exchange agent” means American Stock Transfer & Trust Company.

•

“exchange ratio” means the right to receive 0.895 of a share of Extra Space common stock or 0.895 Extra Space OP common units for each share of Life Storage common stock or Life Storage OP common unit, respectively.

•	“Extra Space” means Extra Space Storage Inc., a Maryland corporation.

•	“Extra Space board” means the board of directors of Extra Space.

•	“Extra Space bylaws” means the Second Amended and Restated Bylaws of Extra Space.

•	“Extra Space charter” means the Articles of Amendment and Restatement of Extra Space, as amended, supplemented and corrected from time to time.

•	“Extra Space common stock” means the common stock of Extra Space, par value $0.01 per share.

•	“Extra Space management forecasts” has the meaning set forth on page 97 of this joint proxy statement/prospectus.

•	“Extra Space Merger Sub” means Eros Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Extra Space.

•	“Extra Space OP” means Extra Space Storage LP, a Delaware limited partnership.

•	“Extra Space OP common units” means the common limited partnership interests of Extra Space OP.

•	“Extra Space OP Merger Sub” means Eros OP Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Extra Space OP.

•	“Extra Space OP partnership agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Extra Space OP, as amended from time to time.

•	“Extra Space parties” means Extra Space, Extra Space OP, Extra Space Merger Sub, and Extra Space OP Merger Sub, collectively.

•	“Extra Space recommendation” has the meaning set forth on page 137 of this joint proxy statement/prospectus.

•	“Extra Space REIT subsidiary” means any Extra Space subsidiary that qualifies as a REIT.

•	“Extra Space Selected Public Companies” has the meaning set forth on page 76 of this joint proxy statement/prospectus.

•

“Extra Space special meeting” means a special meeting of the stockholders of Extra Space conducted via a virtual live webcast at www.virtualshareholdermeeting.com/EXR2023SM on July 18, 2023, commencing at 9:00 a.m., Mountain Time.

•

“Extra Space stockholder approval” means the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on the approval of the issuance of shares of Extra Space common stock in connection with the company merger on the terms and conditions set forth in the merger agreement.

•

“Extra Space VWAP” means the volume weighted average price of Extra Space common stock for the 10 trading days immediately prior to the 2nd business day prior to the date of the company merger effective time, starting with the opening of trading on the 1st trading day of such period and ending with the closing of trading on the trading day immediately prior to the 2nd business day prior to the date of the company merger effective time, as reported by Bloomberg (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon in good faith by Extra Space and Life Storage).

v

•	“FFO” means funds from operations.

•	“GAAP” means generally accepted accounting principles as applied in the United States.

•	“Hogan Lovells” means Hogan Lovells US LLP.

•	“Innisfree” has the meaning set forth on page xvii of this joint proxy statement/prospectus.

•	“interested stockholder” has the meaning set forth on page 178 of this joint proxy statement/prospectus.

•	“interim period” has the meaning set forth on page 124 of this joint proxy statement/prospectus.

•	“intervening event” has the meaning set forth on page 138 of this joint proxy statement/prospectus.

•	“Investment Company Act” means the Investment Company Act of 1940, as amended.

•	“IRS” means the Internal Revenue Service.

•	“J.P. Morgan” means J.P. Morgan Securities LLC, financial advisor to Extra Space.

•	“Latham” means Latham & Watkins LLP.

•	“Life Storage” means Life Storage, Inc., a Maryland corporation.

•	“Life Storage board” means the board of directors of Life Storage.

•	“Life Storage bylaws” means the Amended and Restated Bylaws of Life Storage.

•	“Life Storage charter” means the Articles of Amendment and Restatement of Life Storage, as amended, supplemented and corrected from time to time.

•	“Life Storage common stock” means the common stock of Life Storage, par value $0.01 per share.

•	“Life Storage DSUs” means each deferred stock unit with respect to shares of Life Storage common stock that is issued and outstanding as of immediately prior to the company merger effective time.

•	“Life Storage OP” means Life Storage LP, a Delaware limited partnership.

•	“Life Storage OP common unit” means a limited partnership interest in Life Storage OP designated as a “Common Unit” under the Life Storage OP partnership agreement.

•

“Life Storage OP preferred units” means a limited partnership interest in Life Storage OP designated as a “4.5% Series A Preferred Limited Partnership Unit” under the Life Storage OP partnership agreement.

•	“Life Storage OP GP” means Life Storage Holdings, Inc., a Delaware corporation and the general partner of Life Storage OP.

•	“Life Storage OP partnership agreement” means the Amended and Restated Agreement of Limited Partnership of Life Storage OP, as amended from time to time.

•	“Life Storage parties” means Life Storage and Life Storage OP, collectively.

•	“Life Storage PSUs” means each performance stock unit with respect to shares of Life Storage common stock that is issued and outstanding as of immediately prior to the company merger effective time.

•	“Life Storage recommendation” has the meaning set forth on page 137 of this joint proxy statement/prospectus.

•	“Life Storage REIT subsidiary” means any Life Storage subsidiary that qualifies as a REIT.

•

“Life Storage Restricted Shares” means each share of restricted Life Storage common stock that is issued and outstanding as of immediately prior to the company merger effective time and is unvested and/or subject to a repurchase option or obligation, risk of forfeiture or other condition.

•	“Life Storage Selected Public Companies” has the meaning set forth on page 76 of this joint proxy statement/prospectus.

•

“Life Storage stockholder approval” means the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on the approval of the company merger and the other transactions contemplated by the merger agreement.

•

“Life Storage special meeting” means a special meeting of the stockholders of Life Storage conducted via a virtual live webcast at www.virtualshareholdermeeting.com/LSI2023SM on July 18, 2023, commencing at 11:00 a.m., Eastern Time.

•

“LLC Conversions” means, immediately after the company merger effective time, the collective conversions of (i) the Surviving Entity into a Maryland limited liability company and (ii) Life Storage OP GP into a Delaware limited liability company.

•	“MacKenzie” has the meaning set forth on page xvii of this joint proxy statement/prospectus.

•	“mergers” means the company merger and the partnership merger.

•

“merger agreement” means the Agreement and Plan of Merger, dated as of April 2, 2023, by and among the Extra Space parties and the Life Storage parties, as amended on May 18, 2023 and as it may be further amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.

•

“merger consideration” means 0.895 of a share of Extra Space common stock for each share of Life Storage common stock (other than shares of Life Storage common stock owned by any of the Life Storage parties, the Extra Space parties or any of their respective wholly owned subsidiaries).

•	“MGCL” means the Maryland General Corporation Law.

•	“Minority Limited Partners” means the limited partners of Life Storage OP other than Life Storage or any wholly owned subsidiary of Life Storage.

•	“new Extra Space OP common units” means the new Extra Space OP common units into which the Life Storage OP common units held by any Minority Limited Partner are converted in the partnership merger.

•	“NOI” means net operating income.

•	“notice period” has the meaning set forth on page 11 of this joint proxy statement/prospectus.

•	“NYSE” means the New York Stock Exchange.

•	“ownership limits” has the meaning set forth on page 159 of this joint proxy statement/prospectus.

•	“parent material adverse effect” has the meaning set forth on page 123 of this joint proxy statement/prospectus.

•	“partnership merger” means the merger of Extra Space OP Merger Sub with and into Life Storage OP, with Life Storage OP continuing as the surviving entity.

•	“partnership merger effective time” means the date and time the partnership merger becomes effective.

•	“Phillips Lytle” means Phillips Lytle LLP.

•	“Pro Forma Financial Statements” has the meaning set forth on page 191 of this joint proxy statement/prospectus.

•	“Qualified REIT Subsidiary” means a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.

•	“REIT” means a “real estate investment trust” within the meaning of Section 856 of the Code.

•	“SEC” means the Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“superior proposal” has the meaning set forth on page 138 of this joint proxy statement/prospectus.

•	“superior proposal notice” has the meaning set forth on page 137 of this joint proxy statement/prospectus.

•	“Surviving Entity” means Life Storage after giving effect to the company merger and the LLC Conversions.

•	“Taxable REIT Subsidiary” means a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.

•	“top-up Life Storage PSUs” has the meaning set forth on page 103 of this joint proxy statement/prospectus.

•	“Transaction Bonus Plan” has the meaning set forth on page 105 of this joint proxy statement/prospectus.

•	“United States holder” has the meaning set forth on page 110 of this joint proxy statement/prospectus.

•	“Wells Fargo Securities” means Wells Fargo Securities, LLC, financial advisor to Life Storage.

QUESTIONS AND ANSWERS

The following are answers to some questions that Extra Space stockholders and Life Storage stockholders may have regarding the proposed combination of Extra Space and Life Storage. Extra Space and Life Storage urge you to read carefully this entire joint proxy statement/prospectus, including the Annexes, and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.

Q: What is the proposed transaction?

A:

Extra Space and Life Storage have entered into a merger agreement, pursuant to which, subject to the terms and conditions set forth in the merger agreement, Extra Space will acquire Life Storage in four steps: (i) first, in the company merger, Extra Space Merger Sub will merge with and into Life Storage, with Life Storage continuing as the surviving entity and a wholly owned subsidiary of Extra Space, (ii) immediately after the company merger effective time, the LLC Conversions will be effected, (iii) immediately after the LLC Conversions, Extra Space will contribute to Extra Space OP all the outstanding equity interests of the Surviving Entity in exchange for the issuance by Extra Space OP to Extra Space of a number of newly issued partnership units in Extra Space OP equal to the number of shares of Extra Space common stock to be issued in the company merger, and (iv) thereafter, in the partnership merger, Extra Space OP Merger Sub will merge with and into Life Storage OP, with Life Storage OP continuing as the surviving entity and a wholly owned indirect subsidiary of Extra Space OP.

Q: What will happen in the proposed transaction?

A:

At the company merger effective time, each issued and outstanding share of Life Storage common stock as of immediately before the company merger effective time will be automatically converted into the right to receive the merger consideration, together with cash in lieu of fractional shares, without interest, upon the terms and subject to the conditions set forth in the merger agreement.

At the partnership merger effective time, (i) the general partner interests in Life Storage OP owned by Life Storage OP GP as of immediately prior to the partnership merger effective time will be converted into one Life Storage OP common unit, and Life Storage OP GP will continue to be the sole general partner of Life Storage OP following the partnership merger effective time, (ii) the Life Storage OP common units owned by the Surviving Entity as of immediately prior to the partnership merger effective time will be converted into 99 Life Storage OP common units, and (iii) each Life Storage OP common unit held by a Minority Limited Partner that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into 0.895 of a new validly issued Extra Space OP common unit (with each Minority Limited Partner’s Extra Space OP common units rounded up to the nearest whole Extra Space OP common unit), and each holder of such Life Storage OP common units will be admitted as a limited partner of Extra Space OP. No fractional new Extra Space OP common units will be issued.

See the section entitled “The Merger Agreement—Merger Consideration; Effects of the Mergers” beginning on page 117 of this joint proxy statement/prospectus for detailed descriptions of the merger consideration and treatment of securities. See also the section entitled “The Merger Agreement—Merger Consideration; Effects of the Mergers—Life Storage Equity-Based Awards” beginning on page 119 of this joint proxy statement/prospectus for detailed descriptions of the treatment of Life Storage equity-based awards in the mergers.

Q:	What happens if the company merger is not completed?

A:

If the company merger is not completed for any reason, Life Storage stockholders will not have their shares of Life Storage common stock exchanged for the merger consideration. Instead, each of Extra Space and Life Storage would remain a separate company.

Q:	What happens if the market price of shares of Extra Space common stock or Life Storage common stock changes before the closing of the mergers?

A:

No change will be made to the exchange ratio of 0.895 if the market price of shares of Extra Space common stock or Life Storage common stock changes before the mergers. As a result, the market value of the consideration to be received by Life Storage stockholders in the company merger and Life Storage OP unitholders in the partnership merger will increase or decrease depending on the market price of shares of Extra Space common stock at the effective time of the mergers.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

Each of the Extra Space board and the Life Storage board is using this joint proxy statement/prospectus to solicit proxies of Extra Space stockholders and Life Storage stockholders, as applicable, in connection with seeking approval of the company merger in accordance with the terms of the merger agreement, and the other transactions contemplated by the merger agreement. In addition, Extra Space is using this joint proxy statement/prospectus as a prospectus for Life Storage stockholders because Extra Space is offering shares of Extra Space common stock to be issued in connection with the company merger. The mergers cannot be completed unless the holders of Extra Space common stock vote to approve the Extra Space common stock issuance proposal and the holders of Life Storage common stock vote to approve the Life Storage merger proposal.

Extra Space and Life Storage will each hold a meeting of its respective stockholders to obtain such approval and to consider other proposals as described elsewhere in this joint proxy statement/prospectus.

This joint proxy statement/prospectus contains important information about the company merger and the other proposals being voted on at the Extra Space special meeting and the Life Storage special meeting and you should read it carefully. The enclosed voting materials allow you to authorize a proxy to vote your Extra Space common stock or Life Storage common stock, as applicable, without attending the special meeting.

Your vote is important. You are encouraged to submit your proxy as promptly as possible.

Q:	Am I being asked to vote on any other proposals at the special meetings in addition to the Extra Space common stock issuance proposal or the Life Storage merger proposal, as applicable?

A:	At the Extra Space special meeting, Extra Space stockholders will be asked to consider and vote upon the following additional proposal:

•

the Extra Space adjournment proposal — a proposal to approve one or more adjournments of the Extra Space special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Extra Space common stock issuance proposal.

At the Life Storage special meeting, Life Storage stockholders will be asked to consider and vote upon the following additional proposals:

•

the Life Storage compensation proposal — a non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Life Storage in connection with the company merger and the other transactions contemplated by the merger agreement; and

•

the Life Storage adjournment proposal — a proposal to approve one or more adjournments of the Life Storage special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Life Storage merger proposal.

x

Q:	Why are Extra Space and Life Storage proposing the mergers?

A:

Among other reasons, because if completed, the mergers are expected to provide a number of significant potential strategic opportunities and benefits, including combining two highly complementary portfolios, allowing the Combined Company to capture significant cost and revenue synergies while offering its customers exceptional service as a result of the combined portfolios. To review the reasons of the Extra Space board for the mergers in greater detail, see the section entitled “The Mergers—Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers” beginning on page 64 of this joint proxy statement/prospectus. To review the reasons of the Life Storage board for the mergers in greater detail, see the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus.

Q:	Who will be the board of directors and management of the Combined Company?

A:

The merger agreement provides that Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time. Except for the addition of the three directors designated by Life Storage to the Extra Space board, there will be no change to the members of the Extra Space board as a result of the mergers, and the directors of Extra Space as of immediately prior to the company merger effective time, together with the three additional directors designated by Life Storage, will continue to serve as the directors of the Combined Company. Kenneth M. Woolley will continue to serve as the Chairman of the Extra Space board.

The executive officers of Extra Space immediately prior to the company merger effective time will continue to serve as the executive officers of the Combined Company, with Joseph D. Margolis continuing to serve as the Chief Executive Officer of the Combined Company.

Q:	Will Extra Space and Life Storage continue to pay dividends or other distributions prior to the closing of the mergers?

A:	Yes.

The merger agreement permits Extra Space to pay (i) regular quarterly dividends on shares of Extra Space common stock at a rate not to exceed $1.62 per share of Extra Space common stock per quarter, (ii) the regular distributions that are required to be made in respect of the Extra Space OP common units in connection with any dividends paid on the shares of Extra Space common stock under the Extra Space OP partnership agreement, and (iii) distributions to the extent required for Extra Space to maintain its REIT qualification under the Code and/or to avoid or reduce the imposition of United States federal income or excise tax.

The merger agreement permits Life Storage to pay (i) regular quarterly dividends on shares of Life Storage common stock at a rate not to exceed $1.20 per share of Life Storage common stock per quarter, (ii) the regular distributions that are required to be made in respect of the Life Storage OP common units in connection with any permitted dividends paid on the shares of Life Storage common stock under the Life Storage OP partnership agreement, and (iii) distributions to the extent required for Life Storage to maintain its REIT qualification under the Code and/or to avoid or reduce the imposition of United States federal income or excise tax.

Life Storage has agreed that the record and payment dates for its quarterly dividends will be set to be the same dates as those of Extra Space. Without limiting the foregoing, the timing of quarterly dividends will be coordinated by Extra Space and Life Storage so that if either Extra Space stockholders or Life Storage stockholders receive a dividend for any particular quarter between January 1, 2023, and the partnership merger effective time, the stockholders of the other entity will also receive a dividend for that quarter between January 1, 2023 and the partnership merger effective time.

Q:	When and where are the Extra Space special meeting and the Life Storage special meeting?

A:	The special meetings will be held via virtual format only and will not be held at a physical location.

The Extra Space special meeting will be conducted via a virtual live webcast on July 18, 2023, commencing at 9:00 a.m., Mountain Time. The link for the virtual live webcast is www.virtualshareholdermeeting.com/EXR2023SM. To be admitted to the Extra Space special meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the Extra Space special meeting by following the instructions available on the meeting website during the meeting.

The Life Storage special meeting will be conducted via a virtual live webcast on July 18, 2023, commencing at 11:00 a.m., Eastern Time. The link for the virtual live webcast is www.virtualshareholdermeeting.com/LSI2023SM. To be admitted to the Life Storage special meeting, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Life Storage special meeting by following the instructions available on the meeting website during the meeting.

Q:	How can I vote my shares without virtually attending my company’s special meeting?

A:	Extra Space. If you are a holder of record of Extra Space common stock as of the record date for the Extra Space special meeting, you may vote by proxy by:

•

Telephone or via the Internet. This joint proxy statement/prospectus is accompanied by a proxy card with instructions for submitting voting instructions. Extra Space stockholders may authorize a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Shares will be voted as directed by Extra Space stockholders in the same manner as if such Extra Space stockholder had completed, signed, dated and returned a proxy card, as described below.

•	Mail: Extra Space stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

If you hold Extra Space common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at your special meeting.

Life Storage. If you are a holder of record of Life Storage common stock as of the record date for the Life Storage special meeting, you may vote by proxy by:

•

Telephone or via the Internet. This joint proxy statement/prospectus is accompanied by a proxy card with instructions for submitting voting instructions. Life Storage stockholders may authorize a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Shares will be voted as directed by Life Storage stockholders in the same manner as if such Life Storage stockholder had completed, signed, dated and returned a proxy card, as described below.

•	Mail: Life Storage stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

If you hold shares of Life Storage common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at your special meeting.

Q:	Who can vote at the Extra Space special meeting and the Life Storage special meeting?

A:

All holders of record of Extra Space common stock as of the close of business on May 23, 2023, the record date for determining stockholders entitled to notice of and to vote at the Extra Space special meeting, are entitled to receive notice of and to vote at the Extra Space special meeting. As of the close of business on the record date, there were 135,049,081 shares of Extra Space common stock outstanding and entitled to vote at the Extra Space special meeting, held by approximately 504 holders of record. Each outstanding share of Extra Space common stock is entitled to one vote on each proposal presented at the Extra Space special meeting.

All holders of record of Life Storage common stock as of the close of business on May 23, 2023, the record date for determining stockholders entitled to notice of and to vote at the Life Storage special meeting, are entitled to receive notice of and to vote at the Life Storage special meeting. As of the close of business on the record date, there were 85,093,805 shares of Life Storage common stock outstanding and entitled to vote at the Life Storage special meeting, held by approximately 453 holders of record. Each outstanding share of Life Storage common stock is entitled to one vote on each proposal presented at the Life Storage special meeting.

Q:	What constitutes a quorum?

A:

For the Extra Space special meeting, to constitute a quorum, there must be present in person or by proxy holders of Extra Space common stock entitled to cast a majority of all the votes entitled to be cast at the Extra Space special meeting. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the Extra Space special meeting. If your shares are held in “street name” by your broker or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Extra Space special meeting.

For the Life Storage special meeting, to constitute a quorum, there must be present in person or by proxy holders of Life Storage common stock entitled to cast a majority of all the votes entitled to be cast at the Life Storage special meeting. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the Life Storage special meeting. If your shares are held in “street name” by your broker or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Life Storage special meeting.

Q:	What vote is required to approve the proposals?

A:	The proposals to be voted upon at the Extra Space special meeting and the Life Storage special meeting require the following votes in order to be approved:

Extra Space special meeting proposals:

•	Approval of the Extra Space common stock issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Extra Space common stock on such proposal.

•	Approval of the Extra Space adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Extra Space common stock on such proposal.

Life Storage special meeting proposals:

•	Approval of the Life Storage merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal.

•	Approval of the Life Storage compensation proposal requires the affirmative vote of a majority of the votes cast on such proposal.

•	Approval of the Life Storage adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Q:	How does each of the Extra Space board and the Life Storage board recommend that Extra Space stockholders and Life Storage stockholders, respectively, vote on the proposals?

A:	Each of the Extra Space board and Life Storage board has unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

The Extra Space board recommends that Extra Space stockholders vote FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal. For a more complete description of the recommendation of the Extra Space board, see the section entitled “The Mergers—Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers” beginning on page 64 of this joint proxy statement/prospectus.

The Life Storage board recommends that Life Storage stockholders vote FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal. For a more complete description of the recommendation of the Life Storage board, see the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus.

Q:	Do any of Life Storage’s directors or executive officers have interests in the mergers that may differ from those of Life Storage stockholders?

A:

Certain of Life Storage’s directors and executive officers have interests in the mergers that are different from, or in addition to, their interests as Life Storage stockholders. The members of the Life Storage board were aware of and considered such Life Storage directors’ and executive officers’ interests, among other matters, in evaluating the merger agreement and the mergers, and in recommending that Life Storage stockholders vote FOR the Life Storage merger proposal.

For a description of these interests, see the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers” beginning on page 102 of this joint proxy statement/prospectus.

Q:	Are there any conditions to closing of the mergers that must be satisfied for the mergers to be completed?

A:

In addition to the approval of the Extra Space stockholders of the Extra Space common stock issuance proposal and the approval of the Life Storage stockholders of the Life Storage merger proposal, there are a number of customary conditions that must be satisfied or waived for the mergers to be consummated. For a description of all the conditions to the mergers, see the section entitled “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 143 of this joint proxy statement/prospectus.

Q:	Are there risks associated with the mergers that I should consider in deciding how to vote?

A:

Yes. There are a number of risks related to the mergers that are discussed in this joint proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

Q:	If I do not vote for a proposal, what effect will that have?

A:

If you are an Extra Space stockholder, failure to vote, abstentions and broker non-votes will have no effect on the Extra Space common stock issuance proposal or the Extra Space adjournment proposal, in each case assuming a quorum is present.

If you are a Life Storage stockholder, failure to vote, abstentions and broker non-votes will have the same effect as votes AGAINST the Life Storage merger proposal. Failure to vote, abstentions and broker non-votes will have no effect on the Life Storage compensation proposal or the Life Storage adjournment proposal, in each case assuming a quorum is present.

Q:	Will my rights as a stockholder of Extra Space change as a result of the mergers?

A:

No. The governing documents of Extra Space that are in effect immediately prior to the company merger effective time will remain in effect following the company merger effective time. Therefore, the rights of legacy Extra Space stockholders will not change as a result of the mergers, except insofar as such stockholders face a risk of dilution, as described in the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

Q:	Will my rights as a stockholder of Life Storage change as a result of the mergers?

A:

Yes. Life Storage stockholders will have different rights following the company merger effective time due to the differences between the governing documents of Extra Space and Life Storage. For more information regarding the differences in stockholder rights, see the section entitled “Comparison of Rights of the Extra Space Stockholders and the Life Storage Stockholders” beginning on page 168 of this joint proxy statement/prospectus.

Q:	When are the mergers expected to be completed?

A:

If Extra Space stockholders approve the Extra Space common stock issuance proposal and Life Storage stockholders approve the Life Storage merger proposal and if the other conditions to closing the mergers are satisfied or waived, it is currently expected that the mergers will be completed in the second half of 2023. However, there is no guarantee that the conditions to the mergers will be satisfied or that the mergers will close.

Q:	What are the material United States federal income tax consequences to United States holders of the mergers?

A:

The company merger and the deemed liquidation, taken together, are intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the company merger and the deemed liquidation, taken together, qualify as a reorganization, United States holders of shares of Life Storage common stock generally will not recognize gain or loss for United States federal income tax purposes upon the receipt of Extra Space common stock in exchange for shares of Life Storage common stock in connection with the company merger, except with respect to cash received in lieu of fractional shares of Extra Space common stock. Holders of shares of Life Storage common stock should read the discussion in the section entitled “The Mergers—Material United States Federal Income Tax Consequences of the Company Merger” beginning on page 109 of this joint proxy statement/prospectus and consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-United States income and other tax laws) of the mergers.

Q.	What happens if the Life Storage compensation proposal is not approved?

A.

Approval of the Life Storage compensation proposal is not a condition to completion of the mergers. Because the vote regarding merger-related compensation is advisory only, it will not be binding on either Life Storage or Extra Space regardless of whether the mergers are completed. Accordingly, if the mergers are completed, the merger-related compensation will become payable in connection with the mergers and, if applicable, a qualifying termination of employment, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the non-binding advisory proposal.

Q:	Are Extra Space stockholders or Life Storage stockholders entitled to appraisal or dissenters’ rights?

A:

No. Extra Space stockholders and Life Storage stockholders are not entitled to exercise appraisal or dissenters’ rights in connection with the mergers. See the section entitled “The Merger Agreement—Merger Consideration; Effects of the Mergers—Dissenters’ Rights” beginning on page 119 of this joint proxy statement/prospectus for more information.

Q:	What do I need to do now?

A:

After you have carefully read this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed preaddressed postage-paid envelope or, if available, by submitting your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of Extra Space common stock or Life Storage common stock, as applicable, will be represented and voted at the Extra Space special meeting or the Life Storage special meeting, respectively. Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you. The method by which you submit a proxy will in no way limit your right to vote at the Extra Space special meeting or the Life Storage special meeting, as applicable, if you later decide to attend the meeting virtually. However, if your Extra Space common stock or Life Storage common stock, as applicable, is held in the name of a broker or other nominee, you must follow the directions provided by your broker or other nominee regarding how to vote your shares of Extra Space common stock or Life Storage common stock at the Extra Space special meeting or the Life Storage special meeting, as applicable.

Q:	How will my proxy be voted?

A:

All shares of Extra Space common stock or Life Storage common stock, as applicable, entitled to vote and represented by properly completed proxies received prior to the Extra Space special meeting or the Life Storage special meeting, respectively, and not revoked, will be voted at such applicable special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your Extra Space common stock or Life Storage common stock should be voted on a matter, the Extra Space or Life Storage common stock represented by your proxy, as applicable, will be voted as the Extra Space board or the Life Storage board, respectively, recommends and, therefore:

At the Extra Space special meeting: FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal.

At the Life Storage special meeting: FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal.

Q:	If I am a Life Storage stockholder, should I send in my Life Storage common stock certificates now?

A:

No. Please do not send in your Life Storage common stock certificates with your proxy. After the completion of the mergers, the exchange agent will send you instructions for exchanging Life Storage stock certificates for the merger consideration.

Q:	What should I do if I hold my shares of Life Storage common stock in book-entry form?

A:

You are not required to take any special additional actions if your shares of Life Storage common stock are not represented by a certificate and are instead held in book-entry form. After the completion of the company merger, the exchange agent will send you instructions for converting your book-entry shares into the merger consideration, including shares of Extra Space common stock in book-entry form and any cash to be paid instead of fractional shares in the company merger.

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?

A:

Yes. You may revoke your proxy or change your vote at any time before your proxy is exercised at the Extra Space special meeting or the Life Storage special meeting, as applicable. If you are a holder of record, you can do this in any of the three following ways:

•

by sending a written notice to the Corporate Secretary of Extra Space or Life Storage, as applicable, in time to be received before the Extra Space special meeting or the Life Storage special meeting, as applicable, stating that you would like to revoke your proxy;

•

by completing, signing and dating another proxy card and returning it by mail in time to be received before the Extra Space special meeting or the Life Storage special meeting, as applicable, or by submitting a later-dated proxy by telephone or via the Internet, in which case your later-dated proxy will be recorded and your earlier proxy revoked; or

•

by virtually attending the Extra Space special meeting or the Life Storage special meeting, as applicable, and voting in person. Simply attending the Extra Space special meeting or the Life Storage special meeting, as applicable, without voting will not revoke your proxy or change your vote.

If your Extra Space common stock or Life Storage common stock, as applicable, is held in an account at a broker or other nominee and you desire to change your vote or vote virtually, you should contact your broker or other nominee for instructions on how to do so.

Q:	What does it mean if I receive more than one set of voting materials for the Extra Space special meeting or the Life Storage special meeting, as applicable?

A:

You may receive more than one set of voting materials for the Extra Space special meeting or the Life Storage special meeting, as applicable, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Extra Space common stock or Life Storage common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your Extra Space common stock or Life Storage common stock, as applicable. If you are a holder of record and your Extra Space common stock or Life Storage common stock, as applicable, is registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or via the Internet.

Q:	Will proxy solicitors be used?

A:

Yes. Extra Space has engaged MacKenzie Partners, Inc., which we refer to as “MacKenzie,” and Life Storage has engaged Innisfree M&A Incorporated, which we refer to as “Innisfree,” to assist in the solicitation of proxies for the Extra Space special meeting and Life Storage special meeting, respectively. Extra Space estimates it will pay MacKenzie a fee of approximately $25,000. Life Storage will pay Innisfree reasonable and customary compensation, including a $75,000 retainer fee covering the first month of services and $40,000 per month thereafter. Each of Extra Space and Life Storage has also agreed to reimburse MacKenzie and Innisfree, respectively, for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation. In addition to mailing proxy solicitation material, Extra Space’s and Life Storage’s respective directors, officers and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to Extra Space’s or to Life Storage’s respective directors, officers or employees for such services.

Q:	What if I have technical difficulties or trouble accessing the virtual live webcast for the Extra Space special meeting or the Life Storage special meeting?

A:

If you encounter any difficulties accessing the virtual live webcast for the Extra Space special meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting website log-in page at www.virtualshareholdermeeting.com/EXR2023SM for the Extra Space special meeting.

If you encounter any difficulties accessing the virtual live webcast for the Life Storage special meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting website log-in page at www.virtualshareholdermeeting.com/LSI2023SM for the Life Storage special meeting.

Q:	Who can answer my questions?

A:

If you have any questions about the mergers or how to submit your proxy or need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, UT 84121

Attention: Investor Relations

(801) 365-1759

Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Call toll-free at:

(800) 322-2885

Or

Email: proxy@mackenziepartners.com

Life Storage, Inc.

6467 Main Street

Williamsville, NY 14221

Attention: Investor Services

(716) 633-1850

Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders may call toll-free at:

(877) 825-8793

Banks/Brokers may call collect at:

(212) 750-5833

SUMMARY

The following summary highlights some of the information contained in this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the merger agreement, the mergers and the other transactions contemplated by the merger agreement, Extra Space and Life Storage encourage you to read carefully this entire joint proxy statement/prospectus, including the attached Annexes and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the mergers and the Extra Space and Life Storage special meetings. See also the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Parties to the Merger

Extra Space Storage Inc. and Extra Space Storage LP (See page 33)

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(801) 365-4600

Extra Space is a fully integrated, self-administered and self-managed real estate investment trust formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire, develop and redevelop self-storage properties. Extra Space closed its initial public offering on August 17, 2004.

Extra Space was formed in 2004 to continue the business of Extra Space Storage LLC and its subsidiaries, which had engaged in the self-storage business since 1977. As of December 31, 2022, Extra Space owned and/or operated 2,338 self-storage properties in 41 states and Washington, D.C., comprising approximately 176.1 million square feet of net rentable space in approximately 1.6 million units.

Extra Space operates in two distinct segments: (1) self-storage operations; and (2) tenant reinsurance. Extra Space’s self-storage operations activities include rental operations of wholly-owned self-storage properties. Tenant reinsurance activities include the reinsurance of risks relating to the loss of goods stored by tenants in Extra Space’s self-storage properties.

Substantially all of Extra Space’s business is conducted through Extra Space OP. Extra Space’s primary assets are general partner and limited partner interests in Extra Space OP. This structure is commonly referred to as an umbrella partnership REIT, or UPREIT. Extra Space has elected to be taxed as a REIT under the Code. To the extent Extra Space continues to qualify as a REIT, Extra Space will not be subject to United States federal tax, with certain exceptions, on Extra Space’s net taxable income that is distributed to its stockholders.

Extra Space’s primary business objectives are to maximize cash flow available for distribution to Extra Space’s stockholders and to achieve sustainable long-term growth in cash flow per share in order to maximize long-term stockholder value both at acceptable levels of risk. Extra Space continues to evaluate a range of growth initiatives and opportunities.

Extra Space common stock is listed on the NYSE, trading under the symbol “EXR.” Extra Space’s principal corporate offices are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121; its telephone number is (801) 365-4600.

Extra Space Merger Sub (See page 33)

Extra Space Merger Sub, a wholly owned subsidiary of Extra Space, is a Delaware limited liability company organized on March 31, 2023 for the purpose of effecting the company merger. Extra Space Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Extra Space Merger Sub are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

Extra Space OP Merger Sub (See page 34)

Extra Space OP Merger Sub, a wholly owned subsidiary of Extra Space OP, is a Delaware limited liability company organized on March 31, 2023 for the purpose of effecting the partnership merger. Extra Space OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Extra Space OP Merger Sub are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

Life Storage, Inc. and Life Storage LP (See page 34)

6467 Main Street

Williamsville, NY 14221

Attention: Investor Services

Life Storage is a fully integrated, self-administered and self-managed REIT that acquires and manages self-storage properties throughout the United States. Headquartered in Buffalo, New York, Life Storage employs over 2,500 people and operates over 1,210 self-storage facilities encompassing over 88 million square feet in 37 states and the District of Columbia. Life Storage’s common stock is publicly traded on the NYSE under the symbol “LSI.” Life Storage OP is the primary operating subsidiary of Life Storage. As of March 31, 2023, Life Storage directly or indirectly, through its ownership of Life Storage OP GP, owned approximately 97.9% of the ownership interests of Life Storage OP, assuming conversion of the Life Storage OP preferred units as of such date (all of which were converted into Life Storage OP common units subsequent to March 31, 2023). The remaining 2.1% of the limited partnership interests are owned by unaffiliated third parties. Life Storage OP GP, a wholly-owned subsidiary of Life Storage, is the sole general partner of Life Storage OP. As the owner of the sole general partner of Life Storage OP, Life Storage has full and complete authority over Life Storage OP’s day-to-day operations and management. Life Storage does not have significant assets other than its investment in Life Storage OP.

The Combined Company (See page 34)

References to the Combined Company are to Extra Space after the partnership merger effective time. The Combined Company will continue to be named “Extra Space Storage Inc.” and will be a Maryland corporation. The Combined Company after the completion of the mergers is expected to have a total equity market capitalization of approximately $32.8 billion (based on the closing price of Extra Space common stock on May 22, 2023 of $148.65 per share). The Combined Company will represent the largest storage operation in the country with over 3,500 locations, over 264 million square feet and serving over two million customers.

The business of the Combined Company will be operated through Extra Space OP. Extra Space will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of Extra Space OP.

The common stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol “EXR.”

The Combined Company’s principal executive offices will continue to be located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, and its telephone number will be (801) 365-4600.

The Mergers

The Merger Agreement (See page 116)

The Extra Space parties and the Life Storage parties have entered into the merger agreement, including the First Amendment thereto, attached as Annex A to this joint proxy statement/prospectus, which is incorporated herein by reference. Extra Space and Life Storage encourage you to carefully read the merger agreement in its entirety because it is the principal document governing the mergers and the other transactions contemplated by the merger agreement.

The merger agreement provides that the closing of the mergers will take place at the offices of Hogan Lovells, Columbia Square, 555 13th St NW, Washington, DC 20004 on the second business day following the date on which the last of the conditions to the closing of the mergers has been satisfied or waived (other than those conditions that by their terms are required to be satisfied at the closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the closing), unless otherwise agreed by the Extra Space parties and the Life Storage parties.

The Mergers (See page 48)

Upon the terms and subject to the conditions set forth in the merger agreement, Life Storage and Extra Space will combine through a multi-step process:

•	first, in the company merger, Extra Space Merger Sub will merge with and into Life Storage, with Life Storage continuing as the surviving entity and a wholly owned subsidiary of Extra Space;

•	thereafter, the surviving entity in the company merger will be converted into a Maryland limited liability company and Life Storage OP GP will be converted into a Delaware limited liability company;

•

thereafter, in the contribution and issuance, Extra Space will cause all the outstanding equity interests of the Surviving Entity to be contributed to Extra Space OP in exchange for the issuance by Extra Space OP to Extra Space of a number of newly issued partnership units in Extra Space OP equal to the number of shares of Extra Space common stock to be issued in the company merger; and

•

thereafter, in the partnership merger, Extra Space OP Merger Sub will merge with and into Life Storage OP with Life Storage OP continuing as the surviving entity and a wholly owned indirect subsidiary of Extra Space OP.

Upon the consummation of the company merger described above, the separate existence of Extra Space Merger Sub will cease. Upon completion of the partnership merger described above, the separate existence of Extra Space OP Merger Sub will cease.

Merger Consideration (See page 117)

In the company merger, each share of Life Storage common stock issued and outstanding immediately prior to the company merger effective time will automatically be converted into 0.895 of a newly issued share of Extra Space common stock, without interest, plus the right, if any, to receive cash in lieu of fractional shares of Extra Space common stock into which such shares of Life Storage common stock would have been converted pursuant to the merger agreement. In the partnership merger, each Life Storage OP common unit that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into 0.895 of a new validly issued Extra Space OP common unit (with each Minority Limited Partner’s Extra Space OP common units rounded up to the nearest whole Extra Space OP common unit).

Recommendation of the Extra Space Board of Directors (See page 36)

The Extra Space board has unanimously approved the merger agreement, the mergers and the other transactions contemplated thereby. The Extra Space board made its determination after consultation with its legal and financial advisors and consideration of numerous factors.

The Extra Space board unanimously recommends that the Extra Space stockholders vote FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal.

Recommendation of the Life Storage Board of Directors (See page 42)

The Life Storage board has unanimously approved the merger agreement, the mergers and the other transactions contemplated thereby. The Life Storage board made its determination after consultation with its legal and financial advisors and consideration of numerous factors.

The Life Storage board unanimously recommends that the Life Storage stockholders vote FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR  the Life Storage adjournment proposal.

The Extra Space Special Meeting (See page 36)

Extra Space has agreed to hold a special meeting for the purpose of voting upon the approval of the issuance of Extra Space common stock in connection with the company merger and other related matters. The Extra Space board recommends that the Extra Space stockholders approve the Extra Space common stock issuance proposal and the Extra Space board has agreed to use its reasonable best efforts to solicit the approval of the Extra Space common stock issuance proposal at the Extra Space special meeting. The Extra Space special meeting will be held on July 18, 2023, commencing at 9:00 a.m., Mountain Time, at the following link: www.virtualshareholdermeeting.com/EXR2023SM. The Extra Space special meeting will be held via virtual format only and will not be held at a physical location. To be admitted to the Extra Space special meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the Extra Space special meeting by following the instructions available on the meeting website during the meeting.

At the Extra Space special meeting, the Extra Space stockholders will be asked to consider and vote upon the following matters:

1. the Extra Space common stock issuance proposal; and

2. the Extra Space adjournment proposal.

Assuming a quorum is present, approval of the Extra Space common stock issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal.

Assuming a quorum is present, approval of the Extra Space adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal.

At the close of business on the record date, directors and executive officers of Extra Space were entitled to vote 2,091,581 shares of Extra Space common stock, or approximately 1.55% of the Extra Space common stock issued and outstanding on that date. Extra Space currently expects that all Extra Space directors and executive officers will vote their shares of Extra Space common stock in favor of the proposal to approve the issuance of Extra Space common stock in connection with the company merger on the terms and conditions set forth in the merger agreement as well as the other proposals to be considered at the Extra Space special meeting, although none of them is contractually obligated to do so.

Your vote as an Extra Space stockholder is very important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Extra Space special meeting virtually.

The Life Storage Special Meeting (See page 42)

Life Storage has agreed to hold a special meeting for the purpose of voting upon the approval of the company merger and the other transactions contemplated by the merger agreement. The Life Storage board has agreed to recommend that the Life Storage stockholders approve the Life Storage merger proposal and to use its reasonable best efforts to solicit the approval of the Life Storage merger proposal at the Life Storage special meeting. The Life Storage special meeting will be held on July 18, commencing at 11:00 a.m., Eastern Time, at the following link: www.virtualshareholdermeeting.com/LSI2023SM. The Life Storage special meeting will be held in a virtual format only. To be admitted to the Life Storage special meeting, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Life Storage special meeting by following the instructions available on the meeting website during the meeting.

At the Life Storage special meeting, the Life Storage stockholders will be asked to consider and vote upon the following matters:

1. the Life Storage merger proposal;

2. the Life Storage compensation proposal; and

3. the Life Storage adjournment proposal.

Assuming a quorum is present, approval of the Life Storage merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal.

Assuming a quorum is present, approval of the Life Storage compensation proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Assuming a quorum is present, approval of the Life Storage adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal.

At the close of business on the record date, directors and executive officers of Life Storage were entitled to vote 335,933 shares of Life Storage common stock, or approximately 0.4% of the Life Storage common stock issued and outstanding on that date. Life Storage currently expects that all Life Storage directors and executive officers will vote their shares of Life Storage common stock in favor of the Life Storage merger proposal as well as the other proposals to be considered at the Life Storage special meeting, although none of them is contractually obligated to do so.

Your vote as a Life Storage stockholder is very important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Life Storage special meeting virtually.

Opinion of Extra Space’s Financial Advisor (See page 71 and Annex B)

Extra Space has engaged Citi to act as its financial advisor in connection with the proposed transaction. In connection with Citi’s engagement, the Extra Space board requested that Citi evaluate the fairness, from a financial point of view, to Extra Space of the exchange ratio provided for pursuant to the merger agreement. On April 2, 2023, at a meeting of the Extra Space board held to evaluate the proposed transaction, Citi rendered an oral opinion, confirmed by delivery of a written opinion, dated April 2, 2023, to the Extra Space board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Extra Space.

The full text of Citi’s written opinion, dated April 2, 2023, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Citi’s opinion was provided for the information of the Extra Space board (in its capacity as such) in connection with its evaluation of the fairness of the exchange ratio from a financial point of view, as of the date of the opinion, to Extra Space and did not address any other transactions or any terms (other than the exchange ratio to the extent expressly specified therein) or other aspects or implications of the mergers. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Extra Space to effect the mergers or any other transactions, the relative merits of the mergers or any other transactions as compared to any alternative business strategies that might exist for Extra Space or the effect of any other transaction in which Extra Space might engage. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed transaction, any other transactions or otherwise.

Extra Space has agreed to pay Citi for its services in connection with the proposed transaction an aggregate fee of $18.0 million, of which $2.0 million was payable upon delivery of Citi’s opinion and $16.0 million is payable contingent upon consummation of the mergers. In addition, Extra Space agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.

For more information, see the section entitled “The Mergers—Opinion of Extra Space’s Financial Advisor” beginning on page 71 of this joint proxy statement/prospectus and Annex B to this joint proxy statement/prospectus.

Opinions of Life Storage’s Financial Advisors (See page 79 and Annexes C and D)

Opinion of Wells Fargo Securities

Life Storage retained Wells Fargo Securities as the financial advisor to the Life Storage board in connection with the mergers. At the meeting of the Life Storage board on April 2, 2023, Wells Fargo Securities rendered its oral opinion to the Life Storage board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in preparing its opinion, the exchange ratio in the company merger was fair, from a financial point of view, to the holders of Life Storage common stock. Wells Fargo Securities subsequently confirmed this oral opinion by delivering its written opinion to the Life Storage board, dated April 2, 2023.

The full text of the written opinion of Wells Fargo Securities, dated April 2, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Stockholders of Life Storage are urged to read the opinion in its entirety. Wells Fargo Securities’ written opinion was addressed to the Life Storage board (in its capacity as such) in connection with and for the purposes of its evaluation of the transaction, was directed only to the fairness, from a financial point of view, to the holders of Life Storage common stock of the exchange ratio in the company merger and did not address any other aspect of the transaction. The opinion does not constitute a recommendation to any stockholder of Life Storage as to how such stockholder should vote with respect to the transaction or any other matter.

For more information, see the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of Wells Fargo Securities” beginning on page 79 of this joint proxy statement/prospectus and Annex C to this joint proxy statement/prospectus.

Opinion of BofA Securities

In connection with the mergers, BofA Securities, Life Storage’s financial advisor, delivered to the Life Storage board an oral opinion on April 2, 2023, which was confirmed by delivery of a written opinion, dated April 2, 2023, as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the company merger to the holders of Life Storage common stock (other than shares of Life Storage common stock held by Extra Space, Life Storage or any of their respective subsidiaries). The full text of the written opinion, dated April 2, 2023, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Life Storage board (in its capacity as such) for the benefit and use of the Life Storage board in connection with and for purposes of its evaluation of the exchange ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the transaction and no opinion or view was expressed as to the relative merits of the transaction in comparison to other strategies or transactions that might be available to Life Storage or in which Life Storage might engage or as to the underlying business decision of Life Storage to proceed with or effect the mergers. BofA Securities’ opinion does not address any other aspect of the transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed transactions or any related matter.

For more information, see the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities” beginning on page 87 of this joint proxy statement/prospectus and Annex D to this joint proxy statement/prospectus.

Treatment of Outstanding Life Storage Equity-Based Awards (See page 103)

Life Storage Restricted Shares

Each Life Storage Restricted Share award that is issued and outstanding as of immediately prior to the company merger effective time will vest in full and will, as of the company merger effective time, automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number of Life Storage Restricted Shares subject to such award issued and outstanding as of immediately prior to the company merger effective time, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding).

Life Storage PSUs

Each Life Storage PSU that is outstanding as of immediately prior to the company merger effective time will vest with respect to a number of shares of Life Storage common stock determined based on the actual achievement of the applicable performance conditions over the truncated performance period ending on the closing date and will automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number of shares of Life Storage common stock that vested in accordance with the foregoing, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding).

Life Storage DSUs

Each Life Storage DSU that is issued and outstanding as of immediately prior to the company merger effective time will vest in full and will, as of the company merger effective time, automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number Life Storage DSUs issued and outstanding as of immediately prior to the company merger effective time, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding). However, to the extent that such payments cannot be paid at the time specified in the previous sentence without causing the imposition of additional taxes and penalties under Section 409A of the Code, such payments shall instead be paid at the earliest time after the company merger effective time that would not result in the imposition of such taxes and penalties.

Life Storage Stock Options

Not later than twenty days prior to the company merger effective time, Life Storage will provide written notice to each holder of an outstanding and unexercised option to purchase shares of Life Storage common stock, and each such holder will have at least fifteen days prior to the closing date to exercise such options. Each option that is outstanding and unexercised as of immediately prior to the company merger effective time, whether vested or unvested, will automatically be cancelled in exchange for no consideration as of the company merger effective time.

Directors and Management of the Combined Company Following the Mergers (See page 117)

The merger agreement provides that Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time. Except for the addition of the three directors designated by Life Storage to the Extra Space board, there will be no change to the members of the Extra Space board or executive officers as a result of the mergers. Kenneth M. Woolley will continue to serve as Chairman of the Extra Space board, and Joseph D. Margolis will continue to serve as Extra Space’s Chief Executive Officer.

Interests of Life Storage’s Directors and Executive Officers in the Mergers (See page 102)

In considering the recommendation of the Life Storage board to vote in favor of the proposal to approve the company merger and the other transactions contemplated by the merger agreement, Life Storage stockholders should be aware that certain of Life Storage’s directors and executive officers have interests in the mergers that are different from, or in addition to, the interests of Life Storage stockholders generally, including accelerated vesting and other treatment of outstanding Life Storage equity-based awards in connection with the company merger, potential severance payments and benefits, potential retention or transaction bonus payments, potential appointment to the Extra Space board, and rights to ongoing indemnification and insurance coverage. The members of the Life Storage board were aware of and considered such Life Storage directors’ and executive officers’ interests, among other matters, in evaluating the merger agreement and the mergers, in reaching their decision to approve the merger agreement and the transactions contemplated by the merger agreement (including the mergers), and in recommending that Life Storage stockholders approve the company merger and the other transactions contemplated by the merger agreement.

Listing of Extra Space Common Stock; Delisting and Deregistration of Life Storage Common Stock (See page 115)

It is a condition to each party’s obligation to complete the mergers that the shares of Extra Space common stock to be issued in connection with the company merger be approved for listing on the NYSE, subject to official notice of issuance. Extra Space has agreed to use its commercially reasonable efforts to have the application for the listing of the Extra Space common stock accepted by the NYSE as promptly as practicable. After the company merger is completed, the Life Storage common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Stockholder Dissenters’ Rights in the Mergers (See page 119)

No dissenters’ or appraisal rights will be available with respect to the mergers or the other transactions contemplated by the merger agreement.

Expected Timing of the Mergers

The parties expect the mergers to be completed in the second half of 2023. Neither Extra Space nor Life Storage can predict the actual date on which the mergers will be completed, or if the mergers will be completed at all, because completion of the mergers is subject to conditions and factors outside of the control of both companies, including the approval of the issuance of Extra Space common stock in connection with the company merger by the Extra Space stockholders, the approval of the company merger by the Life Storage stockholders and the satisfaction of certain other closing conditions.

Conditions to Completion of the Mergers (See page 143)

The respective obligations of each of the Extra Space parties and the Life Storage parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain customary conditions, including, among others, the approval of the company merger by the Life Storage stockholders, the approval of the issuance of Extra Space common stock in connection with the company merger by the Extra Space stockholders, the absence of any legal prohibitions, listing of Extra Space common stock, delivery of certain tax opinions, the accuracy of the other parties’ representations and warranties (subject to customary materiality qualifiers), and compliance by the other parties with their respective obligations under the merger agreement (subject to customary materiality qualifiers).

Neither Life Storage nor Extra Space can be certain when, or if, the conditions to the completion of the mergers will be satisfied or waived, or that the mergers will be effected. See the section entitled “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 143 of this joint proxy statement/prospectus for more information.

Regulatory Approvals Required for the Mergers (See page 109)

Extra Space and Life Storage are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement, other than filings of applicable certificates or articles of merger with respect to the mergers with the Delaware Secretary of State and the State Department of Assessments and Taxation of Maryland.

No Solicitation of Acquisition Proposals (See page 135)

The merger agreement provides that each of Extra Space and Life Storage will not, and will cause its subsidiaries and its and their respective officers and directors not to, and will instruct and use its reasonable best efforts to cause its and their respective other affiliates, officers, directors, employees, consultants, investment bankers, financial advisors, attorneys, accountants and other representatives retained by such person or entity not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any nonpublic information or data concerning Life Storage or Extra Space to any third party in connection with an acquisition proposal or any inquiries, proposals, indications of interest or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal;

•

approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar definitive agreement relating to any acquisition proposal; or

•	propose or agree to do any of the foregoing.

Additionally, each of Extra Space and Life Storage will, and will cause its subsidiaries and their respective officers and directors to, and will instruct and use its reasonable best efforts to cause its and its respective subsidiaries’ other representatives to:

•	cease immediately and terminate solicitations, discussions, negotiations or communications with any third party that may be ongoing with any third party with respect to any acquisition proposal; and

•	terminate any such third party’s access to data rooms.

Notwithstanding the above restrictions, under certain circumstances, and to the extent that the Extra Space board or the Life Storage board, as applicable, concludes in good faith (after consultation with outside legal counsel and financial advisors) that an acquisition proposal either constitutes or would reasonably be expected to lead to a superior proposal and that failure to do so would reasonably be expected to be inconsistent with their duties under applicable law, Extra Space and Life Storage, as applicable, may, prior to the Extra Space special meeting or the Life Storage special meeting, respectively, engage in, enter into or otherwise participate in discussions and negotiations with, and furnish non-public information to, any person in response to an unsolicited, bona fide written acquisition proposal made after the date of the merger agreement that did not result from a material breach of the merger agreement.

See the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Acquisition Proposals” beginning on page 135 of this joint proxy statement/prospectus for more information.

No Change of Board Recommendation; No Entry into Alternative Transactions (See page 135)

Prior to the receipt of the Extra Space stockholder approval, the Extra Space board may make a change in Extra Space recommendation, and prior to the Life Storage stockholder approval, the Life Storage board may make a change in Life Storage recommendation, in each case (as applicable), if and only if:

•

(i) an unsolicited bona fide written acquisition proposal (provided that the acquisition proposal did not result from a material breach by the applicable party of the non-solicitation covenant and covenants restricting the sharing of information in the merger agreement) is made to Extra Space or Life Storage, as applicable, and is not withdrawn, and the Extra Space board or the Life Storage board, as applicable, concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such acquisition proposal constitutes a superior proposal; or (ii) an intervening event has occurred; and in the case of either clause (i) or clause (ii), the Extra Space board or the Life Storage board, as applicable, concludes in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law;

•

four business days, ending at 11:59 p.m., Eastern Time, on such fourth business day, which we refer to as the “notice period,” have elapsed since Extra Space or Life Storage, as applicable, has given written notice to the other party advising the other party that it intends to take such action, which notice (i) in the case of an acquisition proposal, identifies the person making the superior proposal and describing the material terms and conditions of any such superior proposal that is the basis of the proposed action (and attaching copies of all agreements or other documents evidencing such superior proposal), and (ii) in the case of an intervening event, advising the other party that it intends to take such action and describing in reasonable detail the facts and circumstances that are the basis for the proposed action;

•

during the notice period, the Extra Space board or the Life Storage board, as applicable, considers and, if requested by the other party, engages, and causes its representatives to engage, in good faith discussions with the other party regarding any adjustment or modification of the terms of the merger agreement proposed by the other party so that the superior proposal ceases to constitute a superior proposal; and

•

the Extra Space board or the Life Storage board, as applicable, following the notice period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of the merger agreement proposed in writing by the other party) that (i) in the case of an acquisition proposal, such acquisition proposal giving rise to the superior proposal continues to constitute a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law and (ii) in the case of an intervening event, that the failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law.

Unless the merger agreement is terminated, notwithstanding a change in Life Storage recommendation, unless Life Storage terminates the merger agreement in connection with a superior proposal, Life Storage must cause the Life Storage merger proposal to be submitted to a vote of its stockholders at the Life Storage special meeting and notwithstanding a change in Extra Space recommendation, Extra Space must cause the Extra Space common stock issuance proposal to be submitted to a vote of its stockholders at the Extra Space special meeting.

Neither Life Storage nor Extra Space may submit to the vote of its stockholders any acquisition proposal other than the mergers prior to the termination of the merger agreement.

See the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Acquisition Proposals” beginning on page 135 of this joint proxy statement/prospectus for more information.

Termination of the Merger Agreement (See page 146)

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the company merger effective time, whether before or after the receipt of the Life Storage stockholder approval and the Extra Space stockholder approval (in each case, unless otherwise specified below), under the following circumstances:

•	by mutual written consent of Life Storage and Extra Space;

•	by either Life Storage or Extra Space if:

•

upon the completion of voting at the Life Storage special meeting, the Life Storage stockholder approval is not obtained (except that Life Storage will not have this right to terminate if the failure to obtain the Life Storage stockholder approval was primarily caused by a material breach by any of the Life Storage parties of their respective obligations with respect to the preparation of the Form S-4 and this joint proxy statement/prospectus, the Life Storage special meeting, non-solicitation of acquisition proposals or any change in Life Storage recommendation);

•

upon the completion of voting at the Extra Space special meeting, the Extra Space stockholder approval is not obtained (except that Extra Space will not have this right to terminate if the failure to obtain the Extra Space stockholder approval was primarily caused by a material breach by any of the Extra Space parties of their respective obligations with respect to the preparation of the Form S-4 and this joint proxy statement/prospectus, the Extra Space special meeting, non-solicitation of acquisition proposals or any change in Extra Space recommendation);

•

a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or other law or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers, and such order, decree, judgment, injunction, law or other action has become final and non-appealable; or

•

the mergers have not been consummated on or before 5:00 p.m., Eastern Time, on December 31, 2023 (except that this termination right will not be available to a party whose material breach of any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the mergers to occur on or before such date).

•	by Life Storage if:

•

at any time prior to the receipt of the Life Storage stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Life Storage concurrently pays to Extra Space the termination fee described in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fees and Expenses” beginning on page 147 of this joint proxy statement/prospectus);

•	there has been a change in Extra Space recommendation (except that Life Storage will no longer have this right to terminate if and when the Extra Space stockholder approval is obtained);

•	there is a willful breach by Extra Space or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•

any of the Extra Space parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, unless Life Storage or Life Storage OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

•	by Extra Space if:

•	there has been a change in Life Storage recommendation (except that Extra Space will no longer have this right to terminate if and when the Life Storage stockholder approval is obtained);

•	there is a willful breach by Life Storage or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•

any of the Life Storage parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, unless Extra Space or Extra Space OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 146 of this joint proxy statement/prospectus for more information.

Termination Fees and Expenses (See page 147)

Life Storage has agreed to pay to Extra Space a termination fee of $371 million if the merger agreement is terminated in the following circumstances:

•	Life Storage terminates the merger agreement, at any time prior to the receipt of the Life Storage stockholder approval, to enter into an acquisition agreement with respect to a superior proposal; or

•	Extra Space terminates the merger agreement following a change in Life Storage recommendation.

Further, Life Storage has agreed to pay to Extra Space a termination fee of $371 million upon the occurrence of any of the following (provided that for purposes of the discussion below, the references to “15%” in the definition of acquisition proposal will instead be “50%”):

•

termination of the merger agreement by Life Storage or Extra Space if after a vote at the Life Storage special meeting, the Life Storage stockholder approval is not obtained and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced prior to the time of the Life Storage special meeting and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement;

•

termination of the merger agreement by Life Storage or Extra Space if the consummation of the mergers has not occurred on or before 5:00 p.m., Eastern Time, on December 31, 2023 and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced or otherwise communicated to the Life Storage board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement; or

•

termination of the merger agreement by Extra Space, if any of the Life Storage parties have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced or otherwise communicated to the Life Storage board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement.

Life Storage has agreed to pay to Extra Space all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Extra Space parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $20 million if the merger agreement is terminated by either Life Storage or Extra Space because, upon the completion of the voting at the Life Storage special meeting or any adjournment or postponement thereof, the Life Storage stockholder approval is not obtained. Any such amount paid by Life Storage would be credited against the payment of any termination fee that Life Storage subsequently becomes obligated to pay Extra Space.

Extra Space has agreed to pay to Life Storage a termination fee of $761 million upon a termination of the merger agreement by Life Storage following a change in Extra Space recommendation.

Further, Extra Space has agreed to pay to Life Storage a termination fee of $761 million upon the occurrence of any of the following (provided that for purposes of the discussion below, the references to “15%” in the definition of acquisition proposal will instead be “50%”):

•

termination of the merger agreement by Life Storage or Extra Space if after a vote at the Extra Space special meeting, the Extra Space stockholder approval is not obtained, and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced prior to the time of the Extra Space special meeting and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement;

•

termination of the merger agreement by Life Storage or Extra Space if the consummation of the mergers has not occurred on or before 5:00 p.m., Eastern Time, on December 31, 2023 and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced or otherwise communicated to the Extra Space board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement; or

•

termination of the merger agreement by Life Storage, if any of the Extra Space parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced or otherwise communicated to the Extra Space board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement.

Extra Space has agreed to pay to Life Storage all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Life Storage parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $20 million if the merger agreement is terminated by either Life Storage or Extra Space because, upon completion of the voting at the Extra Space special meeting or any adjournment or postponement thereof, the Extra Space stockholder approval is not obtained. Any such amount paid by Extra Space would be credited against the payment of any termination fee that Extra Space subsequently becomes obligated to pay Life Storage.

See the section entitled “The Merger Agreement—Termination of the Merger Agreement” on page 146 of this joint proxy statement/prospectus for more information.

Remedies (See page 150)

The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.

Material United States Federal Income Tax Consequences of the Company Merger (See page 109)

Extra Space and Life Storage intend that the company merger and the deemed liquidation, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Extra Space and Life Storage receive written opinions from their respective counsel to the effect that the company merger and the deemed liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code (which opinions will be subject to customary exceptions, assumptions and qualifications). Assuming that the company merger and the deemed liquidation, taken together, qualify as a reorganization, United States holders of shares of Life Storage common stock generally will not recognize gain or loss for United States federal income tax purposes upon the receipt of shares of Extra Space common stock in exchange for shares of Life Storage common stock in connection with the company merger (except with respect to the receipt of cash in lieu of fractional shares of Extra Space common stock, if any).

For further discussion of material United States federal income tax consequences of the company merger, see the section entitled “The Mergers—Material United States Federal Income Tax Consequences of the Company Merger” beginning on page 109 of this joint proxy statement/prospectus.

Holders of Life Storage common stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-United States income and other tax laws) of the company merger and the ownership and disposition of shares of the Combined Company common stock.

Accounting Treatment of the Mergers (See page 114)

Extra Space prepares its financial statements in accordance with United States GAAP. The mergers will be accounted for by using the business combination accounting rules. See the section entitled “The Mergers—Accounting Treatment” beginning on page 114 of this joint proxy statement/prospectus for more information.

Comparison of Rights of Extra Space Stockholders and Life Storage Stockholders (See page 168)

The rights of Life Storage stockholders are currently governed by and subject to the provisions of the MGCL, the Life Storage charter and the Life Storage bylaws. Upon consummation of the company merger, the rights of the former Life Storage stockholders that receive shares of Extra Space common stock in the company merger will be governed by the MGCL, the Extra Space charter and the Extra Space bylaws, rather than the Life Storage charter and the Life Storage bylaws. See the section entitled “Comparison of Rights of the Extra Space Stockholders and the Life Storage Stockholders” beginning on page 168 of this joint proxy statement/prospectus for more information.

RISK FACTORS

In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 31 of this joint proxy statement/prospectus, you should carefully consider the following risks before deciding how to vote your shares of Extra Space common stock or Life Storage common stock. In addition, you should read and consider the risks associated with each of the businesses of Extra Space and Life Storage because these risks will also affect the Combined Company. These risks can be found in the respective Annual Reports on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q of Extra Space and Life Storage, each of which is filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

Risks Related to the Mergers

The exchange ratio is fixed and will not be adjusted in the event of any change in the stock prices of either Extra Space or Life Storage.

Upon the closing of the company merger, each outstanding share of Life Storage common stock (other than shares of Life Storage common stock owned by any of the Life Storage parties or any wholly owned subsidiary of Life Storage and each share of Life Storage common stock owned by any of the Extra Space parties or any of their respective wholly owned subsidiaries) will be converted into the right to receive 0.895 of a share of Extra Space common stock, with cash paid in lieu of any fractional shares, without interest. The exchange ratio of 0.895 was fixed in the merger agreement and, except for certain adjustments on account of changes in the capitalization of Extra Space or Life Storage, will not be adjusted for changes in the market prices of shares of either Extra Space common stock or Life Storage common stock. Changes in the market price of shares of Extra Space common stock prior to the closing of the company merger will affect the market value of the merger consideration that Life Storage stockholders will be entitled to receive upon completion of the company merger. Stock price changes may result from a variety of factors (many of which are beyond the control of either Extra Space or Life Storage), including the following factors:

•	market reaction to the announcement of the mergers and the prospects of the Combined Company;

•	changes in the respective businesses, operations, assets, liabilities and prospects of Extra Space, Life Storage or the Combined Company;

•	changes in market assessments of the business, operations, financial position and prospects of Extra Space, Life Storage or the Combined Company;

•	market assessments of the likelihood that the mergers will close;

•

interest rates (including changes or anticipated changes in interest rates), general market and economic conditions and other factors generally affecting the market prices of Extra Space common stock and Life Storage common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which Extra Space or Life Storage operate; and

•	other factors beyond the control of either Extra Space or Life Storage, including those described or referred to elsewhere in this “Risk Factors” section.

The market price of shares of Extra Space common stock at the closing of the mergers may vary from the price on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus, on the date of the Extra Space special meeting and on the date of the Life Storage special meeting. As a result, the market value of the merger consideration represented by the exchange ratio will also vary. For example, based on the range of trading prices of shares of Extra Space common stock during the period after March 31, 2023, the last trading day before Life Storage and Extra Space announced the merger agreement, through June 1, 2023, the exchange ratio represented a market value ranging from $128.31 to $147.39 per share.

If the market price of shares of Extra Space common stock increases between the date the merger agreement was signed, the date of this joint proxy statement/prospectus, the date of the Extra Space special meeting or the date of the Life Storage special meeting and the date of the closing of the mergers, Life Storage stockholders could receive shares of Extra Space common stock that have a market value upon completion of the mergers that is greater than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed, the date of the joint proxy statement/prospectus, the date of the Extra Space special meeting or the date of the Life Storage special meeting, respectively. Conversely, if the market price of shares of Extra Space common stock declines between the date the merger agreement was signed, the date of this joint proxy statement/prospectus, the date of the Extra Space special meeting or the date of the Life Storage special meeting and the closing of the mergers, Life Storage stockholders could receive shares of Extra Space common stock that have a market value upon the closing of the mergers that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed, the date of this joint proxy statement/prospectus, the date of the Extra Space special meeting or the date of the Life Storage special meeting, respectively. Furthermore, at the time of the Extra Space special meeting and the Life Storage special meeting, Extra Space stockholders and Life Storage stockholders will not know with certainty the value of the Extra Space common stock that Life Storage stockholders will receive upon completion of the mergers.

Therefore, while the number of shares of Extra Space common stock to be issued per share of Life Storage common stock is fixed, Extra Space stockholders and Life Storage stockholders cannot be sure of the market value of the merger consideration Life Storage stockholders will receive upon the closing of the mergers.

Holders of Extra Space common stock and Life Storage common stock will have a reduced ownership and voting interest in the Combined Company after the mergers and will exercise less influence over management.

The mergers will result in Extra Space stockholders and Life Storage stockholders having an ownership stake in the Combined Company that is smaller than their current stake in Extra Space and Life Storage, respectively, as of immediately prior to the mergers. Upon completion of the mergers, based on the number of shares of Extra Space common stock and Life Storage common stock outstanding on May 18, 2023, we estimate that continuing Extra Space stockholders will own approximately 65% of the issued and outstanding common stock of the Combined Company, and former Life Storage stockholders will own approximately 35% of the issued and outstanding common stock of the Combined Company. Consequently, Extra Space stockholders and Life Storage stockholders, as a general matter, will have less influence over the management and policies of the Combined Company after the company merger effective time than they currently exercise over the management and policies of Extra Space and Life Storage, respectively.

Completion of the mergers is subject to many conditions, and if these conditions are not satisfied or waived, the mergers will not be completed, which could result in a requirement that Extra Space or Life Storage pay certain termination fees.

The consummation of the mergers is subject to certain conditions, including (i) the approval of the company merger by the affirmative vote of the holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such matter, (ii) the approval of the Extra Space common stock issuance by the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock, (iii) the shares of Extra Space common stock to be issued in the company merger having been approved for listing on the NYSE, (iv) the Form S-4 (of which this joint proxy statement/prospectus forms a part) having been declared effective, (v) the absence of any temporary restraining order, injunction or other order, decree or judgment being issued by any governmental authority and no law being enacted, which would have the effect of making illegal or otherwise prohibiting the consummation of the mergers, (vi) the receipt of certain legal opinions by Extra Space and Life Storage and (vii) other customary conditions specified in the merger agreement. See the section entitled “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 143 of this joint proxy statement/prospectus.

There can be no assurance that the conditions to the closing of the mergers will be satisfied or waived or that the mergers will be completed. Failure to consummate the mergers may adversely affect Extra Space’s or Life Storage’s results of operations and business prospects for the following reasons, among others: (i) each of Extra Space and Life Storage have incurred and will incur certain transaction costs, regardless of whether the proposed mergers close, which could adversely affect its financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the proposed mergers, whether or not they close, will divert the attention of certain of each of Extra Space’s and Life Storage’s management and other key employees from ongoing business activities, including the pursuit of other opportunities that could be beneficial to Extra Space and Life Storage, respectively. In addition, Life Storage or Extra Space may terminate the merger agreement under certain circumstances, including, among other reasons, if the mergers are not completed by December 31, 2023.

If the merger agreement is terminated under certain circumstances specified in the merger agreement, Extra Space may be required to pay Life Storage a termination fee of $761 million and/or reimburse Life Storage’s transaction expenses up to an amount equal to $20 million, or Life Storage may be required to pay Extra Space a termination fee of $371 million and/or reimburse Extra Space’s transaction expenses up to an amount equal to $20 million. If the mergers are not consummated, the price of Extra Space common stock or Life Storage common stock might decline.

Failure to complete the mergers could negatively impact the stock prices and the future business and financial results of Extra Space or Life Storage.

If the mergers are not completed, the ongoing business of Extra Space or Life Storage could be materially adversely affected and without realizing any of the benefits of having completed the mergers, Extra Space and Life Storage will be subject to a variety of risks associated with the failure to complete the mergers, including the following:

•	the market price of Extra Space common stock or Life Storage common stock could decline;

•

Extra Space being required, under certain circumstances, to pay to Life Storage a termination fee of $761 million depending on the circumstances and/or reimburse Life Storage’s transaction expenses up to $20 million or Life Storage being required, under certain circumstances, to pay to Extra Space a termination fee of $371 million depending on the circumstances and/or reimburse Extra Space’s transaction expenses up to $20 million, as applicable;

•

if the merger agreement is terminated and the Extra Space board or the Life Storage board seeks another business combination, Extra Space stockholders or Life Storage stockholders, respectively, cannot be certain that Extra Space or Life Storage, respectively, will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Extra Space and Life Storage have agreed to in the merger agreement;

•	Extra Space or Life Storage may experience negative reactions from the financial markets or their respective customers, vendors or employees;

•

Extra Space or Life Storage having to pay certain costs relating to the mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees whether or not the mergers are completed; and

•	diversion of Extra Space’s or Life Storage’s management focus and resources from operational matters and other strategic opportunities while working to implement the mergers.

If the mergers are not completed, these risks could materially affect the business, financial results and share price of Extra Space or Life Storage. In addition, if the mergers are not completed, Extra Space or Life Storage could be subject to litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against Extra Space or Life Storage to perform its obligations under the merger agreement. The materialization of any of these risks could adversely impact Extra Space’s or Life Storage’s ongoing business.

The pendency of the mergers could adversely affect the business and operations of Extra Space or Life Storage.

Prior to the effective time of the mergers, some customers, prospective customers or vendors of Extra Space or Life Storage may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of Extra Space or Life Storage, regardless of whether the mergers are completed. Similarly, current and prospective employees of Life Storage may experience uncertainty about their future roles with the Combined Company following the mergers, which may materially adversely affect the ability of Life Storage to attract and retain key personnel during the pendency of the mergers. In addition, third-party owners of stores which Extra Space or Life Storage manage may cancel their management agreements, which could negatively affect Extra Space’s or Life Storage’s revenues, earnings, cash flows and expenses, regardless of whether the mergers are completed, as well as negatively affect the financial position of the Combined Company. Further, due to operating restrictions in the merger agreement, Extra Space and Life Storage may be unable, during the pendency of the mergers, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

The merger agreement contains provisions that could make it difficult for a third party to acquire all or a significant portion of Extra Space or Life Storage prior to the mergers.

Pursuant to the merger agreement, each of Extra Space and Life Storage has agreed not to (i) solicit proposals relating to certain alternative transactions, (ii) engage in discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party or (iii) approve or enter into any agreements providing for any such alternative transaction, in each case, subject to certain exceptions to permit members of the Extra Space board and the Life Storage board to comply with their duties under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining the Extra Space stockholder approval or the Life Storage stockholder approval, as applicable, under specified circumstances the Extra Space board or the Life Storage board, respectively, may change its recommendation of the transaction, and Life Storage may also terminate the merger agreement to accept a superior proposal upon payment of the termination fee described below.

The merger agreement provides that, in connection with the termination of the merger agreement under specified circumstances, Extra Space may be required to pay to Life Storage a termination fee of $761 million and/or reimburse Life Storage’s transaction expenses up to an amount equal to $20 million and Life Storage may be required to pay to Extra Space a termination fee of $371 million and/or reimburse Extra Space’s transaction expenses up to an amount equal to $20 million. See the sections entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Acquisition Proposals” and “The Merger Agreement—Termination of the Merger Agreement—Termination Fees and Expenses” beginning on pages 135 and 147 of this joint proxy statement/prospectus, respectively.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Extra Space or Life Storage from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the mergers, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

If the merger agreement is terminated and Extra Space or Life Storage determines to seek another business combination, Extra Space or Life Storage, respectively, may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the mergers contemplated by the merger agreement.

If the mergers are not consummated by December 31, 2023, either Extra Space or Life Storage may terminate the merger agreement.

Either Extra Space or Life Storage may terminate the merger agreement if the mergers have not been consummated by December 31, 2023. However, this termination right will not be available to a party if that party failed to comply with the merger agreement and that failure was the primary cause of, or resulted in, the failure to consummate the mergers on or before December 31, 2023. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 146 of this joint proxy statement/prospectus.

Some of the directors and executive officers of Life Storage have interests in the mergers that are different from, or in addition to, those of the other Life Storage stockholders.

In considering whether to approve the company merger and the other transactions contemplated by the merger agreement, Life Storage stockholders should recognize that members of management and the Life Storage board have interests in the mergers that differ from, or are in addition to, the interests of other Life Storage stockholders. Some of the directors and executive officers of Life Storage have arrangements that provide them with interests in the mergers that are different from, or in addition to, those generally of the Life Storage stockholders. These interests, among other things, may influence or may have influenced the directors and executive officers of Life Storage to support or approve the company merger and the other transactions contemplated by the merger agreement. See the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers” beginning on page 102 of this joint proxy statement/prospectus.

If the company merger and the deemed liquidation, taken together, do not qualify as a reorganization, there may be adverse tax consequences.

The company merger and the deemed liquidation, taken together, are intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Extra Space and Life Storage receive written opinions from their respective counsel to the effect that the company merger and the deemed liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. The foregoing opinions, however, are limited to the factual representations provided by Extra Space and Life Storage to counsel and the assumptions set forth therein, and are not a guarantee that the company merger and the deemed liquidation, taken together, in fact, will qualify as a reorganization. Furthermore, such opinions are not binding on the IRS. Neither Life Storage nor Extra Space has requested or plans to request a ruling from the IRS that the company merger and the deemed liquidation, taken together, qualify as a reorganization. If the company merger and the deemed liquidation, taken together, were to fail to qualify as a reorganization, then each United States holder of shares of Life Storage common stock generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the shares of Extra Space common stock and cash in lieu of any fractional share of Extra Space common stock received by such holder in the company merger; and (ii) such holder’s adjusted tax basis in its shares of Life Storage common stock.

An adverse outcome in any litigation or other legal proceedings relating to the merger agreement, or the transactions contemplated thereby, could have a material adverse impact on the businesses of Extra Space and Life Storage or their ability to consummate the transactions contemplated by the merger agreement.

Transactions like the mergers are frequently the subject of litigation, stockholder demands, or other legal proceedings, including actions alleging that either party’s board of directors breached their respective duties to their stockholders or other equity holders by entering into the merger agreement, by failing to obtain a greater value in the transaction for their stockholders or other equity holders or otherwise, or any other claims (contractual or otherwise) arising out of the mergers or the transactions related thereto, including such proceedings described in this joint proxy statement/prospectus. With respect to these proceedings, and any other litigation or other legal proceedings that are brought against Extra Space, Life Storage or their respective boards of directors or subsidiaries in connection with the merger agreement, or the transactions contemplated thereby, the respective parties to the proceeding intend to defend against any such claims made therein but they might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the parties’ ability to consummate the mergers in a timely manner, or at all, or their respective business, results of operation or financial position, including through the possible diversion of either company’s resources or distraction of key personnel.

The opinions of the financial advisors of Extra Space and Life Storage will not reflect changes in circumstances between the date of such opinions and completion of the mergers.

Extra Space and Life Storage have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus and do not expect to receive updated opinions prior to completion of the mergers. Changes in the operations and prospects of Extra Space or Life Storage, general market and economic conditions and other factors that may be beyond the control of Extra Space or Life Storage, and on which the opinions of the financial advisors were based, may significantly alter the value of Extra Space or Life Storage or the prices of shares of Extra Space common stock or Life Storage common stock by the time the mergers are completed. The opinions do not speak as of the time the mergers will be completed or as of any date other than the date of such opinions. Because the financial advisors of Extra Space and Life Storage will not be updating their opinions, the opinions will not address the fairness of the merger consideration or the exchange ratio, as the case may be, from a financial point of view at the time the mergers are completed. The Extra Space board’s recommendation that the Extra Space stockholders vote “FOR” the proposals being submitted to the Extra Space stockholders and the Life Storage board’s recommendation that Life Storage stockholders vote “FOR” the proposals being submitted to Life Storage stockholders, however, are made as of the date of this joint proxy statement/prospectus. For a description of the opinions that Extra Space and Life Storage received from their respective financial advisors, see the sections entitled “The Mergers—Opinion of Extra Space’s Financial Advisor” and “The Mergers—Opinions of Life Storage’s Financial Advisors” beginning on pages 71 and 79 of this joint proxy statement/prospectus, respectively.

Risks Related to the Combined Company Following the Mergers

The Combined Company expects to incur substantial expenses related to the mergers.

The Combined Company expects to incur substantial expenses in connection with completing the mergers and integrating the operations and systems of Life Storage with those of Extra Space. While Extra Space has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of the Combined Company’s expenses relating to the completion of the mergers and the Combined Company’s operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the mergers could, particularly in the near term, reduce the savings that the Combined Company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the operations of Life Storage following the completion of the mergers.

Following the mergers, the Combined Company may be unable to integrate the operations of Extra Space and Life Storage successfully and realize the anticipated synergies and other benefits of the mergers or do so within the anticipated time frame.

The mergers involve the combination of two companies that currently operate as independent public companies and their respective operating partnerships. The Combined Company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state-of-the-art technology and systems. However, the Combined Company will be required to devote significant management attention and resources to integrating the operations of Extra Space and Life Storage. Potential difficulties the Combined Company may encounter in the integration process include the following:

•

the inability to successfully combine the operations of Extra Space and Life Storage, including the integration of employees, customer records and maintaining cybersecurity protections, in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the mergers, which would result in the anticipated benefits of the mergers not being realized in the time frame currently anticipated or at all;

•	the inability to dispose of former Life Storage assets or operations that the Combined Company desires to dispose of;

•	the difficulties of operating separate brands and the costs of potentially rebranding Life Storage stores over an unknown period of time;

•	the complexities associated with managing the combined businesses out of different locations and integrating personnel from the two companies;

•	the failure to retain key employees of either of the two companies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the mergers; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the mergers and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in the Combined Company’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the Combined Company to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the mergers, or could otherwise adversely affect the business and financial results of the Combined Company.

The Combined Company’s anticipated level of indebtedness may increase upon completion of the mergers and may increase the related risks Extra Space now faces.

In connection with the mergers, the Combined Company may assume and/or refinance certain indebtedness of Life Storage and, as a result, may be subject to increased risks associated with debt financing. Extra Space may raise additional capital or refinance certain of its indebtedness in connection with refinancing Life Storage’s indebtedness, including by amending the Extra Space credit facility or issuing additional debt. The Combined Company may incur substantial expenses in connection with assuming and/or refinancing the indebtedness of Life Storage and/or Extra Space.

As of March 31, 2023, Extra Space had indebtedness of approximately $7.3 billion. After giving effect to the mergers, the Combined Company’s total pro forma consolidated indebtedness will increase. Taking into account Extra Space’s existing indebtedness and the assumption of Life Storage’s debt in the mergers, the Combined Company’s pro forma consolidated indebtedness as of March 31, 2023, after giving effect to the mergers, would be approximately $10.5 billion.

The Combined Company’s increased indebtedness could have important consequences to holders of its common stock, including Life Storage stockholders that receive Extra Space common stock in the company merger, including:

•	increasing the Combined Company’s vulnerability to general adverse economic and industry conditions and changes in interest rates;

•

requiring the use of a substantial portion of the Combined Company’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	reducing the Combined Company’s credit ratings and thereby raising its financing costs;

•	limiting the Combined Company’s ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements; and

•	limiting the Combined Company’s flexibility in planning for, or reacting to, changes in its business and its industry.

A breach of the covenants under the agreements that govern the terms of any of the Combined Company’s indebtedness could result in an event of default under the applicable indebtedness. Such a default may allow the applicable creditors to foreclose on any collateral for such debt, accelerate the related debt, and/or terminate any related commitments to extend further credit and may result in a default under or the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event debtholders accelerate the repayment of the Combined Company’s indebtedness, the Combined Company may not have sufficient resources to repay such indebtedness.

The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded operations following the mergers.

Following the mergers, the Combined Company expects to continue to expand its operations through additional acquisitions and development of properties, management of stores owned by third-parties and the Extra Space bridge loan program, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. In addition, third-parties may cancel management agreements with the Combined Company. There is no assurance that the Combined Company’s expansion or acquisition opportunities will be successful, or that the Combined Company will be able to retain management of third-party stores or otherwise realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

Counterparties to certain significant agreements with Life Storage may exercise contractual rights under such agreements in connection with the mergers.

Life Storage is a party to certain agreements that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate the agreement or to require Life Storage to offer to redeem or repay certain indebtedness of Life Storage. Under some such agreements, the mergers may constitute a change in control, and therefore the counterparty may exercise certain rights under the agreement upon the closing of the mergers. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. The pursuit of such rights by the counterparties may result in the Combined Company suffering a loss of potential future revenue or incurring liabilities and may result in the loss of rights that are material to the Combined Company’s business. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights or rights to require the repayment of Life Storage’s indebtedness where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of the Combined Company.

Risks Related to an Investment in the Combined Company Common Stock Following the Mergers

The market price and trading volume of the Combined Company common stock may be volatile.

The Combined Company’s common stock may experience significant price and volume fluctuations, and investors in shares of the Combined Company common stock may experience a decrease in the value of their shares, including decreases unrelated to the Combined Company’s operating performance or prospects. Extra Space and Life Storage cannot assure you that the market price of the Combined Company common stock will not fluctuate or decline significantly in the future.

In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect the Combined Company’s share price or result in fluctuations in the price or trading volume of the Combined Company common stock, including:

•	the annual yield from distributions on the Combined Company common stock as compared to yields on other financial instruments;

•

equity issuances by the Combined Company, or future sales of substantial amounts of the Combined Company common stock by its existing or future stockholders, or the perception that such issuances or future sales may occur;

•	increases in market interest rates or a decrease in the Combined Company’s distributions to stockholders that lead purchasers of the Combined Company common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	fluctuations in stock market prices and volumes;

•	additions or departures of key management personnel;

•	the Combined Company’s operating performance and the performance of other similar companies;

•	actual or anticipated differences in the Combined Company’s quarterly operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about the Combined Company or its industry by securities analysts;

•	failure to qualify as a REIT for federal income tax purposes;

•	adverse market reaction to any indebtedness the Combined Company incurs in the future;

•	strategic decisions by the Combined Company or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect the Combined Company or its industry or any failure by the Combined Company to comply with regulatory requirements;

•	the expiration or loss of local tax abatements, tax credit programs, or other governmental incentives;

•	the imposition of a penalty tax as a result of certain property transfers that may generate prohibited transaction income;

•	the inability of the Combined Company to sell properties if and when it would be appropriate to do so;

•

risks and liabilities in connection with the Combined Company’s co-investment ventures and investment in new or existing co-investment ventures, including that the Combined Company’s property ownership through joint ventures may limit its ability to act exclusively in its interests and may depend on the financial performance of its co-venturers;

•	speculation in the press or investment community;

•	changes in the Combined Company’s earnings;

•	failure to satisfy the listing requirements of the NYSE;

•	failure to comply with the requirements of the Sarbanes-Oxley Act of 2002;

•	actions by institutional stockholders of the Combined Company;

•	changes in accounting principles;

•	changes in environmental conditions or the potential impact of climate change;

•	terrorist attacks or other acts of violence or war in areas in which the Combined Company’s properties are located or markets on which the Combined Company’s securities are traded; and

•	general economic and/or market conditions, including factors unrelated to the Combined Company’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert the Combined Company’s management’s attention and resources, which could have a material adverse effect on the Combined Company’s cash flows, its ability to execute its business strategy and the Combined Company’s ability to make distributions to its stockholders.

The market price of shares of the common stock of the Combined Company may be affected by factors different from those affecting the prices of shares of Extra Space common stock or Life Storage common stock before the mergers.

The results of operations of the Combined Company, as well as the market price of the common stock of the Combined Company, after the mergers may be affected by other factors in addition to those currently affecting Extra Space’s or Life Storage’s results of operations and the market prices of Extra Space common stock and Life Storage common stock. These factors include:

•	a greater number of shares of the Combined Company common stock outstanding as compared to the number of currently outstanding shares of Extra Space common stock;

•	different stockholders; and

•	different assets and capitalizations.

Accordingly, the historical market prices and financial results of Extra Space and Life Storage may not be indicative for the Combined Company after the mergers. For a discussion of the businesses of Extra Space and Life Storage and certain risks to consider in connection with investing in those businesses, see the documents incorporated by reference by Extra Space and Life Storage into this joint proxy statement/prospectus referred to in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

The market price of the Combined Company common stock may decline as a result of the mergers.

The market price of the Combined Company common stock may decline as a result of the mergers if the Combined Company does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the mergers on the Combined Company’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the mergers, Extra Space stockholders and Life Storage stockholders will own interests in a Combined Company operating an expanded business with a different mix of properties, risks and liabilities. Current Extra Space stockholders and Life Storage stockholders may not wish to continue to invest in the Combined Company, or for other reasons may wish to dispose of some or all of their shares of the Combined Company common stock. If, following the company merger effective time, large amounts of the Combined Company common stock are sold, the price of the Combined Company common stock could decline.

After the mergers are completed, Life Storage stockholders that receive shares of Extra Space common stock in the company merger will have different rights that may be less favorable than their current rights as Life Storage stockholders.

After the closing of the mergers, Life Storage stockholders that receive shares of Extra Space common stock in the company merger will have different rights than they currently have as Life Storage stockholders. For a detailed discussion of the similarities and material differences between the current rights you have as a Life Storage stockholder and the rights you will have as a stockholder of the Combined Company following the mergers, see the section entitled “Comparison of Rights of the Extra Space Stockholders and the Life Storage Stockholders” beginning on page 168 of this joint proxy statement/prospectus.

The Combined Company cannot assure you that it will be able to continue paying dividends at or above the rates currently paid by Extra Space and Life Storage.

The stockholders of the Combined Company may not receive dividends at the same rate they received dividends as Extra Space stockholders and as Life Storage stockholders following the mergers for various reasons, including the following:

•	the Combined Company may not have enough cash to pay such dividends due to changes in the Combined Company’s cash requirements, capital spending plans, cash flow or financial position;

•

decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Combined Company’s board of directors, which reserves the right to change Extra Space’s current dividend practices at any time and for any reason;

•	the Combined Company may desire to retain cash to maintain or improve its credit ratings; and

•

the amount of dividends that the Combined Company is permitted to make or that the Combined Company’s subsidiaries may distribute to the Combined Company may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that the Combined Company or these subsidiaries may incur.

Stockholders of the Combined Company will have no contractual or other legal right to dividends that have not been authorized by the Combined Company’s board of directors and declared by the Combined Company.

The Combined Company may need to incur additional indebtedness in the future.

In connection with executing the Combined Company’s business strategies following the mergers, the Combined Company expects to evaluate the possibility of additional acquisitions and strategic investments, and the Combined Company may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including:

•	hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions;

•	limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses;

•	limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses;

•	making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and

•	placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.

The historical and unaudited pro forma combined financial information included elsewhere in this joint proxy statement/prospectus may not be representative of the Combined Company’s results following the mergers, and accordingly, you have limited financial information on which to evaluate the Combined Company.

The unaudited pro forma combined financial information included elsewhere in this joint proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the mergers been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the Combined Company. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to the Combined Company’s assets and liabilities. The purchase price allocation reflected in the unaudited pro forma condensed consolidated financial information included elsewhere in this joint proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of the Combined Company as of the date of the completion of the mergers. The unaudited pro forma combined financial information does not reflect future events that may occur after the company merger effective time, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the mergers, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this joint proxy statement/prospectus is based in part on certain assumptions regarding the mergers that Extra Space and Life Storage believe are reasonable under the circumstances. Extra Space and Life Storage cannot assure you that the assumptions will prove to be accurate over time.

The Combined Company may incur adverse tax consequences if Extra Space or Life Storage has failed or fails to qualify as a REIT for United States federal income tax purposes.

Each of Extra Space and Life Storage has operated in a manner that it believes has allowed it to qualify as a REIT for United States federal income tax purposes under the Code and each intends to continue to do so through the closing date or the company merger effective time, respectively. The Combined Company intends to continue operating in such a manner following the mergers. The closing of the mergers is conditioned on the receipt by Extra Space of an opinion of Life Storage’s counsel to the effect that, commencing with Life Storage’s taxable year ended December 31, 1995 and through the company merger effective time, Life Storage has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and on the receipt by Life Storage of an opinion of Extra Space’s counsel to the effect that, commencing with Extra Space’s taxable year ended December 31, 2004, Extra Space has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Extra Space’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the company merger effective time and future taxable years. The foregoing REIT opinions, however, are limited to the factual representations provided by Extra Space and Life Storage to counsel and the assumptions set forth therein, and are not a guarantee that Extra Space or Life Storage, in fact, has qualified or that the Combined Company will continue to qualify as a REIT. Moreover, such opinions are not binding on the IRS, and neither Extra Space nor Life Storage has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable regulations (as in effect from time to time) of the United States Department of the Treasury under the Code is greater in the case of a REIT, like Extra Space and Life Storage, that holds assets through a partnership. The determination of various factual matters and circumstances not entirely within Extra Space’s and Life Storage’s control may affect their ability to qualify as REITs.

In order to qualify as a REIT, each of Extra Space and Life Storage must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains.

If Extra Space or Life Storage (or, following the mergers, the Combined Company) loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face material tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•

it would be subject to United States federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	it could be subject to a federal alternative minimum tax and possibly increased state and local taxes for such periods;

•

unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•

for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Even if Extra Space (or, following the mergers, the Combined Company) retains its REIT status, if Life Storage is determined to have lost its REIT status for a taxable year ending on or before the company merger, Life Storage would be subject to adverse tax consequences similar to those described above. This could substantially reduce the Combined Company’s cash available for distribution, including cash available to pay dividends to its stockholders, because, assuming that the Combined Company otherwise maintains its REIT qualification:

•

the Combined Company generally would be subject to corporate level tax with respect to the built-in gain on each asset of Life Storage existing at the time of the company merger if the Combined Company were to dispose of the Life Storage asset during the five-year period following the company merger;

•

the Combined Company would succeed to any earnings and profits accumulated by Life Storage for taxable periods that it did not qualify as a REIT, and the Combined Company would have to pay a special dividend and/or employ applicable deficiency dividend procedures (including interest payments to the IRS) to eliminate such earnings and profits (or if the Combined Company does not timely distribute those earnings and profits, the Combined Company could fail to qualify as a REIT); and

•	if Life Storage incurred any unpaid tax liabilities prior to the company merger, those tax liabilities would be transferred to the Combined Company as a result of the company merger.

If there is an adjustment to Life Storage’s taxable income or dividends paid deductions, the Combined Company could elect to use the deficiency dividend procedure in order to maintain Life Storage’s REIT status. That deficiency dividend procedure could require the Combined Company to make significant distributions to its stockholders and to pay significant interest to the IRS.

As a result of all these factors, Extra Space’s or Life Storage’s (or following the mergers, the Combined Company’s) failure to qualify as a REIT could impair the Combined Company’s ability to expand its business and raise capital, and would materially adversely affect the value of its capital stock.

In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain United States federal, state, and other taxes, which would reduce the Combined Company’s cash available for distribution to its stockholders.

Even if the Combined Company has qualified and continues to qualify as a REIT, it may be subject to some federal, state and local taxes on its income or property and, in certain cases, a 100% penalty tax, in the event it sells property as a dealer. In addition, the Combined Company’s domestic corporate subsidiaries that are taxable REIT subsidiaries could be subject to federal and state taxes, and its non-United States properties and companies are subject to tax in the jurisdictions in which they operate and are located. Any federal, state or other taxes the Combined Company pays will reduce its cash available for distribution to stockholders.

The Combined Company depends on key personnel for its future success, and the loss of key personnel or inability to attract and retain personnel could harm the Combined Company’s business.

The members of the Extra Space board, Extra Space’s executive officers and certain members of the Life Storage board will continue as the members of the board and executive management of the Combined Company. The future success of the Combined Company depends in large part on its ability to hire and retain a sufficient number of qualified personnel. The future success of the Combined Company also depends upon the service of the Combined Company’s executive officers, who have extensive market knowledge and relationships and will exercise substantial influence over the Combined Company’s operational, financing, acquisition and disposition activity. Among the reasons that they are important to the Combined Company’s success is that each has a national or regional industry reputation that is expected to attract business and investment opportunities and assist the Combined Company in negotiations with lenders, existing and potential customers and industry personnel.

Many of the Combined Company’s other key executive personnel, particularly its senior managers, also have extensive experience and strong reputations in the industry. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective customers is critically important to the success of the Combined Company’s business. The loss of services of one or more members of the Combined Company’s senior management team, or the Combined Company’s inability to attract and retain highly qualified personnel, could adversely affect the Combined Company’s business, diminish the Combined Company’s investment opportunities and weaken its relationships with lenders, business partners, existing and prospective customers and industry personnel, which could materially and adversely affect the Combined Company.

Extra Space and Life Storage face other risks.

The foregoing risks are not exhaustive, and you should be aware that, following the mergers, the Combined Company will face various other risks, including those discussed in reports filed by Extra Space and Life Storage with the SEC. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

COMPARATIVE MARKET PRICE DATA

The following table presents the closing prices of Extra Space common stock and Life Storage common stock on March 31, 2023, the last trading day before the date of the public announcement of the merger agreement, and June 1, 2023, the last practicable trading day prior to the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration for each share of Life Storage common stock on the relevant date, calculated by multiplying the closing prices of Extra Space common stock on those dates by 0.895.

	Extra Space Closing Price	Life Storage Closing Price	Implied Value of the Merger Consideration
March 31, 2023	$162.93	$131.09	$145.82
June 1, 2023	$143.36	$126.54	$128.31

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Extra Space stockholders or Life Storage stockholders in determining whether to approve the Extra Space common stock issuance proposal or the Life Storage merger proposal, as applicable, because the value of the merger consideration will fluctuate with the market price of Extra Space common stock. As a result, Extra Space stockholders and Life Storage stockholders are urged to obtain current market quotations for shares of Extra Space common stock and Life Storage common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve the Extra Space common stock issuance proposal or the Life Storage merger proposal, as applicable. The market prices of Extra Space common stock and Life Storage common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the company merger. No assurance can be given concerning the market prices of Extra Space common stock or Life Storage common stock before or after the company merger effective time.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Extra Space and Life Storage operate as well as beliefs and assumptions of management of Extra Space and management of Life Storage. Such statements involve uncertainties that could significantly impact financial results of Extra Space or Life Storage. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” and “will,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Extra Space or Life Storage expect or anticipate will occur in the future—including statements relating to the potential benefits of the proposed mergers, the expected timing to complete the proposed mergers, acquisition and development activity, disposition activity, general conditions in the geographic areas where Extra Space or Life Storage operate, and Extra Space’s and Life Storage’s respective debt, capital structure and financial position—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Extra Space and Life Storage believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither Extra Space nor Life Storage can give assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

(i)

Extra Space’s and Life Storage’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction;

(ii)	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction;

(iii)	risks related to diverting the attention of Extra Space’s and Life Storage’s management from ongoing business operations;

(iv)	failure to realize the expected benefits of the proposed transaction;

(v)	significant transaction costs and/or unknown or inestimable liabilities;

(vi)	the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay;

(vii)	the risk that Life Storage’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;

(viii)

risks related to future opportunities and plans for the Combined Company, including the uncertainty of expected future financial performance and results of the Combined Company following completion of the proposed transaction;

(ix)

the effect of the announcement of the proposed transaction on the ability of Extra Space and Life Storage to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships;

(x)	risks related to the market value of the Extra Space common stock to be issued in the proposed transaction;

(xi)	other risks related to the completion of the proposed transaction and actions related thereto;

(xii)	national, international, regional and local economic and political climates and conditions;

(xiii)	changes in global financial markets and interest rates;

(xiv)	increased or unanticipated competition for each of Extra Space’s and Life Storage’s properties;

(xv)	risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change;

(xvi)	maintenance of REIT status, tax structuring and changes in income tax laws and rates;

(xvii)	availability of financing and capital, the levels of debt that each of Extra Space and Life Storage maintain and their respective credit ratings;

(xviii)	environmental uncertainties, including risks of natural disasters;

(xix)	risks related to the coronavirus pandemic;

(xx)

those additional risks and factors discussed in the reports filed with the SEC by Extra Space and Life Storage from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and Form 10-Q; and

(xxi)	other risks and uncertainties set forth in this joint proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

Neither Extra Space nor Life Storage undertakes any duty to update any forward-looking statements appearing in this document except as may be required by law.

THE COMPANIES

Extra Space Storage Inc. and Extra Space Storage LP

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(801) 365-4600

Extra Space is a fully integrated, self-administered and self-managed real estate investment trust formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire, develop and redevelop self-storage properties. Extra Space closed its initial public offering on August 17, 2004.

Extra Space was formed to continue the business of Extra Space Storage LLC and its subsidiaries, which had engaged in the self-storage business since 1977. As of December 31, 2022, Extra Space owned and/or operated 2,338 self-storage properties in 41 states and Washington, D.C., comprising approximately 176.1 million square feet of net rentable space in approximately 1.6 million units.

Extra Space operates in two distinct segments: (1) self-storage operations; and (2) tenant reinsurance. Extra Space’s self-storage operations activities include rental operations of wholly-owned self-storage properties. Tenant reinsurance activities include the reinsurance of risks relating to the loss of goods stored by tenants in Extra Space’s self-storage properties.

Substantially all of Extra Space’s business is conducted through Extra Space OP. Extra Space’s primary assets are general partner and limited partner interests in Extra Space OP. This structure is commonly referred to as an umbrella partnership REIT, or UPREIT. Extra Space has elected to be taxed as a REIT under the Code. To the extent Extra Space continues to qualify as a REIT, Extra Space will not be subject to United States federal tax, with certain exceptions, on Extra Space’s net taxable income that is distributed to its stockholders.

Extra Space’s primary business objectives are to maximize cash flow available for distribution to Extra Space’s stockholders and to achieve sustainable long-term growth in cash flow per share in order to maximize long-term stockholder value both at acceptable levels of risk. Extra Space continues to evaluate a range of growth initiatives and opportunities.

Extra Space common stock is listed on the NYSE, trading under the symbol “EXR.” Extra Space’s principal corporate offices are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121; its telephone number is (801) 365-4600. Extra Space’s website address is http://www.extraspace.com. Information contained on Extra Space’s website is not and should not be deemed a part of this joint proxy statement/prospectus, the accompanying prospectus supplement or any other report or filing filed with the SEC.

Additional information about Extra Space, Extra Space OP and their subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

Extra Space Merger Sub

Extra Space Merger Sub, a wholly owned subsidiary of Extra Space, is a Delaware limited liability company organized on March 31, 2023 for the purpose of effecting the company merger. Extra Space Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Extra Space Merger Sub are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

Extra Space OP Merger Sub

Extra Space OP Merger Sub, a wholly owned subsidiary of Extra Space OP, is a Delaware limited liability company organized on March 31, 2023 for the purpose of effecting the partnership merger. Extra Space OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Extra Space OP Merger Sub are located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

Life Storage, Inc. and Life Storage LP

6467 Main Street

Williamsville, NY 14221

Attention: Investor Services

Life Storage is a fully integrated, self-administered and self-managed REIT that acquires and manages self-storage properties throughout the United States. Headquartered in Buffalo, New York, Life Storage employs over 2,500 people and operates over 1,210 self-storage facilities encompassing over 88 million square feet in 37 states and the District of Columbia. Life Storage’s common stock is publicly traded on the NYSE under the symbol “LSI.” Life Storage OP is the primary operating subsidiary of Life Storage. As of March 31, 2023, Life Storage directly or indirectly, through its ownership of Life Storage OP GP, owned approximately 97.9% of the ownership interests of Life Storage OP, assuming conversion of the Life Storage OP preferred units as of such date (all of which were converted into Life Storage OP common units subsequent to March 31, 2023). The remaining 2.1% of the limited partnership interests are owned by unaffiliated third parties. Life Storage OP GP, a wholly-owned subsidiary of Life Storage, is the sole general partner of Life Storage OP. As the owner of the sole general partner of Life Storage OP, Life Storage has full and complete authority over Life Storage OP’s day-to-day operations and management. Life Storage does not have significant assets other than its investment in Life Storage OP.

Additional information about Life Storage, Life Storage OP GP, Life Storage OP and their subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

The Combined Company

References to the Combined Company are to Extra Space after the company merger effective time. The Combined Company will be named “Extra Space Storage Inc.” and will be a Maryland corporation. The merger agreement provides that Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time. Except for the addition of the three directors designated by Life Storage to the Extra Space board, there will be no change to the members of the Extra Space board as a result of the mergers, and the directors of Extra Space as of immediately prior to the company merger effective time, together with the three additional directors designated by Life Storage, will continue to serve as the directors of the Combined Company. The Combined Company after the completion of the mergers is expected to have a total equity market capitalization of approximately $32.8 billion (based on the closing price of Extra Space common stock on May 22, 2023 of $148.65 per share). The Combined Company will represent the largest storage operation in the country with over 3,500 locations, over 264 million square feet and serving over two million customers.

The business of the Combined Company will be operated through Extra Space OP and its subsidiaries. The Extra Space parties will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of Extra Space OP.

The common stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol “EXR.”

The Combined Company’s principal executive offices will continue to be located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, and its telephone number will be (801) 365-4600.

THE EXTRA SPACE SPECIAL MEETING

This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from Extra Space stockholders for use at the Extra Space special meeting.

Date, Time, Place and Purpose of the Extra Space Special Meeting

The special meeting of the Extra Space stockholders will be held on July 18, 2023, commencing at 9:00 a.m., Mountain Time, at the following link: www.virtualshareholdermeeting.com/EXR2023SM. The Extra Space special meeting will be held in a virtual format only. To be admitted to the Extra Space special meeting, you must enter the control number found on your proxy card or voting instruction form or notice you previously received. You may vote during the Extra Space special meeting by following the instructions available on the meeting website during the meeting.

At the Extra Space special meeting, Extra Space stockholders will be asked to consider and vote upon the following matters:

1.	the Extra Space common stock issuance proposal; and

2.	the Extra Space adjournment proposal.

Recommendation of the Extra Space Board of Directors

The Extra Space board has unanimously approved the merger agreement, the mergers and the other transactions contemplated thereby and unanimously recommends that the Extra Space stockholders vote FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal. For the reasons for this recommendation, see the section entitled “The Mergers—Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers” beginning on page 64 of this joint proxy statement/prospectus.

Extra Space Record Date; Who Can Vote at the Extra Space Special Meeting

Only holders of record of Extra Space common stock at the close of business on May 23, 2023, the record date for the Extra Space special meeting, are entitled to notice of, and to vote at, the Extra Space special meeting and any postponement or adjournment of the Extra Space special meeting. As of the close of business on the record date, there were 135,049,081 shares of Extra Space common stock outstanding and entitled to vote at the Extra Space special meeting, held by approximately 504 stockholders of record.

Each share of Extra Space common stock owned on Extra Space’s record date is entitled to one vote on each proposal at the Extra Space special meeting.

Directors and Officers of Extra Space

At the close of business on the record date, directors and executive officers of Extra Space were entitled to vote 2,091,581 shares of Extra Space common stock, or approximately 1.55% of the Extra Space common stock issued and outstanding on that date. Extra Space currently expects that all Extra Space directors and executive officers will vote their shares of Extra Space common stock in favor of the proposal to approve the Extra Space common stock issuance and the Extra Space adjournment proposal, although none of them is contractually obligated to do so.

Required Vote; Quorum

Assuming a quorum is present, approval of the Extra Space common stock issuance proposal requires the affirmative vote of a majority of votes cast by the holders of Extra Space common stock on such proposal. Assuming a quorum is present, approval of the Extra Space adjournment proposal requires the affirmative vote of a majority of votes cast by the holders of Extra Space common stock on such proposal.

Regardless of the number of shares Extra Space common stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

To constitute a quorum for the Extra Space special meeting, there must be present at the special meeting in person or by proxy holders of Extra Space common stock entitled to cast a majority of all the votes entitled to be cast at the meeting. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the Extra Space special meeting. If your shares are held in “street name” by your broker or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Extra Space special meeting.

In addition, under the Extra Space bylaws, if a quorum is not present at the Extra Space special meeting, the chairman of the Extra Space special meeting may adjourn the Extra Space special meeting until a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Shares Held in “Street Name”

If Extra Space stockholders hold Extra Space common stock in an account of a broker or other nominee and they wish to vote such shares by proxy, they must return their voting instructions to the broker or other nominee.

If Extra Space stockholders hold shares of Extra Space common stock in an account of a broker or other nominee and they wish to attend and vote at the Extra Space special meeting, they must follow the directions provided by their broker or other nominee.

Abstentions and Broker Non-Votes

If your shares are held by a broker or other nominee on your behalf in “street name,” your broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many brokerage firms and other nominees have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card. In accordance with the rules of the NYSE, brokers and other nominees who hold common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Extra Space common stock issuance proposal. Accordingly, if brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Extra Space common stock issuance proposal. Under such circumstance, a “broker non-vote” would arise.

Assuming a quorum is present, abstentions and broker non-votes will have no effect on the Extra Space common stock issuance proposal or the Extra Space adjournment proposal.

Manner of Submitting Proxy

Extra Space stockholders may vote for or against the proposals submitted at the Extra Space special meeting in person or by proxy. Extra Space stockholders can authorize a proxy in the following ways:

•

Telephone or via the Internet. This joint proxy statement/prospectus is accompanied by a proxy card with instructions for submitting voting instructions. Extra Space stockholders may authorize a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Shares will be voted as directed by Extra Space stockholders in the same manner as if such Extra Space stockholder had completed, signed, dated and returned a proxy card, as described below.

•	Mail: Extra Space stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

Extra Space stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy via the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 9:59 p.m., Mountain Time, on July 17, 2023.

The method by which Extra Space stockholders submit a proxy will in no way limit their right to vote at the Extra Space special meeting if they later decide to virtually attend the meeting and vote in person. If Extra Space common stock is held in the name of a broker or other nominee, Extra Space stockholders must follow the directions provided by their broker or other nominee, to be able to vote virtually at the Extra Space special meeting.

All shares of Extra Space common stock entitled to vote and represented by properly completed proxies received prior to the Extra Space special meeting, and not revoked, will be voted at the Extra Space special meeting as instructed on the proxies. If Extra Space stockholders of record return properly executed proxies but do not indicate how their Extra Space common stock should be voted on a proposal, the Extra Space common stock represented by their properly executed proxy will be voted as the Extra Space board recommends and therefore, FOR the Extra Space common stock issuance proposal and FOR the Extra Space adjournment proposal. If your shares of Extra Space common stock are held in “street name” by your broker or other nominee and you do not provide voting instructions to your broker or other nominee, your broker or other nominee will not be permitted to vote those shares and it will have the effect as described in the section entitled “The Extra Space Special Meeting—Abstentions and Broker Non-Votes” beginning on page 37 of this joint proxy statement/prospectus.

Revocation of Proxies or Voting Instructions

Extra Space stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Extra Space special meeting by:

•	submitting notice in writing to Extra Space’s Corporate Secretary at Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, Attn: Corporate Secretary;

•	executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or via the Internet; or

•	virtually attending the special meeting and voting in person at the Extra Space special meeting.

Written revocations will not be effective until received by Extra Space’s Corporate Secretary at or before the Extra Space special meeting. Telephone and Internet revocations will not be effective unless received on or before 9:59 p.m., Mountain Time, on July 17, 2023.

Attending the Extra Space special meeting without voting will not revoke your proxy.

Extra Space stockholders that hold Extra Space common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

The solicitation of proxies from Extra Space stockholders is made on behalf of the Extra Space board. Extra Space will pay the cost of soliciting proxies from Extra Space stockholders. Extra Space has engaged MacKenzie to assist in the solicitation of proxies for the special meeting and Extra Space estimates it will pay MacKenzie a fee of approximately $25,000. Extra Space has also agreed to reimburse MacKenzie for reasonable expenses incurred in connection with the proxy solicitation. In addition to mailing proxy solicitation materials, Extra Space’s directors and officers and employees of Extra Space may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to Extra Space’s directors or officers or to employees of Extra Space for such services.

In accordance with the regulations of the SEC and NYSE, Extra Space also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Extra Space common stock.

PROPOSALS SUBMITTED TO EXTRA SPACE STOCKHOLDERS

Extra Space Common Stock Issuance Proposal

(Proposal 1 on the Extra Space Proxy Card)

The Extra Space stockholders are being asked to consider and vote on a proposal to approve the issuance of Extra Space common stock in connection with the company merger on the terms and conditions set forth in the merger agreement. For a summary and detailed information regarding this proposal, see the information about the mergers, the contribution and issuance and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement” beginning on pages 48 and 116 of this joint proxy statement/prospectus, respectively. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

Pursuant to the merger agreement, approval of this proposal is a condition to the consummation of the mergers. If this proposal is not approved, the mergers will not be completed.

Assuming a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal.

Recommendation of the Extra Space Board of Directors

The Extra Space board unanimously recommends that Extra Space stockholders vote FOR the Extra Space common stock issuance proposal.

Extra Space Adjournment Proposal

(Proposal 2 on the Extra Space Proxy Card)

The Extra Space stockholders are being asked to approve a proposal that will give the chairman of the Extra Space special meeting the authority to adjourn the Extra Space special meeting one or more times to another date, time or place, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes in favor of the Extra Space common stock issuance proposal if there are not sufficient votes at the time of the Extra Space special meeting to approve such proposal.

If, at the Extra Space special meeting, the number of shares of Extra Space common stock present or represented by proxy and voting for the approval of the Extra Space common stock issuance proposal is insufficient to approve such proposal, Extra Space intends to adjourn the Extra Space special meeting to another place, date or time in order to enable the Extra Space board to solicit additional proxies for approval of the Extra Space common stock issuance proposal.

Extra Space is asking Extra Space stockholders to approve one or more adjournments of the Extra Space special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Extra Space common stock issuance proposal.

Assuming a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of Extra Space common stock on such proposal. In addition, under the Extra Space bylaws, if a quorum is not present at the Extra Space special meeting, the chairman of the Extra Space special meeting may adjourn the Extra Space special meeting until a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Recommendation of the Extra Space Board of Directors

The Extra Space board unanimously recommends that Extra Space stockholders vote FOR the Extra Space adjournment proposal.

Other Business

No business may be brought before the Extra Space special meeting except as set forth in the notice of the Extra Space special meeting.

THE LIFE STORAGE SPECIAL MEETING

This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from Life Storage stockholders for use at the Life Storage special meeting.

Date, Time, Place and Purpose of the Life Storage Special Meeting

The special meeting of the Life Storage stockholders will be held on July 18, 2023, commencing at 11:00 a.m., Eastern Time, at the following link: www.virtualshareholdermeeting.com/LSI2023SM. The Life Storage special meeting will be held in a virtual format only. To be admitted to the Life Storage special meeting, you must enter the control number found on your proxy card or voting instruction form. You may vote during the Life Storage special meeting by following the instructions available on the meeting website during the meeting.

At the Life Storage special meeting, Life Storage stockholders will be asked to consider and vote upon the following matters:

1.	the Life Storage merger proposal;

2.	the Life Storage compensation proposal; and

3.	the Life Storage adjournment proposal.

Recommendation of the Life Storage Board of Directors

The Life Storage board has unanimously approved the merger agreement, the mergers and the other transactions contemplated thereby and unanimously recommends that the Life Storage stockholders vote FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal. For the reasons for this recommendation, see the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus.

Life Storage Record Date; Who Can Vote at the Life Storage Special Meeting

Only holders of record of Life Storage common stock at the close of business on May 23, 2023, the record date for the Life Storage special meeting, are entitled to vote at the Life Storage special meeting and any postponement or adjournment of the Life Storage special meeting, except in the event such special meeting is adjourned or postponed to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting, in which case a new record date for such meeting will be fixed by the Life Storage board. As of the close of business on the record date, there were 85,093,805 shares of Life Storage common stock outstanding and entitled to vote at the Life Storage special meeting, held by approximately 453 stockholders of record.

Each share of Life Storage common stock owned on Life Storage’s record date is entitled to one vote on each proposal at the Life Storage special meeting.

Directors and Officers of Life Storage

At the close of business on the record date, directors and executive officers of Life Storage were entitled to vote 335,933 shares of Life Storage common stock, or approximately 0.4% of the Life Storage common stock outstanding on that date. Life Storage currently expects that all Life Storage directors and executive officers will vote their shares of Life Storage common stock in favor of the proposal to approve the company merger as well as the other proposals to be considered at the Life Storage special meeting, although none of them is contractually obligated to do so.

Required Vote; Quorum

Approval of the Life Storage merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal.

Assuming a quorum is present, approval of the Life Storage compensation proposal requires the affirmative vote of holders of shares of Life Storage common stock constituting a majority of the votes cast on such proposal.

Assuming a quorum is present, approval of the Life Storage adjournment proposal requires the affirmative vote of holders of shares of Life Storage common stock constituting a majority of the votes cast on such proposal.

Regardless of the number of shares of Life Storage common stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet. If you do not vote, this will have the same effect as a vote AGAINST the Life Storage merger proposal.

To constitute a quorum for the Life Storage special meeting, there must be present at the special meeting in person or by proxy the holders of outstanding shares of Life Storage common stock entitled to cast a majority of all the votes entitled to be cast at the Life Storage special meeting. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Life Storage special meeting. If your shares are held in “street name” by your broker or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Life Storage special meeting.

In addition, under Maryland law and the Life Storage bylaws, if a quorum is not present at the Life Storage special meeting, the chairman of the Life Storage special meeting may adjourn the Life Storage special meeting to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Shares Held in “Street Name”

If Life Storage stockholders hold shares of Life Storage common stock in an account of a broker or other nominee and they wish to vote such shares by proxy, they must return their voting instructions to the broker or other nominee.

If Life Storage stockholders hold shares of Life Storage common stock in an account of a broker or other nominee and they wish to attend and vote at the Life Storage special meeting, they must follow the directions provided by their broker or other nominee.

Abstentions and Broker Non-Votes

If your shares are held by a broker or other nominee on your behalf in “street name,” your broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many brokerage firms and other nominees have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card. In accordance with the rules of the NYSE, brokers and other nominees who hold common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Life Storage merger proposal, the Life Storage compensation proposal or the Life Storage adjournment proposal. Accordingly, if brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Life Storage merger proposal, the Life Storage compensation proposal or the Life Storage adjournment proposal, as applicable. Under such circumstance, a “broker non-vote” would arise.

Abstentions and broker non-votes will have the same effect as votes AGAINST the Life Storage merger proposal. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the Life Storage compensation proposal or the Life Storage adjournment proposal.

Manner of Submitting Proxy

Life Storage stockholders may vote for or against the proposals submitted at the Life Storage special meeting in person or by proxy. Life Storage stockholders can authorize a proxy in the following ways:

•

Telephone or via the Internet. This joint proxy statement/prospectus is accompanied by a proxy card with instructions for submitting voting instructions. Life Storage stockholders may authorize a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Shares will be voted as directed by Life Storage stockholders in the same manner as if such Life Storage stockholder had completed, signed, dated and returned a proxy card, as described below.

•	Mail: Life Storage stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

Life Storage stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy via the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 p.m., Eastern Time, on July 17, 2023.

The method by which Life Storage stockholders submit a proxy will in no way limit their right to vote at the Life Storage special meeting if they later decide to virtually attend the meeting and vote in person. If shares of Life Storage common stock are held in the name of a broker or other nominee, Life Storage stockholders must follow the directions provided by their broker or other nominee to be able to vote virtually at the Life Storage special meeting.

All shares of Life Storage common stock entitled to vote and represented by properly completed proxies received prior to the Life Storage special meeting, and not revoked, will be voted at the Life Storage special meeting as instructed on the proxies. If Life Storage stockholders of record return properly executed proxies but do not indicate how their shares of Life Storage common stock should be voted on a proposal, the shares of Life Storage common stock represented by their properly executed proxy will be voted as the Life Storage board recommends and therefore, FOR the Life Storage merger proposal, FOR the Life Storage compensation proposal and FOR the Life Storage adjournment proposal. If your shares of Life Storage common stock are held in “street name” by your broker or other nominee and you do not provide voting instructions to your broker or other nominee, your broker or other nominee will not be permitted to vote those shares and it will have the effect as described in the section entitled “The Life Storage Special Meeting—Abstentions and Broker Non-Votes” beginning on page 43 of this joint proxy statement/prospectus.

Revocation of Proxies or Voting Instructions

Life Storage stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Life Storage special meeting by:

•	submitting notice in writing to Life Storage’s Secretary at Life Storage, Inc., 6467 Main Street, Williamsville, New York 14221, Attn: Secretary;

•	executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or via the Internet; or

•	virtually attending the special meeting and voting in person at the Life Storage special meeting.

Written revocations will not be effective until received by Life Storage’s Secretary at or before the Life Storage special meeting. Telephone and Internet revocations will not be effective unless received on or before 11:59 p.m., Eastern Time, on July 17, 2023.

Attending the Life Storage special meeting without voting will not revoke your proxy.

Life Storage stockholders that hold Life Storage common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

The solicitation of proxies from Life Storage stockholders is made on behalf of the Life Storage board. Life Storage will pay the cost of soliciting proxies from Life Storage stockholders. Life Storage has engaged Innisfree to assist in the solicitation of proxies for the special meeting and Life Storage will pay Innisfree reasonable and customary compensation for these services, including a $75,000 retainer fee covering the first month of services and $40,000 per month thereafter. Life Storage has also agreed to reimburse Innisfree for reasonable expenses incurred in connection with the proxy solicitation. In addition to mailing proxy solicitation materials, Life Storage’s directors and officers and employees of Life Storage may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to Life Storage’s directors or officers or to employees of Life Storage for such services.

In accordance with the regulations of the SEC and NYSE, Life Storage also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Life Storage common stock.

PROPOSALS SUBMITTED TO LIFE STORAGE STOCKHOLDERS

Life Storage Merger Proposal

(Proposal 1 on the Life Storage Proxy Card)

The Life Storage stockholders are being asked to consider and vote on a proposal to approve the merger of Eros Merger Sub, LLC with and into Life Storage in accordance with the terms of the merger agreement, and the other transactions contemplated by the merger agreement. For a summary and detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement” beginning on pages 48 and 116 of this joint proxy statement/prospectus, respectively. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

Pursuant to the merger agreement, approval of this proposal is a condition to the consummation of the mergers. If this proposal is not approved, the mergers will not be completed.

Approval of this proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on such proposal.

Recommendation of the Life Storage Board of Directors

The Life Storage board unanimously recommends that Life Storage stockholders vote FOR the Life Storage merger proposal.

Life Storage Compensation Proposal

(Proposal 2 on the Life Storage Proxy Card)

The Life Storage stockholders are being asked to consider and vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to the Life Storage named executive officers. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, Life Storage is providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation that may be paid or become payable to Life Storage’s named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, that is based upon or otherwise relates to the mergers and the other transactions contemplated by the merger agreement and arises from any form of arrangement or understanding, whether written or unwritten, between Life Storage or the Combined Company and the named executive officers of Life Storage. Life Storage therefore is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Life Storage, Inc.’s named executive officers in connection with the mergers and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to Life Storage’s Named Executive Officers in Connection with the Mergers” beginning on page 106 of the joint proxy statement/prospectus dated June 6, 2023 is hereby APPROVED.”

Vote Required

The vote regarding the Life Storage compensation proposal is a vote separate and apart from the vote on the Life Storage merger proposal. Because the vote regarding merger-related compensation is advisory only, it will not be binding on either Life Storage or Extra Space regardless of whether the mergers are completed.

Accordingly, if the mergers are completed, the merger-related compensation will become payable in connection with the mergers and a qualifying termination of employment, subject only to the conditions applicable thereto, regardless of the outcome of this non-binding advisory vote.

Assuming a quorum is present, approval of the Life Storage compensation proposal requires the affirmative vote of a majority of the votes cast on such proposal.

Recommendation of the Life Storage Board of Directors

The Life Storage board unanimously recommends that Life Storage stockholders vote FOR the Life Storage compensation proposal.

Life Storage Adjournment Proposal

(Proposal 3 on the Life Storage Proxy Card)

The Life Storage stockholders are being asked to approve a proposal that will give the chairman of the Life Storage special meeting the authority to adjourn the Life Storage special meeting one or more times to another date, time or place, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes in favor of the Life Storage merger proposal if there are not sufficient votes at the time of the Life Storage special meeting to approve such proposal.

If, at the Life Storage special meeting, the number of shares of Life Storage common stock present in person or represented by proxy and voting for the approval of the Life Storage merger proposal is insufficient to approve such proposal, Life Storage intends to adjourn the Life Storage special meeting to another place, date or time in order to enable the Life Storage board to solicit additional proxies for approval of the proposal.

Assuming a quorum is present, approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal. In addition, under the Life Storage bylaws, if a quorum is not present at the Life Storage special meeting, the chairman of the Life Storage special meeting may adjourn the Life Storage special meeting to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting.

Recommendation of the Life Storage Board of Directors

The Life Storage board unanimously recommends that Life Storage stockholders vote FOR the Life Storage adjournment proposal.

Other Business

No business may be brought before the Life Storage special meeting except as set forth in the Life Storage special meeting notice.

THE MERGERS

The following contains a discussion of various aspects of or relating to the merger agreement and the mergers. Extra Space and Life Storage encourage Extra Space stockholders and Life Storage stockholders to carefully read this entire joint proxy statement/prospectus, including the information set forth in the section entitled “The Merger Agreement” beginning on page 116 of this joint proxy statement/prospectus as well as the merger agreement and the other documents attached to this joint proxy statement/prospectus or incorporated herein by reference, for a more complete understanding of the merger agreement and the mergers.

General

The Extra Space board has unanimously (i) approved the merger agreement and (ii) declared the merger agreement and the transactions contemplated thereby, including the mergers, to be advisable and in the best interests of Extra Space and its stockholders and in the best interests of Extra Space OP, Extra Space Merger Sub and Extra Space OP Merger Sub. To review the reasons of the Extra Space board for the mergers, see the section entitled “The Mergers—Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers” beginning on page 64 of this joint proxy statement/prospectus.

The Life Storage board has unanimously (i) determined that the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of Life Storage and its stockholders, and Life Storage OP and its limited partners, (ii) approved the mergers and the other transactions contemplated by the merger agreement, and (iii) approved and adopted the merger agreement. To review the reasons of the Life Storage board for the mergers, see the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus.

Pursuant to the merger agreement, (i) Extra Space Merger Sub will merge with and into Life Storage, with Life Storage continuing as the surviving entity and a wholly owned subsidiary of Extra Space, (ii) immediately after the company merger effective time, the LLC Conversions will be effected, (iii) immediately after the LLC Conversions, Extra Space will contribute to Extra Space OP all the outstanding equity interests of the Surviving Entity in exchange for the issuance by Extra Space OP to Extra Space of a number of newly issued partnership units in Extra Space OP equal to the number of shares of Extra Space common stock to be issued in the company merger, and (iv) thereafter, Extra Space OP Merger Sub will merge with and into Life Storage OP, with Life Storage OP continuing as the surviving entity and a wholly owned indirect subsidiary of Extra Space OP. Life Storage stockholders will receive the merger consideration described below in the section entitled “The Merger Agreement—Merger Consideration; Effects of the Mergers” beginning on page 117 of this joint proxy statement/prospectus.

Background of the Mergers

The boards of directors and management teams of Extra Space and Life Storage periodically and in the ordinary course evaluate and consider a variety of financial and strategic opportunities as part of their respective long-term strategies to enhance value for their respective stockholders, including potential acquisitions, divestitures, business combinations and other transactions. Members of the management teams of each of Extra Space and Life Storage from time to time have met or otherwise communicated informally and independently with each other and with representatives of other real estate companies and investors regarding industry trends and considerations and the performance, business, strategic direction and prospects of their respective companies.

On December 15, 2022, Joseph D. Russell, Jr., Chief Executive Officer of Public Storage, contacted Joseph V. Saffire, Chief Executive Officer of Life Storage, to propose a potential acquisition of Life Storage by Public Storage. During this conversation, Mr. Saffire indicated that the chairman of the Life Storage board, Mark G. Barberio, should be included in any discussion regarding a potential transaction involving Life Storage and

Public Storage and Messrs. Saffire and Russell agreed to schedule a further discussion. No terms of a potential transaction were discussed during this conversation.

On December 22, 2022, Messrs. Saffire, Barberio and Russell, along with Ronald L. Havner, Jr., chairman of the board of trustees of Public Storage, spoke via video conference. During this discussion, Messrs. Havner and Russell proposed a potential acquisition of Life Storage by Public Storage in a stock-for-stock transaction that would value Life Storage at a premium to the current trading price of Life Storage common stock but did not provide a specific exchange ratio or specify an amount of premium that would be proposed. Messrs. Havner and Russell requested that the parties engage in further discussions regarding the proposed transaction in mid-January 2023.

On December 28, 2022, the Life Storage board held a meeting to discuss the unsolicited request by Public Storage that the parties engage in further discussions regarding a potential acquisition of Life Storage by Public Storage. Members of Life Storage management and representatives of Wells Fargo, which had provided various financial advisory and financing services to Life Storage in the past, were present. Also present were representatives of Phillips Lytle, which serves as regular outside counsel to Life Storage, and representatives of Hogan Lovells, which had represented Life Storage on prior significant transactions. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters in the context of considering an unsolicited proposal for a potential business combination transaction under Maryland law. Mr. Barberio summarized the telephonic discussions with Public Storage representatives and the request by Public Storage for further discussions regarding a proposed acquisition of Life Storage by Public Storage. The Life Storage board then discussed with its legal and financial advisors and Life Storage management the Public Storage request as well as, among other things, Life Storage’s performance relative to its strategic plan and its prospects for continued successful execution of such strategic plan. Following such discussion, the Life Storage board unanimously determined that Life Storage would not pursue further discussions with Public Storage with respect to Public Storage’s acquisition proposal. The Life Storage board instructed Life Storage management to send a written response to Public Storage informing it of the Life Storage board’s determination.

On December 29, 2022, Life Storage delivered a letter to Public Storage indicating that Life Storage would not pursue further discussions with Public Storage regarding a potential acquisition of Life Storage by Public Storage. Also on December 29, 2022, Mr. Saffire telephoned Mr. Russell and informed him of the Life Storage board’s determination.

On January 12, 2023, Mr. Russell telephoned Mr. Saffire and expressed Public Storage’s continuing interest in an acquisition of Life Storage. Subsequently on January 12, 2023, Public Storage sent Life Storage a written preliminary non-binding proposal for a taxable all-stock transaction at an exchange ratio of 0.4192 of a share of Public Storage common stock for each share of Life Storage common stock, which the Public Storage proposal stated would have a current value of $124.12 per share of Life Storage common stock based on the closing price of Public Storage common stock on January 12, 2023. The letter also summarized Public Storage’s rationale for a strategic transaction and set forth certain benefits of the proposed transaction, all of which were reiterated in the letter sent by Public Storage to Life Storage on February 5, 2023, which was publicly released. In this section, we refer to this proposal as the “PSA January 12th Proposal.” The PSA January 12th Proposal also disclosed that Wachtell, Lipton, Rosen & Katz, which we refer to in this section as “Wachtell Lipton,” was engaged as Public Storage’s legal counsel.

On January 17, 2023, the Life Storage board held a meeting to discuss the PSA January 12th Proposal. Members of Life Storage management and representatives of Wells Fargo, Hogan Lovells and Phillips Lytle were present. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters in the context of considering an unsolicited proposal for a potential business combination transaction under Maryland law. In light of the receipt of the PSA January 12th Proposal, the Life Storage board determined to formally engage outside legal and financial advisors at that time and authorized the engagement of Hogan Lovells as its outside legal counsel and Wells Fargo as its outside financial advisor.

Following a preliminary discussion of the PSA January 12th Proposal, the Life Storage board unanimously determined that it would further review the PSA January 12th Proposal at an upcoming meeting with the assistance of Life Storage management and the Life Storage legal and financial advisors.

On January 18, 2023, Mr. Russell emailed Mr. Saffire to express again his interest in meeting to discuss the PSA January 12th Proposal. Mr. Saffire responded via email on January 19, 2023, acknowledging receipt of Mr. Russell’s email and noting that Life Storage was reviewing the PSA January 12th Proposal and would respond in due course.

On January 30, 2023, the Life Storage board held a meeting to discuss the PSA January 12th Proposal. Members of Life Storage management and representatives of Wells Fargo, Hogan Lovells and Phillips Lytle were present. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters in the context of considering an unsolicited proposal for a potential business combination transaction under Maryland law. Representatives of Wells Fargo discussed with the Life Storage board the PSA January 12th Proposal, Life Storage’s stand-alone business plan and prospects, Life Storage’s operating and financial performance over the most recent three and five years and, among other topics, preliminary observations regarding a potential merger or sale to third parties, including Public Storage. The Life Storage board discussed the merits of and risks related to the PSA January 12th Proposal and to continuing to pursue Life Storage’s existing business strategy as an independent, stand-alone company, noting, among other things, that although the PSA January 12th Proposal represented a premium to recent trading prices of Life Storage common stock, Life Storage management believed that Life Storage had the potential to achieve significant growth in FFO and total stockholder returns. The Life Storage board discussed various alternative responses to Public Storage but unanimously determined that the PSA January 12th Proposal was not in the best interests of Life Storage stockholders. Following this discussion, the Life Storage board instructed Life Storage management to send a written response to Public Storage rejecting the PSA January 12th Proposal.

Also on January 30, 2023, Mr. Russell emailed Mr. Saffire to express Public Storage’s continued interest in an acquisition of Life Storage and reiterated certain benefits of the proposed acquisition previously set forth in the PSA January 12th Proposal, which benefits were reiterated in the PSA February 5th Proposal (as defined below). Mr. Russell also included information regarding a comparison of the operating margins of Public Storage and Life Storage and noted the higher operating margin of Public Storage, which information was reiterated in the PSA February 5th Proposal.

On January 31, 2023, Life Storage delivered a letter to Public Storage informing it that the Life Storage board had unanimously rejected the PSA January 12th Proposal.

Also during the week of January 30, 2023, Mr. Saffire communicated with the chief executive officer of a large self-storage company, which we refer to in this section as “Party A,” to seek to arrange a meeting between the Party A chief executive officer and Messrs. Saffire and Barberio, which meeting was subsequently scheduled for February 6 and 7, 2023.

On February 5, 2023, Public Storage sent a letter to Life Storage reiterating its proposal to acquire Life Storage at an exchange ratio of 0.4192 of a share of Public Storage common stock for each share of Life Storage common stock in a taxable all-stock transaction, which we refer to in this section as the “PSA February 5th Proposal.” The letter summarized Public Storage’s rationale for the strategic transaction and provided a brief summary of the communications between representatives of Public Storage and Life Storage since January 12, 2023. The letter also disclosed that Public Storage had engaged Goldman Sachs & Co LLC, which we refer to in this section as “Goldman Sachs,” as its financial advisor. Shortly thereafter, Public Storage issued a press release disclosing its interest in a potential acquisition of Life Storage, which included both the February 5th letter and the January 12th letter sent by Public Storage to Life Storage.

Also on February 5, 2023, Public Storage announced that it would increase the regular quarterly dividend on its common stock by 50% from $2.00 to $3.00 per share.

On February 6 and 7, 2023, Messrs. Saffire and Barberio met with the chief executive officer of Party A and a member of the board of trustees of Party A to discuss a potential strategic transaction involving Life Storage and Party A. At the conclusion of the meeting, the chief executive officer of Party A declined to engage in further discussions in the near-term but indicated that Party A may consider re-engaging in discussions in early March 2023.

On February 9, 2023, the Life Storage board held a regularly scheduled meeting, which board meeting is held annually in February to review Life Storage’s operating and strategic plans, and at which members of Life Storage management and representatives of Wells Fargo, Hogan Lovells and Phillips Lytle were present. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters in the context of reviewing and analyzing a potential business combination transaction under Maryland law. Representatives of Wells Fargo discussed with the Life Storage board the PSA February 5th Proposal and noted that it included the same terms as the PSA January 12th Proposal. Representatives of Wells Fargo also discussed with the Life Storage board the recently announced increase in Public Storage’s dividend, Life Storage’s stand-alone business plan and prospects, Life Storage’s operating and financial performance over the most recent three and five years and, among other topics, preliminary observations regarding a potential merger or sale to third parties, including Public Storage. Mr. Barberio also updated the Life Storage board regarding the recent discussions with Party A. The Life Storage board discussed, together with its legal and financial advisors, the change in dynamics by Public Storage from a private approach to a public campaign. Consistent with its discussions at its January 30, 2023 meeting, the Life Storage board discussed the merits of and risks related to the PSA February 5th Proposal and to continuing to pursue Life Storage’s existing business strategy as an independent, stand-alone company. The Life Storage board noted, among other things, that the PSA February 5th Proposal included the same terms as the PSA January 12th Proposal but still represented a premium to recent trading prices of Life Storage common stock. Life Storage management reiterated their belief that Life Storage had the potential to achieve significant growth in FFO and total stockholder returns and to further expand operating margins. Additional factors considered by the Life Storage board included Life Storage’s prospects for future creation of stockholder value, strong operating and financial performance since 2019, likely ability to scale its portfolio faster than Public Storage, and recent expansion of its operating margins and its efforts to further that progress. After further discussion, the Life Storage board unanimously determined that the PSA February 5th Proposal significantly undervalued Life Storage and its prospects for future growth and value creation, that the PSA February 5th Proposal, therefore, was not in the best interests of Life Storage stockholders, and unanimously determined to reject the PSA February 5th Proposal. Following these determinations, the Life Storage board directed management to issue a public announcement regarding the Life Storage board’s rejection of the PSA February 5th Proposal and the factors that the Life Storage board considered in making its determination.

In addition, in light of the public nature of the PSA February 5th Proposal, the Life Storage board determined to formally engage additional outside legal and financial advisors at that time and authorized the engagement of Quinn Emanuel Urquhart & Sullivan as special litigation counsel and BofA Securities, which had provided various financing services to Life Storage in the past, as an additional outside financial advisor.

On February 14, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. The Life Storage board’s legal and financial advisors reviewed and discussed with the Life Storage board a draft press release, which we refer to in this section as the “Rejection Release,” to be issued by Life Storage to announce the Life Storage board’s rejection of the PSA February 5th Proposal. The Rejection Release included, among other things, the factors that the Life Storage board considered in making its determination and stated that while the Life Storage board was open to exploring all opportunities to maximize stockholder value, the PSA February 5th Proposal was insufficient in that regard. The Life Storage board’s legal and financial advisors reviewed and discussed with the Life Storage board a draft communications plan to be implemented in connection with the Rejection Release, which was expected to be issued on February 16, 2023 after the close of trading on the NYSE. The Life Storage board also discussed with its legal and financial advisors the merits of and risks related to direct engagement with Public Storage and determined that such engagement should occur after the issuance by Life Storage of its 2022 earnings release and certain additional information regarding the Life Storage board’s determination regarding the PSA February 5th Proposal.

On February 15, 2023, the Extra Space board held a regularly scheduled meeting, at which members of Extra Space management were present. Among other matters, the Extra Space board discussed the PSA February 5th Proposal to Life Storage. Mr. Margolis noted that Extra Space had considered a potential business combination with Life Storage in the past and that Citi, which had provided financial advisory services to Extra Space from time to time, had prepared a preliminary analysis of the potential business combination. Following such discussion, the Extra Space board directed Extra Space management to be prepared to respond to any requests from Life Storage to discuss a potential business combination between Extra Space and Life Storage.

On February 16, 2023, Life Storage issued the Rejection Release.

Also on February 16, 2023, concurrently with the issuance of the Rejection Release, Mr. Barberio telephoned Mr. Havner to inform him of the issuance of the Rejection Release. Mr. Barberio also informed Mr. Havner that if, after Life Storage issued its 2022 earnings release and certain additional information regarding the Life Storage board’s determination regarding the PSA February 5th Proposal, which was expected to occur on February 23 and 24, 2023, Public Storage continued to be interested in engaging with Life Storage, then Life Storage would authorize its financial advisors to communicate with Public Storage’s financial advisors. Mr. Havner affirmed Public Storage’s continuing interest in such engagement.

On February 17, 2023, a representative of Goldman Sachs, on behalf of Public Storage, contacted a representative of BofA Securities and requested that a telephonic discussion be arranged between the financial advisors to each of Public Storage and Life Storage. At the direction of Life Storage, representatives of Wells Fargo and BofA Securities subsequently informed the representative of Goldman Sachs that the Life Storage financial advisors would be available for such telephonic discussion after Life Storage had issued its earnings release on February 24, 2023 and such financial advisors subsequently agreed that the discussion be held on February 27, 2023.

On February 22, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. The Life Storage board’s legal and financial advisors reviewed and discussed with the Life Storage board a draft investor presentation outlining the reasons for the Life Storage board’s rejection of the PSA February 5th Proposal and the factors that the Life Storage board considered in making its determination. Members of Life Storage management discussed with the Life Storage board the company’s earnings results for the quarter and year ended December 31, 2022, as well as financial guidance for fiscal year 2023 and an outlook for 2024, all of which was scheduled to be disclosed, together with the investor presentation, on February 23 and 24, 2023. The Life Storage board’s legal and financial advisors also reviewed and discussed with the Life Storage board a draft communications plan to be implemented in connection with the investor presentation and the earnings release.

On the evening of February 23, 2023, Life Storage issued a press release publicly disclosing its earnings results for the quarter and year ended December 31, 2022.

On the morning of February 24, 2023, Life Storage issued a press release announcing the publication on the Life Storage website of the investor presentation, which outlined the reasons for the Life Storage board’s unanimous rejection of the PSA February 5th Proposal and the factors that the Life Storage board considered in making its determination. Later that morning, Life Storage management held its regularly scheduled publicly available conference call to discuss the company’s earnings results for the quarter and year ended December 31, 2022, its financial guidance for fiscal year 2023 and an outlook for fiscal year 2024, and the investor presentation.

On February 27, 2023, representatives of each of Wells Fargo and BofA Securities, on behalf of and at the direction of Life Storage, and Goldman Sachs and Morgan Stanley, on behalf of and at the direction of Public Storage, held a conference call to discuss a potential exchange of information and other due diligence activities between Life Storage and Public Storage. Life Storage’s financial advisors stated that Life Storage’s intent in exchanging such information was to assist Public Storage in submitting an enhanced proposal if it elected to do so and to assist Life Storage’s board in its review and analysis of any such proposal. At the conclusion of the call, at the direction of Life Storage, Life Storage’s financial advisors delivered to Public Storage’s financial advisors via email a form of non-disclosure agreement prepared by Hogan Lovells.

From February 28 through March 2, 2023, representatives of Hogan Lovells, on behalf of Life Storage, negotiated the terms of the non-disclosure agreement with representatives of Wachtell Lipton, on behalf of Public Storage.

On February 28, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. Members of Life Storage management discussed with the Life Storage board the communications received by Life Storage from significant stockholders and industry analysts in response to the issuance by the company of its earnings results for the quarter and year ended December 31, 2022, its financial guidance for fiscal year 2023 and an outlook for 2024, and the investor presentation. Members of Life Storage management noted that such communications were primarily focused on such stockholders encouraging the Life Storage board to engage in discussions with Public Storage and possibly other potential counterparties, including to determine if an improved price might be available. The Life Storage board also discussed with its legal and financial advisors certain other potential alternatives to an acquisition by Public Storage. Following such discussion, the Life Storage board authorized Messrs. Barberio and Saffire to make confidential inquiries to certain self-storage industry participants and non-industry capital sources.

On March 1, 2023, representatives of Public Storage sent to representatives of Life Storage an initial diligence request list.

On March 2, 2023, Life Storage and Public Storage executed a non-disclosure agreement, which provided for, among other things, a 28-day standstill period (with customary fall-away provisions), expiring on March 30, 2023, during which period Public Storage was prohibited from taking certain actions with respect to a potential acquisition of Life Storage. The non-disclosure agreement did not include an exclusivity provision that would prohibit Life Storage from discussing or negotiating a potential transaction with other potential counterparties during the 28-day standstill period. Later on March 2, 2023, Life Storage opened a virtual data room to provide confidential diligence materials regarding Life Storage to Public Storage and its advisors.

On March 3, 2023, in accordance with the Life Storage board’s authorization at its February 28 meeting and as directed by Mr. Barberio, Mr. Saffire telephoned the chief executive officer of Party A to inquire as to whether Party A would have an interest in further discussions regarding a potential strategic transaction with Life Storage. Mr. Saffire and the chief executive officer of Party A discussed arrangements for a follow-up discussion, which was subsequently scheduled for March 10, 2023. The chief executive officer of Party A noted that he was uncertain as to whether Party A would be able to provide sufficient value in a potential transaction to compete with the premium indicated by the PSA February 5th Proposal.

Also on March 3, 2023, in accordance with the Life Storage board’s authorization at its February 28 meeting and as directed by Mr. Barberio, Mr. Saffire telephoned Joseph D. Margolis, Chief Executive Officer of Extra Space, to inquire as to whether Extra Space would have an interest in discussions regarding a potential strategic transaction with Life Storage. During this call, Mr. Margolis confirmed that Extra Space had a strong interest in pursuing such discussions and Messrs. Saffire and Margolis agreed to schedule an in-person meeting to continue such discussions, which was subsequently held on March 8, 2023 in Sarasota, Florida.

Also on March 3, 2023, representatives of Life Storage sent representatives of Public Storage a diligence request list for materials and information to assist Life Storage in its potential review and analysis of any enhanced proposal that Public Storage may submit.

From March 3, 2023 until April 1, 2023, the management teams of each of Public Storage and Life Storage, together with their respective financial and legal advisors, performed a diligence review with respect to the other company through a review of publicly available and non-public information and held a series of discussions regarding diligence matters.

On March 8, 2023, Messrs. Barberio, Margolis and Saffire met in Sarasota, Florida to discuss Extra Space’s interest in a potential strategic transaction with Life Storage. Mr. Margolis noted that Kenneth Woolley, chairman of the Extra Space board, was unable to attend the meeting due to ongoing travel outside of the United States. During these discussions, Mr. Margolis indicated that Extra Space would be interested in exploring a stock-for-stock, tax-free transaction. No nonpublic information was disclosed at the meeting nor were specific terms of a potential strategic transaction discussed. Later on March 8, 2023, Mr. Saffire delivered to Mr. Margolis via email a form of non-disclosure agreement prepared by Hogan Lovells.

On March 9, 2023, Public Storage provided Life Storage and its representatives with access to a virtual data room containing certain confidential information regarding Public Storage that had been requested by Life Storage and its advisors.

Also on March 9, 2023, Extra Space and Life Storage entered into a non-disclosure agreement, which included, among other things, a reciprocal standstill provision with a 12-month term (with customary fall-away provisions) and customary mutual confidentiality restrictions. The non-disclosure agreement did not include an exclusivity provision that would prohibit Life Storage from discussing or negotiating a potential transaction with other potential counterparties during the standstill period.

Later on March 9, 2023, Life Storage provided Extra Space and its representatives with access to the same Life Storage virtual data room that had been made available to Public Storage. From March 9, 2023 until the execution of the merger agreement on April 2, 2023, each of Public Storage and Extra Space had access to this virtual data room.

On March 10, 2023, Mr. Saffire spoke by telephone with the chief executive officer of Party A who informed Mr. Saffire that Party A remained uncertain regarding the viability of a strategic transaction with Life Storage. Following this March 10 discussion, there were no further communications between Life Storage and Party A.

On March 13, 2023, the Life Storage board held a meeting, at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. Mr. Barberio and representatives of Wells Fargo and BofA Securities provided an update on discussions with each of Public Storage and Extra Space and the diligence review that was underway with each potential counterparty. Mr. Saffire updated the Life Storage board regarding his discussions with the chief executive officer of Party A. Messrs. Barberio and Saffire and representatives of Wells Fargo and BofA Securities also noted that various inquiries had been received from private capital sources regarding such parties’ interest in participating in an ancillary role in a strategic or other transaction but that none had expressed an interest in presenting an acquisition proposal. Alexander Gress, Chief Financial Officer of Life Storage, reviewed with the Life Storage board the company’s 5-year financial forecasts and the key underlying assumptions and various factors that could affect the company’s performance relative to such forecasts. After discussion, the Life Storage board authorized and directed its financial advisors to use the 5-year financial forecasts for the purposes of their fairness opinions and related analyses to provide the 5-year financial forecast to Public Storage, Extra Space and other potential counterparties. See the section entitled “The Mergers—Certain Life Storage Unaudited Prospective Financial Information” beginning on page 99 of this joint proxy statement/prospectus.

On March 14, 2023, the Extra Space board held a meeting, at which members of Extra Space management and representatives of Citi were present. Mr. Margolis informed the Extra Space board of the unsolicited outreach from Life Storage and summarized the discussions with Life Storage representatives and the request by Life Storage for further discussions regarding a potential acquisition of Life Storage by Extra Space. The Extra Space board then discussed with representatives of Citi and Extra Space management the Life Storage acquisition opportunity, including preliminary synergy assessments. Following such discussion, the Extra Space board provided Extra Space management with direction on the potential valuation of Life Storage and authorized Extra Space management to pursue further discussions with respect to a potential acquisition of Life Storage.

Also on March 14, 2023, representatives of Hogan Lovells and Phillips Lytle participated in a conference call with representatives of Latham, counsel to Extra Space, to discuss preliminary matters with respect to a potential transaction between Life Storage and Extra Space. Latham serves as regular outside counsel to Extra Space and had been engaged to advise on a potential transaction with Life Storage. Representatives of Hogan Lovells presented to representatives of Latham a potential structure for a tax-free merger transaction with Extra Space, which took into account Extra Space’s UPREIT structure, Life Storage’s joint venture arrangements and Life Storage’s tax protection agreements with certain Life Storage operating partnership unitholders. Representatives of Hogan Lovells subsequently provided a copy of the presentation to Latham via email. Representatives of Hogan Lovells and representatives of Latham also discussed a process for each party’s diligence review of the other, and Latham was informed that Life Storage diligence materials would be posted to Life Storage’s virtual data room. Subsequent to March 14, 2023 and until the execution of the definitive merger agreement on April 2, 2023, representatives of Hogan Lovells and Phillips Lytle engaged in separate discussions with representatives of each of Wachtell Lipton and Latham regarding, among other matters, potential structure alternatives, proposed tax treatment for the transaction, Life Storage joint venture arrangements, Life Storage tax protection agreements, and certain employee compensation matters in connection with a potential strategic transaction, relating to, among other things, payment of 2023 annual bonuses and payment of severance to employees terminated in connection with the potential transaction.

On March 15, 2023, representatives of Hogan Lovells and Phillips Lytle participated in a conference call with representatives of Wachtell Lipton, counsel to Public Storage, to discuss certain structuring considerations for a potential transaction. Representatives of Hogan Lovells presented to representatives of Wachtell Lipton a potential structure for a merger transaction with Public Storage, which took into account Public Storage’s DownREIT structure, Public Storage’s stated preference for a taxable transaction (but provided for a tax deferred transaction at the operating partnership level), Life Storage’s joint venture arrangements and Life Storage’s tax protection agreements with certain Life Storage operating partnership unitholders. Representatives of Hogan Lovells subsequently provided a copy of the presentation to Wachtell Lipton via email.

On March 16, 2023, representatives of Hogan Lovells had a follow-up call with representatives of Latham to further discuss structuring considerations, including with respect to the potential for a tax-free transaction at the Life Storage operating partnership level and the potential impact of such structure on the Life Storage tax protection agreements.

Also on March 16, 2023, Messrs. Barberio and Saffire met in Atlanta, Georgia with Messrs. Woolley and Margolis to discuss Extra Space’s interest in a potential strategic transaction with Life Storage and the potential merits and challenges of such a transaction. Mr. Woolley noted that the Extra Space board had authorized Extra Space to move forward with the negotiation of a potential transaction with Life Storage. During these discussions, Messrs. Woolley and Margolis made an oral proposal for Extra Space to acquire all of the outstanding shares of Life Storage common stock in a stock-for-stock tax-free transaction at an exchange ratio of 0.835 of a share of Extra Space common stock for each share of Life Storage common stock. Mr. Barberio requested that Extra Space present any acquisition proposal in writing so that Mr. Barberio could provide the proposal to the Life Storage board for consideration.

Later on March 16, 2023, at the direction of Life Storage, representatives of Wells Fargo and BofA Securities participated in a conference call with representatives of Goldman Sachs and Morgan Stanley, in which the Public Storage financial advisors noted that Public Storage intended to submit an updated proposal the following week and requested certain additional information regarding the factors the Life Storage board would consider in evaluating a revised proposal, including the potential inclusion of cash as a portion of the proposed merger consideration. Representatives of Wells Fargo and BofA Securities responded that Life Storage was not providing guidance with respect to a preference for cash versus stock consideration but instead encouraged Public Storage to seek to provide the greatest overall value. Thereafter, from March 16, 2023 until March 31, 2023, representatives of Morgan Stanley and Goldman Sachs and representatives of Wells Fargo and BofA Securities held a series of discussions regarding financial and operating matters as well as transaction process and timing matters.

On March 17, 2023, the Extra Space board held a meeting, at which members of Extra Space management were present. Messrs. Woolley and Margolis provided an update to the Extra Space board regarding discussions with Life Storage representatives. As a part of this review, the Extra Space board discussed, among other matters, the strategic rationale of the potential acquisition of Life Storage, timing, proposed economic terms and other key considerations. After discussion, the Extra Space board authorized Extra Space management to continue negotiating an acquisition of all of the outstanding Life Storage common stock at a fixed exchange ratio of 0.835 of a share of Extra Space common stock for each share of Life Storage common stock. Following the March 17 Extra Space board meeting, Extra Space formally engaged on the same day Citi as its outside financial advisor in connection with the potential acquisition of Life Storage.

Later on March 17, 2023, Extra Space delivered to Life Storage a written letter confirming its prior oral proposal to acquire all of the outstanding Life Storage common stock at a fixed exchange ratio of 0.835 of a share of Extra Space common stock for each share of Life Storage common stock (which such letter noted would provide an implied value of $133.57 per share of Life Storage common stock based on the closing price of Extra Space common stock on March 16, 2023), which we refer to in this section as the “EXR March 17th Proposal.” The letter also indicated that Extra Space expected that any definitive merger agreement would contain a customary no shop provision that included a fiduciary out termination right, with the corresponding termination fee amount set at the upper end of the typical range for fully marketed acquisition transactions and that Extra Space would have matching rights for any proposals emerging after the execution of a definitive merger agreement.

Also on March 17, 2023, the management teams of each of Life Storage and Extra Space, together with their respective financial advisors, held a telephonic meeting and discussed the parties’ expectations as to various financial and operating diligence matters, including potential synergies and transaction costs. Thereafter, from March 17, 2023 until March 31, 2023, representatives of Citi and representatives of Wells Fargo and BofA Securities held a series of discussions regarding financial and operating matters as well as transaction process and timing matters.

Shortly after receiving the EXR March 17th Proposal, Mr. Barberio communicated to Mr. Woolley that the exchange ratio in the proposal would likely be perceived as inadequate given the potential of a higher bid. The chairmen determined to continue discussions and diligence sessions to further explore a potential strategic transaction between Life Storage and Extra Space.

Throughout the weeks of March 20 and March 27, 2023, Life Storage’s legal and financial advisors, members of Life Storage management and Mr. Barberio engaged in discussions and diligence sessions with legal and financial advisors of, and members of management and the chairman of the board of directors of, each of Public Storage and Extra Space.

On March 21, 2023, the Life Storage board held a meeting, at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. Mr. Barberio provided the Life Storage board with an update regarding recent discussions with representatives of each of Public Storage and Extra Space and the status of the ongoing diligence reviews with each potential counterparty. Representatives of Wells Fargo then discussed with the Life Storage board, among other topics, a preliminary financial comparison of each of the PSA February 5th Proposal, the EXR March 17th Proposal and Life Storage’s independent business plan, which included a comparison of the relative benefits and considerations of each of the possible alternatives. During the meeting, the Life Storage board and its legal and financial advisors discussed (i) the benefits and risks of pursuing a strategic transaction with either Public

Storage or Extra Space relative to continuing to pursue Life Storage’s existing business strategy as a stand-alone company, (ii) the relative benefits and risks of pursuing a strategic transaction with either Public Storage or Extra Space and the financial outlook of the combined company, (iii) whether there may be other potential counterparties that have both the financial ability and the interest in making and consummating an acquisition proposal at a value greater than that presented by either Public Storage or Extra Space, and (iv) a strategy designed to obtain the highest value from each of Public Storage and Extra Space. Wells Fargo and BofA Securities indicated that there were a limited number of potential buyers that would have the financial ability and interest in making an acquisition proposal for Life Storage, and Mr. Barberio reiterated to the Life Storage board that Party A had not demonstrated an interest in pursuing a potential transaction with Life Storage. Following a conversation amongst the Life Storage board and its financial and legal advisors regarding the risks of further outreach and associated leaks against the potential benefit of obtaining a proposal at a cash price that would be more attractive than the two proposals under consideration, the Life Storage board authorized its financial advisors to contact one specified potential cash buyer, who we refer to in this section as “Party B.” Following further discussion, Life Storage’s financial advisors were directed to encourage each of Public Storage and Extra Space to submit enhanced proposals and Hogan Lovells and Phillips Lytle were directed to prepare a form of draft merger agreement for Life Storage to present to each of Public Storage and Extra Space along with a request that a markup of such draft be returned to Life Storage in order that the Life Storage board would have a more fulsome view of each such party’s proposal.

Later on March 21, 2023, representatives of Wells Fargo and BofA Securities spoke by telephone with representatives of Morgan Stanley and Goldman Sachs to encourage Public Storage to submit an enhanced proposal.

Also on March 21, 2023, representatives of Wells Fargo and BofA Securities spoke by telephone with representatives of Citi to discuss the status of diligence activities. Life Storage’s financial advisors also communicated that Extra Space would be provided with a draft merger agreement in the next several days and that Extra Space was encouraged to submit a markup of such draft.

Also on March 21, 2023, Extra Space provided Life Storage and its representatives with access to a virtual data room containing certain confidential information regarding Extra Space that had been requested by Life Storage and its advisors.

On March 22, 2023, Bloomberg published an article speculating that Extra Space was considering submitting a proposal to acquire Life Storage.

On March 24, 2023, Public Storage delivered to Life Storage via email a written letter from Messrs. Russell and Havner in which it proposed to acquire all of the outstanding shares of Life Storage at an updated exchange ratio of 0.4400 shares of Public Storage common stock for each outstanding Life Storage share (which Public Storage stated in its letter was a five percent increase from the PSA February 5th Proposal), which we refer to in this section as the “PSA March 24th Proposal.”

Later on March 24, 2023, Messrs. Barberio and Saffire spoke via video conference with Messrs. Havner and Russell to acknowledge receipt of Public Storage’s updated offer letter and to inform Public Storage that Hogan Lovells would send to Wachtell Lipton the following day a draft merger agreement. Public Storage was encouraged to submit by the close of business on March 27, 2023 a markup of such draft as well as an enhanced proposal. Messrs. Barberio and Saffire noted to Messrs. Havner and Russell that the PSA March 24th Proposal did not, in effect, represent compelling value and encouraged Public Storage to “put its best foot forward” with a further enhanced proposal. Messrs. Barberio and Saffire informed Messrs. Havner and Russell that the Life Storage board was seeking resolution with respect to a potential strategic transaction within the next week, and each of Public Storage and Life Storage should work to complete its diligence review within that timeframe.

Subsequently on March 24, 2023, at the direction of Life Storage, representatives of Wells Fargo and BofA Securities spoke by telephone with representatives of Morgan Stanley and Goldman Sachs to reiterate the guidance communicated by Messrs. Barberio and Saffire to Mr. Russell earlier that day. In response to questions from the Public Storage financial advisors, the Life Storage financial advisors reiterated that Life Storage was not providing guidance with respect to a preference for cash versus stock consideration but instead encouraged Public Storage to seek to provide the greatest overall value.

On March 25, 2023, Mr. Barberio spoke by telephone with Mr. Woolley to encourage Extra Space to submit an enhanced proposal by close of business on March 27, 2023. Extra Space was also informed that the Life Storage board was seeking resolution with respect to a potential strategic transaction within the next week, and each of Extra Space and Life Storage should work to complete its diligence review within that timeframe. Following such call, representatives of Wells Fargo and BofA Securities spoke by telephone with representatives of Citi to confirm the matters discussed between Mr. Barberio and Mr. Woolley.

Later on March 25, 2023, representatives of Hogan Lovells distributed, on behalf of Life Storage, the same form of draft merger agreement to counsel for each of Extra Space and Public Storage and requested a markup back from each party by the close of business on March 27, 2023. The draft merger agreement (i) included generally reciprocal representations and warranties, customary interim operating covenants and closing conditions, (ii) included a provision providing for the post-closing appointment of an unspecified number of current Life Storage board members to the board of directors of the combined company, with the number of board seats left open for each of Extra Space and Public Storage to propose, (iii) provided that Life Storage could continue to pay its quarterly dividend at a rate not to exceed $1.20 per share per quarter and would align its dividend payments to its counterparty’s dividend payments during the period between signing and closing of the potential transaction, (iv) included mutual non-solicitation or “no shop” restrictions on each party’s ability to solicit or negotiate alternative acquisition proposals, the ability of Life Storage to terminate the agreement to accept a superior proposal, the ability of either party to change its recommendation to its stockholders due to a superior proposal or an intervening event after signing and a mutual termination fee (equal to 2.75% of each such party’s equity value) and expense reimbursement (up to $20 million) that would be payable by either party under certain circumstances and (v) included a termination fee equal to 1% of Life Storage’s equity value payable by the counterparty to Life Storage in the event that the merger agreement was terminated due to the failure of the counterparty to obtain its stockholder approval for the transaction, which we refer to in this section as the “Parent No Vote Termination Fee.”

On March 26, 2023, Mr. Woolley spoke by telephone with Mr. Barberio regarding the continued interest by Extra Space in a strategic transaction with Life Storage. In response to a request from Mr. Woolley and after taking into account the significantly shorter period of time that had been available to Extra Space (as compared to Public Storage) to conduct diligence and develop a more informed proposal, Mr. Barberio indicated to Mr. Woolley that Life Storage would not object if Extra Space submitted its markup of the draft merger agreement later in the week.

On March 27, 2023, representatives of Wachtell Lipton sent to representatives of Hogan Lovells a markup of the draft merger agreement, which reflected a proposed acquisition of all of the outstanding share of Life Storage common stock for 0.4600 of a share of Public Storage common stock for each share of Life Storage common stock or, at the option of the Life Storage board, up to $26 per share in cash and 0.3692 of a share of Public Storage common stock for each outstanding share of Life Storage common stock. Such proposal was also communicated to Messrs. Barberio and Saffire in a separate letter also received on March 27, 2023, which clarified that at $26 of cash consideration per share of Life Storage common stock, Public Storage would not be required to obtain a vote of its stockholders in connection with the proposed transaction. The Public Storage proposal letter also stated that the revised exchange ratio of 0.4600 was a ten percent increase from the PSA February 5th Proposal and a five percent increase from the exchange ratio of 0.4400 that was provided in the PSA March 24th Proposal. The revised merger agreement included an updated structure proposal to reflect a taxable transaction for holders of Life Storage common stock but a tax-free transaction within Public Storage’s

DownREIT structure for Life Storage OP unitholders, included a covenant requiring Life Storage to cooperate with Public Storage to obtain third party consents of joint venture partners, proposed that one current member of the Life Storage board would be appointed to the Public Storage board post-closing, revised the no shop provision in a manner that was more favorable to Public Storage, deleted the Parent No Vote Termination Fee and proposed that the termination fee payable by Life Storage would be 3% of Life Storage’s equity value and that the termination fee payable by Public Storage would be 4% of Life Storage’s equity value, among other comments. In this section, we refer to this proposal as the “PSA March 27th Proposal.”

On March 28, 2023, representatives of Hogan Lovells and Phillips Lytle sent to representatives of each of Wachtell Lipton and Latham an initial draft of Life Storage’s disclosure schedules to the merger agreement.

On March 29, 2023, Messrs. Woolley and Barberio spoke by telephone. Mr. Barberio reported to Mr. Woolley that the Life Storage board was scheduled to meet the following day and requested that Extra Space provide a markup of the draft merger agreement in advance of the meeting. Mr. Woolley previewed for Mr. Barberio several of the more material revised terms that would be reflected in the markup, including revisions to the amount of the termination fee and the deletion of the Parent No Vote Termination Fee. Consistent with the guidance provided to Public Storage, Mr. Barberio informed Mr. Woolley that Extra Space was encouraged to “put its best foot forward” with respect to a revised proposal. Also on March 29, 2023, representatives of Wells Fargo and BofA Securities spoke with representatives of Citi to confirm certain process matters.

On March 29, 2023, a representative of Hogan Lovells spoke by telephone with a representative of Wachtell Lipton to request that Wachtell Lipton provide a markup of the draft merger agreement that reflected its cash and stock proposal, noting that the markup that had been delivered on March 27 reflected only Public Storage’s all-stock proposal.

Later on March 29, 2023, representatives of Latham sent representatives of Hogan Lovells a markup of the draft merger agreement, which proposed a termination fee payable by Life Storage equal to 3.25% of Life Storage’s equity value and a termination fee payable by Extra Space equal to 3.25% of Extra Space’s equity value, included revisions to the deal protection provisions that were more favorable to Extra Space, deleted the Parent No Vote Termination Fee and proposed that three current members of the Life Storage board would be appointed to the Extra Space board post-closing, among other comments. The markup did not provide a specific exchange ratio.

On March 30, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. Mr. Barberio provided an update to the Life Storage board regarding recent discussions with each of Public Storage and Extra Space, including an overview of the PSA March 24th Proposal and the PSA March 27th Proposal in which Public Storage had increased its proposed exchange ratio and further proposed that, at the Life Storage board’s election, a portion of the merger consideration would be payable in cash. Mr. Barberio noted that each of Public Storage and Extra Space had provided comments to the same form of draft merger agreement distributed by Hogan Lovells. He also noted that Mr. Woolley had informed him that Extra Space would submit an updated proposal. Mr. Barberio reported that representatives of BofA Securities had contacted Party B, which had responded that given the current valuations for Life Storage it was not interested in pursuing discussions regarding an acquisition of Life Storage. Representatives of Wells Fargo then reviewed with the Life Storage board, among other topics, a preliminary financial comparison of the PSA March 24th Proposal and the PSA March 27th Proposal against the EXR March 17th Proposal, a preliminary comparison of potential synergies, a review of each of Public Storage’s and Extra Space’s forecasts and a preliminary financial review of the combined company that would result from a potential combination with each of Public Storage and Extra Space. Representatives of Hogan Lovells also discussed with the Life Storage board the material terms of each of the markups of the draft merger agreement that had been received from Public Storage and Extra Space. A representative of Hogan Lovells also discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters under Maryland law in the context of considering alternative potential business combination transaction proposals. A discussion then ensued amongst members of the Life Storage board and its legal and financial advisors and Life Storage management regarding the various alternatives.

Later on March 30, 2023, representatives of Hogan Lovells participated in a video conference call with representatives of Wachtell Lipton to discuss the draft merger agreement, including with respect to the transaction structure for Life Storage OP. Representatives of Wachtell Lipton sent to Hogan Lovells later that day a markup of the draft merger agreement that reflected its cash and stock proposal.

Also on March 30, 2023, Mr. Russell telephoned Mr. Barberio to inquire further about process and timing matters. During such conversation, Mr. Barberio encouraged Public Storage to “put its best foot forward” with a revised enhanced proposal. Mr. Barberio also discussed with Mr. Russell Public Storage’s proposal regarding the composition of the potential combined company board and Public Storage’s proposal to appoint one current member of the Life Storage board to the potential combined company board.

Subsequently on March 30, 2023, Mr. Barberio and Mr. Woolley spoke by telephone. Mr. Barberio informed Mr. Woolley that the Life Storage board had discussed Extra Space’s markup of the merger agreement and encouraged Extra Space to submit an enhanced proposal in terms of valuation. Mr. Woolley reiterated Extra Space’s continued interest in a strategic transaction with Life Storage and previewed that the Extra Space board would be meeting the next day to further discuss the strategic transaction and associated valuation issues.

Also on March 30, 2023, representatives of Latham sent to representatives of Hogan Lovells an initial draft of Extra Space’s disclosure schedules to the draft merger agreement.

Also on March 30, 2023, Extra Space engaged J.P. Morgan as an additional outside financial advisor in connection with the potential acquisition of Life Storage.

On the morning of March 31, 2023, at the direction of Life Storage, representatives of Wells Fargo and BofA Securities telephoned representatives of Goldman Sachs and Morgan Stanley to communicate that Life Storage was seeking best and final offers by the close of business that day. Representatives of Wells Fargo and BofA Securities also indicated that Hogan Lovells would send to Wachtell Lipton later that morning a revised form of the draft merger agreement responding to the revisions proposed by Public Storage and its advisors in the drafts previously provided to Life Storage. The Life Storage financial advisors also requested that Public Storage and its advisors include with their best and final proposal that evening a revised markup of the draft merger agreement. Shortly thereafter, representatives of Hogan Lovells spoke by telephone with representatives of Wachtell Lipton and confirmed the process outlined by Wells Fargo and BofA Securities and stated that representatives of Hogan Lovells would be available throughout the day for discussions, whether by telephone or email, certain of which occurred during such day. Shortly after these discussions, representatives of Hogan Lovells sent to representatives of Wachtell Lipton markups of the all-stock draft merger agreement and the cash and stock draft merger agreement. Later in the day, Mr. Havner telephoned Mr. Barberio and left a voicemail noting that Public Storage was willing to appoint two current members of the Life Storage board to the Public Storage board post-closing, an increase from the prior proposal of one current member of the Life Storage board joining the Public Storage board.

Also on March 31, 2023, Mr. Barberio spoke by telephone with Mr. Woolley to provide substantially similar guidance to Extra Space as had been previously provided to Public Storage, including with respect to the delivery by Extra Space by the close of business that day of an enhanced proposal and a further markup of a revised draft of the merger agreement that would be distributed that morning by representatives of Hogan Lovells to representatives of Latham. Shortly after such discussion, representatives of Hogan Lovells sent to representatives of Latham a markup of the revised draft merger agreement previously provided by Latham. Throughout the day on March 31, 2023, representatives of Hogan Lovells engaged with representatives of Latham to discuss various issues in the draft merger agreement. Also on March 31, 2023, representatives of Wells Fargo and BofA Securities spoke with representatives of Citi to confirm certain process matters.

Also on March 31, 2023, the Extra Space board held a meeting, at which members of Extra Space management and representatives of Citi and Latham were present. Mr. Woolley provided an update to the Extra Space board regarding discussions with Life Storage representatives. Messrs. Woolley and Margolis presented materials prepared by Extra Space management and Citi regarding the strategic rationale and merits of the potential acquisition of Life Storage, including the anticipated synergies and an analysis of standalone and pro forma balance sheet considerations. A representative of Latham discussed with the Extra Space board the key terms and conditions, including closing conditions, deal protections and related matters, set forth in the draft merger agreement, as well as the Extra Space directors’ fiduciary duties and certain other legal matters in the context of reviewing and analyzing a potential business combination transaction under Maryland law. Extra Space management also discussed with the Extra Space board an updated valuation model and the basis for potentially increasing the exchange ratio previously proposed by Extra Space. After discussion with Extra Space management and its financial and legal advisors, the Extra Space board authorized Extra Space management to submit a revised proposal to acquire Life Storage at an increased exchange ratio of 0.895 of a share of Extra Space common stock for each share of Life Storage common stock.

Later on March 31, 2023, representatives of Hogan Lovells received revised markups of the draft merger agreements from each of Wachtell Lipton, on behalf of Public Storage, and Latham, on behalf of Extra Space. Extra Space also delivered to Life Storage via email a written letter from Mr. Margolis in which it proposed an updated exchange ratio of 0.895 shares of Extra Space common stock for each share of Life Storage common stock, reflecting a 7.19% increase from its previous proposal of 0.835 shares of Extra Space common stock for each share of Life Storage common stock. Based on the closing price of Extra Space common stock on March 31, 2023 of $162.93, an exchange ratio of 0.895 shares of Extra Space common stock for each outstanding share of Life Storage common stock implied a current value of $145.82 per share of Life Storage common stock. Public Storage delivered to Life Storage via email a written letter from Messrs. Russell and Havner in which it proposed an improved exchange ratio of 0.4650 shares of Public Storage common stock for each outstanding share of Life Storage common stock in an all-stock transaction or, in the alternative, a proposal for a combination of cash and stock with an exchange ratio of 0.3789 shares of Public Storage common stock plus $26.00 of cash for each share of Life Storage common stock. Based on the closing price of Public Storage common stock on March 31, 2023 of $302.14, an exchange ratio of 0.4650 shares of Public Storage common stock for each outstanding share of Life Storage common stock implied a current value of $140.50 per share of Life Storage common stock and an exchange ratio of 0.3789 shares of Public Storage common stock plus $26.00 of cash for each outstanding share of Life Storage common stock implied a current value of $140.48 per share of Life Storage common stock.

On April 1, 2023, representatives of Wachtell Lipton sent to representatives of Hogan Lovells an initial draft of Public Storage’s disclosure schedules to the merger agreement.

On the morning of April 1, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present, to review and discuss the proposals received from Public Storage and Extra Space on March 31, 2023. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters under Maryland law in the context of considering alternative potential business combination transaction proposals. A representative of Wells Fargo provided an update on the status of the discussions with each of Public Storage and Extra Space and discussed with the Life Storage board a preliminary financial comparison of the March 31 proposals received from each of Public Storage and Extra Space. A representative of Hogan Lovells then reviewed the material terms of the proposed revisions to the draft merger agreement delivered by legal counsel to each of Public Storage and Extra Space. The Life Storage board discussed each alternative as well as continuing to pursue Life Storage’s existing business strategy as an independent, stand-alone company and the viability of pursuing another strategic combination. Following these presentations and discussions, and other discussions by the Life Storage board concerning, among other things, the matters described in the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus, the Life Storage board unanimously authorized Life Storage management and Life Storage’s legal and financial advisors to work to finalize the terms of the potential strategic transaction with Extra Space, including with respect to the draft merger agreement, on the terms described and discussed during the meeting.

Following the Life Storage board meeting on April 1, 2023, Mr. Barberio telephoned Mr. Woolley to inform Extra Space that the Life Storage board had authorized Life Storage to finalize the terms of the potential strategic transaction with Extra Space in line with the Extra Space proposal submitted on March 31, 2023.

Over the course of the day on April 1 and April 2, 2023, representatives of Hogan Lovells and Phillips Lytle and representatives of Latham, along with the management teams of each of Life Storage and Extra Space, worked to finalize the draft merger agreement and the disclosure schedules and exhibits to the merger agreement.

On the morning of April 2, 2023, the Life Storage board held a meeting at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. A representative of Hogan Lovells discussed with the Life Storage board the directors’ fiduciary duties and certain other legal matters under Maryland law in the context of reviewing and analyzing a potential business combination transaction with Extra Space. A representative of Hogan Lovells provided the Life Storage board with an update regarding the status of negotiations with respect to the potential transaction. Representatives of Wells Fargo reviewed with the Life Storage board Wells Fargo’s preliminary financial analysis of the potential transaction. Representatives of BofA Securities reviewed with the Life Storage board BofA Securities’ preliminary financial analysis of the potential transaction. Representatives of Hogan Lovells then reviewed the material terms of the merger agreement. After discussion, representatives of Wells Fargo, BofA Securities and Hogan Lovells and members of Life Storage management responded to questions from the Life Storage board.

Also on the morning of April 2, 2023, the Extra Space board held a meeting at which members of Extra Space management and representatives of Citi, J.P. Morgan and Latham were present. Representatives of Citi reviewed with the Extra Space board its financial analysis of the potential transaction and delivered to the Extra Space board its oral opinion, subsequently confirmed by delivery of a written opinion dated April 2, 2023, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in Citi’s written opinion, the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Extra Space. The opinion of Citi is more fully described in the section entitled “The Mergers—Opinion of Extra Space’s Financial Advisor” beginning on page 71 of this joint proxy statement/prospectus. A representative of Latham provided the Extra Space board with an update regarding the status of negotiations with respect to the potential transaction and presented to the Extra Space board the material terms and conditions set forth in the merger agreement. The Extra Space board, with the advice and assistance of its financial advisors and outside legal counsel and Extra Space’s management team, evaluated and discussed the material terms of the merger agreement and the transactions contemplated thereby. Following these presentations and discussions, and other discussions by the Extra Space board concerning, among other things, the matters described in the section entitled “The Mergers—Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers” beginning on page 64 of this joint proxy statement/prospectus, the Extra Space board, by a unanimous vote of all directors, on behalf of Extra Space, Extra Space OP, Extra Space Merger Sub and Extra Space OP Merger Sub, then (i) determined that the mergers and the other transactions contemplated by the merger agreement were advisable and in the best interest of Extra Space and its stockholders, Extra Space OP and its limited partners, and Extra Space Merger Sub and Extra Space OP Merger Sub, (ii) authorized and approved the mergers and the other transactions contemplated by the merger agreement, (iii) authorized, approved and adopted the merger agreement, (iv) directed that the issuance of shares of Extra Space common stock in connection with the company merger be submitted for consideration at a meeting of Extra Space stockholders, and (v) recommended that Extra Space stockholders approve the issuance of shares of Extra Space common stock in connection with the company merger and approved the inclusion of such recommendation in the proxy statement to be sent to stockholders in respect of the mergers.

In the afternoon on April 2, 2023, the proposed final draft of the merger agreement was circulated to all parties. Representatives of Latham and representatives of Hogan Lovells and Phillips Lytle also finalized the terms of Extra Space’s and Life Storage’s disclosure schedules, as well as the exhibits to the merger agreement.

Later in the afternoon on April 2, 2023, the Life Storage board held a meeting, at which members of Life Storage management and representatives of Wells Fargo, BofA Securities, Hogan Lovells and Phillips Lytle were present. Representatives of Hogan Lovells provided an update on the proposed final draft of the merger agreement. During the meeting, representatives of each of Wells Fargo and BofA Securities delivered to the Life Storage board its respective oral opinion, subsequently confirmed by delivery of a written opinion dated April 2, 2023, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each of Wells Fargo and BofA Securities in preparing its respective written opinion, the exchange ratio provided for in the proposed transaction with Extra Space was fair, from a financial point of view, to the holders of shares of Life Storage common stock (other than shares held by Life Storage, Extra Space or any of their respective affiliates or subsidiaries). The opinions of each of Wells Fargo and BofA Securities is more fully described in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors” beginning on page 79 of this joint proxy statement/prospectus. The Life Storage board, with the advice and assistance of its financial advisors and outside legal counsel and Life Storage’s management team, evaluated and discussed the material terms of the merger agreement and the transactions contemplated thereby as well as the value and significant premium provided by the exchange ratio. Following these presentations and discussions, and other discussions by the Life Storage board concerning, among other things, the matters described in the section entitled “The Mergers—Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers” beginning on page 66 of this joint proxy statement/prospectus, the Life Storage board, by a unanimous vote of all directors, on behalf of Life Storage and Life Storage OP, then (i) determined that the mergers and the other transactions contemplated by the merger agreement were advisable and in the best interest of Life Storage and its stockholders, and Life Storage OP and its limited partners, (ii) authorized and approved the mergers and the other transactions contemplated by the merger agreement, (iii) authorized, approved and adopted the merger agreement, (iv) directed that the merger agreement and the transactions contemplated thereby, including the company merger, be submitted for consideration at a meeting of Life Storage stockholders, and (v) recommended that Life Storage’s stockholders approve the company merger and approved the inclusion of such recommendation in the proxy statement to be sent to stockholders in respect of the mergers.

On the afternoon of April 2, 2023, Life Storage and Extra Space executed and delivered the merger agreement.

Also on the afternoon of April 2, 2023, the management teams of each of Life Storage and Extra Space, together with their respective legal and financial advisors, reviewed and discussed a communications plan to be implemented in connection with the execution of the merger agreement.

On the morning of April 3, 2023, prior to the opening of trading of Life Storage common stock and Extra Space common stock on the NYSE, Life Storage and Extra Space issued a joint press release publicly announcing the mergers and execution of the merger agreement.

On May 18, 2023, Life Storage and Extra Space executed an amendment to the merger agreement, in accordance with Sections 2.5 and 9.5 of the merger agreement, to, among other matters, (i) remove the right of the Minority Limited Partners to elect to receive shares of Extra Space common stock in lieu of Extra Space OP common units in the partnership merger, (ii) remove the right of holders of Life Storage OP preferred units to elect to convert their respective Life Storage OP preferred units to Life Storage OP common units prior to the partnership merger effective time or receive a cash payment equal to the liquidation preference upon the consummation of the partnership merger, and (iii) replace the top-up cash payment to be paid to certain holders of Life Storage Restricted Shares with top-up grants of Life Storage PSUs. These changes were made, in part, to simplify the transaction structure and better reflect the business deal among the parties, while remaining consistent with the intended tax treatment of the mergers. In addition, the change described in clause (ii) above was made, in part, because all Life Storage OP preferred units had been converted to Life Storage OP common units and, therefore, no Life Storage OP preferred units were outstanding as of the date of the amendment to the merger agreement.

Recommendation of the Extra Space Board of Directors and Its Reasons for the Mergers

In evaluating the merger agreement and the transactions contemplated thereby, including the mergers, the Extra Space board consulted with Extra Space’s senior management and its outside legal counsel and financial advisors and unanimously determined and declared that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of Extra Space and its stockholders. The Extra Space board has unanimously approved the merger agreement and the transactions contemplated thereby and unanimously recommends that the Extra Space stockholders vote to approve the Extra Space common stock issuance on the terms and conditions set forth in the merger agreement.

In determining that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Extra Space and its stockholders, in approving the merger agreement and the transactions contemplated thereby and in recommending that Extra Space stockholders vote to approve the Extra Space common stock issuance on the terms set forth in the merger agreement, the Extra Space board considered various factors that it viewed as supporting its decisions, including the following material factors:

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its expectation that the combination will have a transformative impact on the scale of Extra Space’s business, with the Combined Company becoming the largest storage operator (based on the number of self-storage locations) and the sixth largest REIT in the MSCI U.S. REIT Index;

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its belief that the mergers will enhance the geographic diversification of Extra Space’s self-storage portfolio, creating a combined highly-diversified portfolio of quality storage assets in many markets benefitting from compelling demand and population demographic trends;

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its expectation that the strategic fit between the Extra Space and Life Storage portfolios will allow Extra Space to capture significant cost and revenue synergies, including $100 million in annual run-rate operating synergies from general and administrative and property operating expense savings as well as improved property operating revenue and tenant insurance income;

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its belief that the Combined Company’s scaled and growing third-party management, joint venture, and bridge loan platforms will contribute incremental income as well as create a robust pipeline for accelerated external growth;

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its belief that, given management’s successful track record integrating past acquisitions, Extra Space can unlock substantial value from the Life Storage assets, increasing future property cashflows and generating additional income from self-storage operations;

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its expectation that the mergers will increase the strength, size and diversification of the Extra Space balance sheet and create a strengthened credit profile through staggered debt maturities and potentially a lower cost of debt capital;

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its belief that the Life Storage business and portfolio will provide compelling site and redevelopment opportunities for Extra Space (including opportunities to convert certain locations to be remotely managed), as well as additional opportunities for solar installations;

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its belief that the businesses of Extra Space and Life Storage are highly complementary and that the integration of the two companies will be completed in a timely and efficient manner with minimal disruption to tenants and employees;

•	its expectation that upon completion of the mergers, Extra Space stockholders will own approximately 65% of the common stock of the Combined Company;

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the oral opinion of Citi, subsequently confirmed in Citi’s written opinion dated April 2, 2023, to the effect that, as of the date of Citi’s written opinion and based upon and subject to the factors and assumptions set forth in Citi’s written opinion, the exchange ratio provided for pursuant to the merger agreement was fair from a financial point of view to Extra Space, as more fully described below in the section entitled “The Mergers—Opinion of Extra Space’s Financial Advisor” beginning on page 71 of this joint proxy statement/prospectus;

•

that, at the company merger effective time, Life Storage Chief Executive Officer, Joseph V. Saffire, along with two other designated members from the Life Storage board, are expected to join the Extra Space board, and Extra Space will therefore benefit from such designees’ significant experience and expertise with respect to the self-storage business and Life Storage’s assets;

•	its expectation that the material increase in the amount of customer data available to analyze will allow Extra Space to make quicker and more impactful operating decisions;

•

that, following the mergers and except with respect to the addition of the three directors designated by Life Storage to the Extra Space board, there will be no changes to the Extra Space board or executive management team, with Kenneth M. Woolley serving as Chairman of the Combined Company and Joseph D. Margolis serving as Chief Executive Officer of the Combined Company;

•	management’s knowledge of Extra Space’s business, financial condition, results of operations, industry and competitors;

•

management’s knowledge of Life Storage’s business, financial condition, results of operations, industry and competitors, taking into account the results of Extra Space’s due diligence review of Life Storage;

•

restrictions on Life Storage’s ability to solicit acquisition proposals, engage in negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, an acquisition proposal and enter into any agreement relating to any acquisition proposal, as further discussed in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Acquisition Proposals” beginning on page 135 of this joint proxy statement/prospectus;

•

the merger agreement’s provisions requiring Life Storage to pay Extra Space a termination fee of $371 million and/or reimburse Extra Space’s transaction expenses up to an amount equal to $20 million if the merger agreement is terminated under specified circumstances;

•	the historical and then-current trading prices and volumes of shares of each of Extra Space common stock and Life Storage common stock;

•	the fact that the exchange ratio is fixed and will not be adjusted for fluctuations in the market price of Extra Space common stock or Life Storage common stock;

•

that the merger agreement provides Extra Space with sufficient operating flexibility between the signing of the merger agreement and the completion of the company merger for Extra Space to conduct its business in the ordinary course of business consistent with past practice;

•

the commitment on the part of each of Extra Space and Life Storage to complete the mergers as reflected in their respective obligations under the terms of the merger agreement and the absence of any significant closing conditions under the merger agreement, other than the approval of Life Storage stockholders and Extra Space stockholders, and the likelihood that the mergers will be completed on a timely basis; and

•	the other terms and conditions of the merger agreement.

The Extra Space board also considered a number of risks and other factors identified in its deliberations as weighing negatively against the mergers, including the following:

•

the risk of not capturing all of the anticipated estimated cost and long-term revenue synergies and the risk that other anticipated benefits of the mergers might not be realized on the expected time frame or at all;

•

the risk that the mergers might not be completed in a timely manner or at all, including as a result of the failure to obtain Extra Space stockholder approval or Life Storage stockholder approval, or the failure of Extra Space or Life Storage to satisfy other conditions to closing the mergers, and that such failure could negatively affect the price of Extra Space common stock and future business and financial results;

•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the mergers;

•

the restrictions on the conduct of Extra Space’s business during the period between the execution of the merger agreement and the consummation of the mergers (or, if applicable, the termination of the merger agreement);

•	the costs to be incurred in connection with the mergers and related transactions;

•	the risk that Extra Space or Life Storage may be unable to retain key employees;

•	the potential impact on the market price of Extra Space common stock as a result of the issuance of the merger consideration to Life Storage stockholders;

•

restrictions on Extra Space’s ability to solicit acquisition proposals, engage in negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, an acquisition proposal and enter into any agreement relating to any acquisition proposal, as further discussed in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Acquisition Proposals” beginning on page 135 of this joint proxy statement/prospectus;

•

the merger agreement’s provisions requiring Extra Space to pay Life Storage a termination fee of $761 million and/or reimburse Life Storage’s transaction expenses up to an amount equal to $20 million if the merger agreement is terminated under specified circumstances;

•

the merger agreement’s provisions permitting Life Storage to terminate the merger agreement prior to the receipt of the Life Storage stockholder approval to enter into an acquisition agreement with respect to a superior proposal (subject to compliance with the provisions of the merger agreement regarding non-solicitation of acquisition proposals) upon payment by Life Storage to Extra Space of a termination fee of $371 million;

•

because the exchange ratio is fixed, the market value of the merger consideration – and in turn the purchase price paid by Extra Space to acquire Life Storage – could increase prior to the company merger effective time if the trading price of Extra Space common stock increases;

•	the risk of litigation relating to the mergers and the other transactions contemplated by the merger agreement; and

•	the risks described in the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

The foregoing discussion of factors considered by the Extra Space board is not intended to be exhaustive and may not include all the factors considered by the Extra Space board. In view of the wide variety of factors considered in connection with its evaluation of the mergers and the complexity of these matters, the Extra Space board did not attempt to quantify, rank or otherwise assign any relative or specific weights to the factors that it considered in reaching its determination to approve the mergers and the merger agreement. In addition, individual members of the Extra Space board may have given differing weights to different factors. The Extra Space board conducted an overall review of the factors described above and other factors, including through discussions with, and inquiry of, Extra Space’s management and outside legal and financial advisors.

After consideration of these factors, the Extra Space board determined that, overall, the potential benefits of the mergers outweighed the potential risks. Accordingly, the Extra Space board unanimously approved the merger agreement and the transactions contemplated thereby, including the mergers, and unanimously recommends that the Extra Space stockholders vote “FOR” the Extra Space common stock issuance proposal.

Recommendation of the Life Storage Board of Directors and Its Reasons for the Mergers

In evaluating the merger agreement and the transactions contemplated thereby, including the mergers, the Life Storage board consulted with Life Storage’s senior management and its outside legal counsel and financial advisors. After several meetings and discussions, the Life Storage board unanimously determined that the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of Life Storage and its stockholders and Life Storage OP and its limited partners. The Life Storage board has unanimously approved the mergers and the other transactions contemplated by the merger agreement, has unanimously approved and adopted the merger agreement, and unanimously recommends that the Life Storage stockholders vote “FOR” the Life Storage merger proposal.

In determining that the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of Life Storage and its stockholders and Life Storage OP and its limited partners, in approving the mergers and the other transactions contemplated by the merger agreement on the terms set forth in the merger agreement, in approving and adopting the merger agreement, and in recommending that Life Storage stockholders vote in favor of the Life Storage merger proposal, the Life Storage board considered various factors that it viewed as supporting its decisions, including the following material factors:

•

the receipt of Extra Space common stock as merger consideration provides Life Storage stockholders with the opportunity to have an ownership stake in the Combined Company, which is expected to provide a number of significant potential strategic opportunities and benefits, including the following:

•	the mergers combine two highly complementary portfolios, allowing the Combined Company to capture significant cost and revenue synergies;

•	the Combined Company will be among the largest publicly traded self-storage REITs in the United States based on equity market capitalization and number of stores; and

•	the Combined Company’s meaningful scale and debt rating are expected to allow it to capitalize on corporate and operating cost efficiencies and to gain more efficient access to less expensive capital;

•

the Life Storage board’s knowledge of the current and prospective environment in which the two companies operate, including industry, economic and market conditions, taking into account the results of Life Storage’s due diligence review of Extra Space (including with respect to operational, legal, financial and tax matters), including the following:

•	the information with respect to the business, operating results and financial condition of Extra Space, on both historical and prospective bases, including Extra Space’s operating performance;

•	the quality, breadth and experience of Extra Space’s senior management team; and

•	the complementary markets served by the two companies, the complementary business models of the two companies, including their use of joint ventures and their third-party management platforms;

•

the Life Storage board considered its view that the merger consideration was more favorable to Life Storage’s stockholders than the potential value that might result from other alternatives reasonably available to Life Storage, including the merger transaction proposed by Public Storage described in the section entitled “The Mergers—Background of the Mergers” beginning on page 48 of this joint proxy statement/prospectus and Life Storage’s prospects on a stand-alone basis, based upon the Life Storage board’s extensive knowledge of Life Storage’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance and following extensive discussions with Life Storage management and Life Storage’s financial advisors, including that:

•

the Life Storage board observed that the implied value per share of Life Storage common stock of $145.82 represented a 3.8% premium to the implied price Life Storage stockholders would receive in the merger transaction proposed by Public Storage in its best and final proposal submitted on March 31, 2023, as described in the section entitled “The Mergers—Background of the Mergers” beginning on page 48 of this joint proxy statement/prospectus, based on the closing price of Public

Storage common shares on March 31, 2023, the last full trading day prior to the public announcement of the signing of the merger agreement;

•

the Life Storage board determined, following discussions with Life Storage management and Life Storage’s financial advisors, that the potential synergies reflected in the mergers were more likely to be achieved than any potential synergies in the transaction proposed by Public Storage; and

•

the complementary business models and expected size of the Combined Company following consummation of the mergers would result in better long-term growth opportunities for the Combined Company than would result from a transaction with Public Storage;

•	current market and industry trends, Life Storage’s future prospects as an independent company and the challenges and risks that could affect Life Storage’s future performance on a stand-alone basis;

•

the merger consideration had an implied value per share of Life Storage common stock of $145.82, which represented a premium of approximately 31.9% to Life Storage’s common stock price, based on the closing price of Life Storage’s common stock on February 3, 2023, the last trading day prior to Public Storage’s public announcement of its proposal to acquire Life Storage;

•	the historical and then-current trading prices and volumes of shares of each of Life Storage common stock and Extra Space common stock;

•

the exchange ratio is fixed and will not fluctuate as a result of changes in the market price of Life Storage common stock or Extra Space common stock, which provides certainty as to the pro forma percentage ownership of the Combined Company that the Life Storage stockholders would receive in the company merger;

•	the expectation that upon completion of the mergers, Life Storage stockholders will own approximately 35% of the common stock of the Combined Company;

•

the merger consideration, consisting of Extra Space common stock, which will be listed for trading on the NYSE and be part of the S&P 500, continues to provide liquidity for Life Storage stockholders after the mergers;

•

the opinion of Wells Fargo Securities, dated April 2, 2023, to the Life Storage board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of Life Storage common stock of the exchange ratio pursuant to the merger agreement, as more fully described below in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of Wells Fargo Securities” beginning on page 79 of this joint proxy statement/prospectus;

•

the opinion of BofA Securities, dated April 2, 2023, to the Life Storage board as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the company merger to the holders of shares of Life Storage common stock (other than shares of Life Storage common stock held by Extra Space, Life Storage or any of their respective subsidiaries), as more fully described below in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities” beginning on page 87 of this joint proxy statement/prospectus;

•

the expectation that, assuming that the company merger and the deemed liquidation, taken together, qualify as a reorganization under Section 368(a) of the Code, holders of shares of Life Storage common stock that are United States holders generally will not recognize gain or loss for United States federal income tax purposes upon the receipt of Extra Space common stock in exchange for shares of Life Storage common stock in connection with the company merger, except with respect to cash received in lieu of fractional shares of Extra Space common stock;

•

Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as two other members of the current Life Storage board, are expected to be appointed to the Extra Space board at the company merger effective time, helping to oversee the ongoing equity investment of Life Storage stockholders and providing an opportunity for the Combined Company to benefit from their significant experience and expertise with respect to the self-storage business and Life Storage’s assets;

•

the company merger is subject to approval by the holders of two-thirds of the outstanding shares of Life Storage common stock entitled to vote on the approval of the company merger and the other transactions contemplated by the merger agreement;

•	the merger agreement permits Life Storage to continue to pay its stockholders regular quarterly dividends of up to $1.20 per share of Life Storage common stock until the company merger effective time;

•

the merger agreement provides Life Storage with the ability, under certain specified circumstances, to consider an unsolicited acquisition proposal if the Life Storage board determines such proposal constitutes or would reasonably be expected to lead to a superior proposal and concludes in good faith that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law, and the merger agreement provides the Life Storage board with the ability, under certain specified circumstances, to make a change in recommendation or to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal upon payment of a termination fee to Extra Space in an amount equal to $371 million;

•

the merger agreement provides Life Storage with sufficient operating flexibility between the signing of the merger agreement and the company merger effective time for Life Storage to conduct its business in the ordinary course of business consistent with past practice;

•

the commitment on the part of each of Life Storage and Extra Space to complete the mergers as reflected in their respective obligations under the merger agreement and the absence of any significant closing conditions under the terms of the merger agreement, other than the approval of Life Storage stockholders and Extra Space stockholders, and the likelihood that the mergers will be completed on a timely basis;

•

the merger agreement requires Extra Space to pay Life Storage a termination fee of $761 million and/or reimburse Life Storage’s transaction expenses up to an amount equal to $20 million if the merger agreement is terminated under specified circumstances;

•	the other terms of the merger agreement, including representations, warranties and covenants of the parties, as well as the conditions to their respective obligations under the merger agreement;

•

the mergers would be in the best interests of Life Storage stockholders in light of the expected long-term strategic and financial benefits associated with the combination of Life Storage and Extra Space, the ability of Life Storage stockholders to continue to benefit from the prospects of the Combined Company and the overall terms of the merger agreement and transactions contemplated thereby; and

•

the course of negotiations with Extra Space, which were conducted at arm’s length and during which the Life Storage board was advised by its legal and financial advisors, including that the negotiations resulted in an improved offer.

The Life Storage board also considered a number of risks and other potentially negative factors in considering the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the following:

•

following the completion of the company merger, Life Storage would no longer exist as an independent public company and Life Storage stockholders would be able to participate in any future earnings growth Life Storage might have achieved solely through their ownership of Extra Space common stock;

•

because the merger consideration is a fixed exchange ratio of shares of Extra Space common stock that will not fluctuate as a result of changes in the market price of Life Storage common stock or Extra Space common stock prior to the company merger effective time, the market value of the merger consideration could decrease prior to the company merger effective time if the trading price of Extra Space common stock decreases;

•

the risk that the anticipated cost and long-term revenue synergies and other benefits to the Life Storage stockholders expected to result from the mergers might not be fully realized or not realized at all, including as a result of possible changes in the real estate market or the self-storage business affecting the markets in which the Combined Company will operate or as a result of potential difficulties integrating the two companies and their respective operations;

•	the risk that a different strategic alternative potentially could be more beneficial to Life Storage stockholders than the proposed mergers;

•

under the terms of the merger agreement, Life Storage must pay to Extra Space a termination fee in an amount of $371 million if the merger agreement is terminated under certain circumstances, which might discourage or deter other parties from proposing an alternative transaction that may be more advantageous to Life Storage stockholders;

•

under the terms of the merger agreement, if Life Storage stockholders vote on, but do not approve, the company merger, and the merger agreement is thereafter terminated, Life Storage may be required to reimburse Extra Space’s transaction expenses up to an amount equal to $20 million, regardless of whether an alternative transaction is available to Life Storage;

•

the terms of the merger agreement place limitations on the ability of Life Storage to solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction;

•	the risk that one or more of the conditions to the parties’ obligations to complete the mergers will not be satisfied or waived;

•

the risk of diverting management focus and resources from operational matters and other strategic opportunities as well as causing significant distractions for Life Storage’s employees while working to implement the mergers, which may result in harm to Life Storage’s business if the mergers do not close;

•

the risk that the mergers may not be completed in a timely manner or at all, including as a result of the failure to obtain Extra Space stockholder approval or Life Storage stockholder approval, or the failure of Extra Space or Life Storage to satisfy other conditions to closing the mergers;

•	the risk that failure to complete the mergers could negatively affect the price of Life Storage common stock and/or the future business and financial results of Life Storage;

•

the terms of the merger agreement provide the Extra Space board with the right to change its recommendation regarding the approval of the Extra Space common stock issuance proposal under certain circumstances (subject to the payment of a $761 million termination fee to Life Storage in the event Life Storage terminates the merger agreement as a result and prior to receipt of Extra Space stockholder approval);

•

the risk that if Extra Space stockholders fail to approve the Extra Space common stock issuance proposal or Life Storage stockholders fail to approve the Life Storage merger proposal, then Extra Space may terminate the merger agreement;

•

provisions in the merger agreement placing certain restrictions on the operation of Life Storage’s business during the period between the signing of the merger agreement and the company merger effective time may delay or prevent Life Storage from undertaking business opportunities that may arise or other actions it would otherwise take with respect to its operations absent the pending completion of the mergers;

•

Life Storage and Extra Space may be obligated to complete the mergers without having obtained appropriate consents, approvals or waivers from the counterparties under certain of Life Storage’s contracts that require consent or approval to consummate the mergers, and the risk that such consummation could trigger the termination of, or default under, such contracts or the exercise of rights by the counterparties under such contracts;

•	the risk of litigation relating to the mergers and the other transactions contemplated by the merger agreement;

•

certain of Life Storage’s directors and executive officers have certain interests in the mergers that might be different from the interests of Life Storage stockholders generally as described in the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers” beginning on page 102 of this joint proxy statement/prospectus;

•	the costs to be incurred in connection with the mergers and related transactions; and

•	the risks described in the section entitled “Risk Factors” beginning on page 16 of this joint proxy statement/prospectus.

The foregoing discussion of factors considered by the Life Storage board is not intended to be exhaustive and may not include all the factors considered by the Life Storage board. In view of the wide variety of factors considered by the Life Storage board in evaluating the merger agreement and the transactions contemplated by the merger agreement, including the company merger, and the complexity of these matters, the Life Storage board did not attempt to quantify, rank or otherwise assign any relative or specific weights to the factors that it considered. In addition, individual members of the Life Storage board may have given differing weights to different factors. The Life Storage board conducted an overall review of the factors described above and other factors, including through discussions with, and inquiry of, Life Storage’s management and outside legal counsel and financial advisors.

After consideration of these factors, the Life Storage board determined that, overall, the potential benefits of the mergers outweighed the potential risks. Accordingly, the Life Storage board determined that the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of Life Storage and its stockholders and unanimously approved the merger agreement and the transactions contemplated thereby, including the mergers. The Life Storage board unanimously recommends that the Life Storage stockholders vote “FOR” the Life Storage merger proposal.

Opinion of Extra Space’s Financial Advisor

Extra Space has engaged Citi to act as its financial advisor in connection with the proposed transaction. In connection with Citi’s engagement, the Extra Space board requested that Citi evaluate the fairness, from a financial point of view, to Extra Space of the exchange ratio provided for pursuant to the merger agreement. On April 2, 2023, at a meeting of the Extra Space board held to evaluate the proposed transaction, Citi rendered an oral opinion, confirmed by delivery of a written opinion, dated April 2, 2023, to the Extra Space board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Extra Space.

The full text of Citi’s written opinion, dated April 2, 2023, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Extra Space board (in its capacity as such) in connection with its evaluation of the fairness of the exchange ratio from a financial point of view, as of the date of the opinion, to Extra Space and did not address any other transactions or any terms (other than the exchange ratio to the extent expressly specified therein) or other aspects or implications of the mergers. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Extra Space to effect the mergers or any other transactions, the relative merits of the mergers or any other transactions as compared to any alternative business strategies that might exist for Extra Space or the effect of any other transaction in which Extra Space might engage. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed transaction, any other transactions or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, dated April 1, 2023, of the merger agreement;

•

held discussions with certain senior officers, directors and other representatives and advisors of Life Storage and certain senior officers and other representatives and advisors of Extra Space concerning the businesses, operations and prospects of Life Storage and Extra Space;

•

examined certain publicly available business and financial information relating to Life Storage and Extra Space as well as certain financial forecasts and other information and data relating to Life Storage and Extra Space which were provided to or discussed with us by the respective managements of Life Storage and Extra Space, in each case as reviewed and approved for Citi’s use by the Extra Space board;

•

reviewed the financial terms of the mergers as set forth in the merger agreement in relation to, among other things, current and historical market prices of Life Storage common stock and Extra Space common stock, the historical and projected earnings and other operating data of Life Storage and Extra Space and the capitalization and financial condition of Life Storage and Extra Space;

•

considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Life Storage and Extra Space;

•

considered certain potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result therefrom and other potential pro forma financial effects of the mergers on Extra Space following the mergers that were prepared by management of Extra Space; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the respective managements of Life Storage and Extra Space that they were not aware of any relevant information that had been omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Life Storage and Extra Space provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the respective managements of Life Storage and Extra Space, and assumed, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Life Storage and Extra Space as to the future financial performance of Life Storage and Extra Space, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from, and other potential pro forma financial effects of, the mergers and the other matters covered thereby. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with Citi, and Citi assumed, with the Extra Space board’s consent, that the financial results, including with respect to the potential strategic implications and operational benefits anticipated to result from the mergers, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected.

Citi assumed, with Extra Space’s consent, that the mergers and any other transactions would be consummated in accordance with the terms, conditions and agreements set forth in the merger agreement and in compliance with all applicable laws, organizational documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the mergers, any other transactions or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on Extra Space, Life Storage or the mergers or any other transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with the Extra Space board’s consent, that the company merger and the deemed liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Citi was advised by the respective managements of Life Storage and Extra Space, and Citi assumed, with the Extra Space board’s consent, that each of Life Storage and Extra Space had operated in conformity with the requirements for qualification as a REIT for United States federal income tax purposes since its election to be taxed as a REIT and that the mergers and any other transactions would not adversely affect such REIT status or operations of the pro forma combined entity resulting from the mergers and any other transactions. Representatives of Extra Space advised Citi, and Citi assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi.

Citi’s opinion did not address any other transactions or any terms (other than the exchange ratio to the extent expressly specified therein) or other aspects or implications of the mergers, including, without limitation, the form or structure of the mergers, any adjustments to the exchange ratio, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger agreement, any other transactions or otherwise. Citi’s opinion did not address the underlying business decision of Extra Space to effect the Merger or any other transactions, the relative merits of the mergers or any other transactions as compared to any alternative business strategies that might exist for Extra Space or the effect of any other transaction in which Extra Space might engage. Citi also did not express any opinion with respect to any accounting, tax, regulatory, legal or similar matters and Citi relied, with the Extra Space board’s consent, upon the assessments of representatives of Extra Space as to such matters. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the mergers or any other transactions, or any class of such persons, relative to the exchange ratio or otherwise. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date thereof. Although subsequent developments may affect Citi’s opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Extra Space board was aware, the credit, financial and stock markets, the industries in which Extra Space and Life Storage operate, and the securities of Extra Space and Life Storage, have experienced and may continue to experience volatility, and Citi expressed no view or opinion as to any potential effects of such volatility on Extra Space or Life Storage or the mergers or any other transactions (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Extra Space and Life Storage. No company, business or transaction reviewed is identical or directly comparable to Extra Space, Life Storage or the mergers and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.

The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the mergers. The type and amount of consideration payable in the mergers were determined through negotiations between Extra Space and the Life Storage, and the decision of Extra Space to enter into the merger agreement was solely that of the Extra Space board. Citi’s opinion was only one of many factors considered by the Extra Space board in its evaluation of the mergers and any other transactions and should not be viewed as determinative of the views of the Extra Space board or the management of Extra Space with respect to the mergers or any other transactions or with respect to the exchange ratio.

Financial Analyses

The summary of the financial analyses described below under this heading “The Mergers—Opinion of Extra Space’s Financial Advisor—Financial Analyses” is a summary of the material financial analyses prepared for the Extra Space board in connection with Citi’s opinion, dated April 2, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of Citi’s financial analyses described below, the term “NAV” refers to net asset value. Except as otherwise noted, financial data utilized for Life Storage and Extra Space in the financial analyses described below were based on certain financial forecasts and other information and data relating to Life Storage and Extra Space provided to or discussed with Citi by the respective managements of Life Storage and Extra Space, in each case as reviewed and approved for Citi’s use by the Extra Space board, or the Life Storage forecasts and the Extra Space forecasts, respectively.

Discounted Cash Flow Analyses

Citi performed separate discounted cash flow analyses of Life Storage and Extra Space as described below.

Life Storage. Citi performed a discounted cash flow analysis of Life Storage by calculating the estimated present value (as of December 31, 2022) of the standalone unlevered free cash flows that Life Storage was expected to generate, based on the Life Storage forecasts, during the calendar year ending December 31, 2023 through the calendar year ending December 31, 2027. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated terminal values for Life Storage by applying terminal capitalization rates ranging from 5.15% to 6.15% to an estimated NOI for Life Storage’s terminal year (derived by applying a 2.5% growth rate to 2027E NOI as reflected in the Life Storage forecasts and accounting for certain assumptions regarding incremental NOI attributable to acquisitions completed in 2027) and valuing the ancillary tenant reinsurance and property management business separately. The present values (as of December 31, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 9.20% to 10.12% based on Citi’s estimates of Life Storage’s weighted average cost of capital and discounted using the mid-year convention. This analysis indicated an approximate implied equity value reference range for Life Storage of $115.56 to $151.73 per share.

Extra Space. Citi performed a discounted cash flow analysis of Extra Space by calculating the estimated present value (as of December 31, 2022) of the standalone unlevered free cash flows that Extra Space was expected to generate, based on the Extra Space forecasts, during the calendar year ending December 31, 2023 through the calendar year ending December 31, 2027. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated terminal values for Extra Space by applying terminal capitalization rates ranging from 4.86% to 5.86% to an estimated NOI for Extra Space’s terminal year (derived by applying a 2.5% growth rate to 2027E NOI as reflected in the Extra Space forecasts and accounting for certain assumptions regarding incremental NOI attributable to acquisitions completed in 2027) and valuing the ancillary tenant reinsurance and property management business separately. The present values (as of December 31, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.59% to 9.42% based on Citi’s estimates of Extra Space’s weighted average cost of capital and discounted using the mid-year convention. This analysis indicated an approximate implied equity value reference range for Extra Space of $136.67 to $178.20 per share.

Utilizing the approximate implied per share equity value reference ranges derived for Life Storage and the approximate implied per share equity value reference ranges derived for Extra Space, in each case as described above, Citi calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio, by comparing the high end of the range for Life Storage with the low end of the range for Extra Space and vice versa:

Implied Exchange Ratio Reference Range	Transaction Exchange Ratio
0.6485x - 1.1102x	0.8950x

Selected Public Companies Analyses

Citi performed separate selected public companies analyses of Life Storage and Extra Space in which Citi reviewed certain financial and stock market information relating to Life Storage, Extra Space and the selected publicly traded companies listed further below.

Furthermore, with respect to each of the Life Storage Selected Public Companies and the Extra Space Selected Public Companies (both as defined below), Citi calculated:

•	the percentage premium or discount of the company’s closing share price on March 31, 2023 to its estimated NAV per share (which is based on such company’s estimate by Green Street Advisors);

•

the company’s Core FFO multiple for 2023, which was calculated by dividing (i) the closing share price on March 31, 2023 by (ii) the company’s estimated Core FFO per share for 2023 (which is based on such company’s consensus analyst forecast) (which we refer to collectively as the “2023E Core FFO Multiples” for purposes of Citi’s financial analyses described below); and

•

the company’s Core FFO multiple for 2024, which was calculated by dividing (i) the closing share price on March 31, 2023 by (ii) the company’s estimated Core FFO for 2024 (which is based on such company’s consensus analyst forecast) (which we refer to collectively as the “2024E Core FFO Multiples” for purposes of Citi’s financial analyses described below).

Life Storage. Using publicly available information, including published estimates of (a) NAV per share, (b) calendar year 2023 estimated Core FFO per share and (c) calendar year 2024 estimated Core FFO per share, Citi reviewed and compared certain financial information for Life Storage to corresponding financial information, ratios and public market multiples, including NAV per share and Core FFO per share, for Public Storage, CubeSmart, National Storage Affiliates Trust and Extra Space, which we refer to collectively as the “Life Storage Selected Public Companies.” Citi selected the Life Storage Selected Public Companies based on its professional judgment and experience. Although none of the Life Storage Selected Public Companies are directly comparable to Life Storage, the companies were selected because they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Life Storage.

Citi then applied selected ranges of NAV Premium/Discount derived from the Life Storage Selected Public Companies of (21.6%) to (2.9%) to the corresponding Green Street Advisors estimate of Life Storage’s NAV per share of $130.51, selected ranges of 2023E Core FFO Multiples derived from the Life Storage Selected Public Companies of 14.6x to 19.0x to the corresponding management forecast of Life Storage’s estimated 2023E Core FFO per share and selected ranges of 2024E Core FFO Multiples derived from the Life Storage Selected Public Companies of 14.2x to 18.0x to the corresponding management forecast of Life Storage’s estimated 2024 Core FFO per share. This analysis indicated the following implied per share equity value reference ranges for Life Storage:

Implied Per Share Equity Value Reference Range
NAV Premium/Discount	$102.30 - $126.71
2023E Core FFO Multiple	$101.72 - $132.32
2024E Core FFO Multiple	$111.70 - $141.53

Extra Space. Using publicly available information, including published estimates of (a) NAV per share, (b) calendar year 2023 estimated Core FFO per share and (c) calendar year 2024 estimated Core FFO per share, Citi reviewed and compared certain financial information for Extra Space to corresponding financial information, ratios and public market multiples, including NAV per share and Core FFO per share, for Public Storage, CubeSmart, National Storage Affiliates Trust and Life Storage, which we refer to collectively as the “Extra Space Selected Public Companies.” Citi selected the Extra Space Selected Public Companies based on its professional judgment and experience. Although none of the Extra Space Selected Public Companies are directly comparable to Extra Space, the companies were selected because they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar to certain operations of Extra Space.

Citi then applied selected ranges of NAV Premium/Discount derived from the Extra Space Selected Public Companies of (21.6%) to 0.4% to the corresponding Green Street Advisors estimate of Extra Space’s NAV per share of $167.81, selected ranges of 2023E Core FFO Multiples derived from the Extra Space Selected Public Companies of 14.6x to 18.9x to the corresponding management forecast of Extra Space’s estimated 2023E Core FFO per share and selected ranges of 2024E Core FFO Multiples derived from the Extra Space Selected Public Companies of 14.2x to 17.7x to the corresponding management forecast of Extra Space’s estimated 2024 Core FFO per share. This analysis indicated the following implied per share equity value reference ranges for Extra Space:

Implied Per Share Equity Value Reference Range
NAV Premium/Discount	$131.54 - $168.55
2023E Core FFO Multiple	$123.89 - $160.14
2024E Core FFO Multiple	$132.96 - $165.88

Utilizing the approximate implied per share equity value reference ranges derived for Life Storage and the approximate implied per share equity value reference ranges derived for Extra Space, in each case as described above, Citi calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio, by comparing the high end of the range for Life Storage with the low end of the range for Extra Space and vice versa:

	Implied Exchange Ratio Reference Range	Transaction Exchange Ratio
NAV Premium/Discount	0.6070x – 0.9633x	0.8950x
2023E Core FFO Multiple	0.6352x – 1.0681x	0.8950x
2024E Core FFO Multiple	0.6734x – 1.0644x	0.8950x

Certain Additional Information

Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

Selected Precedent Transactions Analysis. Citi performed for Life Storage, as the company subject to a change-of-control transaction, an analysis of the implied equity value per share for Life Storage based on observed capitalization rates for ten precedent transactions in the self-storage sector, whereby Citi applied the range of implied capitalization rates derived from such transactions of 3.7% to 6.0% to the 2023E NOI estimate of $720 million (which excludes 2023E Acquisition NOI) provided by Life Storage’s management. Implied price per share was calculated as 2023E NOI divided by implied capitalization rate, plus net other tangible assets, minus net debt, then divided by the fully diluted share count of Life Storage. Based on this analysis, Citi derived a range of implied values per share for Life Storage of $109.49 to $195.09, as compared to the implied merger consideration of $145.82 based on Extra Space’s closing share price as of March 31, 2023 and the exchange ratio.

Relative Contributions Analysis. Citi performed a relative contributions analysis in which Citi reviewed the relative contributions of Life Storage and Extra Space to, among other things, the Combined Company’s estimated (i) EBITDA in calendar years 2023 and 2024, based on the Life Storage forecasts and Extra Space forecasts, (ii) Core FFO in calendar years 2023 and 2024, based on the Life Storage forecasts and Extra Space forecasts, (iii) NAV, based on Green Street Advisors estimates and Wall Street consensus estimates, and (iv) equity value, based on each company’s closing share price on March 31, 2023 (in each case, excluding potential strategic implications and operational benefits, including the amount, timing and achievability thereof, anticipated to result from the mergers and other potential pro forma financial effects of the mergers on Life Storage and Extra Space following the mergers that were prepared by the respective managements of Life Storage and Extra Space), which indicated implied exchange ratios ranging from 0.7333x to 0.8366x.

Illustrative Pro Forma Financial Impact Analysis. Citi performed an analysis of the pro forma financial impact of the mergers to the projected Core FFO per share of Extra Space for the calendar years 2023 and 2024, as well as to the NAV per share for Extra Space based on Green Street Advisors estimates, in each case taking into account the potential strategic implications and operational benefits (including the amount, timing and achievability thereof, anticipated to result from the mergers and other potential pro forma financial effects of the mergers on Life Storage and Extra Space following the mergers that were prepared by the respective managements of Life Storage and Extra Space), which indicated that the mergers could be accretive to Extra Space’s estimated Core FFO per share in calendar years 2023 and 2024 by approximately 0.9% and 0.9%, respectively, as well as to Extra Space’s estimated NAV per share by approximately 0.2% (including the full benefit of the combination synergies and savings) or dilutive by approximately (5.4)% (excluding such benefit).

Illustrative Discounted Cash Flow Analysis of Combined Company. Citi performed an illustrative discounted cash flow analysis of the Combined Company, including potential strategic implications and operational benefits (including the amount, timing and achievability thereof, anticipated to result from the mergers and other potential pro forma financial effects of the mergers on Life Storage and Extra Space following the mergers that were prepared by the respective managements of Life Storage and Extra Space) with respect to the unlevered free cash flows that the Combined Company was expected to generate during the calendar year ending December 31, 2023 through the calendar year ending December 31, 2027 (utilizing a selected range of terminal implied capitalization rates of 4.86% to 5.86% and a selected range of discount rates of 8.59% to 9.42%), which resulted in a range of implied values per share for the Combined Company which, as of December 31, 2022 and based on an exchange ratio of 0.8950x, resulted in an implied value per share of Extra Space common stock of $142.62 to $186.22 as compared to a stand-alone value per share of Extra Space common stock under the discounted cash flow analysis of $136.67 to $178.20.

Other. Citi also observed the following:

•

historical trading prices of Life Storage common stock and Extra Space common stock during the 52-week period ended March 31, 2023, which indicated low to high closing prices during such period of approximately $95.23 to $150.41 per share of Life Storage common stock and $141.04 to $219.95 per share of Extra Space common stock, which further indicated an implied exchange ratio of 0.6124x to 0.8235x representing the high and low exchange ratios calculated daily as Life Storage’s closing share price divided by Extra Space’s closing share price for such 52-week period ended March 31, 2023;

•

undiscounted publicly available Wall Street research analysts’ price targets for Life Storage common stock, which indicated standalone price targets of $120.00 to $140.00 per share of Life Storage common stock and $155.00 to $190.00 per share of Extra Space common stock, which further indicated an implied exchange ratio of 0.6316x to 0.9032x based on a comparison of the high and low values for each company with the respective low and high values of the other company and excluding non-overlapping Wall Street research analysts; and

•

the estimated NAV of Life Storage’s and Extra Space’s assets based on publicly available Wall Street research analysts’ estimates, which when calculated yielded implied per share equity value reference ranges of $127.13 to $140.85 per share of Life Storage common stock and $153.00 to $194.41 per share of Extra Space common stock, which further indicated an implied exchange ratio of 0.6539x to 0.9206x based on a comparison of the high and low values for each company with the respective low and high values of the other company and excluding non-overlapping Wall Street research analysts.

Miscellaneous

Extra Space has agreed to pay Citi for its services in connection with the proposed transaction an aggregate fee of $18.0 million, of which $2.0 million was payable upon delivery of Citi’s opinion and $16.0 million is payable contingent upon consummation of the mergers. In addition, Extra Space agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.

As the Extra Space board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Extra Space unrelated to the proposed transaction, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date of Citi’s opinion, having acted or acting as (i) joint book-running manager or joint co-manager for equity and debt offerings of Extra Space, (ii) sales agent for Extra Space’s equity issuance at-the-market program and (iii) lender under certain credit facilities of Extra Space. As the Extra Space board was also aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Life Storage unrelated to the proposed transaction, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date of Citi’s opinion, having acted or acting as (i) joint book-running manager for equity and debt offerings of Life Storage, (ii) sales agent for Life Storage’s equity issuance at-the-market program and (iii) lender under certain credit facilities of Life Storage. In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of Life Storage and Extra Space for Citi’s own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Life Storage, Extra Space and their respective affiliates.

The Extra Space board selected Citi to act as financial advisor in connection with the proposed transaction based on Citi’s reputation, experience and familiarity with Extra Space, Life Storage and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinions of Life Storage’s Financial Advisors

Opinion of Wells Fargo Securities

Pursuant to an engagement letter dated January 27, 2023, Life Storage retained Wells Fargo Securities as the financial advisor to the Life Storage board in connection with a review of the potential transaction with Extra Space.

On April 2, 2023, Wells Fargo Securities rendered its oral opinion to the Life Storage board, which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion, dated April 2, 2023 that, as of such date, the exchange ratio in the transaction was fair, from a financial point of view, to Life Storage.

In May 2023, after the negotiation and execution of the merger agreement, members of Extra Space management approached representatives of Wells Fargo Securities and its affiliates about arranging and/or providing financing for Extra Space and/or the Combined Company (the “potential financing transactions”). Wells Fargo Securities informed Life Storage of the potential financing transactions, and advised Life Storage of the potential or perceived conflicts of interest may arise or result from the participation of Wells Fargo Securities or its affiliates in connection with the potential financing transactions. After considering such potential or perceived conflicts of interest, Life Storage provided its consent to Wells Fargo Securities with respect to its or its affiliates’ participation in the potential financing transactions. The terms of the potential financing transactions remain subject to discussion among Extra Space and Wells Fargo Securities and its applicable affiliates and neither Wells Fargo Securities nor its affiliates have made any commitment to provide or arrange any potential financing transactions.

Wells Fargo Securities’ opinion was for the information and use of the Life Storage board (in its capacity as such) in connection with its evaluation of the transaction. Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of Life Storage common stock of the exchange ratio in the transaction and did not address any other aspect or implication of the transaction. The summary of Wells Fargo Securities’ opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this joint proxy statement/prospectus and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in connection with the preparation of its opinion. However, neither Wells Fargo Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to any stockholder of Life Storage as to how such stockholder should vote or act on any matter relating to the transaction.

In arriving at its opinion, Wells Fargo Securities, among other things:

•

reviewed the Agreement and Plan of Merger, dated as of April 2, 2023, by and among the Extra Space parties and the Life Storage parties (which we refer to in this summary of Wells Fargo Securities’ opinion as the “merger agreement”);

•	reviewed certain publicly available business and financial information relating to Life Storage and Extra Space and the industries in which they operate;

•

compared the financial and operating performance of Life Storage and Extra Space with publicly available information concerning certain other companies Wells Fargo Securities deemed relevant, and compared current and historic market prices of Life Storage common stock and Extra Space common stock with similar data for such other companies;

•

reviewed certain internal financial analyses and forecasts for Life Storage (referred to in this summary of Wells Fargo Securities’ opinion as the “Life Storage management forecasts” and as described in more detail under the section entitled “The Mergers— Certain Life Storage Unaudited Prospective Financial Information—Life Storage Management Forecasts” beginning on page 101 of this joint proxy statement/prospectus”) and Extra Space (referred to in this summary of Wells Fargo Securities’ opinion as the “Extra Space forecasts” and as described in more detail in the section entitled “The Mergers—Certain Extra Space Unaudited Prospective Financial Information—Extra Space on a Standalone Basis” beginning on page 99 of this joint proxy statement/prospectus) prepared by the management of Life Storage and Extra Space;

•

reviewed certain estimates prepared by the managements of Life Storage and Extra Space as to the potential cost savings and synergies expected by such managements to be achieved as a result of the transaction (referred to in this summary of Wells Fargo Securities’ opinion as the “Synergies”);

•

discussed with the managements of Life Storage and Extra Space regarding certain aspects of the transaction, the business, financial condition and prospects of Life Storage and Extra Space, respectively, the effect of the transaction on the business, financial condition and prospects of Life Storage and Extra Space, respectively, and certain other matters that Wells Fargo Securities deemed relevant; and

•	considered such other financial analyses and investigations and such other information that Wells Fargo Securities deemed relevant.

In giving its opinion, Wells Fargo Securities assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo Securities by Life Storage or Extra Space or otherwise reviewed by Wells Fargo Securities. Wells Fargo Securities did not independently verify any such information, and pursuant to the terms of Wells Fargo Securities’ engagement by Life Storage, Wells Fargo Securities did not assume any obligation to undertake any such independent verification. In relying on the Life Storage management forecasts, the Extra Space forecasts and the Synergies, Wells Fargo Securities assumed, with the consent of Life Storage, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of Life Storage and Extra Space. Wells Fargo Securities expressed no view or opinion with respect to the Life Storage management forecasts, the Extra Space forecasts and the Synergies or the assumptions upon which they are based. Wells Fargo Securities assumed that any representations and warranties made by Life Storage and Extra Space in the merger agreement or in other agreements relating to the transaction will be true and accurate in all respects that are material to its analysis.

Wells Fargo Securities assumed that, for United States federal income tax purposes, the company merger and the deemed liquidation, taken together, will qualify as a “reorganization” within the meaning of Section 368 of the Code. Wells Fargo Securities also assumed that the transaction will have the tax consequences described in discussions with, and materials provided to it by, Life Storage. Wells Fargo Securities also assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Life Storage, Extra Space or the contemplated benefits of the transaction. Wells Fargo Securities also assumed that the transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to its analyses or opinion. In addition, Wells Fargo Securities did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of Life Storage or Extra Space, nor was Wells Fargo Securities furnished with any such evaluations or appraisals. Wells Fargo Securities did not evaluate the solvency of Life Storage or Extra Space under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo Securities was advised that Life Storage and Extra Space each has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since their formation as a REIT and that the transaction would not adversely affect such status or operations.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, of the exchange ratio to the holders of Life Storage common stock in the transaction, and Wells Fargo Securities expressed no opinion as to the fairness of any other consideration paid in connection with the transaction to the holders of any other class of securities, creditors or other constituencies of Life Storage or Life Storage OP. Furthermore, Wells Fargo Securities expressed no opinion as to any other aspect or implication (financial or otherwise) of the transaction, or any other agreement, arrangement or understanding entered into in connection with the transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the transaction, or class of such persons, relative to the exchange ratio or otherwise. Furthermore, Wells Fargo Securities did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and has relied upon the assessments of Life Storage and its advisors with respect to such advice.

Wells Fargo Securities’ opinion was necessarily based upon information made available to Wells Fargo Securities as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Wells Fargo Securities did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, notwithstanding that any subsequent development may affect its opinion. Wells Fargo Securities’ opinion did not address the relative merits of the transaction as compared to any alternative transactions or strategies that might have been available to Life Storage, nor did it address the underlying business decision of the Life Storage board or Extra Space to proceed with or effect the transaction. Wells Fargo Securities did not express any opinion as to the price at which the Life Storage common stock or the Extra Space common stock may be traded at any time.

Financial Analyses

In preparing its opinion to the Life Storage board, Wells Fargo Securities performed a variety of analyses, including those described below. The summary of Wells Fargo Securities’ analyses is not a complete description of the analyses underlying Wells Fargo Securities’ opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo Securities’ opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo Securities arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Wells Fargo Securities believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses and opinion.

In performing its analyses, Wells Fargo Securities considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. None of the selected companies used in Wells Fargo Securities’ analyses is identical to Life Storage nor Extra Space. Evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo Securities were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Life Storage.

While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo Securities did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo Securities’ analyses are inherently subject to substantial uncertainty.

Wells Fargo Securities’ opinion was only one of many factors considered by the Life Storage board in evaluating the Transaction. Neither Wells Fargo Securities’ opinion nor its analyses were determinative of the exchange ratio or of the views of the Life Storage board or management with respect to the transaction or the exchange ratio. The type and amount of consideration payable in the company merger were determined through negotiations between Life Storage and Extra Space, and the decision to enter into the merger agreement was solely that of the Life Storage board.

The following is a summary of the material financial analyses performed by Wells Fargo Securities in connection with the preparation of its opinion rendered to, and reviewed with, the Life Storage board on April 2, 2023. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo Securities. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions made, procedures followed, matters considered and limitations and qualifications affecting each analysis, could create an incomplete view of Wells Fargo Securities’ analyses.

The estimates of the future financial performance of the companies listed below were based on public filings, including SEC, state regulatory and foreign filings, and research estimates for those companies and the estimates of the future financial performance of Life Storage and Extra Space relied upon for the financial analyses described below were based on the Life Storage management forecasts, the Extra Space forecasts and the Synergies.

Life Storage Financial Analyses

Life Storage Selected Public Companies Analysis. Wells Fargo Securities reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo Securities deemed relevant. None of the selected companies used in Wells Fargo Securities’ analyses is identical to Life Storage. The selected companies were selected by Wells Fargo Securities because they were deemed by Wells Fargo Securities to be similar to Life Storage in one or more respects, including, among other things, that each selected company’s principal business is the ownership and operation of self-storage facilities.

Using publicly available information, Wells Fargo Securities calculated the multiple of each selected company’s trading price per share of common stock as of March 31, 2023 to the consensus equity research analysts estimates for such selected company’s projected core funds from operations per share of common stock for the years ending December 31, 2023 and December 31, 2024, respectively (referred to in this summary of Wells Fargo Securities’ opinion as the “Fully Diluted Price / Core FFO”).

The companies selected by Wells Fargo Securities were as follows:

•	Public Storage

•	Extra Space

•	CubeSmart

•	National Storage Affiliates Trust

Taking into account the results of the selected public companies analysis, Wells Fargo Securities applied a Fully Diluted Price / Core FFO multiple range of 16.0x to 17.5x to Life Storage’s 2023 Adjusted Core FFO per share and a range of 15.5x to 17.0x to Life Storage’s 2024 Adjusted Core FFO per share, in each case, based on the Life Storage management forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. The selected companies analysis indicated the following implied equity value per share reference ranges for Life Storage common stock:

	Implied Equity Value Per share
	Low	High
2023P Core FFO	$110.86	$121.25
2024P Core FFO	$121.62	$133.39

The implied equity value per share reference range was then compared to the implied per share value of the merger consideration as of March 31, 2023 of $145.82.

Life Storage Dividend Discount Analysis. Wells Fargo Securities performed a dividend discount analysis for Life Storage for the purpose of determining an implied equity value per share for Life Storage common stock on a standalone basis. Wells Fargo Securities calculated Life Storage’s projected dividends on shares of Life Storage common stock for the period from December 31, 2023 through December 31, 2026, based on the Life Storage management forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. Wells Fargo Securities also calculated a range of terminal values for Life Storage as of December 31, 2026 by applying a range of terminal forward multiples of 16.00x to 17.50x to Life Storage’s Adjusted Core FFO per share for the year ending December 31, 2027 based on the Life Storage management forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. Wells Fargo Securities then discounted the projected dividend estimates and the range of terminal values to present value as of December 31, 2022 using discount rates ranging from 10.00% to 11.00%.

The dividend discount analysis indicated an implied equity value per share reference range for Life Storage common stock of $131.54 to $147.09.

Extra Space Financial Analyses

Extra Space Selected Public Companies Analysis. Wells Fargo Securities reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo Securities deemed relevant. None of the selected companies used in Wells Fargo Securities’ analyses is identical to Extra Space. The selected companies were selected by Wells Fargo Securities because they were deemed by Wells Fargo Securities to be similar to Extra Space in one or more respects, including, among other things, that each selected company’s principal business is the ownership and operation of self-storage facilities.

Using publicly available information, Wells Fargo Securities calculated the multiple of each selected company’s trading price per share of common stock as of March 31, 2023 (except for Life Storage, for which the multiple was based on the trading price as of February 3, 2023, the last trading day prior to Public Storage’s public offer) to the consensus equity research analysts estimates for such selected company’s projected core funds from operations value per share of common stock for the years ending December 31, 2023 and December 31, 2024, respectively.

The companies selected by Wells Fargo Securities were as follows:

•	Public Storage

•	CubeSmart

•	Life Storage

•	National Storage Affiliates Trust

Taking into account the results of the selected public companies analysis, Wells Fargo Securities applied a Fully Diluted Price / Core FFO multiple range of 16.5x to 18.5x to Extra Space’s 2023 projected core funds from operations per share and a range of 15.5x to 17.5x to Extra Space’s 2024 projected core funds from operations per share, in each case, based on the Extra Space forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. The selected companies analysis indicated the following implied equity value per share reference ranges for Extra Space common stock:

	Implied Equity Value Per Share
	Low	High
2023P Core FFO	$139.62	$156.54
2024P Core FFO	$145.16	$163.89

The implied equity value per share reference range was then compared to the closing per share value of the Extra Space share price as of March 31, 2023 of $162.93

Extra Space Dividend Discount Analysis. Wells Fargo Securities performed a dividend discount analysis for Extra Space for the purpose of determining an implied equity value per share for Extra Space common stock on a standalone basis. Wells Fargo Securities calculated Extra Space’s projected dividends on shares of Extra Space common stock for the period from December 31, 2023 through December 31, 2026, based on the Extra Space forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. Wells Fargo Securities also calculated a range of terminal values for Extra Space as of December 31, 2026 by applying a range of terminal forward multiples of 17.0x to 19.0x to Extra Space’s projected core funds from operations per share for the year ending December 31, 2027 based on the Extra Space forecasts, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. Wells Fargo Securities then discounted the projected dividend estimates and the range of the terminal values to present value as of December 31, 2022 using discount rates ranging from 10.00% to 11.00%.

The dividend discount analysis indicated an implied equity value per share reference range for Extra Space common stock of $154.70 to $176.03.

Combined Company Financial Analyses

Pro Forma Exchange Ratio Analysis. Wells Fargo Securities compared the results for Extra Space to the results for Life Storage with respect to the selected public companies analyses and the dividend discount analyses described above. Wells Fargo Securities compared the highest implied equity value per share of Extra Space common stock to the lowest implied equity value per share of Life Storage common stock to derive the lowest exchange ratio implied by each pair of results. Wells Fargo Securities also compared the lowest implied equity value per share of Extra Space common stock to the highest implied equity value per share of Life Storage common stock to derive the highest exchange ratio implied by each pair of results. The ranges of implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Selected Public Companies Analysis
2023P Core FFO 2024P Core FFO	0.7082x 0.7421x	0.8685x 0.9189x
Dividend Discount Analysis
Dividend Discount Analysis	0.7473x	0.9508x

The ranges of implied exchange ratios resulting from the foregoing analyses were compared to the exchange ratio of 0.8950x.

Combined Company Pro Forma Dividend Discount Analysis-based Illustrative Value Creation Analysis. Wells Fargo Securities conducted an analysis of the pro forma value creation, based on the Extra Space forecasts and Life Storage management forecasts and taking into account the Synergies, estimates of transaction expenses in connection with the mergers and assumptions regarding financing of the Combined Company following the closing of the mergers, in each case, provided by the managements of Life Storage and Extra Space (collectively, the “pro forma projections,” which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses), to the holders of Life Storage common stock. Wells Fargo Securities performed a pro forma dividend discount analysis for the Combined Company for the purpose of determining an implied pro forma equity value per share for the Combined Company common stock. Wells Fargo Securities calculated the Combined Company’s projected dividends on shares of Combined Company common stock for the period from December 31, 2023 through December 31, 2026, based on the pro forma projections. Wells Fargo Securities also calculated a range of terminal values for the Combined Company as of December 31, 2026 by applying a range of terminal forward multiples of 17.0x to 19.0x to the Combined Company’s projected core funds from operations per share for the year ending December 31, 2027 based on the pro forma projections, which were discussed with, and approved by, the Life Storage board for use by Wells Fargo Securities in connection with its financial analyses. Wells Fargo Securities then discounted the projected dividend estimates and the range of the terminal values to present value as of December 31, 2022 using discount rates ranging from 9.50% to 10.50%.

The dividend discount analysis indicated an implied pro forma per share equity value reference range for Combined Company common stock of $165.72 to $188.79. Wells Fargo Securities applied the exchange ratio to such implied pro forma equity value per share of Combined Company common stock. These calculations resulted in an implied range of pro forma equity values received per share of Life Storage common stock of $148.32 to $168.97.

Wells Fargo Securities then compared the highest implied pro forma equity value received per share of Life Storage common stock to the lowest implied equity value per share of standalone Life Storage common stock to derive the highest illustrative pro forma Combined Company premium implied by the results of such analysis. Wells Fargo Securities also compared the lowest implied pro forma equity value received per share of Life Storage common stock to the highest implied equity value per share of standalone Life Storage common stock to derive the lowest illustrative pro forma Combined Company premium implied by the results of such analysis. The range of value creation ratios resulting from this analysis were:

Illustrative Pro Forma Combined Company Premium to Standalone
Combined Company Pro Forma Dividend Discount Analysis-based Illustrative Value Creation Analysis
Pro Forma Combined Company High / Standalone Life Storage Low	28.5%
Pro Forma Combined Company Low / Standalone Life Storage High	0.8%

Other Matters

Wells Fargo Securities is a trade name of Wells Fargo Securities, LLC, an investment banking subsidiary and affiliate of Wells Fargo & Company. Life Storage retained Wells Fargo Securities as its financial advisor in connection with the transaction based on Wells Fargo Securities’ experience and reputation. Wells Fargo Securities is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Life Storage has agreed to pay Wells Fargo Securities an aggregate fee currently estimated to be approximately $59.0 million, $12.0 million of which became payable to Wells Fargo Securities prior to and including the announcement date of the transaction of April 3, 2023, and the remainder of which is contingent and payable upon the consummation of the transaction. In addition, Life Storage has agreed to reimburse Wells Fargo Securities for certain expenses and to indemnify Wells Fargo Securities and certain related parties against certain liabilities and other items that may arise out of or relate to Wells Fargo Securities’ engagement. The issuance of Wells Fargo Securities’ opinion was approved by a fairness committee of Wells Fargo Securities.

Wells Fargo Securities and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo Securities’ written opinion, Wells Fargo Securities and its affiliates have had investment or commercial banking relationships with the Life Storage and the Extra Space, for which Wells Fargo Securities and such affiliates have received customary compensation. Such relationships have included acting as joint placement agent on offerings of equity securities by Life Storage in June and December 2021, as joint bookrunner on an offering of equity securities by Life Storage in September 2021, as sole bookrunner and lead arranger on Life Storage’s revolving credit facility in July 2022; and as joint bookrunner on an offering of equity securities by Extra Space in March 2021. Wells Fargo Securities or its affiliates are also an agent and a lender to one or more of the credit facilities of Life Storage, Extra Space and certain of their affiliates. During the two years preceding the date of Wells Fargo Securities’ written opinion, the aggregate fees recognized by Wells Fargo Securities from Life Storage and Extra Space for investment banking services were approximately $8.4 million and $0.4 million, respectively. In addition, Wells Fargo Securities and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Life Storage and Extra Space. In the ordinary course of business, Wells Fargo Securities and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Life Storage, Extra Space and certain of their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments. Wells Fargo Securities and its affiliates have adopted policies and procedures designed to preserve the independence of their research and credit analysts whose views may differ from those of the members of the team of investment banking professionals involved in preparing Wells Fargo Securities’ opinion.

In addition, in the future Wells Fargo Securities and its affiliates may provide banking and other financial services to Life Storage, Extra Space or the Combined Company and their respective affiliates, including in connection with the potential financing transactions.

Opinion of BofA Securities

Life Storage has retained BofA Securities to act as Life Storage’s financial advisor in connection with the transaction. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Life Storage selected BofA Securities to act as Life Storage’s financial advisor in connection with the transaction on the basis of BofA Securities’ experience in transactions similar to the proposed transaction with Extra Space, its reputation in the investment community and its familiarity with Life Storage and its business.

On April 2, 2023, at a meeting of the Life Storage board held to evaluate the mergers, BofA Securities delivered to the Life Storage board an oral opinion, which was confirmed by delivery of a written opinion dated April 2, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio provided for in the company merger was fair, from a financial point of view, to holders of Life Storage common stock (other than shares of Life Storage common stock held by Extra Space, Life Storage or any of their respective subsidiaries).

In May 2023, after the negotiation and execution of the merger agreement, members of Extra Space management approached representatives of BofA Securities and its affiliates, including Bank of America, N.A., about arranging and/or providing for financing for Extra Space and/or the Combined Company in connection with the potential financing transactions. BofA Securities informed Life Storage of the potential financing transactions, and advised Life Storage of the potential or perceived conflicts of interest that may arise or result from the participation of BofA Securities and/or its affiliates in such financing and the fees payable to BofA Securities and/or its affiliates in connection therewith. After considering such potential or perceived conflicts of interest, Life Storage provided its consent to BofA Securities with respect to its (or its affiliates’) participation in the potential financing transactions. The terms thereof remain subject to discussion among Extra Space and the applicable other parties thereto, and the foregoing disclosure should not be deemed to constitute a commitment of BofA Securities or any of its affiliates to provide or arrange any potential financing transactions.

The full text of BofA Securities’ written opinion to the Life Storage board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Life Storage board for the benefit and use of the Life Storage board (in its capacity as such) in connection with and for purposes of its evaluation of the exchange ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the transaction and no opinion or view was expressed as to the relative merits of the transaction in comparison to other strategies or transactions that might be available to Life Storage or in which Life Storage might engage or as to the underlying business decision of Life Storage to proceed with or effect the transaction. BofA Securities’ opinion does not address any other aspect of the transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed transaction or any related matter.

In connection with rendering its opinion, BofA Securities:

•	reviewed certain publicly available business and financial information relating to Life Storage and Extra Space;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Life Storage furnished to or discussed with BofA Securities by the management of Life Storage, including certain financial forecasts relating to Life Storage prepared by the management of Life Storage, referred to in this summary of BofA Securities’ opinion as the “Life Storage management forecasts”;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Extra Space furnished to or discussed with BofA Securities by the management of Life Storage, including certain financial forecasts relating to Extra Space prepared by the management of Extra Space, referred to in this summary of BofA Securities’ opinion as the “Extra Space forecasts”;

•

reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements, net of cost to achieve, anticipated by the management of Life Storage, based on forecasts provided by Extra Space to result from the mergers, referred to in this summary of BofA Securities’ opinion as the “synergies”;

•

discussed the past and current business, operations, financial condition and prospects of Life Storage with members of senior management of Life Storage and Extra Space, and discussed the past and current business, operations, financial condition and prospects of Extra Space with members of senior management of Life Storage and Extra Space;

•

reviewed the potential pro forma financial impact of the transaction on the future financial performance of Extra Space, including the potential effect on Extra Space’s estimated funds from operations per share;

•

reviewed the trading histories for Life Storage common stock and Extra Space common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Securities deemed relevant;

•	compared certain financial and stock market information of Life Storage and Extra Space with similar information of other companies BofA Securities deemed relevant;

•	reviewed the relative financial contributions of Life Storage and Extra Space to the future financial performance of the Combined Company on a pro forma basis;

•

considered the fact that Life Storage decided to explore its strategic alternatives and the results of BofA Securities’ efforts on behalf of Life Storage to solicit, at the direction of Life Storage, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Life Storage;

•	reviewed a draft, dated April 2, 2023, of the merger agreement, referred to in this summary of BofA Securities’ opinion as the “Draft Agreement”; and

•	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of Life Storage and Extra Space that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Life Storage management forecasts, BofA Securities was advised by Life Storage, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Life Storage as to the future financial performance of Life Storage. With respect to the Extra Space forecasts, BofA Securities was advised by Extra Space, and assumed, at the direction of Life Storage, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Extra Space as to the future financial performance of Extra Space. With respect to the synergies, BofA Securities was advised by Life Storage, and assumed, with Life Storage’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Life Storage as to the future financial performance of Extra Space and other matters covered thereby. BofA Securities relied, at the direction of Life Storage, on the assessments of the managements of Life Storage and Extra Space as to Extra Space’s ability to achieve the synergies and were advised by Life Storage and Extra Space, and assumed, with the consent of Life Storage, that the synergies will be realized in the amounts and at the times projected. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Life Storage or Extra Space, nor did it make any physical inspection of the properties or assets of Life Storage or Extra Space. BofA Securities did not evaluate the solvency or fair value of Life Storage or Extra Space under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Life Storage, that the transaction would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Life Storage, Extra Space or the contemplated benefits of the transaction. BofA Securities further assumed, at the direction of Life Storage, that the company merger will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Code. BofA Securities further assumed, at the direction of Life Storage, that Extra Space has elected and been subject to United States federal taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT commencing with its taxable year ended December 31, 2004 through and including its taxable year ending December 31 immediately prior to the effective time of the mergers and have assumed, at the direction of Life Storage, that Extra Space will continue to operate in such a manner as to qualify as a REIT for its taxable year that includes and/or ends on the closing date of the transaction and will continue to operate in such a manner to qualify as a REIT. BofA Securities also has assumed, at the direction of Life Storage, that the final executed merger agreement did not differ in any material respect from the Draft Agreement reviewed by it. On May 12, 2023, representatives of BofA Securities advised Life Storage that its written opinion had erroneously stated that the Extra Space forecasts had been prepared by management of Life Storage instead of by management of Extra Space, and delivered to Life Storage a revised opinion letter and related presentation materials that correctly attributed the Extra Space forecasts to management of Extra Space.

BofA Securities expressed no view or opinion as to any terms or other aspects of the transaction (other than the exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the transaction, or any other arrangements, agreements or understandings entered into in connection with or related to the transaction or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the exchange ratio to the holders of Life Storage common stock (other than shares of Life Storage common stock held by Extra Space, Life Storage or any of their respective subsidiaries) and no opinion or view was expressed with respect to any consideration received in connection with the transaction by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the transaction, or class of such persons, relative to the exchange ratio. Furthermore, no opinion or view was expressed as to the relative merits of the transaction in comparison to other strategies or transactions that might be available to Life Storage or in which Life Storage might engage or as to the underlying business decision of Life Storage to proceed with or effect the transaction. BofA Securities did not express any opinion as to what the value of Extra Space common stock actually would be when issued or the prices at which Life Storage common stock or Extra Space common stock would trade at any time, including following announcement or consummation of the transaction. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the transaction or any related matter. Except as described above, Life Storage imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The following represents a brief summary of the material financial analyses presented by BofA Securities to the Life Storage’s board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Life Storage Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for Life Storage and the following four publicly traded companies in the self-storage industry:

•	Public Storage

•	Extra Space

•	CubeSmart

•	National Storage Affiliates Trust

BofA Securities reviewed, among other things, total enterprise values, referred to in this summary of BofA Securities’ opinion as “TEVs,” of the selected publicly traded companies, calculated as their market values based on their closing stock prices on March 31, 2023 and the number of their fully diluted shares outstanding, plus debt, preferred stock, and less cash and cash equivalents, including cash from unsettled forward shares, as a multiple of the calendar year 2023 and 2024 estimated EBITDA. Financial data of the selected publicly traded companies were based on public filings and publicly available research analysts’ estimates as of March 31, 2023. Financial data of Life Storage was based on the Life Storage management forecasts.

BofA Securities also reviewed, among other things, per share equity values, based on closing stock prices on March 31, 2023, of the selected publicly traded companies as a multiple of calendar years 2023 and 2024 estimated FFO per share. Financial data of the selected publicly traded companies were based on public filings and publicly available research analysts’ estimates as of March 31, 2023. Financial data of Life Storage was based on the Life Storage management forecasts.

Selected Publicly Traded Companies	EV / 2023E EBITDA	EV / 2024E EBITDA	2023E FFO Multiple	2024E FFO Multiple
Public Storage	19.5x	18.5x	18.0x	17.1x
Extra Space	20.4x	19.3x	19.0x	18.0x
CubeSmart	19.4x	18.4x	17.2x	16.3x
National Storage Affiliates Trust	18.0x	17.0x	14.6x	14.2x

BofA Securities then (i) applied calendar year 2023 EV / EBITDA multiples of 18.3x to 20.3x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Life Storage’s calendar year 2023 estimated EBITDA and (ii) applied calendar year 2024 EV / EBITDA multiples of 17.3x to 19.3x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Life Storage’s calendar year 2024 estimated EBITDA, to determine implied per share equity values. Similarly, BofA Securities (i) applied calendar year 2023 estimated FFO per share multiples of 16.2x to 18.2x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Life Storage’s calendar year 2023 estimated FFO and (ii) applied calendar year 2024 estimated FFO per share multiples of 15.4x to 17.4x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Life Storage’s calendar year 2024 estimated FFO to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Life Storage were based on the Life Storage management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for Life Storage, as compared to the per share price of Life Storage common stock implied by the exchange ratio in the company merger, calculated based on the closing price of Extra Space common stock on March 31, 2023, multiplied by the exchange ratio:

Implied Per Share Equity Value Reference Ranges for Life Storage				Per Share Price Implied by Exchange Ratio
2023E EBITDA	2024E EBITDA	2023E FFO	2024E FFO
$114.80 - $131.82	$125.24 - $144.47	$112.41 - $126.27	$120.76 - $136.45	$145.82

No company used in this analysis is identical or directly comparable to Life Storage. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Life Storage was compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Life Storage to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Life Storage was forecasted to generate during Life Storage’s fiscal years 2023 through 2027 based on the Life Storage management forecasts. BofA Securities calculated terminal values for Life Storage using perpetuity growth rates of 2.50% to 3.00%, which were based on United States long-term gross domestic product, referred to in this summary of BofA Securities’ opinion as “GDP,” growth per Congressional Budget Office data. This analysis implied the following forward EBITDA exit multiples of 14.6x to 20.3x and forward FFO exit multiples of 12.6x to 20.0x. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 7.8% to 9.2%, which were based on an estimate of Life Storage’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt as of the end of the fourth quarter of fiscal year 2022 to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for Life Storage as compared to the per share price of Life Storage implied by the exchange ratio in the company merger:

Implied Per Share Equity Value Reference Range for Life Storage	Per Share Price Implied by Exchange Ratio
$97.80 - $161.48	$145.82

Other Factors. BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analysis with respect to its opinion but were reference for information purposes, including, among other things, the following:

•	historical trading prices and trading volumes of Life Storage common stock during the one-year period ended March 31, 2023, which ranged from $94.02 to $151.76 per share; and

•

one-year future stock price targets for Life Storage in publicly available research analysist reports, which (discounted one year by a 9.4% cost of equity) indicated stock price targets for Life Storage of a range of approximately $92.34 to $127.99 per share.

Extra Space Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for Extra Space and the following four publicly traded companies in the self-storage industry:

•	Public Storage

•	Life Storage

•	CubeSmart

•	National Storage Affiliates Trust

BofA Securities reviewed, among other things, TEVs of the selected publicly traded companies, calculated as their market values based on their closing stock prices on March 31, 2023 and the number of their fully diluted shares outstanding, plus debt, preferred stock, and less cash and cash equivalents, including cash from unsettled forward shares, as a multiple of the calendar year 2023 and 2024 estimated adjusted EBITDA. Financial data of the selected publicly traded companies were based on public filings and publicly available research analysts’ estimates as of March 31, 2023. Financial data of Extra Space was based on the Extra Space forecasts.

BofA Securities also reviewed, among other things, per share equity values, based on closing stock prices on March 31, 2023, of the selected publicly traded companies as a multiple of calendar years 2023 and 2024 estimated FFO per share. Financial data of the selected publicly traded companies were based on public filings and publicly available research analysts’ estimates as of March 31, 2023. Financial data of Extra Space was based on the Extra Space forecasts.

Selected Publicly Traded Companies	EV / 2023E EBITDA	EV / 2024E EBITDA	2023E FFO Multiple	2024E FFO Multiple
Public Storage	19.5x	18.5x	18.0x	17.1x
Life Storage, Inc.	20.5x	19.1x	18.9x	17.7x
CubeSmart	19.4x	18.4x	17.2x	16.3x
National Storage Affiliates Trust	18.0x	17.0x	14.6x	14.2x

BofA Securities then (i) applied calendar year 2023 EV / EBITDA multiples of 18.4x to 20.4x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Extra Space’s calendar year 2023 estimated EBITDA and (ii) applied calendar year 2024 EV / EBITDA multiples of 17.2x to 19.2x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Extra Space’s calendar year 2024 estimated EBITDA, to determine implied per share equity values. Similarly, BofA Securities (i) applied calendar year 2023 estimated FFO per share multiples of 16.2x to 18.2x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Extra Space’s calendar year 2023 estimated FFO and (ii) applied calendar year 2024 estimated FFO per share multiples of 15.3x to 17.3x, derived from the selected publicly traded companies based on BofA Securities’ professional experience and judgment to Extra Space’s calendar year 2024 estimated FFO to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Extra Space were based on the Extra Space forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for Extra Space, as compared to the closing per share price of Extra Space common stock on March 31, 2023:

Implied Per Share Equity Value Reference Ranges for Extra Space				Per Share Price as of March 31, 2023
2023E EBITDA	2024E EBITDA	2023E FFO	2024E FFO
$150.35 - $172.45	$152.74 - $176.54	$137.02 - $153.95	$143.69 - $162.45	$162.93

No company used in this analysis is identical or directly comparable to Extra Space. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Extra Space was compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Extra Space to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Extra Space was forecasted to generate during Extra Space’s fiscal years 2023 through 2027 based on the Extra Space forecasts. BofA Securities calculated terminal values for Extra Space using perpetuity growth rates of 2.5% to 3.0%, which were based on United States long-term GDP growth per Congressional Budget Office data. This analysis implied forward EBITDA exit multiples of 14.8x to 21.1x and forward FFO exit multiples of 13.2x to 21.2x. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 7.5% to 8.9%, which were based on an estimate of Extra Space’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt as of the end of the fourth quarter of fiscal year 2022 to derive equity values.

BofA Securities also estimated the per share impact of the pro forma Synergies due to synergies from revenue, tenant insurance, operating expenses and G&A, net of dis-synergies from property taxes expected to result from the Transactions based on the Extra Space forecasts. BofA Securities calculated the terminal values for the Synergies using perpetuity growth rates of 2.50% to 3.00%, which were based on United States long-term GDP growth per Congressional Budget Office data. This analysis implied forward EBITDA exit multiples of 14.8x to 21.0x and forward FFO exit multiples of 13.3x to 21.1x. The synergized cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-year convention for cash flows, using discount rates ranging from 7.6% to 9.0%, which were based on a blended weighted average cost of capital based on Life Storage’s pro-forma ownership of 35% and Life Storage’s weighted average cost of capital range of 7.8% to 9.2% and Extra Space’s pro-forma ownership of 65% and Extra Space’s weighted average cost of capital range of 7.5% to 8.9%, which BofA Securities divided by the number of fully diluted shares of Extra Space common stock outstanding to calculate a range of Synergies per share of Extra Space common stock of $11.17 to $15.59, referred to in this summary of BofA Securities’ opinion as the “Pro Forma Synergies.” BofA Securities then added the range of Pro Forma Synergies to the range of implied standalone per share equity values of Extra Space common stock to compute a reference range of pro forma implied per share values.

These analyses indicated the following approximate implied per share equity value reference ranges for Extra Space (i) without and (ii) including the Synergies, as compared to the closing per share price of Extra Space common stock on March 31, 2023:

Implied Per Share Equity Value Reference Range for Extra Space	Implied Per Share Equity Value Reference Range for Extra Space (Synergized)	Per Share Price as of March 31, 2023
$125.46 - $201.98	$136.63 - $217.57	$162.93

Other Factors. BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analysis with respect to its opinion but were reference for information purposes, including, among other things, the following:

•	historical trading prices and trading volumes of Extra Space common stock during the one-year period ended March 31, 2023, which ranged from $139.97 to $222.36 per share; and

•

one-year future stock price targets for Extra Space in publicly available research analyst reports, which (discounted one year by a 9.0% cost of equity) indicated stock price targets for Extra Space of a range of approximately $133.06 to $180.78 per share.

Summary of Material Relative Financial Analyses

Implied Exchange Ratio Analysis—Selected Companies Analysis. Utilizing the implied per share equity value and FFO reference ranges derived for Life Storage described above in the section entitled “The Mergers—

Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Life Storage Financial Analyses—Selected Publicly Traded Companies Analysis” beginning on page 90 of this joint proxy statement/prospectus and for Extra Space described above in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Extra Space Financial Analyses—Selected Publicly Traded Companies Analysis” beginning on page 92 of this joint proxy statement/prospectus for each of Life Storage and Extra Storage, as applicable, by dividing the low endpoint and the high endpoint of the per share equity value and FFO reference ranges derived for Life Storage by the high endpoint and low endpoint of the per share equity value and FFO reference ranges derived for Extra Space, respectively, BofA Securities calculated an approximate implied exchange ratio reference range. This analysis indicated the following approximate implied exchange ratio reference range, as compared to the exchange ratio:

Implied Exchange Ratio
2023E EBITDA	2024E EBITDA	2023E FFO	2024E FFO	Exchange Ratio
0.6657x – 0.8767x	0.7094x – 0.9459x	0.7302x – 0.9215x	0.7434x – 0.9496x	0.8950x

Implied Exchange Ratio Analysis—Discounted Cash Flow Analysis. Utilizing the implied per share equity value ranges derived for Life Storage described above in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Life Storage Financial Analyses—Discounted Cash Flow Analysis” beginning on page 91 of this joint proxy statement/prospectus and for Extra Space described above in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Extra Space Financial Analyses—Discounted Cash Flow Analysis” beginning on page 93 of this joint proxy statement/prospectus for each of Life Storage and Extra Storage, as applicable, by dividing the low endpoint and the high endpoint of the per share equity value reference ranges derived for Life Storage by the high endpoint and low endpoint of the per share equity value reference ranges derived for Extra Space, respectively, BofA Securities calculated an approximate implied exchange ratio reference range. This analysis indicated the following approximate implied exchange ratio reference range, as compared to the exchange ratio:

Implied Exchange Ratio
DCF (Standalone)	Synergized DCF	Exchange Ratio
0.4842x – 1.2871x	0.4495x – 1.1819x	0.8950x

Has/Gets Analysis. BofA Securities performed a has/gets analysis to calculate the theoretical change in value for holders of Life Storage common stock resulting from the company merger based on a comparison of (i) the 100% ownership by holders of Life Storage common stock of Life Storage on a stand-alone basis and (ii) the pro forma ownership by holders of Life Storage common stock of Extra Space after giving effect to the transaction.

For the Life Storage common stock on a standalone basis, BofA Securities used the implied reference range indicated in the discounted cash flow analysis described above in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Life Storage Financial Analysis—Discounted Cash Flow Analysis” beginning on page 91 of this joint proxy statement/prospectus. BofA Securities then performed the same analysis by calculating the range of implied per share equity values allocable to holders of Life Storage common stock on a pro forma basis, after giving effect to the company merger, by assuming approximately 35% pro forma ownership, based on the number of shares of Extra Space common stock estimated to be issued to holders of Life Storage common stock in the company merger, utilizing the results of the standalone discounted cash flow analysis for Life Storage and Extra Space described above in the sections entitled “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Life Storage Financial Analysis—Discounted Cash Flow Analysis” and “The Mergers—Opinions of Life Storage’s Financial Advisors—Opinion of BofA Securities—Extra Space Financial Analysis—Discounted Cash Flow Analysis” beginning on pages 91 and 93 of this joint proxy statement/prospectus, respectively, and taking into account the net present value of the Synergies using a discount rate range of approximately 7.6% to 9.0%. At the direction of Life Storage management, the analysis assumed a terminal value for the Synergies beyond 2027 using a range of perpetuity growth rates from 2.5% to 3.0%.

The analysis indicated the following approximate implied pro forma per share equity value reference ranges for Life Storage common stock pro forma after giving effect to the company merger, based on the exchange ratio, for each share of Life Storage common stock, compared to the range of implied per share equity values for Life Storage common stock on a standalone basis:

Per Share Equity Value Reference Ranges for Life Storage common stock
Standalone	$97.80 – $161.48
Pro Forma	$134.93 – $159.46

Other Factors. BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analysis with respect to its opinion but were referenced for information purposes, including, among other things, the following:

•

BofA Securities reviewed the potential pro forma financial effect of the company merger on Extra Space’s calendar years 2023 through 2025 estimated FFO. Estimated financial data of Extra Space were based on the Extra Space forecasts and estimated financial data of Life Storage were based on the Life Storage management forecasts, except that BofA Securities, with the consent of management of Life Storage, used certain different assumptions with respect to projected interest rates for new and incremental debt for the Combined Company. Based on the exchange ratio, this analysis indicated that the company merger could be dilutive to Extra Space’s estimated FFO for calendars years 2023 through 2024 and accretive to Extra Space’s estimated FFO for calendar year 2025. The actual results achieved by the Combined Company may vary from projected results and the variations may be material; and

•

the relationship between movements in Life Storage common stock and Extra Space common stock during the period commencing on January 1, 2020 and ended March 31, 2023, including the daily ratio of the closing price of Life Storage common stock to the closing price of Extra Space common stock during such period, and the average of this ratio calculated over various periods ended March 31, 2023.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Life Storage board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Life Storage and Extra Space. The estimates of the future performance of Life Storage and Extra Space in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the exchange ratio and were provided to the Life Storage board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Life Storage or Extra Space.

The type and amount of consideration payable in the company merger was determined through negotiations between Life Storage and Extra Space, rather than by any financial advisor, and was approved by the Life Storage board. The decision to enter into the merger agreement was solely that of the Life Storage board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Life Storage board in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the Life Storage board or management with respect to the mergers or the exchange ratio.

Life Storage has agreed to pay BofA Securities for its services in connection with the mergers an aggregate fee of $15 million, $2 million of which was payable upon the delivery of its opinion and the remainder of which is contingent upon the completion of the mergers. Life Storage also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Life Storage, Extra Space and certain of their respective affiliates.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Life Storage and certain of its subsidiaries and have received or in the future may receive compensation for the rendering of these services, including (i) acting as a selling group member on a US registered at-the-market equity sale program, (ii) having acted or acting as a lender and documentation agent under certain credit facilities of Life Storage and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Life Storage and/or certain of its affiliates. From April 1, 2021 through March 31, 2023, BofA Securities and its affiliates derived aggregate revenues from Life Storage and its affiliates of approximately $500,000 for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Extra Space and/or certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner, book-running manager, placement agent, underwriter or selling group member certain securities offerings, including for a US registered at-the market equity sale program and for certain debt offerings of Extra Space and/or certain of its affiliates, (ii) having acted or acting as a bookrunner, arranger and/or syndication agent for, and/or as a lender under, certain credit facilities and letters of credit, and other credit arrangements of Extra Space and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to the Extra Space and/or certain of its affiliates. From April 1, 2021 through March 31, 2023, BofA Securities and its affiliates derived aggregate revenues from Extra Space and its affiliates of approximately $8.6 million for investment and corporate banking services.

Certain Extra Space Unaudited Prospective Financial Information

Although Extra Space periodically may issue limited financial guidance to investors, Extra Space does not as a matter of course make public long-term projections as to future revenues, net operating income, funds from operations, funds from operations, as adjusted, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the mergers and the other transactions contemplated by the merger agreement, Extra Space’s management prepared and provided to the Extra Space board in connection with its evaluation of the mergers and the other transactions contemplated by the merger agreement, and to its financial advisors, Citi and J.P. Morgan, including in connection with Citi’s financial analyses described above in the section entitled “The Mergers—Opinion of Extra Space’s Financial Advisor” beginning on page 71 of this joint proxy statement/prospectus, certain unaudited prospective financial information as set forth below, which we refer to as the “Extra Space management forecasts.” The Extra Space management forecasts were also provided to Life Storage and its financial advisors, Wells Fargo Securities and BofA Securities. In preparing the Extra Space management forecasts, Extra Space’s management considered information communicated by Life Storage and certain synergies and other changes that Extra Space’s management projected to result from the mergers. The below summary of the Extra Space management forecasts is included for the purpose of providing Extra Space stockholders and Life Storage stockholders access to certain nonpublic information that was furnished to the Extra Space board, Citi, Life Storage, Wells Fargo Securities and BofA Securities, in connection with the mergers and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any Extra Space stockholder or Life Storage stockholder.

The Extra Space management forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial projections. The inclusion of the Extra Space management forecasts should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Extra Space management forecasts. The Extra Space management forecasts included in this joint proxy statement/prospectus have been prepared by, and are the responsibility of, Extra Space’s management.

While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Extra Space’s business, Life Storage’s business and the business of the Combined Company on a pro forma basis giving effect to the mergers, including anticipated or possible synergies) that are inherently subjective and uncertain and are beyond the control of Extra Space’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Extra Space’s business, Life Storage’s business and the business of the Combined Company on a pro forma basis giving effect to the mergers (including its ability to achieve strategic goals, objectives and targets and to achieve operating synergies over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” beginning on pages 31 and 16 of this joint proxy statement/prospectus, respectively. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Extra Space stockholders and Life Storage stockholders are urged to review the most recent SEC filings of both Extra Space and Life Storage for descriptions of the reported and anticipated results of operations and financial condition and capital resources, including in (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Extra Space’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this joint proxy statement/prospectus, and (ii) in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Life Storage’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this joint proxy statement/prospectus.

None of Extra Space, Life Storage or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

EXTRA SPACE UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

Extra Space and Life Storage may calculate certain non-GAAP financial metrics, including adjusted funds from operations, excluding gains and promotes and unlevered free cash flow using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus with respect to the opinion of Extra Space’s financial advisor to Extra Space and Life Storage’s financial advisors to Life Storage may not be directly comparable to one another. Further, these financial metrics are “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (determined in accordance with GAAP) or any other GAAP financial measures or as an indication of Extra Space’s, Life Storage’s or the Combined Company’s performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of Extra Space’s, Life Storage’s or the Combined Company’s ability to make cash distributions. The below unaudited prospective financial information should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the below unaudited prospective financial information) in connection with a proposed transaction like the mergers when the disclosure is included in a document like this joint proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by Citi for purposes of its opinion or by the Extra Space board in connection with its consideration of the mergers. Accordingly, Extra Space has not provided a reconciliation of the non-GAAP financial measures to the relevant GAAP financial measures.

Extra Space has not made and makes no representation to Life Storage or any Extra Space stockholder or Life Storage stockholder, in the merger agreement or otherwise, concerning the below unaudited prospective financial information or regarding the ultimate performance of Extra Space, Life Storage or the Combined Company on a pro forma basis giving effect to the mergers compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Extra Space urges all Extra Space stockholders and Life Storage stockholders not to place undue reliance on such information and to review Extra Space’s most recent SEC filings for a description of Extra Space’s reported financial results.

Neither Ernst & Young LLP nor any other registered public accounting firm has compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Ernst & Young LLP contained in Extra Space’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this joint proxy statement/prospectus, relates to the historical financial information of Extra Space. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

The Extra Space management forecasts were provided to the Extra Space board and Extra Space’s lead financial advisor, Citi, and standalone forecasts (other than unlevered free cash flow) were provided to Life Storage.

Extra Space on a Standalone Basis

The following table presents a summary of the Extra Space management forecasts relating to Extra Space (on a standalone basis) for the calendar years 2023 through 2027, which Extra Space management provided to Citi for purposes of its financial analysis as well as to Life Storage management and its financial advisors.

	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E	2027E
Total Consolidated Storage Rental NOI (1)	$1,329	$1,429	$1,550	$1,663	$1,780
EBITDA (2)	1,587	1,710	1,838	1,984	2,143
Core FFO (3)	1,216	1,347	1,454	1,568	1,698
Core FFO per share (4)	$8.46	$9.37	$10.09	$10.87	$11.76
Unlevered Free Cash Flow (5)	$971	$727	$764	$891	$1,030
Dividend per share	$6.23	$6.90	$7.40	$8.00	$8.60

(1)	Total Consolidated Storage Rental NOI as used by Extra Space is a non-GAAP measure and calculated as total revenues from storage rental business less property operating expenses.
(2)

EBITDA as used by Extra Space is a non-GAAP measure and calculated as Total Consolidated Storage Rental Net Operating Income plus revenue generated from the tenants reinsurance business as well as property management fees and other income, interest income and equity income from unconsolidated investments less general and administrative expenses and preferred distributions.

(3)	Core FFO as used by Extra Space is a non-GAAP measure and calculated as EBITDA less interest expense, depreciation, tax expense and other adjustments.
(4)	Core FFO per share represents Core FFO divided by the average weighted number of fully diluted shares of Extra Space common stock outstanding for the respective period.
(5)

Unlevered Free Cash Flow as used by Extra Space is a non-GAAP measure and is calculated as EBITDA less tax expense, capital expenditure for maintenance and redevelopments, property acquisitions, bridge loan investments and preferred investments, plus proceeds received from property dispositions.

Certain Life Storage Unaudited Prospective Financial Information

Although Life Storage periodically may issue limited financial guidance to investors, Life Storage does not as a matter of course make public long-term projections as to future revenues, earnings, net operating income, funds from operations, funds from operations, as adjusted, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the mergers and the other transactions contemplated by the merger agreement, Life Storage’s management prepared and provided to the Life Storage board in connection with its evaluation of the mergers and the other transactions contemplated by the merger agreement, and to Life Storage’s financial advisors, Wells Fargo Securities and BofA Securities, for their use and reliance in connection with their respective financial analyses and opinions (described in the section entitled “The Mergers—Opinions of Life Storage’s Financial Advisors” beginning on page 79 of this joint proxy statement/prospectus), certain unaudited prospective financial information regarding Life Storage’s operations on a standalone basis for fiscal years 2023 through 2027 (referred to in this section as the “Life Storage management forecasts”). The Life Storage management forecasts were also provided to Extra Space and its financial advisor, Citi. The below summaries of the Life Storage management forecasts are included for the purpose of providing Life Storage stockholders and Extra Space stockholders access to certain non-public information that was furnished to the Life Storage board, Wells Fargo Securities, BofA Securities, Extra Space and Citi, as applicable, in connection with the mergers and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any Life Storage stockholder or Extra Space stockholder.

The Life Storage management forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial projections, or GAAP, but, in the view of Life Storage’s management, were prepared on a reasonable basis, reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of Life Storage management’s knowledge and belief, the expected course of action and the expected future financial performance of Life Storage or the Combined Company. The inclusion of the Life Storage management forecasts should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Life Storage management forecasts. The Life Storage management forecasts included in this joint proxy statement/prospectus have been prepared by, and are the responsibility of, Life Storage’s management.

While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Life Storage’s business) that are inherently subjective and uncertain and are beyond the control of Life Storage’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to the business of Life Storage or the Combined Company (including, in each case, its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 16 and 31 of this joint proxy statement/prospectus, respectively. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Life Storage stockholders and Extra Space stockholders are urged to review the most recent SEC filings of Life Storage for a description of Life Storage’s reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Life Storage’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference into this joint proxy statement/prospectus.

None of Life Storage, Extra Space or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

LIFE STORAGE UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

Life Storage and Extra Space may calculate certain non-GAAP financial metrics, including NOI and Core FFO using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus with respect to the opinion of each company’s financial advisor may not be directly comparable to one another. Further, these financial metrics are “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (determined in accordance with GAAP) or as an indication of Life Storage’s performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of Life Storage’s ability to make cash distributions. The below unaudited prospective financial information should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the below unaudited prospective financial information) in connection with a proposed transaction like the mergers when the disclosure is included in a document like this joint proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by Wells Fargo Securities or BofA Securities for purposes of their respective opinions or by the Life Storage board in connection with its consideration of the mergers. Accordingly, Life Storage has not provided a reconciliation of the non-GAAP financial measures to the relevant GAAP financial measures.

Life Storage has not made and makes no representation to any Life Storage stockholder or Extra Space stockholder, in the merger agreement or otherwise, concerning the below unaudited prospective financial information or regarding the ultimate performance of Life Storage or the Combined Company compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Life Storage urges all stockholders not to place undue reliance on such information and to review Life Storage’s most recent SEC filings for a description of Life Storage’s reported financial results.

Neither Ernst & Young LLP nor any other registered public accounting firm has compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Ernst & Young LLP contained in Life Storage’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this joint proxy statement/prospectus, relates to the historical financial information of Life Storage. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

Life Storage Management Forecasts

The following table presents a summary of the Life Storage management forecasts for fiscal years 2023 through 2027 for Life Storage on a standalone basis (amounts may reflect rounding), which Life Storage management provided to its financial advisors for purposes of their respective financial analysis as well as to Extra Space management and its financial advisor.

	Year Ending December 31,
(in millions, except per share data)	2023E	2024E	2025E	2026E	2027E
Total Consolidated Storage Rental NOI(1)	$724	$808	$899	$998	$1,111
Total Ancillary Business NOI(2)	$74	$85	$92	$100	$108
Total Income from Joint Ventures(3)	$21	$28	$36	$44	$53
EBITDA(4)	$742	$838	$939	$1,048	$1,173
Unlevered Free Cash Flow(5)	$325	$265	$164	$60	$17
Core FFO(6)	$604	$684	$769	$837	$947
Core FFO per share(7)	$6.95	$7.87	$8.82	$9.51	$10.68
Adjusted Core FFO per share(8)	$6.93	$7.85	$8.80	$9.52	$10.78
Dividend per share and unit(9)	$4.80	$5.33	$5.86	$6.23	$6.84

(1)

Total Consolidated Storage Rental NOI is a non-GAAP financial measure that is defined by Life Storage as total continuing revenues from Life Storage’s storage rental business less continuing property operating expenses for Life Storage’s storage rental business. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expenses, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures.
(2)

Total Ancillary Business NOI is a non-GAAP financial measure that is defined by Life Storage as total continuing revenues from Life Storage’s businesses other than its storage rental business less continuing operating expenses for such businesses.

(3)	Total Income from Joint Ventures is a non-GAAP financial measure that comprises FFO from Life Storage’s storage related joint ventures and FFO from Life Storage’s bridge loan joint ventures.
(4)

EBITDA is a non-GAAP financial measure that is defined by Life Storage as Total Consolidated Storage Rental NOI plus Total Ancillary Business NOI plus Total Income from Joint Ventures, less general and administrative expenses.

(5)

Unlevered Free Cash Flow is a non-GAAP financial measure that is defined by Life Storage as EBITDA less capital expenditures, less property acquisitions, less investments in joint ventures, plus proceeds from the sale of properties.

(6)

Core FFO is a non-GAAP financial measure computed as FFO adjusted for certain items that can create earnings volatility and do not directly relate to Life Storage’s core business operations. The adjustments include gains or losses on the sale of land, gains or losses on the sale of non-real estate assets, uninsured damages and customer reinsurance claims, acquisition fees, costs related to officers’ retirements, board changes and other proxy related expenses, lawsuit settlements and make-whole payments on repaid debt. FFO is a non-GAAP financial measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (referred to in this section as “NAREIT”). It is calculated as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. Life Storage’s computation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies.

(7)

Core FFO per share is defined by Life Storage as Core FFO divided by the number of fully diluted shares of Life Storage common stock, including the number of shares of Life Storage common stock issued and outstanding, the number of Life Storage OP preferred units outstanding, and other dilutive equity equivalents including unvested share awards.

(8)

Adjusted Core FFO per share is defined as Core FFO per share calculated assuming conversion of Life Storage OP preferred units as of March 30, 2023 and including the impact of unvested share awards that would vest upon a change of control.

(9)

Based on the number of fully diluted shares of Life Storage common stock, including the number of shares of Life Storage common stock issued and outstanding, the number of Life Storage OP common units outstanding, the number of Life Storage OP preferred units outstanding, and other dilutive equity equivalents including unvested share awards that would vest upon a change of control.

Interests of Life Storage’s Directors and Executive Officers in the Mergers

In considering the recommendation of the Life Storage board to vote in favor of the proposal to approve the company merger and the other transactions contemplated by the merger agreement, Life Storage stockholders should be aware that certain of Life Storage’s directors and executive officers have interests in the mergers that are different from, or in addition to, the interests of Life Storage stockholders generally. The members of the Life Storage board were aware of and considered such Life Storage directors’ and executive officers’ interests, among other matters, in evaluating the merger agreement and the mergers, in reaching their decision to approve the merger agreement and the transactions contemplated by the merger agreement (including the mergers), and in recommending that Life Storage stockholders approve the company merger and the other transactions contemplated by the merger agreement. Such interests are described below. The company merger will be a “change in control” for purposes of the executive compensation and benefit plans and agreements described below.

For purpose of this discussion, Life Storage’s executive officers since January 1, 2022 include Joseph V. Saffire (Life Storage’s Chief Executive Officer and member of the Life Storage board); Andrew J. Gregoire (Life Storage’s former Chief Financial Officer); Alexander E. Gress (Life Storage’s current Chief Financial Officer and Secretary), and David P. Dodman (Life Storage’s Chief Operating Officer).

Treatment of Outstanding Life Storage Equity-Based Awards

Life Storage Restricted Shares

Certain of Life Storage’s non-employee directors and executive officers hold Life Storage Restricted Shares. Each Life Storage Restricted Share award that is issued and outstanding as of immediately prior to the company merger effective time will vest in full and will, as of the company merger effective time, automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number of Life Storage Restricted Shares subject to such award issued and outstanding as of immediately prior to the company merger effective time, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding).

See the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to Life Storage’s Named Executive Officers in Connection with the Mergers” beginning on page 106 of this joint proxy statement/prospectus for an estimate of the value of the Life Storage Restricted Shares held by each of Life Storage’s named executive officers.

Life Storage PSUs

Each of Life Storage’s executive officers holds Life Storage PSUs and will receive a one-time, additional grant of Life Storage PSUs prior to the company merger effective time (the “top-up Life Storage PSUs”) based on the number of Life Storage Restricted Shares held by such executive officer as of immediately prior to the company merger effective time. If the closing price per share of Life Storage common stock during the 90-day period ending on the closing date exceeds the product of the exchange ratio, multiplied by the Extra Space VWAP, each grant of top-up Life Storage PSUs will represent the right to receive a number of shares of Life Storage common stock equal to (i) (A) the excess of the closing price per share of Life Storage common stock during the 90-day period ending on the closing date over the product of the exchange ratio, multiplied by the Extra Space VWAP, divided by (B) the average of the high and low sales prices per share of Life Storage common stock on the closing date (or if no shares of Life Storage common stock are traded on the closing date, the date preceding the closing date), multiplied by (ii) the number of Life Storage Restricted Shares held by such executive officer as of immediately prior to the company merger effective time.

Each Life Storage PSU (including a top-up Life Storage PSU) that is outstanding as of immediately prior to the company merger effective time will vest with respect to a number of shares of Life Storage common stock determined based on the actual achievement of the applicable performance conditions over the truncated performance period ending on the closing date and will automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number of shares of Life Storage common stock that vested in accordance with the foregoing, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding).

See the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to Life Storage’s Named Executive Officers in Connection with the Mergers” beginning on page 106 of this joint proxy statement/prospectus for an estimate of the value of the Life Storage PSUs held by each of Life Storage’s named executive officers.

Life Storage DSUs

Certain of Life Storage’s non-employee directors hold Life Storage DSUs. Each Life Storage DSU that is issued and outstanding as of immediately prior to the company merger effective time will vest in full and will, as of the company merger effective time, automatically be cancelled and converted into the right to receive promptly, and in any event within five business days, following the company merger effective time (i) a number of shares of Extra Space common stock equal to the product of the number Life Storage DSUs issued and outstanding as of immediately prior to the company merger effective time, multiplied by 0.895, plus (ii) cash in lieu of any resulting fractional shares of Extra Space common stock, minus (iii) applicable taxes and other withholdings (which withholdings may include, but are not limited to, share withholding). However, to the extent that such payments cannot be paid at the time specified in the previous sentence without causing the imposition of additional taxes and penalties under Section 409A of the Code, such payments shall instead be paid at the earliest time after the company merger effective time that would not result in the imposition of such taxes and penalties.

Life Storage Stock Options

Certain of Life Storage’s non-employee directors hold fully vested stock options to purchase shares of Life Storage common stock. Not later than twenty days prior to the company merger effective time, Life Storage will provide written notice to each such director, and such director will have at least fifteen days prior to the closing date to exercise such options. Each option that is outstanding and unexercised as of immediately prior to the company merger effective time, whether vested or unvested, will automatically be cancelled in exchange for no consideration as of the company merger effective time.

Employment Agreements with Life Storage’s Executive Officers

Each of Messrs. Saffire, Gress, and Dodman have entered into an employment agreement with Life Storage (the “Employment Agreements”). Under the terms of the Employment Agreements, in the event that the executive’s employment with Life Storage is terminated without “cause” or for “good reason” (as defined in the Employment Agreements) as of or within 24 months following a change in control of Life Storage (such as the company merger), the executive will be entitled to receive a lump sum payment, within thirty days following the executive’s separation from service, equal to the sum of (i) the “severance payment,” plus (ii) the “pro rata bonus.”

For this purpose, the “severance payment” is equal to 2.5 times the sum of (i) the greater of (A) the executive’s annual base salary in effect immediately prior to the change in control or (B) the executive’s annual base salary in effect immediately prior to the date of the executive’s separation from service (not taking into account any reduction to the executive’s base salary that formed a basis for “good reason”), plus (ii) the greater of (A) the bonus earned with respect to the calendar year immediately prior to the change in control that has been paid or would have been paid in the year of the change in control (in the case of Mr. Gress, the bonus earned for the 2022 calendar year and paid in 2023 is deemed to be $675,000), or (B) the bonus earned with respect to the calendar year immediately prior to the date of the executive’s separation from service that has been paid or would have otherwise been paid for the year of the executive’s separation from service had the executive’s employment not been terminated (such greater amount pursuant to (ii) is referred to in this section as the “Bonus Amount”). The “pro rata bonus” for this purpose is equal to (i) the Bonus Amount, multiplied by (ii) a fraction, the numerator of which is the number of days the executive was employed from the first day of the calendar year in which the separation from service occurred, and the denominator of which is the number of total days in the calendar year.

In addition, in such case, each of Messrs. Saffire, Gress, and Dodman (and each of their eligible dependents) will be eligible to receive continued employee health and welfare benefits for a period of 30 months after the executive’s separation from service upon substantially the same terms as of immediately prior to such executive’s separation from service. In the event that the executive’s (or the executive’s eligible dependents’)

participation in any such employee health and welfare benefits is not possible after the executive’s separation from service under the general terms and provisions of such employee health and welfare benefits or would give rise to penalties, Life Storage will arrange to provide the executive (and the executive’s eligible dependents) with benefits substantially similar to those which the executive (and the executive’s eligible dependents) is entitled to receive under such employee health and welfare benefits or, alternatively, pay a lump sum amount equal to the reasonable value of such substantially similar benefits, with such lump sum payment to be made within 60 days following the executive’s separation from service, or if later, within 60 days following a determination that such continued coverage is not possible or would give rise to penalties.

The Employment Agreements provide that if the payments or benefits that the executive is entitled to receive under the Employment Agreement or any other agreement with Life Storage would, if paid, be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable tax result by receiving the unreduced payments and paying the excise tax.

The Employment Agreements include non-competition and non-solicitation restrictions during employment and for the one-year period thereafter and confidentiality restrictions in perpetuity.

See the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to Life Storage’s Named Executive Officers in Connection with the Mergers” beginning on page 106 of this joint proxy statement/prospectus for the estimated severance amounts that each of Life Storage’s named executive officers would receive under his Employment Agreement upon a qualifying termination of employment as of or following a change in control of Life Storage.

Arrangement with Mr. Gregoire

On October 25, 2022, Life Storage and Mr. Gregoire agreed that Mr. Gregoire would retire from his position as Life Storage’s Chief Financial Officer as of January 2, 2023 but would remain as an employee until June 30, 2023 to assist Life Storage after his retirement with the transition of the Chief Financial Officer position to his successor, Mr. Gress. In addition to certain continued compensation and benefits during this post-retirement period of employment, with respect to his outstanding Life Storage PSUs, Mr. Gregoire is entitled to receive such number of shares of Life Storage common stock issuable pursuant to such Life Storage PSUs as if he remained in employment through the end of the applicable performance period. In response to a public, unsolicited proposal to acquire Life Storage during his post-retirement employment period, Life Storage and Mr. Gregoire amended their arrangement to compensate Mr. Gregoire for his skills, experience and increased level of services to fulfill critical needs for Life Storage in response to such public, unsolicited proposal. Pursuant to the amended arrangement, if Mr. Gregoire continues in his post-retirement employment with Life Storage through the earlier of: (1) June 30, 2023, or (2) the closing of the company merger, Mr. Gregoire is entitled to a cash retention bonus equal to $465,000.

Further 280G-Related Actions

Prior to the company merger effective time, the Life Storage board (or the compensation committee thereof) intends to adopt a transaction bonus plan (the “Transaction Bonus Plan”), pursuant to which certain executives, including Life Storage’s named executive officers, will be eligible to receive, subject to the executive executing and not revoking a release of claims, a transaction bonus payment intended to provide a “gross-up” in respect of the excise tax imposed under Section 4999 of the Code in relation to the executive’s change in control payments and benefits relating to the mergers, which would put the executive in the same after-tax position that the executive would have been in had the excise tax not been applied. The maximum aggregate amount of the transaction bonus payments that may be payable under the Transaction Bonus Plan to all participants thereunder will be $15 million (the “Aggregate Cap”). To the extent that the aggregate amount of payments submitted concurrently and otherwise due under the Transaction Bonus Plan would exceed such Aggregate Cap, each executive’s transaction bonus payment will be reduced on a pro rata basis so that the aggregate amount of all Transaction Bonus Plan payments does not exceed the Aggregate Cap.

Termination of Life Storage’s Deferred Compensation Plan for Directors

Effective as of the company merger effective time, pursuant to the terms of the merger agreement, the Life Storage board (or the compensation committee thereof) will terminate the Life Storage Deferred Compensation Plan for Directors in a manner intended to satisfy the plan termination requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B). As a result, notwithstanding any prior deferral elections, all outstanding Life Storage DSUs under such plan will be paid and settled at the same time as other Life Storage DSUs in connection with the company merger – that is, paid to the applicable non-employee director promptly, and in any event within five business days, following the company merger effective time.

Special Cash Payment to Mr. Barberio

By resolution adopted on April 2, 2023, the Life Storage board awarded a special cash payment in the amount of $200,000 to Mark Barberio, chairman of the Life Storage board, as compensation for extraordinary services provided to Life Storage during the first calendar quarter of 2023. This payment was made in a lump sum in April 2023.

Continuing Positions as a Member of the Extra Space Board

As noted below, pursuant to the terms of the merger agreement, Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, Life Storage non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the mergers. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Covenants and Agreements—Indemnification; Directors’ and Officers’ Insurance” beginning on page 140 of this joint proxy statement/prospectus.

Quantification of Potential Payments and Benefits to Life Storage’s Named Executive Officers in Connection with the Mergers

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires the disclosure of certain information about specific types of compensation for each of Life Storage’s named executive officers that is based on, or otherwise relates to, the mergers. For this purpose, Life Storage is providing disclosure with respect to Joseph V. Saffire (Life Storage’s Chief Executive Officer and member of the Life Storage board); Andrew J. Gregoire (Life Storage’s former Chief Financial Officer); Alexander E. Gress (Life Storage’s current Chief Financial Officer and Secretary); and David P. Dodman (Life Storage’s Chief Operating Officer). As noted above, while Mr. Gregoire retired from his position as Life Storage’s Chief Financial Officer as of January 2, 2023 and no longer serves in such role, he has been included in this disclosure as a result of the technical application of Item 402(t) of the SEC’s Regulation S-K. For additional details regarding the terms of the payments and benefits described below, see the discussion above in the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers” beginning on page 102 of this joint proxy statement/prospectus.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the mergers. For purposes of calculating such amounts, the following assumptions were used:

•

the value of equity acceleration is based on a price per share of Life Storage common stock equal to $141.242, which is the average closing price per share of Life Storage common stock as reported on the NYSE over the first five business days following the first public announcement of the mergers, prior to market open, on April 3, 2023;

•

the value of equity acceleration is based on the number of Life Storage Restricted Shares and Life Storage PSUs held by each named executive officer as of the date of the first public announcement of the mergers on April 3, 2023 and does not take into account any ordinary course vesting that may occur following such date or the grant of the top-up Life Storage PSUs prior to the company merger effective time;

•

the company merger effective time as referenced in this section occurs on July 15, 2023, which is the assumed date of the company merger effective time solely for purposes of the disclosure in this section; and

•

the employment of each of Life Storage’s named executive officers will be terminated immediately following the company merger and on the assumed date of the company merger effective time of July 15, 2023 and, for Messrs. Saffire, Gress and Dodman, such termination will be by Extra Space without “cause” or due to the named executive officer’s resignation for “good reason” (as such terms are defined in such named executive officer’s Employment Agreement).

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursements ($)(4)	Other ($)(5)	Total ($)
Joseph V. Saffire	5,982,767	19,264,561	63,842	8,682,163	—	33,984,151
Andrew J. Gregoire(6)	—	2,581,339	—	—	465,000	3,046,339
Alexander E. Gress	2,987,466	1,620,470	62,537	2,350,045	—	7,011,524
David P. Dodman	2,913,301	3,944,748	62,537	2,621,158	—	9,532,749

1.

Cash: For Messrs. Saffire, Gress and Dodman, consists of a lump sum cash severance payment, payable within 30 days following the named executive officer’s separation from service, equal to (i) 2.5 times the sum of (A) the executive’s annual base salary for 2023 plus (B) the 2022 annual bonus paid in 2023 (or, for Mr. Gress, a deemed 2022 annual bonus of $675,000), plus (ii) a pro rata bonus for the 2023 calendar year. The cash severance payments are “double trigger” and are payable if the named executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Employment Agreements) as of or within 24 months following a change in control of Life Storage. For more details regarding this cash severance, see the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Employment Agreements with Life Storage’s Executive Officers” beginning on page 104 of this joint proxy statement/prospectus.

Named Executive Officer	Severance ($)	Pro Rata Bonus ($)	Total ($)
Joseph V. Saffire	5,267,501	715,266	5,982,767
Alexander E. Gress	2,625,000	362,466	2,987,466
David P. Dodman	2,575,000	338,301	2,913,301

2.

Equity: Includes accelerated vesting as of immediately prior to the company merger effective time of the outstanding Life Storage Restricted Shares and Life Storage PSUs held by each named executive officer. This accelerated vesting is a “single trigger” benefit and becomes payable as of the company merger effective time. For more details regarding treatment of outstanding Life Storage Restricted Shares and Life Storage PSUs in connection with the mergers, see the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Treatment of Outstanding Life Storage Equity-Based Awards” beginning on page 103 of this joint proxy statement/prospectus. In the case of the Life Storage PSUs, the estimated dollar values assume that the applicable performance goals are achieved at maximum level with a payout level of 200%. The actual level of achievement and the applicable payout factor of the Life Storage PSUs will be measured in accordance with the terms of the applicable awards over the truncated performance period ending on the closing date and may be less than reflected below.

Named Executive Officer	Life Storage Restricted Shares ($)	Life Storage PSUs ($)	Total ($)
Joseph V. Saffire	6,189,224	13,075,337	19,264,561
Andrew J. Gregoire	—	2,581,339	2,581,339
Alexander E. Gress	832,057	788,413	1,620,470
David P. Dodman	1,680,639	2,264,109	3,944,748

3.

Benefits: For Messrs. Saffire, Gress and Dodman, consists of the estimated cost to provide for health and welfare benefits continuation for a period of 30 months after each named executive officer’s separation from service. The health and welfare continuation benefits are “double trigger” and are payable if the named executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Employment Agreements) as of or within 24 months following a change in control of Life Storage. For more details regarding these health and welfare continuation benefits, see the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Employment Agreements with Life Storage’s Executive Officers” beginning on page 104 of this joint proxy statement/prospectus. The amount shown for (i) Mr. Saffire is based on an annual employer cost of $21,864, with an estimated 20% inflation factor, and (ii) Messrs. Gress and Dodman are based on an annual employer cost of $21,417, with an estimated 20% inflation factor.

4.

Tax Reimbursements: As described in the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Further 280G-Related Actions” beginning on page 105 of this joint proxy statement/prospectus, the Life Storage board (or the compensation committee thereof) intends to adopt the Transaction Bonus Plan to provide certain eligible participants, including Life Storage’s named executive officers, a “gross-up” in respect of the excise tax imposed under Section 4999 of the Code in relation to the named executive officer’s change in control payments and benefits relating to the mergers, which would put the named executive officers in the same after-tax position that the named executive officer would have been in had the excise tax not been applied, up to the Aggregate Cap. The amounts in this column reflect the estimated gross-up payment for each named executive officer as of the date of this joint proxy statement/prospectus. The gross up payments are “single trigger” benefits. The amounts in this column do not reflect the impact of certain mitigation actions that may be taken, which could reduce the payments under the Transaction Bonus Plan, and do not reflect any application of a pro rata reduction that may be applied to each named executive officer’s estimated transaction bonus payment so that the aggregate transaction bonus payments do not exceed the Aggregate Cap.

5.

Other: For Mr. Gregoire only, consists of a lump sum cash retention bonus of $465,000, payable upon the earlier of June 30, 2023 or the closing of the company merger, subject to Mr. Gregoire’s continued employment through such date. The cash retention bonus is “single trigger” benefit. For more details regarding this cash retention bonus, see the section entitled “The Mergers—Interests of Life Storage’s Directors and Executive Officers in the Mergers—Arrangement with Mr. Gregoire” beginning on page 105 of this joint proxy statement/prospectus.

6.

While Mr. Gregoire retired from his position as Life Storage’s Chief Financial Officer as of January 2, 2023 and no longer serves in such role, he has been included in this disclosure as a result of the technical application of Item 402(t) of the SEC’s Regulation S-K.

Directors of Extra Space after the Mergers

The merger agreement provides that Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time. Except for the addition of the three directors designated by Life Storage to the Extra Space board, there will be no change to the members of the Extra Space board as a result of the mergers, and the directors of Extra Space as of immediately prior to the company merger effective time, together with the three additional directors designated by Life Storage, will continue to serve as the directors of the Extra Space board. Kenneth M. Woolley will continue to serve as Chairman of the Extra Space board.

Regulatory Approvals Required for the Mergers

Extra Space and Life Storage are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement, other than filings of applicable certificates or articles of merger with respect to the mergers with the Delaware Secretary of State and the State Department of Assessments and Taxation of Maryland.

Material United States Federal Income Tax Consequences of the Company Merger

The following is a general summary of certain material United States federal income tax consequences of the company merger to United States holders and non-United States holders (each as defined below) of shares of Life Storage common stock.

This summary is for general information purposes only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed United States Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this joint proxy statement/prospectus. Future legislation, United States Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this summary. Any such change could apply retroactively to transactions preceding the date of the change. Extra Space and Life Storage have not requested and do not intend to request a ruling from the IRS regarding the United States federal income tax consequences of the company merger or the Combined Company’s qualification as a REIT, and the statements in this joint proxy statement/prospectus are not binding on the IRS or any court. Thus, Extra Space and Life Storage can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any tax consequences arising under the unearned income Medicare contribution tax, any considerations in respect of the so-called Foreign Account Tax Compliance Act provisions of the Code (including the United States Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto), any state, local or non-United States tax consequences, or any tax consequences arising under any United States federal tax laws other than United States federal income tax laws.

This summary assumes you hold shares of Life Storage common stock and, following the company merger, shares of the Combined Company common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all United States federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

•	banks, insurance companies, and other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	S corporations, partnerships or other entities or arrangements treated as pass-through entities for United States federal income tax purposes (and investors therein);

•

persons who hold shares of Life Storage common stock (or, following the company merger, the Combined Company common stock) pursuant to the exercise of any employee stock option or otherwise as compensation;

•	regulated investment companies, mutual funds and REITs;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid United States federal income tax;

•	brokers or dealers in stock and securities, commodities or currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	United States expatriates and former citizens or long-term residents of the United States;

•

holders who are required to recognize income or gain with respect to the company merger no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Code;

•

persons holding shares of Life Storage common stock (or, following the company merger, the Combined Company common stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	holders who have at any time actually or constructively owned more than 5% of Life Storage common stock;

•	persons deemed to sell shares of Life Storage common stock (or, following the company merger, the Combined Company common stock) under the constructive sale provisions of the Code; or

•	United States persons whose functional currency is not the United States dollar.

When we use the term “United States holder,” we mean a beneficial owner of shares of Life Storage common stock or, following the company merger, the Combined Company common stock who, for United States federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person for United States federal income tax purposes.

When we use the term “non-United States holder” in this section, we mean a beneficial owner of Life Storage common stock, or following the company merger, the Combined Company common stock, that is neither a United States holder nor an entity treated as a partnership for United States federal income tax purposes.

If an entity treated as a partnership for United States federal income tax purposes holds shares of Life Storage common stock or, following the company merger, the Combined Company common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, any entity treated as a partnership for United States federal income tax purposes holding shares of Life Storage common stock or, following the company merger, the Combined Company common stock and the partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE COMPANY MERGER AND THE OWNERSHIP AND DISPOSITION OF THE COMBINED COMPANY COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

It is a condition to the completion of the mergers that Life Storage receive a written opinion from Hogan Lovells (or such other counsel as may be reasonably acceptable to Life Storage and Extra Space) to the effect that the company merger and the deemed liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Extra Space receive a written opinion from Latham (or such other counsel as may be reasonably acceptable to Life Storage and Extra Space) to the effect that the company merger and the deemed liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by Life Storage and Extra Space regarding factual matters (including those contained in the tax representation letters provided by Life Storage and Extra Space), and covenants undertaken by Life Storage and Extra Space. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the company merger could differ from those described in the tax opinions and in this summary. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. If the condition relating to either tax opinion to be delivered at closing is waived, this joint proxy statement/prospectus will be amended and recirculated.

Immediately after the company merger, it is anticipated that Life Storage will become a Qualified REIT Subsidiary pursuant to Section 856(i) of the Code and as a result Life Storage will be deemed to distribute all of its assets to Extra Space pursuant to a complete liquidation and will be disregarded as separate from Extra Space for federal income tax purposes (the “deemed liquidation”). Provided the company merger and the deemed liquidation, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Code, the United States federal income tax consequences of the company merger will be as follows:

•	Life Storage will not recognize any gain or loss as a result of the company merger;

•

a United States holder of shares of Life Storage common stock will not recognize any gain or loss upon receipt of the shares of Combined Company common stock in exchange for its shares of Life Storage common stock in connection with the company merger, except with respect to cash received in lieu of any fractional share of the Combined Company common stock, as discussed below;

•

a United States holder will have an aggregate tax basis in the shares of Combined Company common stock it receives in the company merger equal to the United States holder’s aggregate tax basis in its shares of Life Storage common stock surrendered pursuant to the company merger, reduced by the portion of the United States holder’s tax basis in its Life Storage common stock surrendered in the company merger that is allocable to any fractional share of Combined Company common stock;

•

the holding period of the shares of Combined Company common stock (including any fractional shares deemed received and exchanged for cash, as discussed below) received by a United States holder in connection with the company merger will include the holding period of the shares of Life Storage common stock surrendered in connection with the company merger;

•

if a United States holder acquired any of its shares of Life Storage common stock prior to the company merger at different prices and/or at different times, United States Treasury regulations provide that the tax basis and holding period of each block of shares of Combined Company common stock received by such United States holder in the company merger will be determined on a block-for-block basis depending on the basis and holding period of the blocks of shares of Life Storage common stock exchanged for shares of Combined Company common stock. United States holders that acquired different blocks of shares of Life Storage common stock at different times or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares of Life Storage common stock to particular shares of Combined Company common stock received in the company merger;

•

cash received by a United States holder in lieu of a fractional share of the Combined Company common stock in the company merger will be treated as if such fractional share had been issued in connection with the company merger and then redeemed by the Combined Company for cash, and such United States holder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the United States holder’s tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if, at the company merger effective time, the United States holder’s holding period in respect of such fractional share (as described above) is greater than one year. Non-corporate United States stockholders are generally subject to tax on long-term capital gains at reduced rates under current law. The deductibility of capital losses is subject to limitations; and

•

a non-United States holder generally will not recognize any gain or loss upon receipt of the shares of Combined Company common stock in exchange for its Life Storage common stock in connection with the company merger, except under certain circumstances with respect to any cash received in lieu of fractional shares. Any gain recognized by a non-United States holder on the receipt of cash in lieu of fractional shares of Combined Company common stock pursuant to the company merger generally will not be subject to United States federal income tax unless either (i) the gain is “effectively connected” with a United States trade or business of such non-United States holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-United States holder), in which case the non-United States holder generally will be subject to tax on such gain in the same manner as a United States holder and, if the non-United States holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or (ii) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-United States holder generally will be subject to a 30% tax on the non-United States holder’s net gain realized in the merger, which may be offset by United States source capital losses of the non-United States holder, if any (even though the individual is not considered a resident of the United States), provided the non-United States holder has timely filed United States federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to any cash received in the company merger. Certain holders of shares of Life Storage common stock may be subject to backup withholding (currently at a rate of 24%) with respect to any cash received in the company merger. Backup withholding generally will not apply, however, to a holder of shares of Life Storage common stock that (i) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9, and otherwise complies with all applicable requirements of the backup withholding rules; (ii) provides a properly completed IRS Form W-8BEN or W-8BEN-E; or (iii) is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder’s United States federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.

Tax Opinions from Counsel Regarding REIT Qualification of Life Storage and Extra Space

It is a condition to the completion of the mergers that Extra Space receive a written tax opinion from Phillips Lytle (or such other nationally recognized REIT counsel as may be reasonably acceptable to Extra Space and Life Storage) to the effect that, commencing with its taxable year ended December 31, 1995 and through the company merger effective time, Life Storage has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Phillips Lytle (or such other counsel) will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by Life Storage regarding factual matters (including those contained in tax representation letters provided by Life Storage) relating to the organization and operation of Life Storage and its subsidiaries.

It is a condition to the completion of the mergers that Life Storage receive an opinion from Latham (or such other nationally recognized REIT counsel as may be reasonably acceptable to Life Storage and Extra Space) to the effect that, commencing with Extra Space’s taxable year ended December 31, 2004, Extra Space has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Extra Space’s proposed method of operation will enable Extra Space to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the company merger effective time and future taxable years. The opinion of Latham (or such other counsel) will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by Extra Space and Life Storage regarding factual matters (including those contained in tax representation letters provided by Extra Space and Life Storage), and covenants undertaken by Extra Space, relating to the organization and operation of Extra Space, Life Storage, the Combined Company and their subsidiaries.

Neither of the opinions described above will be binding on the IRS or the courts. The Combined Company intends to continue to operate in a manner to qualify as a REIT following the company merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depends upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

Tax Liabilities and Attributes Inherited from Life Storage

If Life Storage failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, Life Storage would be liable for (and the Combined Company would be obligated to pay) United States federal income tax on its taxable income for such years at regular corporate rates, and, assuming the company merger and the deemed liquidation, taken together, qualified as a reorganization within the meaning of Section 368(a) of the Code, the Combined Company would be required to distribute any earnings and profits of Life Storage by the close of the taxable year in which the company merger occurs and would be subject to tax on the built-in gain on each Life Storage asset existing at the time of the company merger if the Combined Company were to dispose of the Life Storage asset in a taxable transaction during the five-year period following the company merger. Such tax would be imposed at the highest regular corporate rate in effect as of the date of the sale. Moreover, even if Life Storage qualified as a REIT at all relevant times, the Combined Company will be liable for unpaid taxes (if any) of Life Storage (such as the 100% tax on gains from any sales treated as “prohibited transactions”). Furthermore, after the company merger, the asset and gross income tests applicable to REITs will apply to all of the assets of the Combined Company, including the assets the Combined

Company acquires from Life Storage, and to all of the gross income of the Combined Company, including the income derived from the assets the Combined Company acquires from Life Storage. As a result, the nature of the assets that the Combined Company acquires from Life Storage and the gross income the Combined Company derives from such assets will be taken into account in determining the qualification of the Combined Company as a REIT.

Qualification as a REIT requires Life Storage to satisfy numerous requirements, some on an annual and others on a quarterly basis. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances that are not entirely within the control of Life Storage.

Material United States Federal Income Tax Considerations Regarding the Combined Company’s Taxation as a REIT

For a general summary of certain material United States federal income tax considerations regarding the Combined Company’s taxation as a REIT and the ownership and disposition of the Combined Company common stock, see the discussion under the section titled “U.S. Federal Income Tax Consequences” in Extra Space’s Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on May 4, 2021, treating all references to Extra Space as references to the Combined Company.

Accounting Treatment

Extra Space prepares its financial statements in accordance with GAAP. The mergers will be accounted for by using the business combination accounting rules, which requires the application of a screen test to evaluate if substantially all the fair value of the acquired properties is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill is recorded in an asset acquisition. In an asset acquisition, Extra Space will measure the real estate assets acquired based on their cost or total consideration exchanged and any excess consideration or bargain purchase amount is allocated to the real estate properties and other tangible and intangible assets on a relative fair value basis. In addition, the rules require the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. After consideration of all applicable factors pursuant to the business combination accounting rules, the mergers are expected to be treated as an asset acquisition under GAAP, with Extra Space and its subsidiaries as the acquirer.

Exchange of Shares in the Mergers

Extra Space will appoint American Stock Transfer & Trust Company as the exchange agent to handle the payment and delivery of the merger consideration (including the exchange of certificates formerly evidencing shares of Life Storage common stock for shares of Combined Company common stock) and the cash payments to be delivered in lieu of fractional shares. As soon as possible after the company merger effective time, but, in any event, no later than three business days following the company merger effective time, the exchange agent will mail to each holder of record of a certificate or certificates that immediately prior to the company merger effective time evidenced shares of Life Storage common stock, which we refer to as a “certificate” or “certificates,” whose shares were converted into the right to receive the merger consideration pursuant to the terms of the merger agreement, a letter of transmittal and instructions for use in effecting the surrender of certificates to the exchange agent in exchange for the merger consideration the holder is entitled to receive under the merger agreement. Each holder of shares of Life Storage common stock that surrenders its certificate (or affidavit of loss in lieu thereof) to the exchange agent for cancellation along with the executed letter of transmittal and any other documents described in the instructions, and each holder of a book-entry share or book-entry shares that immediately prior to the company merger effective time evidenced shares of Life Storage common stock, which we refer to as a “book-entry share” or “book-entry shares,” will receive any whole shares of Extra Space common stock such holder is entitled to receive and cash in lieu of any fractional shares of Extra Space common stock such holder is entitled to receive. Any holder of a book-entry share or shares will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent and will automatically, upon the company merger effective time be entitled to receive the merger consideration due to such holder (including cash in lieu of any fractional share). From and after the company merger effective time, there will be no further registration of transfers of any shares of Life Storage common stock.

Dividends

The merger agreement permits Extra Space to pay (i) regular quarterly dividends on shares of Extra Space common stock at a rate not to exceed $1.62 per share of Extra Space common stock per quarter, (ii) the regular distributions that are required to be made in respect of the Extra Space OP common units in connection with any dividends paid on the shares of Extra Space common stock under the Extra Space OP partnership agreement, and (iii) distributions to the extent required for Extra Space to maintain its REIT qualification under the Code and/or to avoid or reduce the imposition of United States federal income or excise tax.

The merger agreement permits Life Storage to pay (i) regular quarterly dividends on shares of Life Storage common stock at a rate not to exceed $1.20 per share of Life Storage common stock per quarter, (ii) the regular distributions that are required to be made in respect of the Life Storage OP common units in connection with any permitted dividends paid on the shares of Life Storage common stock under the Life Storage OP partnership agreement, and (iii) distributions to the extent required for Life Storage to maintain its REIT qualification under the Code and/or to avoid or reduce the imposition of United States federal income or excise tax.

Life Storage has agreed that the record and payment dates for its quarterly dividends will be set to be the same dates as those of Extra Space. Without limiting the foregoing, the timing of quarterly dividends will be coordinated by Extra Space and Life Storage so that if either Extra Space stockholders or Life Storage stockholders receive a dividend for any particular quarter between January 1, 2023 and the partnership merger effective time, the stockholders of the other entity will also receive a dividend for that quarter between January 1, 2023 and the partnership merger effective time.

Listing of Extra Space Common Stock

It is a condition to each party’s obligation to complete the mergers that the shares of Extra Space common stock to be issued in connection with the company merger be approved for listing on the NYSE, subject to official notice of issuance. Extra Space has agreed to use its commercially reasonable efforts to have the application for the listing of the Extra Space common stock accepted by the NYSE as promptly as is practicable following submission of the NYSE listing application.

Delisting and Deregistration of Life Storage Common Stock

After the mergers are completed, the Life Storage common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of this joint proxy statement/prospectus summarizes the material provisions of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. As an Extra Space stockholder or a Life Storage stockholder, you are not a third-party beneficiary of the merger agreement and therefore, except as expressly provided in the merger agreement, you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the merger agreement that is important to you. Life Storage and Extra Space urge you to carefully read the full text of the merger agreement because it is the legal document that governs the mergers. The merger agreement is not intended to provide you with any factual information about Life Storage or Extra Space or their respective subsidiaries. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by certain information each of Life Storage and Extra Space filed with the SEC prior to the date of the merger agreement, as well as by certain confidential disclosure schedules each of the parties delivered to the other in connection with the signing of the merger agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws. Moreover, the representations and warranties are not intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of Life Storage and Extra Space file with the SEC and the other information in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

Life Storage and Extra Space acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, each of them is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this joint proxy statement/prospectus not misleading.

Form, Closing and Effective Time of the Mergers

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the MGCL and the DLLCA, Life Storage and Extra Space will combine through a multi-step process:

•	first, in the company merger, Extra Space Merger Sub will merge with and into Life Storage, with Life Storage continuing as the surviving entity and remaining a wholly owned subsidiary of Extra Space;

•	immediately thereafter, Life Storage will be converted into a Maryland limited liability company and Life Storage OP GP will be converted into a Delaware limited liability company;

•

thereafter, in the contribution and issuance, Extra Space will contribute to Extra Space OP all of the outstanding equity interests of Life Storage in exchange for the issuance by Extra Space OP to Extra Space of a number of newly issued partnership units in Extra Space OP equal to the number of shares of Extra Space common stock issued in the company merger; and

•

thereafter, in the partnership merger, Extra Space OP Merger Sub will merge with and into Life Storage OP, with Life Storage OP continuing as the surviving entity and a wholly owned indirect subsidiary of Extra Space OP.

Pursuant to the merger agreement, and upon the terms and subject to the conditions of the merger agreement, the company merger will become effective at such time as the applicable articles and certificate of merger in respect of the company merger have been accepted for record by the State Department of Assessments and Taxation of Maryland and the Delaware Secretary of State, or on such other date and time as shall be agreed to by Extra Space and Life Storage and specified in such articles and certificate of merger. Immediately after the company merger becomes effective, Extra Space, its applicable subsidiaries and Extra Space Merger Sub will cause the contribution and issuance to occur, and unless the parties otherwise agree, the partnership merger will become effective immediately following the contribution and issuance effective time.

Unless the parties otherwise agree, the closing of the mergers will take place on the date that is the second (2nd) business day after the satisfaction or waiver of the conditions set forth in the merger agreement (described below in the section entitled “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 143 of this joint proxy statement/prospectus) (other than those conditions that, by their terms, are required to be satisfied at the closing, but subject to the satisfaction or, if permissible, waiver of those conditions at the closing).

Organizational Documents Following the Mergers

At the company merger effective time, the organizational documents of Life Storage, as in effect immediately prior to the company merger effective time, will be amended and restated in accordance with the terms of the merger agreement and, as amended and restated, will continue to be the organizational documents of Life Storage, as the surviving entity of the company merger, until thereafter replaced pursuant to the LLC Conversions in accordance with the terms of the merger agreement, which will continue to be the organizational documents of Life Storage as a Maryland limited liability company, until thereafter supplemented or amended as provided therein and in accordance with applicable law and the applicable provisions thereof.

At the partnership merger effective time, Life Storage OP GP will continue to be the general partner of Life Storage OP, until replaced in accordance with applicable law, and the partnership agreement of Life Storage OP, as in effect immediately prior to the partnership merger effective time will be amended and restated in accordance with the terms of the merger agreement and, as amended and restated will continue to be the limited partnership agreement of Life Storage OP immediately following the partnership merger effective time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.

Directors and Management of the Combined Company Following the Mergers

The merger agreement provides that Extra Space will take all actions necessary to add three members of the Life Storage board to the Extra Space board at the company merger effective time. Except for the addition of these three members to the Extra Space board, there will be no change to the members of the Extra Space board or executive officers as a result of the mergers. Kenneth M. Woolley will continue to serve as Chairman of the Extra Space board, and Joseph D. Margolis will continue to serve as Extra Space’s Chief Executive Officer.

Merger Consideration; Effects of the Mergers

Merger Consideration

At the company merger effective time, by virtue of the company merger and without any action on the part of any holder of shares of Life Storage common stock, Extra Space common stock or membership interests in Extra Space Merger Sub, upon the terms and subject to the conditions set forth in the merger agreement, (i) all issued and outstanding membership interests of Extra Space Merger Sub immediately prior to the company merger effective time will automatically be converted, in their entirety, into 100 shares of Life Storage common stock and (ii) each issued and outstanding share of Life Storage common stock immediately prior to the company merger effective time (other than (x) shares of Life Storage common stock owned by any of the Life Storage parties or any wholly owned subsidiary of Life Storage and (y) shares of Life Storage common stock owned by the Extra Space parties or any of their respective wholly owned subsidiaries, which shares of Life Storage common stock will be canceled) will be converted into the right to receive the merger consideration, without interest but subject to any withholding required under applicable tax law. No fractional shares of Extra Space common stock will be issued. In lieu of fractional shares of Extra Space common stock, holders of shares of Life Storage common stock will receive cash, without interest, in an amount equal to the fractional interest of Extra Space common stock to which the holder would otherwise be entitled to receive multiplied by the volume weighted average price of Extra Space common stock for the ten trading day period immediately prior to the second business day prior to the date of the company merger effective time.

At the partnership merger effective time, by virtue of the partnership merger and without any action on the part of any holder of any Life Storage OP common units, any holder of Life Storage OP preferred units, any holder of any general partnership interest in Life Storage OP or any holder of any membership interests in Extra Space OP Merger Sub, (i) each membership interest of Extra Space OP Merger Sub issued and outstanding immediately prior to the partnership merger effective time will be canceled and no payment will be made with respect thereto, (ii) the general partner interest in Life Storage OP owned by Life Storage OP GP as of immediately prior to the partnership merger effective time will be converted into one Life Storage OP common unit and Life Storage OP GP will continue to be the sole general partner of Life Storage OP following the partnership merger effective time, (iii) the Life Storage OP common units owned by Life Storage as of immediately prior to the partnership merger effective time will be converted into 99 Life Storage OP common units, and Life Storage will continue to be a limited partner of Life Storage OP and will be the sole limited partner of Life Storage OP, and (iv) each Life Storage OP common unit held by a Minority Limited Partner that is issued and outstanding immediately prior to the partnership merger effective time will be converted into validly issued common units of Extra Space OP in an amount equal to (A) one, multiplied by (B) the exchange ratio (rounded up to the nearest whole Extra Space OP common unit), and each holder of such common units will be admitted as a limited partner of Extra Space OP. No fractional new Extra Space OP common units will be issued in the partnership merger.

Procedures for Surrendering Share Certificates or Book-Entry Shares

The conversion of shares of Life Storage common stock into the right to receive the merger consideration, will occur automatically at the company merger effective time and without any action on the part of any holder of shares of Life Storage common stock, shares of Extra Space common stock or membership interests in Extra Space Merger Sub. In accordance with the merger agreement, Extra Space will appoint a bank or trust company reasonably satisfactory to Life Storage as exchange agent to handle the payment and delivery of the merger consideration and the cash payments to be delivered in lieu of fractional shares. On or before the company merger effective time, Extra Space will deliver to the exchange agent a number of shares of Extra Space common stock equal to the aggregate merger consideration in book-entry form issuable by Extra Space pursuant to the terms of the merger agreement, and cash in immediately available funds in an amount sufficient to pay the aggregate cash payments to be delivered in lieu of fractional shares. Extra Space will deposit or cause to be deposited with the exchange agent, as necessary from time to time following the company merger effective time, any dividends or other distributions, if any, to which a holder of shares of Life Storage common stock may be entitled pursuant to the terms of the merger agreement.

As soon as possible after the company merger effective time, but, in any event, no later than three business days thereafter, Extra Space will cause the exchange agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, if any, that immediately prior to the company merger effective time evidenced outstanding shares of Life Storage common stock whose shares were converted into the right to receive the merger consideration pursuant to the terms of the merger agreement, a letter of transmittal and instructions for use in effecting the surrender of certificates to the exchange agent in exchange for the merger consideration into which the number of shares of Life Storage common stock previously represented by such certificate or certificates shall have been converted pursuant to the merger agreement, together with any amounts payable in respect of any fractional shares and dividends or other distributions on shares of Extra Space common stock in accordance with the terms of the merger agreement.

Each holder of shares of Life Storage common stock that surrenders its certificate (or affidavit of loss in lieu thereof) to the exchange agent together with a duly completed and validly executed letter of transmittal, and each holder of a book-entry share or book-entry shares that immediately prior to the company merger effective time evidenced shares of Life Storage common stock will receive the merger consideration due to such holder (including cash in lieu of any fractional share). Any holder of a book-entry share or book-entry shares that immediately prior to the company merger effective time evidenced outstanding shares of Life Storage common stock whose shares were converted into the right to receive the merger consideration pursuant to the terms of the merger agreement shall not be required to deliver a certificate or an executed letter of transmittal to the exchange agent and shall automatically, upon the company merger effective time, be entitled to receive the merger consideration due to such holder (including cash in lieu of any fractional share). After the company merger effective time, each certificate that previously represented shares of Life Storage common stock will only represent the right to receive the merger consideration into which those shares of Life Storage common stock have been converted.

Life Storage Equity-Based Awards

Treatment of Life Storage Restricted Shares in the Company Merger. As of the company merger effective time, each Life Storage Restricted Share that is issued and outstanding immediately prior to the company merger effective time will become fully vested and be canceled and converted into the right to receive the merger consideration, plus cash in lieu of fractional shares without interest, but subject to any withholding required under applicable law.

Treatment of Life Storage PSUs in the Company Merger. Each Life Storage PSU that is outstanding as of immediately prior to the company merger effective time will, as of immediately prior to the company merger effective time, be accelerated and vest with respect to the Life Storage PSUs that would vest based on the actual achievement of the applicable performance conditions over the truncated performance period ending on the closing date, determined in accordance with the terms of the applicable award agreement. At the company merger effective time, the Life Storage PSUs will be canceled and converted into the right to receive the merger consideration plus cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable law.

Treatment of Life Storage DSU in the Company Merger. Each Life Storage DSU that is issued and outstanding as of immediately prior to the company merger effective time will, as of immediately prior to the company merger effective time, become fully vested and all restrictions will lapse. At the company merger effective time, the Life Storage DSUs will be canceled and converted into the right to receive the merger consideration plus cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable law.

Treatment of Life Storage Stock Options. At the company merger effective time, each outstanding and unexercised Life Storage stock option, whether vested or unvested, will be canceled and exchanged for no consideration; provided, however that each holder of an outstanding and unexercised Life Storage stock option will have at least fifteen days prior to the closing date to exercise such Life Storage stock options.

Withholding

All payments under the merger agreement are subject to any withholding required under applicable tax law.

Dissenters’ Rights

No dissenters’ or appraisal rights shall be available with respect to the mergers or other transactions contemplated by the merger agreement.

Certain Transactions

Pursuant to the merger agreement, the Life Storage parties are required to cooperate with and agree to any reasonable changes requested by Extra Space solely with respect to the structure of steps of the transactions contemplated by the merger agreement, which we refer to in this section as the “requested changes,” so long as (i) any such requested changes would not reasonably be expected to have an adverse effect on Life Storage or any Life Storage subsidiary or the holders of Life Storage common stock, Life Storage OP common units, Life Storage OP preferred units or Life Storage equity-based awards, (ii) none of the requested changes will delay or prevent the closing, (iii) any amendments required to implement the requested changes are made in accordance with the terms of the merger agreement, (iv) none of Life Storage, Life Storage OP or any of their subsidiaries will be required to take any action in contravention of any laws, its organizational documents or any of Life Storage’s material contracts, (v) the implementation of any such requested changes will be contingent upon the receipt by Life Storage of a written notice from Extra Space confirming that all of the conditions to closing set forth in the merger agreement, other than such conditions that are to be satisfied at the closing (and receipt of each of the Life Storage stockholder approval and the Extra Space stockholder approval), have been satisfied (or, at the option of Extra Space, waived) and that the Extra Space parties are prepared to proceed promptly with the closing following receipt of the Life Storage stockholder approval and the Extra Space stockholder approval, (vi) the requested changes (or the inability to complete the requested changes) will not affect or modify in any respect the obligations of the Extra Space parties under the merger agreement, including payment of any consideration, (vii) neither Life Storage nor any Life Storage subsidiary will be required to take any action that could adversely affect the classification of Life Storage as, or its qualification for taxation as, a REIT, and (viii) neither Life Storage nor any Life Storage subsidiary will be required to take any such action that would reasonably be expected to result in an amount of taxes that are incrementally greater or more adverse than the taxes that would be imposed on such person in the absence of such requested changes being imposed on, or other adverse tax consequences to, any stockholder or other equity interest holder of Life Storage or Life Storage OP (in such person’s capacity as a stockholder or other equity interest holder of Life Storage or Life Storage OP), unless such holders are indemnified by the Extra Space parties for such incremental taxes.

The Extra Space parties have agreed to indemnify and hold harmless Life Storage, Life Storage OP, their subsidiaries and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking any such requested actions if the mergers are not consummated. In addition, none of the representations, warranties or covenants of the Life Storage parties in the merger agreement will be deemed to apply to, or deemed breached or violated by, any of the requested changes.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the Life Storage parties, on the one hand, and the Extra Space parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the partnership merger effective time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and are qualified by information each of Life Storage and Extra Space filed with the SEC prior to the date of the merger agreement and in the confidential disclosure schedules delivered in connection with the merger agreement.

Representations and Warranties of the Life Storage Parties

The merger agreement contains customary representations and warranties made by the Life Storage parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the confidential disclosure schedules or in certain reports filed by Life Storage with the SEC on or after January 1, 2020 and at least one business day prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or “company material adverse effect”

qualifications (as further described in the section entitled “The Merger Agreement—Representations and Warranties—Definitions of ‘Company Material Adverse Effect’ and ‘Parent Material Adverse Effect’” beginning on page 123 of this joint proxy statement/prospectus). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Life Storage did not have actual knowledge. The merger agreement includes representations and warranties by the Life Storage parties relating to, among other things:

•	valid existence, good standing and compliance with law;

•	due authorization, execution, delivery and validity of the merger agreement;

•	capital structure;

•	subsidiaries;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	absence of existing default or violation under organizational documents or certain other agreements;

•	SEC filings, financial statements and internal controls;

•	absence of undisclosed material liabilities;

•	litigation;

•	absence of certain changes since January 1, 2023;

•	tax matters, including Life Storage’s qualification as a REIT;

•	real property matters;

•	environmental matters;

•	employee benefit plans;

•	labor and employment matters;

•	broker’s, finder’s and financial advisors’ fees;

•	opinion of Life Storage’s financial advisors;

•	Life Storage stockholder vote required in order to approve the company merger and the other transactions contemplated by the merger agreement;

•	material contracts;

•	related party transactions;

•	intellectual property matters;

•	privacy and data security matters;

•	insurance;

•	accuracy of information supplied for inclusion in this joint proxy statement/prospectus and the related registration statement;

•	inapplicability of the Investment Company Act; and

•	exemption of the mergers from anti-takeover statutes.

Representations and Warranties of the Extra Space Parties

The merger agreement contains customary representations and warranties made by the Extra Space parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the confidential disclosure schedules or in certain reports filed by Extra Space with the SEC on or after January 1, 2020 and at least one business day prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or “parent material adverse effect” qualifications (as further described in the section entitled “The Merger Agreement—Representations and Warranties—Definitions of ‘Company Material Adverse Effect’ and ‘Parent Material Adverse Effect’” beginning on page 123 of this joint proxy statement/prospectus). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Extra Space did not have actual knowledge. The merger agreement includes representations and warranties by the Extra Space parties relating to, among other things:

•	valid existence, good standing and compliance with law;

•	due authorization, execution, delivery and validity of the merger agreement;

•	capital structure;

•	subsidiaries;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	absence of existing default or violation under organizational documents or certain other agreements;

•	SEC filings, financial statements and internal controls;

•	absence of undisclosed material liabilities;

•	litigation;

•	absence of certain changes since January 1, 2023;

•	tax matters, including Extra Space’s qualification as a REIT;

•	real property matters;

•	environmental matters;

•	employee benefit plans;

•	labor and employment matters;

•	broker’s, finder’s and financial advisor’s fees;

•	opinion of Extra Space’s financial advisor;

•	Extra Space stockholder vote required in order to approve the Extra Space common stock issuance in the company merger;

•	material contracts;

•	related party transactions;

•	intellectual property matters;

•	privacy and data security matters;

•	insurance;

•	accuracy of information supplied for inclusion in this joint proxy statement/prospectus and the related registration statement;

•	inapplicability of the Investment Company Act;

•	exemption of the mergers from anti-takeover statutes; and

•	activities of Extra Space Merger Sub and Extra Space OP Merger Sub.

Definitions of “Company Material Adverse Effect” and “Parent Material Adverse Effect”

Many of the representations of the Life Storage parties and the Extra Space parties are qualified by a “company material adverse effect” or “parent material adverse effect” standard, respectively (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, has had, or would reasonably be expected to have, a material adverse effect). For the purposes of the merger agreement, both “company material adverse effect” and “parent material adverse effect” mean an effect, event, change, development, circumstance, condition or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on, the assets, business, results of operations, or financial condition of (A) Life Storage and Life Storage’s subsidiaries or (B) Extra Space and Extra Space’s subsidiaries, as applicable, in each case, taken as a whole or (ii) will or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Life Storage parties or the Extra Space parties, as applicable, of the mergers before the outside closing date or the performance by the Life Storage parties or the Extra Space Parties, as applicable, in all material respects of their respective obligations under the merger agreement. However, for purposes of clause (i) above with respect to both the Life Storage parties and the Extra Space parties, any event, change, development, circumstance, condition, occurrence or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

•

changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes;

•	changes in general legal, regulatory, political, economic or business conditions or changes in GAAP or other accounting standards;

•

the negotiation, execution, announcement or performance of the merger agreement in accordance with the terms of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships, except with respect to certain representations that address the consequences of the execution or performance of the merger agreement and the general obligation to operate in the ordinary course prior to the closing;

•

acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism), or any escalation or worsening of any such acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism);

•

earthquakes, hurricanes or other natural disasters or epidemics, disease outbreaks or pandemics or any escalation or worsening thereof, including governmental or other commercially reasonable measures to the extent related thereto;

•

any decline in the market price, or change in trading volume, of the shares of capital stock of Life Storage or Extra Space, as applicable, or any failure to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any event, change, development, circumstance, condition, occurrence or effect giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a company material adverse effect or parent material adverse effect, as applicable, if not falling into one of the other exceptions contained in the bullet points above or below);

•	any change in conditions generally affecting the self-storage real estate industry; or

•

any action taken by Life Storage or Extra Space at the other party’s written request or that is expressly required by the merger agreement or the failure by Life Storage or Extra Space, as applicable, to take any action if that action is prohibited by the merger agreement (and for which the other party has declined to consent);

which, (i) in the case of the first, second, fourth and seventh bullet points above, do not materially disproportionately affect Life Storage and Life Storage’s subsidiaries or Extra Space and Extra Space’s subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated companies in the industries in which Life Storage and its subsidiaries or Extra Space and its subsidiaries, as applicable, ability to operate and (ii) in the case of the fifth bullet point above, do not materially disproportionately affect Life Storage and Life Storage’s subsidiaries or Extra Space and Extra Space’s subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated companies in the industries in which Life Storage and its subsidiaries or Extra Space and its subsidiaries, as applicable, ability to operate in the geographic regions in the United States in which Life Storage and Life Storage’s subsidiaries or Extra Space and Extra Space’s subsidiaries, as applicable, ability to operate or own or lease properties.

Covenants and Agreements

Conduct of Business of the Life Storage Parties Pending the Mergers

The Life Storage parties have agreed to certain restrictions on them from the date of the merger agreement until the earlier to occur of the company merger effective time and the date, if any, on which the merger agreement is terminated, which we refer to as the “interim period.” In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Extra Space (which consent will not be unreasonably withheld, delayed or conditioned), the Life Storage parties will use their commercially reasonable efforts to, and will cause each of Life Storage’s subsidiaries to use its commercially reasonable efforts to, (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (A) maintain their material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Life Storage’s or any Life Storage subsidiary’s control excepted), (B) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (C) keep available the services of their present officers and (D) preserve Life Storage’s status as a REIT. Without limiting the foregoing, neither the Life Storage parties nor any of Life Storage’s subsidiaries will (and the Life Storage parties will cause the Life Storage subsidiaries not to), during the interim period, except (A) to the extent required by law or the regulations or requirements of any stock exchange or regulatory organization applicable to Life Storage or any Life Storage subsidiary, (B) as otherwise expressly required or permitted by the merger agreement, (C) as may be consented to in writing by Extra Space (which consent will not be unreasonably withheld, delayed or conditioned) or (D) as set forth in the confidential disclosure schedules:

•

split, combine, reclassify or subdivide any shares of capital stock, units or other equity or voting securities or ownership interests of any Life Storage party or any Life Storage subsidiaries (other than any wholly owned Life Storage subsidiary);

•

declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of Life Storage, any units of Life Storage OP or other equity or voting securities or ownership interests in Life Storage or any Life Storage subsidiary, except for:

•	quarterly dividends at a rate not in excess of $1.20 per share of Life Storage common stock per quarter;

•

regular distributions that are required to be made in respect of the Life Storage OP common units in connection with any permitted dividends paid on shares of Life Storage common stock in accordance with the terms of the Life Storage OP partnership agreement;

•

dividends or other distributions, declared, set aside or paid by any Life Storage subsidiary to Life Storage, Life Storage OP or any Life Storage subsidiary that is, directly or indirectly, wholly owned by Life Storage;

•

distributions by any Life Storage subsidiary that is not wholly owned, directly or indirectly, by Life Storage in accordance with the requirements of the organizational documents of such Life Storage subsidiary; and

•

distributions reasonably necessary for Life Storage and any Life Storage REIT subsidiary as of the date of the merger agreement to maintain its status as a REIT and avoid or reduce the imposition of any entity-level income or excise tax;

•

authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity interests or capital stock of any class or any other securities or equity equivalents (including Life Storage equity awards and “phantom” stock rights or stock appreciation rights) of Life Storage or any Life Storage subsidiaries, except for:

•	transactions among Life Storage and one or more wholly owned Life Storage subsidiaries;

•

issuances of shares of Life Storage common stock upon the exercise, vesting or settlement of any Life Storage equity award, in each case, that is outstanding as of the date of the merger agreement or granted following the date of the merger agreement in compliance with the terms of the merger agreement; and

•	exchanges of Life Storage OP common units for shares of Life Storage common stock, in accordance with the Life Storage OP partnership agreement;

•

purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of any Life Storage party or a Life Storage subsidiary, other than:

•	the withholding of shares of Life Storage common stock to satisfy exercise price or withholding tax obligations with respect to outstanding Life Storage equity awards;

•	the redemption or purchase of Life Storage OP common units to the extent required under the terms of the Life Storage OP partnership agreement; and

•

in connection with the redemption or repurchase by a wholly owned Life Storage subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Life Storage or a wholly owned Life Storage subsidiary);

•

acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, or real property or personal property, except acquisitions at a total cost of less than $150,000,000 in the aggregate;

•

sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Life Storage real property (or real property that if owned by Life Storage or any Life Storage subsidiary on the date of the merger agreement would be a Life Storage real property) or any other material assets, or place or permit any lien, mortgage or deed of trust, claim against title, charge which is a lien, security interest or other encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except sales, transfers or other such dispositions of any Life Storage real property or any other material assets that do not exceed $40,000,000 in the aggregate;

•

for any Life Storage real property that was under ground-up development as of the date of the merger agreement or for any other Life Storage real property that was under development on the date of the merger agreement for which site work had commenced, or for projects in the planning stages as of the date of the merger agreement, expend or incur any amount, or enter into, amend, modify or terminate any contracts for the design, development and construction of such properties that are material contracts of Life Storage, except:

•

as contemplated by any existing Life Storage contracts for the design, development and construction of Life Storage real properties under ground-up development as of the date of the merger agreement; and

•	up to $20,000,000 in the aggregate in excess of the amounts set forth in the preceding bullet point;

•

incur, create, assume, refinance, replace or prepay any amount of indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person or entity (other than a wholly owned Life Storage subsidiary), except:

•

indebtedness incurred under Life Storage’s existing credit facility (whether drawn or undrawn as of the date of the merger agreement) or other similar lines of credit in existence as of the date of the merger agreement in the ordinary course of business for (i) working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by the merger agreement) and (ii) acquisitions otherwise permitted by the merger agreement;

•	indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by Life Storage or any Life Storage subsidiary;

•

refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, and the terms of such new indebtedness will not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Life Storage compared to the existing indebtedness and the principal amount of such replacement indebtedness will not be materially greater than the indebtedness it is replacing);

•

any additional indebtedness in an amount that, in the aggregate, does not exceed $150,000,000 (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, and the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Life Storage compared to the existing indebtedness); and

•	inter-company indebtedness among Life Storage and any wholly owned Life Storage subsidiaries;

and, in each case of the five sub-bullets immediately above, such indebtedness does not prohibit or limit the transactions contemplated by the merger agreement and does not include any termination, default or payment or requirement to offer to redeem or repurchase related to the transaction contemplated by the merger agreement;

•	issue or sell debt securities or warrants or other rights to acquire any debt securities of Life Storage or any Life Storage subsidiary or guarantee any debt securities of another person or entity;

•

make any material loans, advances or capital contributions to, or investments in, any other person or entity (including to any of its officers, directors, trustees, affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such person or entity, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing, other than:

•	loans pursuant to Life Storage’s bridge lending business not to exceed $20,000,000 in the aggregate;

•	by Life Storage or a wholly owned Life Storage subsidiary to Life Storage or a wholly owned Life Storage subsidiary;

•	loans or advances required to be made under any of Life Storage’s ground leases pursuant to which any third party is a lessee or sublessee on any Life Storage real property;

•

loans or advances required to be made under any existing joint venture arrangement to which Life Storage or a Life Storage subsidiary is a party and that are specifically listed in the disclosure schedules and were made available to Extra Space; and

•	as contractually required by any Life Storage material contract in effect on the date of the merger agreement that were made available to Extra Space;

•

waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that:

•

with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $1,000,000 individually or $5,000,000 in the aggregate;

•	do not involve the imposition of any material injunctive relief against Life Storage or any Life Storage subsidiary;

•

do not provide for any admission of liability by Life Storage or any Life Storage subsidiary, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct; or

•

with respect to any legal action involving any present, former or purported holder or group of holders of shares of Life Storage common stock or Life Storage OP common units in accordance with the merger agreement;

•

fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on December 31, 2022, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•	enter into any new line of business;

•	fail to timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law or applicable rules or regulations;

•

enter into any joint venture, partnership or new funds or other similar agreement, other than in connection with an acquisition or disposition of a property that is otherwise permitted by the merger agreement;

•

except as required by applicable law, as required by the terms of any Life Storage employee program, in the ordinary course of business and consistent with past practice, as set forth in the disclosure schedules, or as required by any other provision of the merger agreement:

•	hire any employee with a title of senior vice president or higher of Life Storage or promote or appoint any person to a position with a title of senior vice president or higher of Life Storage;

•

increase the amount, rate or terms of compensation or benefits of any current or former directors, officers, employees or independent contractors of Life Storage or any Life Storage subsidiary (other than in connection with hiring or promotions permitted by the merger agreement);

•	enter into, adopt or materially amend any Life Storage employee program (other than in connection with hiring or promotions permitted by the merger agreement);

•

accelerate the vesting or payment of any award under any Life Storage equity incentive plan or of any other compensation or benefits to any current or former directors, officers, employees or independent contractor of Life Storage or any Life Storage subsidiary;

•

grant any equity or equity-based compensation awards under any Life Storage equity incentive plan or otherwise to any current or former directors, officers, employees or independent contractors of Life Storage or any Life Storage subsidiary, other than the top-up Life Storage PSUs; or

•

grant any rights to severance, retention, change in control or termination pay to any current or former director, independent contractor or current or former employee of Life Storage of any Life Storage subsidiary;

•

except to the extent required to comply with the Life Storage parties’ obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Life Storage charter or bylaws, (ii) the Life Storage OP partnership agreement or the certificate of limited partnership of Life Storage OP, or (iii) such equivalent organizational or governing documents of any Life Storage subsidiary material to Life Storage and the Life Storage subsidiaries, considered as a whole, if such amendment, in the case of clause (iii), would be adverse to Life Storage or Extra Space;

•

adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Life Storage or any Life Storage subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the mergers contemplated by the merger agreement), except in connection with any acquisitions conducted by the Life Storage subsidiaries to the extent permitted by the merger agreement and in a manner that would not reasonably be expected (i) to be materially adverse to Life Storage or Extra Space or (ii) prevent or impair the ability of the Life Storage parties to consummate the mergers;

•	except as required by the merger agreement, amend any term of any outstanding shares of capital stock or other equity or voting security of Life Storage or any Life Storage subsidiary;

•

enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract of Life Storage (or any contract that, if existing as of the date of the merger agreement, would constitute a material contract of Life Storage), except:

•	as expressly permitted by the merger agreement;

•	any termination or renewal in accordance with the terms of any existing material contract of Life Storage;

•

the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Life Storage or any Life Storage subsidiary is a party as required or necessitated by the merger agreement or the transactions contemplated thereby, provided that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect Life Storage, any Life Storage subsidiary or Extra Space or any Extra Space subsidiary;

•	the entry into any commercial leases in the ordinary course of business consistent with past practice; and

•

in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (i) do not materially increase the cost of any such project, or (ii) are otherwise permitted pursuant to the merger agreement;

•

enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) Life Storage or any of the Life Storage subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

•

enter into, renew, modify, amend, extend, renew or terminate (other than any expiration in accordance with its terms), or waive, release, compromise or assign any rights or claims under, any material real property lease (or any lease that, if existing as of the date of the merger agreement, would be a material company real property lease);

•	make or commit to make any capital expenditures, except

•	capital expenditures pursuant to Life Storage’s budget provided to Extra Space prior to the date of the merger agreement;

•	capital expenditures for property expansions and enhancements not to exceed $60,000,000 in the aggregate;

•

capital expenditures necessary to repair any casualty losses in an amount up to $2,000,000 individually, or $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance; and

•

capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable law or to repair or prevent damage to any Life Storage real properties or as is necessary in the event of an emergency situation, after prior notice to Extra Space;

•

take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Life Storage or any Life Storage REIT subsidiary to fail to qualify as a REIT or any Life Storage subsidiary other than a Life Storage REIT subsidiary to cease to be treated as a partnership or disregarded entity for federal income tax purposes, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•

enter into or modify in a manner adverse to Life Storage or Extra Space or their respective subsidiaries any tax protection agreement applicable to Life Storage or any Life Storage subsidiary, make, change or rescind any material election relating to taxes, change a material method of tax accounting, amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

•	to the extent required by law; or

•

to the extent necessary (i) to preserve Life Storage’s qualification as a REIT under the Code or (ii) to qualify or preserve the status of any Life Storage subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code;

•

take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

permit any insurance policy naming Life Storage or any of its subsidiaries or directors or officers as a beneficiary or an insured or a loss payable payee, or Life Storage’s directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

•	take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement;

•	assign, exclusively license or otherwise license outside of the ordinary course of business, any trademarks or other material intellectual property of Life Storage or any Life Storage subsidiary; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

However, nothing in the merger agreement will prohibit Life Storage from entering into any third party property management agreement in the ordinary course of business. In addition, nothing in the merger agreement will prohibit (i) Life Storage from taking any action, at any time or from time to time, that in the reasonable judgment of the Life Storage board, upon advice of outside counsel to Life Storage, is reasonably necessary for Life Storage or any Life Storage REIT subsidiary to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time, including making dividend or other distribution payments in accordance with the merger agreement to stockholders of Life Storage or such Life Storage REIT subsidiary, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of any Life Storage subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code and (ii) Life Storage OP from taking any action, at any time or from time to time, as Life Storage OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Life Storage tax protection agreement and avoid liability for any indemnification or other payment under any Life Storage tax protection agreement.

Conduct of Business of the Extra Space Parties Pending the Mergers

The Extra Space parties have agreed to certain restrictions on them during the interim period. In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Life Storage (which consent will not be unreasonably withheld, delayed or conditioned), the Extra Space parties will use their commercially reasonable efforts to (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (A) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Extra Space’s or any Extra Space subsidiary’s control excepted), (B) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (C) keep available the services of their current executive officers and (D) preserve Extra Space’s status as a REIT. Without limiting the foregoing, none of the Extra Space parties nor any Extra Space subsidiary will (and the Extra Space parties will cause the Extra Space subsidiaries not to), during the interim period, subject to certain specified exceptions (including as set forth in the disclosure schedules) and except to the extent required by law or the regulations or requirements of any stock exchange or regulatory organization applicable to Extra Space or any Extra Space subsidiary, as otherwise expressly required or permitted by the merger agreement, as may be consented to in writing by Life Storage (which consent will not be unreasonably withheld, delayed or conditioned) or as set forth in the disclosure schedules:

•

split, combine, reclassify or subdivide any shares of capital stock, units or other equity or voting securities or ownership interests of any Extra Space party or any Extra Space subsidiary (other than a wholly owned Extra Space subsidiary);

•

declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of Extra Space, any units of Extra Space OP or other equity or voting securities or ownership interests in Extra Space or any Extra Space subsidiary, except for:

•	quarterly distributions at a rate not in excess of $1.62 per share, per quarter;

•

regular distributions that are required to be made in respect of the Extra Space OP common units, in connection with any permitted dividends paid on the shares of Extra Space common stock in accordance with the Extra Space OP partnership agreement;

•	dividends or other distributions, declared, set aside or paid by any Extra Space subsidiary to Extra Space or any Extra Space subsidiary that is, directly or indirectly, wholly owned by Extra Space;

•

distributions by any Extra Space subsidiary that is not wholly owned, directly or indirectly, by Extra Space, including any Extra Space REIT subsidiary, in accordance with the requirements of the organizational documents of such Extra Space subsidiary;

•	dividends or other distributions on Extra Space equity awards pursuant to the terms thereof; and

•

distributions reasonably necessary for Extra Space and any Extra Space REIT subsidiary as of the date of the merger agreement to maintain its status as a REIT and avoid or reduce the imposition of any entity-level income or excise tax;

•

authorize for issuance or issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity or voting interests or capital stock of any class or any other securities or equity equivalents of Extra Space or any Extra Space subsidiaries, except for:

•	transactions among Extra Space and one or more wholly owned Extra Space subsidiaries;

•

issuances of shares of Extra Space common stock upon the exercise, vesting or settlement of any Extra Space equity award that is outstanding as of the date of the merger agreement or granted following the date of the merger agreement;

•	exchanges or redemptions of Extra Space OP common units for shares of Extra Space common stock, in accordance with the Extra Space OP partnership agreement; and

•	issuances of Extra Space equity awards in the ordinary course of business;

•

purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of any Extra Space party or an Extra Space subsidiary, other than:

•	the withholding of shares of Extra Space common stock to satisfy exercise price or withholding tax obligations with respect to outstanding Extra Space equity awards;

•	the redemption or purchase of Extra Space OP common units to the extent required under the terms of the Extra Space OP partnership agreement; and

•

in connection with the redemption or repurchase by a wholly owned Extra Space subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Extra Space or a wholly owned Extra Space subsidiary);

•

acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, or real property or personal property, except acquisitions at a total cost of less than $40,000,000 in the aggregate (excluding any investments by any joint venture partners in such acquisitions);

•

sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect of any Extra Space property (or real property that if owned by Extra Space or any Extra Space subsidiaries on the date of the merger agreement would be an Extra Space property) or any other material assets, or place or permit any encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except sales, transfers or other such dispositions of any Extra Space property or any other material assets that do not exceed $100,000,000 in the aggregate;

•

for any Extra Space real property that was under ground-up development as of the date of the merger agreement, or for any other Extra Space real property under development on the date of the merger agreement for which site work had commenced, or for projects in the planning stages as of the date of the merger agreement, (i) expend or incur any amount or (ii) enter into, amend, modify or terminate any contracts for the design, development and construction of such properties which are Extra Space material contracts, except:

•	as contemplated by any existing Extra Space contracts for the design, development and construction of Extra Space real properties under ground-up development as of the date of the merger agreement; or

•	up to $100,000,000 in the aggregate in excess of the amounts set forth in the preceding bullet point;

•

incur, create, assume, refinance, replace or prepay any amount of indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person (other than a wholly owned Extra Space subsidiary), except:

•

indebtedness incurred under Extra Space’s existing credit facility (whether drawn or undrawn as of the date of the merger agreement) or other similar lines of credit in existence as of the date of the merger agreement in the ordinary course of business for (i) working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by the merger agreement) and (ii) acquisitions otherwise permitted by the merger agreement;

•	indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by Extra Space or any Extra Space subsidiary;

•

refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (provided that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, the terms of such new indebtedness will not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Extra Space compared to the existing indebtedness, and the principal amount of such replacement indebtedness shall not be materially greater than the indebtedness it is replacing);

•

any additional indebtedness in an amount that, in the aggregate, does not exceed $1,500,000,000 (provided that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, and the terms of such new indebtedness will not in the aggregate, for each separate instrument of indebtedness, be materially more onerous of Extra Space compared to the existing indebtedness); and

•	inter-company indebtedness among Extra Space and any wholly owned Extra Space subsidiaries;

and, in the case of the five sub-bullets immediately above, such indebtedness does not prohibit or limit the transactions contemplated by the merger agreement and does not include any termination, default or payment related to the transactions contemplated by the merger agreement;

•	issue or sell debt securities or warrants or other rights to acquire any debt securities of Extra Space or any Extra Space subsidiary or guarantee any debt securities of another person;

•

make any material loans, advances or capital contribution to, or investments in, any other person or entity (including to any of its officers, directors, trustees, affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such person or entity, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing, other than:

•

in the ordinary course of Extra Space’s bridge lending business and consistent with past practice, including bridge loans to third party self-storage owners that do not exceed $750,000,000 in the aggregate;

•	by Extra Space or a wholly owned Extra Space subsidiary to Extra Space or a wholly owned Extra Space subsidiary;

•	loans or advances required to be made under any ground leases pursuant to which any third party is a lessee or sublessee on any Extra Space property;

•

loans or advances required to be made under any existing joint venture arrangement to which Extra Space or an Extra Space subsidiary is a party and that are specifically listed in the disclosure schedules and were made available to Extra Space; or

•	as contractually required by any Extra Space material contract in effect on the date of the merger agreement that were made available to Extra Space;

•

waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that:

•

with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $20,000,000 in the aggregate;

•	do not involve the imposition of any material injunctive relief against Extra Space or any Extra Space subsidiary;

•

do not provide for any admission of liability by Extra Space or any of the Extra Space subsidiaries, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct; or

•

with respect to any legal action involving any present, former or purported holder or group of holders of shares of Extra Space common stock or Extra Space OP common units in accordance with the merger agreement;

•

fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on December 31, 2022, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•	enter into any new line of business;

•	fail to timely file all material reports and other material documents required to be filed with any governmental authority;

•

enter into any joint venture, material partnership or new funds or other similar agreement, other than in connection with an acquisition or disposition of a property that is otherwise permitted by the merger agreement;

•

except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Extra Space charter or bylaws, (ii) the Extra Space OP partnership agreement or certificate of limited partnership or (iii) such equivalent organizational or governing documents of any Extra Space subsidiary material to Extra Space and the Extra Space subsidiaries, considered as a whole, if such amendment, in the case of clause (iii), would be adverse to Life Storage or Extra Space;

•

adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Extra Space, Extra Space OP or any Extra Space subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the mergers), except in connection with any acquisitions conducted by Extra Space subsidiaries to the extent permitted by the merger agreement and in a manner that would not reasonably be expected (i) to be materially adverse to Life Storage or Extra Space or (ii) prevent or impair the ability of the Extra Space parties to consummate the mergers;

•	except as required by the merger agreement, amend any term of any outstanding shares of capital stock or other equity or voting security of Extra Space or any Extra Space subsidiary;

•

enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) Extra Space or any of the Extra Space subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

•	make or commit to make any capital expenditures, except:

•	capital expenditures pursuant to Extra Space’s budget provided to the Life Storage prior to the date of the merger agreement;

•	capital expenditures for property expansions and enhancements not to exceed $100,000,000 in the aggregate;

•

capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 individually, or $50,000,000 in the aggregate or to the extent such losses are covered by existing insurance; and

•

capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable law or to repair or prevent damage to any Extra Space properties or as is necessary in the event of an emergency situation, after prior notice to Life Storage;

•

take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Extra Space or any Extra Space REIT subsidiary to fail to qualify as a REIT or any Extra Space subsidiary other than an Extra Space REIT subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•

enter into or modify in a manner adverse to Life Storage or Extra Space or their respective subsidiaries any tax protection agreement applicable to Extra Space or any Extra Space subsidiary, make, change or rescind any material election relating to taxes, change a material method of tax accounting, amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

•	to the extent required by law; or

•

to the extent necessary to preserve Extra Space’s qualification as a REIT under the Code or to qualify or preserve the status of any Extra Space subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;

•

take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

permit any insurance policy naming Extra Space or any of Extra Space’s subsidiaries or directors or officers as a beneficiary or an insured or a loss payable payee, or Extra Space’s directors and officers liability insurance policy, to be cancelled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

•	take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement;

•	assign, exclusively license or otherwise license outside of the ordinary course of business, any trademarks or other material intellectual property of Extra Space or any Extra Space subsidiaries; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

However, nothing in the merger agreement will prohibit Extra Space from entering into any third party property management agreement in the ordinary course of business. In addition, nothing in the merger agreement will prohibit (i) Extra Space from taking any action, at any time or from time to time, that in the reasonable judgment of the Extra Space board, upon advice of outside counsel to Extra Space, is reasonably necessary for Extra Space or any Extra Space REIT subsidiary to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time, including making dividend or other distribution payments to stockholders of Extra Space or any Extra Space REIT subsidiary, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of Extra Space OP or any other Extra Space subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code or (ii) Extra Space OP from taking any action, at any time or from time to time, as Extra Space OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Extra Space tax protection agreement and avoid liability for any indemnification or other payment under any Extra Space tax protection agreement.

No Solicitation of Acquisition Proposals

Except as expressly provided for in the merger agreement, from the date of the merger agreement, each of Extra Space and Life Storage will not, will cause its respective subsidiaries and its and their respective officers, and directors not to, and will instruct and use its reasonable best efforts to cause its and its respective subsidiaries’ other affiliates, officers, directors, trustees, employees or consultants or investment bankers, financial advisors, attorneys, accountants or other representative retained by such person or entity not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non- public information) any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, which we refer to, collectively, in this section as an “inquiry,” (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any non-public information or data to any third party in connection with, an acquisition proposal or an inquiry, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar definitive agreement relating to any acquisition proposal, which, other than an acceptable confidentiality agreement (as defined below), we refer to as an “acquisition agreement,” or (iv) propose or agree to do any of the foregoing.

For the purposes of the merger agreement, “acquisition proposal” means any inquiry, proposal, indication of interest or offer from any person, entity or “group” (as defined in Section 13d-3 promulgated under the Exchange Act) (other than any of the parties or their subsidiaries) relating to (i) any merger, consolidation, share exchange or similar business combination transaction involving Life Storage or Extra Space, as applicable, or any of their respective subsidiaries that would result in any person or entity beneficially owning more than 15% of the outstanding voting securities of Life Storage or Extra Space, as the case may be, or any successor thereto or parent company thereof, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture or any similar transaction), of any of Life Storage’s or Extra Space’s, or their respective subsidiaries’ assets (including stock or other ownership interests of its subsidiaries) representing more than 15% of the assets of Life Storage and its subsidiaries or Extra Space and its subsidiaries, as applicable, and in each case on a consolidated basis (as determined on a book-value basis (including indebtedness secured solely by such assets)), (iii) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing more than 15% of the outstanding voting securities of Life Storage or Extra

Space, as applicable, or any successor thereto or parent company thereof, (iv) any tender offer or exchange offer that, if consummated, would result in any person, entity or “group” acquiring beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder), or the right to acquire beneficial ownership, of more than 15% of the outstanding voting securities of Life Storage or Extra Space, as applicable, or any successor thereto or parent company thereof or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a third party will acquire beneficial ownership of more than 15% of the outstanding voting securities of Life Storage or Extra Space, as applicable, or any successor thereto or parent company thereof. The term “acquisition proposal” does not include the mergers or the other transactions with the parties contemplated by the merger agreement.

Notwithstanding the restrictions set forth above, the merger agreement provides that each of the Extra Space board and the Life Storage board will be permitted, directly or indirectly, through any representative, to take the following actions, prior to the Extra Space special meeting (in the case of actions by the Extra Space board or Extra Space’s representatives) or the Life Storage special meeting (in the case of actions by the Life Storage board or Life Storage’s representatives), respectively, in response to an unsolicited bona fide written acquisition proposal by a person or entity made to it after the date of the merger agreement (provided that the acquisition proposal by a person or entity did not result from a material breach by the applicable party of the non-solicitation covenant and covenants restricting the sharing of information in the merger agreement, provided Life Storage and Extra Space may correspond in writing with any person or entity making a written acquisition proposal to request clarification of the terms and conditions of such acquisition proposal in order to determine whether such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal) and which the Extra Space board or the Life Storage board, as applicable, concludes in good faith (after consultation with its outside legal counsel and its financial advisors) constitutes or would reasonably be expected to lead to a superior proposal, if the Extra Space board or the Life Storage board, as applicable, concludes in good faith (after consultation with its outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with their duties under applicable law: (i) engage in, enter into or otherwise participate in discussions and negotiations regarding such acquisition proposal with the person or entity who made such acquisition proposal (and such person’s or entity’s representatives), (ii) provide any non-public information or data concerning Life Storage and Extra Space, as applicable, to the person or entity who made such acquisition proposal (and such person’s or entity’s representatives, including potential financing sources) after entering into a confidentiality agreement between Extra Space or Life Storage, as applicable, on the one hand, and such person or entity, on the other hand, having confidentiality and use provisions that are no more favorable as a whole to such counterparty than those contained in the confidentiality agreement between Life Storage and Extra Space and which agreement does not prohibit Life Storage or Extra Space, as applicable, from complying with its obligations under the merger agreement (provided that such confidentiality agreement does not contain any “standstill” or similar provision that would prohibit the making or amendment of an acquisition proposal to the Life Storage board or Extra Space board, as applicable), which we refer to in this section as an “acceptable confidentiality agreement.”

Each of Extra Space and Life Storage will promptly (but in no event later than 36 hours) notify Life Storage or Extra Space, respectively and as applicable, of the receipt by Extra Space, Extra Space OP, the Extra Space board or any of their respective representatives, in the case of Extra Space, or Life Storage, Life Storage OP, the Life Storage board or any of their respective representatives, in the case of Life Storage, of any acquisition proposal or any inquiry from a person or entity seeking to have discussions or negotiations with Life Storage regarding a possible acquisition proposal. The notice will be made orally and promptly thereafter in writing, and must indicate the identity of the person or entity making such acquisition proposal or inquiry and the material terms and conditions of such acquisition proposal or inquiry, to the extent known (including, if applicable, a copy of any written acquisition proposal or inquiry and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business of the person or entity making such acquisition proposal or inquiry). Each of Extra Space and Life Storage must also (i) promptly (but in no event later than 36 hours) notify the other party, as applicable, orally and promptly thereafter in writing, (A) if it enters into discussions or negotiations concerning an acquisition proposal or provides nonpublic information or data to a person or entity, and (B) of any changes or modifications to the financial and other material terms of the acquisition proposal and (ii) keep the other party, as applicable, reasonably informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such acquisition proposal, including by providing a copy of all material documentation or material written correspondence relating thereto, which may be redacted to the extent necessary to protect confidential information of the business of the person or entity making such acquisition proposal or inquiry.

Except as described below, neither the Extra Space board nor the Life Storage board, nor any committee thereof may (i) withhold or withdraw or qualify or modify in any manner adverse to the Life Storage parties, the recommendation of the Extra Space board that the Extra Space stockholders vote in favor of the approval of the Extra Space common stock issuance in connection with the company merger, which we refer to as the “Extra Space recommendation,” or to the Extra Space parties the recommendation of the Life Storage board that the Life Storage stockholders vote in favor of the approval of the company merger and the other transactions contemplated by the merger agreement, which we refer to as the “Life Storage recommendation,” (ii) adopt, approve or recommend any acquisition proposal (or any transaction or series of related transactions that constitute an acquisition proposal), (iii) fail to include the Extra Space recommendation or the Life Storage recommendation, as applicable, in the joint proxy statement/prospectus, (iv) fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within 10 business days after the other party so requests in writing, (v) if an acquisition proposal or any material modification thereof is made public or is otherwise sent to the holders of shares of Extra Space common stock or Life Storage common stock, as applicable, fail to issue a press release or other public communication that reaffirms the Extra Space recommendation or the Life Storage recommendation, as applicable, within 10 business days after the other party so requests in writing, or (vi) authorize, cause or permit Extra Space (or any of it respective affiliates) or Life Storage (or any of its respective affiliates), as applicable, to enter into any acquisition agreement (other than an acceptable confidentiality agreement in accordance with the terms of the merger agreement). We refer to any such action set forth above with respect to the Life Storage recommendation as a “change in Life Storage recommendation” and with respect to the Extra Space recommendation as a “change in Extra Space recommendation.”

Notwithstanding the foregoing, with respect to an acquisition proposal, (i) at any time prior to the receipt of the Extra Space stockholder approval, the Extra Space board may make a change in Extra Space recommendation or (ii) at any time prior to the receipt of the Life Storage stockholder approval, the Life Storage board may make a change in Life Storage recommendation and/or terminate the merger agreement, in each case of clauses (i) and (ii) (as applicable), if and only if (A) an unsolicited bona fide written acquisition proposal (provided that the acquisition proposal did not result from a material breach by the applicable party of the non-solicitation covenant and covenants restricting the sharing of information in the merger agreement) is made to Extra Space or Life Storage, as applicable, and is not withdrawn, (B) the Extra Space board or the Life Storage board, as applicable, has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) that such acquisition proposal constitutes a superior proposal, (C) the Extra Space board or the Life Storage board, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law, (D) four business days, ending at 11:59 p.m., Eastern Time, on such fourth business day, which we refer to as the “notice period,” have elapsed since Extra Space or Life Storage, as applicable, has given written notice to the other party advising the other party that it intends to take such action, identifying the person making the superior proposal and describing the material terms and conditions of any such superior proposal that is the basis of the proposed action (and attaching copies of all agreements or other documents evidencing such superior proposal), which we refer to in this section as a “superior proposal notice,” which superior proposal notice will not constitute a change in Extra Space recommendation or a change in Life Storage recommendation, as applicable, for any purpose of the merger agreement, (E) during the notice period, Extra Space or Life Storage, as applicable, has considered and, if requested by the other party, engaged, and caused its representatives to engage, in good faith discussions with the other party regarding any adjustment or modification of the terms of the merger agreement proposed by the other party so that the superior proposal ceases to constitute a superior proposal and (F) the Extra Space board or the

Life Storage board, as applicable, following the notice period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of the merger agreement proposed in writing by the other party in response to the superior proposal notice or otherwise) that such acquisition proposal giving rise to the superior proposal continues to constitute a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law. If any material revisions are made to the superior proposal (including any change in the purchase price or form of consideration in such superior proposal), the Extra Space board or the Life Storage board, as applicable, must give notice to the other party regarding such revisions prior to the expiration of the notice period and the notice period will thereafter expire on the third business day immediately following the date of the delivery of such new notice and ending at 11:59 p.m., Eastern Time, on such third business day (but in no event will delivery of a such notice regarding revisions shorten the four business day duration applicable to the initial notice period).

Notwithstanding anything to the contrary in the merger agreement, in circumstances not involving or relating to an acquisition proposal, (i) at any time prior to the receipt of the Extra Space stockholder approval, the Extra Space board may make a change in Extra Space recommendation and (ii) at any time prior to the receipt of the Life Storage stockholder approval, the Life Storage board may make a change in Life Storage recommendation, if (A) an intervening event occurs with respect to Extra Space or its subsidiaries or with respect to Life Storage or its subsidiaries, respectively and as applicable, (B) the Extra Space board or the Life Storage board, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable law, (C) four business days, ending at 11:59 p.m., Eastern Time, on such fourth business day, which we refer to in this section as the “intervening event notice period,” have elapsed since Extra Space or Life Storage, as applicable, has given written notice (which written notice will not constitute a change in Extra Space recommendation or a change in Life Storage recommendation, as applicable, for any purpose of the merger agreement) to the other party advising that it intends to take such action and describing in reasonable detail the facts and circumstances that are the basis for the proposed action, (D) during such intervening event notice period, Extra Space or Life Storage, as applicable, has considered and, if requested by the other party engaged and caused its representatives to engage in good faith discussions with the other party regarding any adjustment or modification of the terms of the merger agreement proposed by the other party in order to obviate the need to make such change in Life Storage recommendation or change in Extra Space recommendation, as applicable, and (E) the Extra Space board or the Life Storage board, as applicable, following such intervening event notice period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors, and taking into account any adjustment or modification of the terms of the merger agreement proposed by the other party in response to the intervening event notice or otherwise) that failure by the Life Storage board or the Extra Space board, as applicable, to effect a change in Life Storage recommendation or change in Extra Space recommendation, respectively, would reasonably be expected to be inconsistent with its duties under applicable law.

For purposes of the merger agreement and with respect to an acquisition proposal, “superior proposal” means a bona fide unsolicited written acquisition proposal (except that, for purposes of the definition of “superior proposal,” the references in the definition of “acquisition proposal” to “15%” are deemed replaced by “50%”) made by a third party on terms that the Extra Space board or the Life Storage board, as applicable, determines in good faith (after consultation with outside legal counsel and financial advisors and taking into account all factors and matters deemed relevant in good faith by the Extra Space board or the Life Storage board, as applicable, including, to the extent deemed relevant by the Extra Space board or the Life Storage board, as applicable, financial, legal, regulatory and any other aspects of the transactions, including the identity of the person or entity making such proposal, any termination fees, expense reimbursement provisions, conditions to consummation and whether the transactions contemplated by such acquisition proposal are reasonably capable of being consummated) would be more favorable to Extra Space and the holders of shares of Extra Space common stock or Life Storage and the holders of shares of Life Storage common stock, as applicable, than the transactions contemplated by the merger agreement. For purposes of the merger agreement, “intervening event” means a material fact, effect, event, state of facts, change, development, circumstance, condition or occurrence with respect to the business, assets, operations or prospects of Life Storage and the Life Storage subsidiaries, taken as a whole, on the one hand, or of Extra Space and the Extra Space subsidiaries, taken as a whole, on the other hand, that has occurred or has arisen after the date of the merger agreement but prior to the receipt of the Extra Space stockholder approval or the Life Storage stockholder approval, respectively, that was not known to the Extra Space board or the Life Storage board, as applicable (or, if known, the magnitude or material consequences of which were not reasonably foreseeable to the Extra Space board or the Life Storage board, as applicable, as of the date of the merger agreement). However, in no event will any of the following constitute or be taken into account in determining whether an “intervening event” has occurred: (i) the receipt, terms or existence of any acquisition proposal with respect to the applicable party or any matter relating thereto, (ii) any action taken by a party pursuant to and in compliance with the covenants and agreements set forth in the merger agreement, and any consequences of such actions, (iii) changes in the market price or trading volume of the capital stock of Life Storage or Extra Space or any of their respective subsidiaries, or (iv) Life Storage or Extra Space or any of their respective subsidiaries meeting, exceeding or failing to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or results of operations for any period (except that with respect to the foregoing clauses (iii) and (iv), any of the underlying causes of such change, meeting, exceedance or failure may otherwise constitute or be taken into account in determining whether an “intervening event” has occurred if not falling into the foregoing clauses (i) or (ii)).

The merger agreement requires each of Extra Space and Life Storage to, and to cause its subsidiaries and their respective officers and directors to, and to instruct and use its reasonable best efforts to cause its and its respective subsidiaries’ other representatives to, (i) cease immediately and terminate any solicitations, discussions, negotiations or communications with any third party that may have been ongoing with respect to any acquisition proposal and (ii) terminate any such third party’s access to any physical or electronic data rooms. Each of Extra Space and Life Storage agreed to promptly inform its and its subsidiaries’ respective representatives of the obligations set forth above.

Form S-4, Proxy Statement/Prospectus; Life Storage and Extra Space Special Meetings

The merger agreement provides that, as soon as reasonably practicable following the date of the merger agreement, each of the parties to the merger agreement is required to jointly prepare and cause to be filed with the SEC the joint proxy statement included in this joint proxy statement/prospectus and a registration statement on Form S-4 with respect to the Extra Space common stock issuable in the company merger. In addition, Extra Space must prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the Extra Space common stock issuable in the company merger on the NYSE. Extra Space must also use its commercially reasonable best efforts to have the application for the listing of the Extra Space common stock accepted by the NYSE as promptly as is practicable following submission.

The Extra Space parties have the right, to the extent necessary (and following consultation with Life Storage), to prepare and file a Form S-4 or any other registration form under the Securities Act or Exchange Act with respect to the new Extra Space OP common units, which we refer to in this section as the “OP unit Form S-4,” to be issued in connection with the partnership merger. The Life Storage parties will cooperate in the preparation of the OP unit Form S-4. In the event the Extra Space parties determine to prepare and file the OP unit Form S-4, the Extra Space parties will prepare and cause to be filed with the SEC, as promptly as reasonably practicable after such determination, the OP unit Form S-4.

Each of Extra Space and Life Storage must cause this joint proxy statement/prospectus to be mailed to its stockholders entitled to vote at the Extra Space special meeting or the Life Storage special meeting, respectively, and hold the Extra Space special meeting or the Life Storage special meeting, respectively, as soon as practicable after the Form S-4 is declared effective. Each of Extra Space and Life Storage must also include in this joint proxy statement/prospectus the Extra Space recommendation and the Life Storage recommendation, respectively, and must use its reasonable best efforts to obtain the Extra Space stockholder approval and the Life Storage stockholder approval, respectively, unless a change in Extra Space recommendation or a change in Life Storage recommendation, respectively, has occurred pursuant to the merger agreement.

Unless the merger agreement is terminated, (i) notwithstanding a change in Life Storage recommendation, unless Life Storage terminates the merger agreement in connection with a superior proposal, Life Storage must cause the approval of the company merger and the other transactions contemplated by the merger agreement to be submitted to a vote of its stockholders at the Life Storage special meeting and (ii) notwithstanding a change in Extra Space recommendation, Extra Space must cause the approval of the Extra Space common stock issuance to be submitted to a vote of its stockholders at the Extra Space special meeting.

Neither Life Storage nor Extra Space may submit to the vote of its stockholders any acquisition proposal other than the mergers prior to the termination of the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

From and after the company merger effective time, pursuant to the terms of the merger agreement and subject to certain limitations, Extra Space is required to (or to cause Extra Space OP to), for a period of six years from the company merger effective time, indemnify and hold harmless each person who is at the date of the merger agreement, was previously, or is during the interim period, serving as, among others, manager, director, officer, trustee or fiduciary of Life Storage or any of its subsidiaries, in connection with any claim with respect to matters occurring on or before the company merger effective time and any losses, claims, damages, liabilities, costs, claim expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such claim, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such persons or entities under the applicable laws of the State of Maryland, as in effect on the date of the merger agreement or thereafter in effect. Extra Space is also required to promptly pay on behalf of or advance to each of the indemnified parties, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such persons or entities under the applicable laws of the State of Maryland, as now or hereafter in effect, any claim expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the indemnified party of any claim expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Extra Space’s receipt of an undertaking by or on behalf of such indemnified party to repay such claim expenses if it is ultimately determined under applicable laws or any of the Life Storage governing documents that such indemnified party is not entitled to be indemnified.

Prior to the company merger effective time, Life Storage is required to obtain and fully pay the premium for, and Extra Space is required to maintain in full force and effect (and the obligations thereunder to be honored), during the six-year period beginning on the date of the company merger, a “tail” prepaid directors’ and officers’ liability insurance policy or policies (which policy or policies by their respective express terms shall survive the mergers) from Life Storage’s current insurance carrier or an insurance carrier with the same or better credit rating as Life Storage’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than Life Storage’s and its subsidiaries’ existing directors’ and officers’ liability policy or policies for the benefit of the indemnified parties with respect to directors’ and officers’ liability insurance for claims arising from facts or events that occurred on or prior to the company merger effective time.

Notwithstanding the foregoing, (i) in no event will the aggregate premium for such “tail” insurance policy exceed 300% of the current annual premium paid by Life Storage for such insurance, and (ii) if the aggregate premium exceeds 300%, Life Storage will be entitled to obtain comparable “tail” insurance as reasonably available for an aggregate cost equal to 300% of the current annual premium.

Efforts to Complete Transactions; Consents

Each of the Life Storage parties and the Extra Space parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the mergers and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary or, as reasonably determined by Extra Space and Life Storage, advisable, consents, approvals, orders, exemptions, waivers and authorizations by or from (or to give any notice to) any public or private third party, including any that are required to be obtained or made under any law or any contract, agreement or instrument to which Life Storage or any Life Storage subsidiary or Extra Space, Extra Space OP or any Extra Space subsidiary, as applicable, is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the mergers, to effect all necessary registrations and other filings and submissions of information requested by a governmental authority, and to use its commercially reasonable efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the mergers.

In addition, subject to certain exceptions and limitations, each of the parties is required to (i) use its reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by the merger agreement under any laws, and (ii) use its reasonable best efforts to take, or cause to be taken, all such further actions as may be necessary to resolve any objections any governmental authority or any other person or entity may assert under any law with respect to the mergers and the other transactions contemplated by the merger agreement, and to avoid or eliminate each and every impediment under any law so as to enable the closing to occur as promptly as reasonably practicable.

Access to Information; Confidentiality

During the interim period, to the extent permitted by applicable law and contracts, each of the Life Storage parties and the Extra Space parties shall, and shall cause each of its subsidiaries to, furnish Extra Space or Life Storage, as applicable, with such financial and operating data and other information with respect to the business, properties, offices, books, contracts, records and personnel of Life Storage and its subsidiaries or Extra Space, Extra Space OP and the Extra Space subsidiaries, as applicable, as Extra Space or Life Storage, as applicable, may from time to time reasonably request, and, with respect to Life Storage and its subsidiaries, facilitate reasonable access for Extra Space and its authorized representatives during normal business hours, and upon reasonable advance notice, to all Life Storage facilities and real properties.

Prior to the company merger effective time, each of Life Storage and Extra Space will hold, and will cause its respective representatives and affiliates to hold, any non-public information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the existing confidentiality agreement by and between Life Storage and Extra Space, which will remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of the merger agreement or the termination thereof.

Public Announcements

So long as the merger agreement is in effect, each of Life Storage and Extra Space must, subject to certain exceptions, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, neither of Life Storage nor Extra Space may issue any such press release or make any such public statement or filing prior to obtaining the consent of the other party (which consent may not be unreasonably withheld, conditioned or delayed), subject to certain agreed exceptions.

Notification of Certain Matters; Transaction Litigation

Life Storage and Extra Space must provide prompt notice to the other of any notice or other communication received from any governmental authority in connection with the merger agreement, any of the mergers or the other transactions contemplated by the merger agreement or from any person or entity alleging that its consent is or may be required in connection with any of the mergers or the other transactions contemplated by the merger agreement.

Promptly after becoming aware, each of Life Storage and Extra Space must give written notice to the other if any representation or warranty made by such party in the merger agreement becomes untrue or inaccurate such that, if uncured, it would reasonably be expected to result in any of the applicable closing conditions not being capable of being satisfied prior to the outside closing date, or if such party fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement such that, if uncured, it would result in any of the applicable closing conditions not being satisfied.

Each of Life Storage and Extra Space must give prompt notice to the other if, to Life Storage’s knowledge or Extra Space’s knowledge, as applicable, the occurrence of any state of facts or effect, event, change, development, circumstance, condition or occurrence would cause, or would reasonably be expected to cause, any of the conditions to closing not being satisfied or satisfaction thereof to be reasonably delayed.

Each of Life Storage and Extra Space must give prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any effect, event, change, development, circumstance, condition or occurrence relating to it or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a company material adverse effect or parent material adverse effect, as applicable.

Each of Life Storage and Extra Space must give prompt notice to the other of any claim, action, suit, litigation, proceeding, arbitration, mediation or other investigation or audit commenced or, to Life Storage’s knowledge or Extra Space’s knowledge, as applicable, threatened against, relating to or involving such party or any of its subsidiaries that relates to the merger agreement, the mergers or the other transactions contemplated by the merger agreement and each party must keep the other party reasonably informed regarding any such matters. Each party has agreed to allow the other the opportunity to reasonably participate in the defense and settlement of any litigation against the other party, its directors or its officers relating to the merger agreement, the mergers and the transactions contemplated by the merger agreement, and Life Storage may not agree to a settlement of any such litigation without Extra Space’s consent (not to be unreasonably withheld, conditioned or delayed in the case of any such settlement that only requires payment of monetary amounts by Life Storage).

Financing Cooperation

During the interim period, Life Storage is required to, and is required to cause its subsidiaries to, and is required to cause its and their representatives to, provide all cooperation reasonably requested by Extra Space in connection with financing arrangements as Extra Space may reasonably determine is necessary or advisable in connection with the completion of the transactions contemplated by the merger agreement. Extra Space may undertake offers to purchase, offers to exchange and/or consent solicitations in respect of Life Storage’s outstanding notes, with which Life Storage has agreed to cooperate. Notwithstanding anything in the merger agreement to the contrary, Life Storage’s breach of the financing cooperation covenant (other than a willful breach of such covenant) will not be considered in determining the satisfaction of the condition to closing with respect to the Life Storage parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement, and the consummation of any financing transaction, offer to exchange or consent solicitation is not a condition to any party’s obligation to consummate the mergers.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants related to:

•

each of Life Storage and Extra Space using its respective reasonable best efforts to cause the company merger and the deemed liquidation, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•

Life Storage cooperating and consulting in good faith with Extra Space with respect to maintenance of Life Storage’s REIT status (and that of any Life Storage REIT subsidiary) for Life Storage’s 2023 taxable year, and both parties cooperating to cause each Taxable REIT Subsidiary of Life Storage to jointly elect with Extra Space to be treated as a Taxable REIT Subsidiary of Extra Space, effective as of the date of the company merger effective time;

•

each of Life Storage and Extra Space taking all steps to cause any disposition of shares of Life Storage common stock or acquisitions of shares of Extra Space common stock resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case subject to applicable law;

•

Extra Space voting all shares of Life Storage common stock beneficially owned by it, Extra Space OP or any Extra Space subsidiary as of the record date of the Life Storage special meeting, if any, in favor of approval of the company merger and the other transactions contemplated by the merger agreement and Life Storage voting all shares of Extra Space common stock beneficially owned by it or any Life Storage subsidiary as of the record date of the Extra Space special meeting, if any, in favor of approval of the Extra Space common stock issuance;

•

the Life Storage board adopting such resolutions or taking such other actions as may be required to amend Life Storage’s equity incentive plans and to subsequently terminate Life Storage’s equity incentive plans;

•	if requested in writing by Extra Space, Life Storage or each applicable Life Storage subsidiary terminating the Life Storage 401(k) plan as of the day immediately prior to the closing date; and

•	certain provisions relating to employee benefits and compensation matters.

Conditions to Completion of the Mergers

Mutual Closing Conditions

The obligations of each of the Life Storage parties and the Extra Space parties to effect the mergers are subject to the satisfaction or, to the extent allowed by applicable law, waiver by the other parties, at or prior to the closing, of each of the following conditions:

•

approval by Life Storage stockholders of the company merger and the other transactions contemplated by the merger agreement and approval by Extra Space stockholders of the Extra Space common stock issuance;

•

no law shall have been enacted, issued, entered, promulgated or enforced by any governmental authority and be in effect that would have the effect of enjoining, preventing, restraining, making illegal or otherwise enjoining, preventing, restraining or prohibiting the consummation of the mergers;

•

the absence of any temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by any governmental authority that would have the effect of making illegal or otherwise enjoining, preventing, restraining or prohibiting the consummation of the mergers;

•

the Form S-4 (of which this joint proxy statement/prospectus forms a part) having been declared effective and no stop order suspending the effectiveness of such Form S-4 having been issued and remaining in effect and no proceeding to that effect having been commenced by the SEC and not withdrawn; and

•	the shares of Extra Space common stock to be issued in connection with the company merger having been approved for listing on the NYSE, subject to official notice of issuance.

Additional Closing Conditions for the Benefit of the Extra Space Parties

The obligations of the Extra Space parties to effect the mergers are further subject to the satisfaction or waiver by Extra Space, at or prior to the closing, of each of the following additional conditions:

•

the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Life Storage parties regarding the power of the Life Storage parties to enter into and perform their respective obligations under the merger agreement, their valid existence, good standing and compliance with law, the ownership and validity of the shares of capital stock of the Life Storage subsidiaries, the absence of a company material adverse effect, broker’s and finder’s fees, the fairness opinions of Life Storage’s financial advisors, the vote of Life Storage stockholders necessary to approve the company merger and the other transactions contemplated by the merger agreement and the absence of any requirement of registration under the Investment Company Act;

•

the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Life Storage parties relating to the capital structure of Life Storage and the Life Storage subsidiaries;

•

the accuracy of all other representations and warranties made in the merger agreement by the Life Storage parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•

each of the Life Storage parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

•

since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•

receipt by Extra Space of an officer’s certificate dated as of the closing date on behalf of the Life Storage parties, certifying that the closing conditions described in the five preceding bullet points have been satisfied;

•

receipt by Extra Space of a written tax opinion of Phillips Lytle (or such other nationally recognized REIT counsel as may be reasonably acceptable to Extra Space and Life Storage), dated as of the closing date, to the effect that, commencing with its taxable year ended December 31, 1995 and through the company merger effective time, Life Storage has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion will be subject to customary exceptions, assumptions and qualifications); and

•

receipt by Extra Space of the written opinion of Latham (or other counsel as may be reasonably acceptable to Extra Space and Life Storage), dated as of the closing date, to the effect that the company merger and the deemed liquidation, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (which opinion will be subject to customary exceptions, assumptions and qualifications).

Additional Closing Conditions for the Benefit of the Life Storage Parties

The obligations of the Life Storage parties to effect the mergers are further subject to the satisfaction or waiver by Life Storage, at or prior to the closing, of each of the following additional conditions:

•

the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Extra Space parties regarding the power of the Extra Space parties to enter into and perform their respective obligations under the merger agreement, their valid existence, good standing and compliance with law, the ownership and validity of the shares of the Extra Space subsidiaries, the absence of a parent material adverse effect, broker’s and finder’s fees, the fairness opinion of Extra Space’s financial advisor, the vote of Extra Space stockholders necessary to approve the Extra Space common stock issuance proposal and the absence of any requirement of registration under the Investment Company Act;

•

the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Extra Space parties relating to the capital structure of Extra Space;

•

the accuracy of all other representations and warranties made in the merger agreement by the Extra Space parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•

each of the Extra Space parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

•

since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•

receipt by Life Storage of an officer’s certificate dated as of the closing date on behalf of the Extra Space parties, certifying that the closing conditions described in the five preceding bullet points have been satisfied;

•

receipt by Life Storage of a written tax opinion of Latham (or such other nationally recognized REIT counsel as may be reasonably acceptable to Extra Space and Life Storage), dated as of the closing date, to the effect that, commencing with its taxable year ended December 31, 2004, Extra Space has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Extra Space’s proposed method of operation will enable Extra Space to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the company merger effective time and future taxable years (which opinion will be subject to customary exceptions, assumptions and qualifications); and

•

receipt by Life Storage of the written opinion of Hogan Lovells (or such other counsel as may be reasonably acceptable to Life Storage and Extra Space), dated as of the closing date, to the effect that the company merger and the deemed liquidation, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (which opinion will be subject to customary exceptions, assumptions and qualifications).

Termination of the Merger Agreement

Termination by Mutual Agreement

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the company merger effective time, whether before or after the receipt of the Life Storage stockholder approval and the Extra Space stockholder approval, by the mutual written consent of Life Storage and Extra Space, which action must be taken or authorized by the Life Storage board and the Extra Space board.

Termination by Either Life Storage or Extra Space

The merger agreement may also be terminated by either Life Storage or Extra Space upon written notice to the other party, at any time prior to the company merger effective time, whether before or after the receipt of the Life Storage stockholder approval and the Extra Space stockholder approval (in each case, unless otherwise specified below), if:

•

upon the completion of voting at the Life Storage special meeting, the Life Storage stockholder approval is not obtained (except that Life Storage will not have this right to terminate if the failure to obtain the Life Storage stockholder approval was primarily caused by a material breach by any of the Life Storage parties of their respective obligations with respect to the preparation of the Form S-4 and this joint proxy statement/prospectus, the Life Storage special meeting, non-solicitation of acquisition proposals or making any change in Life Storage recommendation);

•

upon the completion of voting at the Extra Space special meeting, the Extra Space stockholder approval is not obtained (except that Extra Space will not have this right to terminate if the failure to obtain the Extra Space stockholder approval was primarily caused by a material breach by any of the Extra Space parties of their respective obligations with respect to the preparation of the Form S-4 and this joint proxy statement/prospectus, the Extra Space special meeting, non-solicitation of acquisition proposals or making any change in Extra Space recommendation);

•

a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or other law or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers, and such order, decree, judgment, injunction, law or other action has become final and non-appealable; or

•

the mergers have not been consummated on or before 5:00 p.m., Eastern Time, on December 31, 2023 (except that this termination right will not be available to a party whose material breach of any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the mergers to occur on or before such date).

Termination by Life Storage

The merger agreement may also be terminated by Life Storage upon written notice from Life Storage to Extra Space:

•

at any time prior to the receipt of the Life Storage stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Life Storage concurrently pays the termination fee described below in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fees and Expenses” beginning on page 147 of this joint proxy statement/prospectus);

•	if there has been a change in Extra Space recommendation (except that Life Storage will no longer have this right to terminate if and when the Extra Space stockholder approval is obtained);

•	if there is a willful breach by Extra Space or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•

if any of the Extra Space parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, unless Life Storage or Life Storage OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Termination by Extra Space

The merger agreement may also be terminated by Extra Space upon written notice from Extra Space to Life Storage:

•	if there has been a change in Life Storage recommendation (except that Extra Space will no longer have this right to terminate if and when the Life Storage stockholder approval is obtained);

•	if there is a willful breach by Life Storage or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•

if any of the Life Storage parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, unless Extra Space or Extra Space OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Termination Fees and Expenses

Life Storage has agreed to pay to Extra Space a termination fee of $371 million upon the occurrence of either of the following:

•

termination of the merger agreement by Life Storage, at any time prior to the receipt of the Life Storage stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal; or

•	termination of the merger agreement by Extra Space following a change in company recommendation.

Further, Life Storage has agreed to pay to Extra Space a termination fee of $371 million (minus, if previously paid, the expenses set forth below) upon the occurrence of any of the following (provided that for purposes of the discussion below, the references to “15%” in the definition of acquisition proposal will instead be “50%”):

•

termination of the merger agreement by Life Storage or Extra Space if after a vote at the Life Storage special meeting, the Life Storage stockholder approval is not obtained and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced prior to the time of the Life Storage special meeting and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement;

•	termination of the merger agreement by Life Storage or Extra Space if the consummation of the mergers has not occurred on or before 5:00 p.m., Eastern Time, on December 31, 2023 and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced or otherwise communicated to the Life Storage board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement; or

•

termination of the merger agreement by Extra Space, if any of the Life Storage parties have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, and prior to the termination of the merger agreement, Life Storage (i) receives or has received an acquisition proposal with respect to Life Storage or any Life Storage subsidiary that has been publicly announced or otherwise communicated to the Life Storage board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Life Storage or a Life Storage subsidiary or Life Storage or a Life Storage subsidiary enters into an acquisition agreement.

Life Storage has agreed to pay to Extra Space all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Extra Space parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $20 million if the merger agreement is terminated by either Life Storage or Extra Space because the Life Storage stockholders failed to approve the company merger and the other transactions contemplated by the merger agreement at a duly convened meeting. Any such amount paid by Life Storage would be credited against the payment of any termination fee that Life Storage subsequently becomes obligated to pay Extra Space.

Extra Space has agreed to pay to Life Storage a termination fee of $761 million upon a termination of the merger agreement by Life Storage following a change in Extra Space recommendation.

Further, Extra Space has agreed to pay to Life Storage a termination fee of $761 million (minus, if previously paid, the expenses set forth below) upon the occurrence of any of the following:

•

termination of the merger agreement by Life Storage or Extra Space if after a vote at the Extra Space special meeting, the Extra Space stockholder approval is not obtained, and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced prior to the time of the Extra Space special meeting and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement;

•

termination of the merger agreement by Life Storage or Extra Space if the consummation of the mergers has not occurred on or before 5:00 p.m., Eastern Time, on December 31, 2023 and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced or otherwise communicated to the Extra Space board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement; or

•

termination of the merger agreement by Life Storage, if any of the Extra Space parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or 5:00 p.m., Eastern Time, on December 31, 2023, and prior to the termination of the merger agreement, Extra Space (i) receives or has received an acquisition proposal with respect to Extra Space or any Extra Space subsidiary that has been publicly announced or otherwise communicated to the Extra Space board prior to the date of termination of the merger agreement and (ii) before the date that is 12 months after the date of termination of the merger agreement, any transaction or series of related transactions that constitutes an acquisition proposal is consummated by Extra Space or an Extra Space subsidiary or Extra Space or an Extra Space subsidiary enters into an acquisition agreement.

Extra Space has agreed to pay to Life Storage all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Life Storage parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $20 million if the merger agreement is terminated by either Life Storage or Extra Space because the Extra Space stockholders failed to approve the Extra Space common stock issuance at a duly convened meeting. Any such amount paid by Extra Space would be credited against the payment of any termination fee that Extra Space subsequently becomes obligated to pay Life Storage.

Miscellaneous Provisions

Payment of Expenses

The merger agreement provides that Extra Space shall, upon request by Life Storage or Life Storage OP, pay or assume all reasonable out-of-pocket costs incurred or to be incurred by Life Storage or Life Storage OP in connection with any actions taken by Life Storage or Life Storage OP in connection with their obligations described above in the section entitled “The Merger Agreement—Certain Transactions” beginning on page 120 of this joint proxy statement/prospectus.

In addition, Life Storage is obligated under the merger agreement to, and to cause its subsidiaries and use reasonable best efforts to cause its representatives to, provide cooperation reasonably requested by Extra Space to assist Extra Space in connection with any note offers and consent solicitations during the interim period. The merger agreement provides that Extra Space shall promptly, upon request by Life Storage, pay or assume all reasonable and documented out-of-pocket costs and expenses payable to third parties (including advisor’s fees and expenses) incurred by Life Storage or its subsidiaries in connection with such cooperation provided or other action taken by Life Storage or its subsidiaries in connection with such obligations.

Other than the foregoing and as described above in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fees and Expenses” beginning on page 147 of this joint proxy statement/prospectus, the merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement.

Amendment

The merger agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties, at any time before or after the Life Storage stockholder approval or the Extra Space stockholder approval is obtained. After such approval is obtained, no amendment may be made which by law requires further approval by such stockholders without obtaining such approval.

Specific Performance

The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.

Governing Law

All disputes, claims or controversies arising out of or relating to the merger agreement, or the negotiation, validity or performance of the merger agreement, or the transactions contemplated by the merger agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to its rules of conflict of laws.

DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGERS

The merger agreement provides that Extra Space will take all actions necessary to add three directors designated by Life Storage, who are currently expected to be Life Storage’s Chief Executive Officer, Joseph V. Saffire, as well as Mark G. Barberio and Susan Harnett, to the Extra Space board at the company merger effective time. Except for the addition of the three directors designated by Life Storage to the Extra Space board, there will be no change to the members of the Extra Space board as a result of the mergers, and the directors of Extra Space as of immediately prior to the company merger effective time, together with the three additional directors designated by Life Storage, will continue to serve as the directors of the Combined Company. Kenneth M. Woolley will continue to serve as Chairman of the board of the Combined Company.

The executive officers of Extra Space immediately prior to the company merger effective time will continue to serve as the executive officers of the Combined Company, with Joseph D. Margolis continuing to serve as the Chief Executive Officer of the Combined Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF EXTRA SPACE COMMON STOCK AND EXTRA SPACE MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Extra Space common stock as of May 10, 2023, the latest practicable date prior to the date of this filing, by:

•	each of the Extra Space directors;

•	each of the Extra Space named executive officers;

•	all of the Extra Space directors and executive officers as a group; and

•	each beneficial owner of more than five percent of Extra Space common stock.

Unless otherwise indicated, all shares of Extra Space common stock are owned directly, and the indicated person has sole voting and dispositive power with respect to such share of Extra Space common stock.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121.

	Shares Beneficially Owned
Name	Number of Shares of Common Stock as of May 10, 2023(1)	Number of Shares of Common Stock That May Be Acquired by July 9, 2023	Total Beneficial Ownership(2)	% of Outstanding Shares of Common Stock(3)
5% or Greater Beneficial Owners:		—
The Vanguard Group, Inc.(4)	22,331,133	—	22,331,133	16.5%
BlackRock, Inc.(5)	13,832,596	—	13,832,596	10.2%
Capital World Investors(6)	13,057,348	—	13,057,348	9.7%
State Street Corporation(7)	8,872,766	—	8,872,766	6.6%
Directors:
Kenneth M. Woolley(8)	401,811	6,647	408,458	*
Joseph D. Margolis(9)	194,111	—	194,111	*
Roger B. Porter(10)	230,793	—	230,793	*
Joseph J. Bonner(11)	4,367	—	4,367	*
Gary Crittenden(12)	3,237	—	3,237	*
Spencer F. Kirk(13)	947,102	—	947,102	*
Dennis Letham(14)	10,054	—	10,054	*
Diane Olmstead(15)	6,463	—	6,463	*
Julia Vander Ploeg(16)	2,320	—	2,320	*
Jefferson Shreve(17)	571	—	571	*

Non-Director Named Executive Officers:
Scott Stubbs(18)	153,954	—	153,954	*
Gwyn G. McNeal(19)	32,039	—	32,039	*
Samrat Sondhi(20)	85,360	2,625	87,985	*
Noah Springer(21)	10,127	—	10,127	*

All directors and executive officers as a group (14 total)	2,082,309		2,091,581	1.5%

*	Less than 1%.

(1)

This column includes shares of Extra Space common stock beneficially owned as of the date indicated. Includes vested shares of Extra Space common stock owned through the Extra Space Management, Inc. 401(k) Plan. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and dispositive power.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after May 10, 2023. This includes any unvested restricted stock awards as reported in the footnotes below as well as options to acquire shares of Extra Space common stock that can be exercised within 60 days of May 10, 2023.

(3)

For each person included in the table, percent of class is calculated by dividing the number of shares of Extra Space common stock beneficially owned by that person by the sum of (a) 135,049,453 shares of Extra Space common stock outstanding as of May 10, 2023 plus (b) the number of shares of Extra Space common stock underlying options beneficially owned by such person that can be exercised within 60 days of May 10, 2023.

(4)	Based on information disclosed in The Vanguard Group Inc.’s Schedule 13G/A, filed with the SEC on February 9, 2023. The address for The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)

Based on information disclosed in BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 26, 2023. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

Based on information disclosed in Capital World Investors’ Schedule 13G/A, filed with the SEC on April 10, 2023. Capital World Investors is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. The address for Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(7)

Based on information disclosed in State Street Corporation’s Schedule 13G/A filed with the SEC on February 3, 2023. Includes shares beneficially owned by the following subsidiaries of State Street Corporation: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors, Ltd., State Street Global Advisors Singapore Limited, and State Street Saudi Arabia Financial Solutions Company. The address for State Street Corporation is One Lincoln Street Boston, MA 02111.

(8)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant. Amounts also include 150,000 shares that were pledged as collateral on one loan. As of May 10, 2023, approximately $20 million was outstanding on the loan.

(9)

Includes 27,101 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Also includes 85,000 shares of Extra Space common stock which are held by Cove Hollow Lane I, LLC, which is beneficially owned by The Margolis Family Delaware Trust I, and 15,144 shares of Extra Space common stock which are held by Cove Hollow Lane II, LLC, which is beneficially owned by The Margolis Family Delaware Trust II. Mr. Margolis controls the investment decisions of The Margolis

Family Delaware Trust I and Mr. Margolis’ spouse controls the investment decisions of The Margolis Family Delaware Trust II. As a result of the relationships describe in the prior sentence, Mr. Margolis may be deemed to have or share beneficial ownership of shares held by such entities.
(10)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant. Also includes 100,000 shares of Extra Space common stock which are held by Roger Blaine Porter 2012 Trust, an entity in which Mr. Porter has shared voting and investment power and beneficial ownership.

(11)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(12)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(13)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant. Also includes 644,366 shares of Extra Space common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 161,215 shares of Extra Space common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 17,500 shares of Extra Space common stock held by the Spenco Irrevocable Trust. Mr. Kirk may be deemed to have or share beneficial ownership of shares held by such entity.

(14)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(15)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(16)

Includes 928 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(17)

Excludes 619,294 Extra Space OP common units, which are not exchangeable into shares of Extra Space common stock within 60 days of May 10, 2023. Includes 571 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a one-year period beginning on the date of grant.

(18)

Includes 7,299 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

(19)

Includes 5,574 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

(20)

Includes 6,409 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

(21)

Includes 1,124 shares of Extra Space common stock held in the Extra Space Management, Inc. 401(k) Plan. Also includes 6,468 shares of Extra Space common stock that are subject to restrictions on transfers and forfeiture provisions, which forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF LIFE STORAGE COMMON STOCK AND LIFE STORAGE LP

The following table sets forth certain information regarding the beneficial ownership of shares of Life Storage common stock, as of May 10, 2023, the latest practicable date prior to the date of this filing, by:

•	each of the Life Storage directors;

•	each of the Life Storage named executive officers;

•	all of the Life Storage directors and executive officers as a group; and

•	each beneficial owner of more than five percent of Life Storage common stock.

Unless otherwise indicated, all Life Storage common stock are owned directly, and the indicated person has sole voting and dispositive power with respect to such share of Life Storage common stock.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Life Storage, Inc., 6467 Main Street, Williamsville, NY 14221.

	Shares Beneficially Owned
Beneficial Owner	Shares of Common Stock as of May 10, 2023(1)	Shares of Common Stock That May Be Acquired by July 9, 2023(2)(3)	Total Beneficial Ownership	% of Outstanding Shares of Common Stock
David L. Rogers	141,967	—	141,967	*
Stephen R. Rusmisel	16,925	7,985	24,910	*
Mark G. Barberio	17,561	5,250	22,811	*
Edward J. Pettinella	21,816	—	21,816	*
Arthur L. Havener, Jr	12,757	7,235	19,992	*
Dana Hamilton	3,811	4,530	8,341	*
Susan Harnett	2,329	—	2,329	*
Joseph V. Saffire	88,816	—	88,816	*
Alexander E. Gress	6,291	—	6,291	*
David P. Dodman	20,316	—	20,316	*

All directors and executive officers as a group (10 persons)	332,589	25,000	357,589	0.4%
The Vanguard Group, Inc.(4)	12,792,584	—	12,792,584	15.0%
BlackRock, Inc.(5)	9,673,399	—	9,673,399	11.4%
State Street Corp.(6)	4,675,767	—	4,675,767	5.5%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP
Wellington Management Company LLP(7)	3,492,809	—	3,492,809	4.1%

*	Represents beneficial ownership of less than one percent (1%) of outstanding Life Storage common stock on May 10, 2023

(1)	Includes 43,820, 5,891, and 11,040 Life Storage Restricted Shares as to which Messrs. Saffire, Gress, and Dodman, respectively, have voting power but no investment power.
(2)

Includes 6,000, 5,250 and 5,250 shares of Life Storage common stock that may be acquired by Messrs. Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the Life Storage 2009 Outside Directors’ Stock Option and Award Plan.

(3)

Includes 4,530 shares of Life Storage common stock issuable to Ms. Hamilton pursuant to Life Storage DSUs and 1,985 shares of Life Storage common stock issuable to each of Messrs. Havener and Rusmisel pursuant to Life Storage DSUs under the Life Storage Deferred Compensation Plan for Directors and the Life Storage Outside Directors’ Stock Award Plan.

(4)

The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on February 9, 2023. According to Vanguard, of the 12,792,584 shares of Life Storage common stock owned by Vanguard, Vanguard does not have the sole power to vote or direct the vote with respect to any shares and shares voting power with respect to 103,923 shares. Vanguard has the sole power to dispose or direct the disposition of 12,604,410 shares of Life Storage common stock owned by Vanguard and shares disposition power with respect to 188,174 shares. Life Storage has not independently verified this information.

(5)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on January 26, 2023. According to BlackRock, of the 9,673,399 shares of Life Storage common stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 9,327,796 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 9,673,399 shares of Life Storage common stock owned by BlackRock. Life Storage has not independently verified this information.

(6)

The address of State Street Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. All information relating to State Street Corporation (“State Street”) is as of December 31, 2022 and is derived from Schedule 13G filed by it and other entities on January 31, 2023. According to State Street, of the 4,675,767 shares of Life Storage common stock owned by State Street, State Street shares the voting power with respect to 3,485,508 shares and does not have the sole voting power with respect to any other shares. State Street shares disposition power with respect to all 4,675,767 shares of Life Storage common stock owned by State Street. Life Storage has not independently verified this information.

(7)

The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02110. All information relating to Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (“Wellington”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on February 6, 2023. According to Wellington, of the 3,492,809 shares of Life Storage common stock owned by Wellington, Wellington shares the voting power with respect to 3,053,390 shares and does not have the sole voting power with respect to any other shares. Wellington shares disposition power with respect to all 3,492,809 shares of Life Storage common stock owned by Wellington. Life Storage has not independently verified this information.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of some of the terms of Extra Space’s capital stock, its charter and its bylaws. You should read the Extra Space charter, the Extra Space bylaws and the applicable provisions of Maryland law for complete information on Extra Space’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Extra Space charter and the Extra Space bylaws. To obtain copies of these documents, see the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus.

The description of Extra Space’s capital stock in this section applies to the capital stock of the Combined Company after the mergers. See the section entitled “Comparison of Rights of the Extra Space Stockholders and the Life Storage Stockholders” beginning on page 168 of this joint proxy statement/prospectus for additional information.

As of May 23, 2023, the total number of shares of stock of all classes that Extra Space has authority to issue is 550,000,000 shares, consisting of 500,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.

As of May 23, 2023, approximately 135,049,081 shares of Extra Space common stock were issued and outstanding and no shares of Extra Space preferred stock were issued or outstanding.

Common Stock

Distributions

Subject to the preferential rights of any other class or series of stock and to the provisions of the Extra Space charter regarding the restrictions on ownership and transfer of stock, holders of shares of Extra Space common stock are entitled to receive dividends on such stock if, as and when authorized by the Extra Space board out of assets legally available therefor and declared by Extra Space and to share ratably in the assets of Extra Space legally available for distribution to Extra Space stockholders in the event of Extra Space’s liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Extra Space.

Voting Rights Generally

Subject to the provisions of the Extra Space charter regarding the restrictions on ownership and transfer of stock, and except as may otherwise be specified in the terms of any class or series of Extra Space common stock, each outstanding share of Extra Space common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of Extra Space directors, which means that the holders of a majority of the outstanding shares of Extra Space common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Preemptive Rights and Other Rights

Holders of shares of Extra Space common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any Extra Space securities. Subject to the provisions of the Extra Space charter regarding the restrictions on ownership and transfer of stock, shares of Extra Space common stock will have equal dividend, liquidation and other rights.

Voting Rights Related to Extraordinary Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain charter amendments, the Extra Space charter provides that any such action shall be effective if approved by the affirmative vote of Extra Space stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, Extra Space’s operating assets may be held by Extra Space’s subsidiaries and these subsidiaries may be able to transfer all of their assets without any vote of Extra Space stockholders.

Power to Increase Authorized Stock and Issue Additional Shares of Extra Space Common Stock

The Extra Space charter authorizes the Extra Space board to reclassify any unissued shares of Extra Space common stock into other classes or series of stock, and to establish the number of shares in each class or series, and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Extra Space believes that the power of the Extra Space board to (1) amend the Extra Space charter to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, (2) cause Extra Space to issue additional authorized but unissued shares of Extra Space common stock and (3) classify or reclassify unissued shares of Extra Space common stock and thereafter to cause Extra Space to issue such classified or reclassified shares of stock will provide Extra Space with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Extra Space common stock, will be available for issuance without further action by Extra Space stockholders, unless Extra Space stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which Extra Space securities may be listed or traded. Although the Extra Space board does not currently intend to do so, it could authorize Extra Space to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of Extra Space that might involve a premium price for Extra Space stockholders or otherwise be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for Extra Space common stock is American Stock Transfer & Trust Company.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, Extra Space stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Extra Space stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

The Extra Space charter contains restrictions on the ownership and transfer of Extra Space common stock and outstanding Extra Space capital stock which are intended to assist Extra Space in complying with these requirements and continuing to qualify as a REIT, among other purposes. The relevant sections of the Extra Space charter provide that, subject to the exceptions described below, no person or entity (other than a designated investment entity) may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space common stock (the Extra Space common stock ownership limit) or 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space capital stock (the aggregate stock ownership limit). No designated investment entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space common stock or 9.8% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space capital stock. These restrictions are referred to as the “ownership limits.” In addition, different excepted holder ownership limits apply to the family of Kenneth M. Woolley, the Extra Space Chairman, and certain of his affiliates, family members and estates and trusts formed for the benefit of the foregoing, and Spencer F. Kirk, a member of the Extra Space board and Extra Space’s former Chief Executive Officer, and certain of his affiliates, family members and estates and trusts formed for the benefit of the foregoing. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to in this section as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of Extra Space common stock, or is referred to in this section as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of Extra Space common stock.

The Extra Space charter defines a “designated investment entity” as:

•	an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

•	an entity that qualifies as a regulated investment company under Section 851 of the Code; or

•

an entity that (a) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (b) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of Extra Space, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (c) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act, so long as such beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7.0% ownership limit if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space common stock or 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, Extra Space capital stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space common stock or 7.0% (by value or by number of shares, whichever is more restrictive) of outstanding Extra Space capital stock, and thereby violate one or more of the applicable ownership limits.

The Extra Space board may, in its sole discretion, waive (prospectively or retroactively) the applicable ownership limit with respect to a particular Extra Space stockholder if:

•

the Extra Space board obtains such representations and undertakings from such Extra Space stockholder as are reasonably necessary to ascertain that no person’s beneficial or constructive ownership of Extra Space stock will result in Extra Space being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT;

•

the Extra Space board determines that such Extra Space stockholder does not own, and will not own, actually or constructively, an interest in a tenant of Extra Space (or a tenant of any entity owned in whole or in part by Extra Space) that would cause Extra Space to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or the Extra Space board determines that revenue derived from such tenant will not affect Extra Space’s ability to qualify as a REIT) and the Extra Space board obtains such representations and undertakings from such Extra Space stockholder as are reasonably necessary to ascertain this fact; and

•

such Extra Space stockholder agrees that any violation or attempted violation of such representations or undertakings, or other action which is contrary to the restrictions described herein, will result in such shares of Extra Space stock being automatically transferred to a charitable trust.

As a condition of Extra Space’s waiver, the Extra Space board may require an opinion of counsel or an IRS ruling satisfactory to the Extra Space board with respect to Extra Space’s REIT qualification. Notwithstanding the receipt of any such opinion or ruling, the Extra Space board may impose such conditions or restrictions as it deems appropriate in connection with granting such waiver.

In connection with the waiver of an ownership limit or at any other time, the Extra Space board may from time to time increase or decrease the ownership limit for all other persons and entities; provided, however, that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease shall be effective immediately); and the ownership limit may not be increased if, after giving effect to such increase, five persons (other than a designated investment entity) could beneficially own or constructively own in the aggregate, more than 49.9% of the value of the shares of Extra Space capital stock then outstanding. A reduced ownership limit will not apply to any person or entity whose percentage ownership in Extra Space common stock or Extra Space capital stock, as applicable, is in excess of such decreased ownership limit until such time as such person or entity’s percentage of Extra Space common stock or Extra Space capital stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of Extra Space common stock or Extra Space capital stock, as applicable, in excess of such percentage ownership of Extra Space common stock or Extra Space capital stock will be in violation of the ownership limit.

The Extra Space charter further prohibits:

•

any person from beneficially or constructively owning shares of Extra Space stock that would result in Extra Space being “closely held” under Section 856(h) of the Code or otherwise cause Extra Space to fail to qualify as a REIT; and

•

any person from transferring shares of Extra Space common stock if such transfer would result in shares of Extra Space common stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of Extra Space capital stock that will, or may, violate any of the foregoing restrictions on transferability and ownership, will be required to give written notice immediately to Extra Space and provide Extra Space with such other information as Extra Space may request in order to determine the effect of such transfer or attempted transfer on Extra Space’s qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if the Extra Space board determines that it is no longer in Extra Space’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to the Extra Space charter, if any transfer of Extra Space common stock would result in such shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of Extra Space capital stock, or any other event would otherwise result in any person violating the ownership limits, or such other limit as established by the Extra Space board, or in Extra Space being “closely held” under Section 856(h) of the Code, or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause Extra Space to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by Extra Space and the intended transferees will acquire no rights in such shares. The trustee of the trust will have all of the voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to Extra Space’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent the violation, then the Extra Space charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of Extra Space capital stock transferred to the trustee are deemed offered for sale to Extra Space, or Extra Space’s designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of Extra Space stock at market price, the last reported sales price on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of Extra Space stock to the trust) and (2) the market price on the date Extra Space accepts, or Extra Space’s designee accepts, such offer. Extra Space has the right to accept such offer until the trustee has sold the shares of Extra Space capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to Extra Space, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such Extra Space capital stock will be paid to the charitable beneficiary.

If Extra Space does not buy the shares, the trustee must, within 20 days of receiving notice from Extra Space of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the trading day immediately preceding the relevant date) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee shall be designated by Extra Space and shall be unaffiliated with Extra Space and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by Extra Space with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to Extra Space’s discovery that the shares have been transferred to the trust; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if Extra Space has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Any beneficial owner or constructive owner of shares of Extra Space capital stock and any person or entity (including the stockholder of record) who is holding shares of Extra Space capital stock for a beneficial owner must, within 30 days after the end of each taxable year, provide Extra Space with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of Extra Space capital stock and any person or entity (including the stockholder of record) who is holding shares of Extra Space capital stock for a beneficial owner or constructive owner shall, on request, be required to disclose to Extra Space in writing such information as Extra Space may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Extra Space capital stock on Extra Space’s qualification as a REIT and to ensure compliance with the ownership limits, or as otherwise permitted by the Extra Space board.

All certificates, if any, representing shares of Extra Space capital stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of Extra Space that might involve a premium price for Extra Space stock or otherwise be in the best interests of Extra Space stockholders.

Certain Provisions of Maryland Law and of the Extra Space Charter and the Extra Space Bylaws

The Extra Space Board

The Extra Space charter and the Extra Space bylaws provide that the number of directors of Extra Space may be established by the Extra Space board but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Except as may be provided by the Extra Space board in setting the terms of any class or series of Extra Space preferred stock, any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Each of Extra Space’s directors is elected by Extra Space common stockholders entitled to vote to serve until the next annual meeting and until their successors are duly elected and qualify. Pursuant to the Extra Space bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of Extra Space stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of Extra Space common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of Extra Space stockholders, the holders of a majority of the shares of Extra Space common stock entitled to vote will be able to elect all of Extra Space’s directors (subject to the rights of Extra Space preferred stock and any other class or series of stock to elect directors).

Removal of Directors

The Extra Space charter provides that, subject to the rights of holders of one or more classes or series of Extra Space preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in the Extra Space charter) and only by the affirmative vote of at least two-thirds of the votes of Extra Space stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Extra Space board to fill vacant directorships, precludes Extra Space stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities)

between a Maryland corporation and an interested stockholder (i.e., any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The Extra Space board may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the Extra Space board has by resolution exempted Kenneth M. Woolley, his affiliates and associates and all persons acting in concert with the foregoing, and Spencer F. Kirk, his affiliates and associates and all persons acting in concert with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Extra Space and any person described above. As a result, any person described above may be able to enter into business combinations with Extra Space that may not be in the best interests of Extra Space stockholders without compliance by Extra Space with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. As referred to in this section, “control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made, or proposes to make, a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Extra Space board to call a special meeting of Extra Space stockholders to be held within 50 days of demand and undertaking to pay expenses to consider the voting rights of the shares. If no request for a meeting is made, Extra Space may itself present the question at any Extra Space stockholder meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Extra Space bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Extra Space stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Other Takeover Defense Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement to remove a director;

•	a requirement that the number of directors be fixed only by the vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, Extra Space has elected to provide that vacancies on the Extra Space board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the Extra Space charter and the Extra Space bylaws unrelated to Subtitle 8, Extra Space already (1) requires the affirmative vote of the Extra Space stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the Extra Space board, which removal is only allowed for cause, and (2) requires the written request of Extra Space stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at such meeting to call a special meeting of Extra Space stockholders to act on such matter, unless such meeting is called by the chairman of the Extra Space board, the president of Extra Space, the chief executive officer of Extra Space or the Extra Space board.

Amendment to the Extra Space Charter and the Extra Space Bylaws

Except for amendments relating to removal of directors and the restrictions on ownership and transfer of Extra Space stock and amendments relating to the vote required to amend these provisions (which each require the affirmative vote of the Extra Space stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), the Extra Space charter may be amended only if declared advisable by the Extra Space board and approved by the affirmative vote of the Extra Space stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

The Extra Space board has the power to adopt, alter or repeal any provision of the Extra Space bylaws and to make new bylaws. Additionally, the Extra Space bylaws may be amended by Extra Space stockholders by the affirmative vote of a majority of the votes entitled to be cast on the matter.

Proxy Access

The Extra Space bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying Extra Space stockholders, or a qualifying group of no more than 20 Extra Space stockholders, who have maintained continuous ownership of at least 3% of outstanding shares of Extra Space common stock for at least three years to require Extra Space to include in Extra Space’s proxy materials for an annual meeting of Extra Space stockholders a number of director nominees constituting up to 20% of the number of directors serving on the Extra Space board (rounded down to the nearest whole number, but not less than one).

Advance Notice of Director Nominations and New Business

The Extra Space bylaws provide that with respect to an annual meeting of Extra Space stockholders, nominations of individuals for election to the Extra Space board and the proposal of business to be considered by Extra Space stockholders may be made only (1) pursuant to Extra Space’s notice of the meeting, (2) by or at the direction of the Extra Space board or (3) by an Extra Space stockholder who was an Extra Space stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures set forth in the Extra Space bylaws.

With respect to special meetings of Extra Space stockholders, only the business specified in Extra Space’s notice of meeting may be brought before the meeting. Nominations of individuals for election to the Extra Space board may be made only (1) pursuant to Extra Space’s notice of the meeting, (2) by or at the direction of the Extra Space board or (3) provided that the Extra Space board has determined that directors shall be elected at such meeting, by an Extra Space stockholder who was an Extra Space stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in the Extra Space bylaws.

Generally, under the Extra Space bylaws, an Extra Space stockholder seeking to nominate a director or bring other business before Extra Space’s annual meeting of stockholders must deliver a notice to Extra Space’s secretary not later than 5:00 p.m., Mountain Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. In addition, an Extra Space stockholder seeking to nominate a director at a special meeting of Extra Space stockholders must deliver notice to Extra Space’s secretary not earlier than the 150th day prior to such special meeting nor later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Extra Space board to be elected at such meeting. For an Extra Space stockholder seeking to nominate a candidate for the Extra Space board, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For an Extra Space stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Extra Space Charter and the Extra Space Bylaws

The Extra Space charter, the Extra Space bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for Extra Space stock or otherwise be in the best interests of Extra Space stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the Extra Space bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Extra Space charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which the Extra Space charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Extra Space charter authorizes Extra Space to obligate Extra Space and the Extra Space bylaws obligate Extra Space, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of Extra Space and at Extra Space’s request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

The Extra Space charter and the Extra Space bylaws also permit Extra Space, with the approval of the Extra Space board, to indemnify and advance expenses to any person who served a predecessor of Extra Space in any of the capacities described above and to any employee or agent of Extra Space or a predecessor of Extra Space.

Extra Space has entered into indemnification agreements with each of Extra Space’s directors and executive officers. The indemnification agreements require, among other matters, that Extra Space indemnify Extra Space’s directors and executive officers to the maximum extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Extra Space must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under Extra Space’s directors’ and officers’ liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded under the Extra Space bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Extra Space board to eliminate the rights they provide.

COMPARISON OF RIGHTS OF THE EXTRA SPACE STOCKHOLDERS AND

THE LIFE STORAGE STOCKHOLDERS

If the mergers are consummated, the holders of Life Storage common stock will become holders of Combined Company common stock. The rights of Life Storage stockholders are currently governed by the MGCL, the Life Storage charter and the Life Storage bylaws. Upon consummation of the mergers, the rights of the former Life Storage stockholders who receive Combined Company common stock will be governed by the MGCL, the Extra Space charter and the Extra Space bylaws, rather than the Life Storage charter and the Life Storage bylaws.

The following is a summary of the similarities and material differences between the rights of Extra Space stockholders (which will be the rights of Life Storage stockholders following the company merger) and Life Storage stockholders, but does not purport to be a complete description of those similarities or differences or a complete description of the terms of the Extra Space common stock subject to issuance in the company merger.

This section does not include a complete description of all similarities or differences among the rights of Extra Space stockholders and Life Storage stockholders, nor does it include a complete description of the specific rights of such respective stockholders.

Furthermore, the identification of some of the similarities or differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the Extra Space charter, the Extra Space bylaws, the Life Storage charter and the Life Storage bylaws, copies of which are available, without charge, to any person, including any beneficial owner to whom this joint proxy statement/prospectus is delivered, by following the instructions listed in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 188 of this joint proxy statement/prospectus. The Extra Space charter and the Extra Space bylaws are filed as exhibits to the registration statement filed by Extra Space with the SEC, of which this joint proxy statement/prospectus forms a part, and, to the extent that this joint proxy statement/prospectus, including the following summary, relates to those documents, it is qualified in its entirety by reference thereto.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
Corporate Governance

Extra Space is a Maryland corporation that is a REIT for United States federal income tax purposes.

The rights of Extra Space stockholders are governed by the MGCL and the Extra Space charter and the Extra Space bylaws.

Life Storage is a Maryland corporation that is a REIT for United States federal income tax purposes.

The rights of Life Storage stockholders are governed by the MGCL and the Life Storage charter and the Life Storage bylaws.

Authorized Capital Stock

Extra Space is authorized to issue an aggregate of 550,000,000 shares of stock, consisting of (i) 500,000,000 shares of common stock, par value $0.01 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share.

As of May 23, 2023, there were 135,049,081 shares of Extra Space common stock issued and outstanding.

Life Storage is authorized to issue an aggregate of 210,000,000 shares of stock, consisting of (i) 200,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 250,000 shares are classified as Series A Preferred Stock.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

There are no shares of Extra Space preferred stock outstanding.

Preferred Stock. The Extra Space board is authorized, without stockholder action, to classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series from time to time into one or more classes or series of stock and to designate the class or series, specify the number of shares to be included in the class or series, and to set or change the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

As of May 23, 2023, there were 85,093,805 shares of Life Storage common stock issued and outstanding. There are no shares of Life Storage preferred stock outstanding.

Preferred Stock. The Life Storage board is authorized, without stockholder action, to issue preferred stock from time to time in one or more series and with such preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption as the Life Storage board may from time to time determine when designating such series.

Management Control	The business and affairs of Extra Space are managed under the direction of the Extra Space board subject to applicable provisions of Maryland law. At each annual meeting of stockholders, Extra Space’s stockholders elect the directors to serve until the next annual meeting and until their successors are duly elected and qualify.	The business and affairs of Life Storage are managed under the direction of the Life Storage board subject to applicable provisions of Maryland law. At each annual meeting of stockholders, Life Storage’s stockholders elect the directors to serve until the next annual meeting and until their successors are duly elected and qualify.

Board Duties	Under Maryland law, Extra Space’s directors must perform their duties in good faith, in a manner that they reasonably believe to be in the company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Extra Space’s directors who act in such a manner generally will not be liable to Extra Space or its stockholders for monetary damages by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.	Under Maryland law, Life Storage’s directors must perform their duties in good faith, in a manner that they reasonably believe to be in the company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Life Storage’s directors who act in such a manner generally will not be liable to Life Storage or its stockholders for monetary damages by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

Liability of Investors	Under Maryland law, Extra Space’s stockholders are generally not personally liable for Extra Space’s debts or obligations.	Under Maryland law, Life Storage’s stockholders are generally not personally liable for Life Storage’s debts or obligations.

Liquidity

An Extra Space stockholder may freely transfer shares of Extra Space common stock, subject to restrictions on ownership and transfer of capital stock contained in the Extra Space charter, and to prospectus delivery and other requirements for registered securities. Extra Space common stock is listed on the NYSE under the symbol “EXR.” The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, Extra Space’s financial results and prospects and the general interest in Extra Space and other real estate investments. Extra Space common stock is not redeemable or convertible at the option of the holder.

Transfers of Extra Space common stock are subject to the ownership limits set forth in the Extra Space charter as such limits may be changed by the Extra Space board pursuant to the provisions thereof.

A Life Storage stockholder may freely transfer shares of Life Storage common stock, subject to restrictions on ownership and transfer of shares of capital stock contained in the Life Storage charter, and to prospectus delivery and other requirements for registered securities. Life Storage common stock is listed on the NYSE under the symbol “LSI.” The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, Life Storage’s financial results and prospects and the general interest in Life Storage and other real estate investments. Life Storage common stock is not redeemable or convertible at the option of the holder.

Transfers of Life Storage common stock are subject to the ownership limits set forth in the Life Storage charter as such limits may be changed by the Life Storage board pursuant to the provisions thereof.

Voting Rights

Each outstanding share of Extra Space common stock entitles the holder thereof to one vote on all matters upon which common stockholders are entitled to vote.

If a quorum exists, a majority of the votes cast at a meeting of stockholders is sufficient to approve a matter properly before the meeting, except for (i) the removal of a director (only for cause), which requires the affirmative vote of at least two-thirds of the votes of stockholders entitled to be cast generally in the election of directors, (ii) amendments to certain provisions of the Extra Space charter, including the amendment provision, which require the affirmative vote of

Each outstanding share of Life Storage common stock entitles the holder thereof to one vote on all matters upon which common stockholders are entitled to vote.

If a quorum exists, a majority of the votes cast at a meeting of stockholders is sufficient to approve a matter properly before the meeting, except for (i) the removal of a director (only for cause), which requires the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of Life Storage entitled to vote in the election of directors, provided, however that in the case of any director elected solely by holders of a series of preferred

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
	stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter and (iii) extraordinary transactions (as described below).	stock, such director may be removed, with cause, only by the affirmative vote of two-thirds of the preferred stock of that series then outstanding and entitled to vote in an election of directors, voting as a single class and (ii) extraordinary transactions and charter amendments (as described below).

Cumulative Voting	Holders of Extra Space common stock do not have the right to cumulate their votes with respect to the election of directors.	Holders of Life Storage common stock do not have the right to cumulate their votes with respect to the election of directors.

Size of the Board of Directors

At any regular meeting or at any special meeting called for that purpose, a majority of Extra Space’s entire board of directors may establish, increase or decrease the number of directors; provided that the number thereof shall not be less than the minimum number required by the MGCL, nor more than 15, and provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors.

As of May 23, 2023, the Extra Space board consisted of ten directors. Upon the closing of the mergers, the size of the Extra Space board will increase to 13 directors.

At any regular meeting or at any special meeting called for that purpose, a majority of Life Storage’s entire board of directors may establish, increase or decrease the number of directors; provided that the number thereof shall not be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director is not affected by any decrease in the number of directors.

As of May 23, 2023, the Life Storage board consisted of eight directors.

Independent Directors	A majority of the directors on the Extra Space board must be independent directors under the requirements of the NYSE listing rules and under Extra Space’s Corporate Governance Guidelines.	A majority of the directors on the Life Storage board must be independent directors under the requirements of the NYSE listing rules and under Life Storage’s Corporate Governance Principles.

Classified Board / Term of Directors	The Extra Space board is not classified. The directors of Extra Space are elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.	The Life Storage board is not classified. The directors of Life Storage are elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Removal of Directors	Directors may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes of stockholders entitled to be cast	Directors may be removed only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of not

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
	generally in the election of directors, subject to the rights of holders of Extra Space preferred stock to elect and remove directors elected by such holders under certain circumstances.	less than two-thirds of the outstanding shares of capital stock of Life Storage entitled to vote in the election of directors, provided that in the case of any director elected solely by holders of a series of preferred stock, such director may be removed, with cause, only by the affirmative vote of two-thirds of the preferred stock of that series then outstanding and entitled to vote in an election of directors, voting as a single class.

Election of Directors

The Extra Space bylaws provide that, in the case of an uncontested election, directors must receive a majority of the total votes cast “for” or “against” such nominee at a meeting at which a quorum is present.

In a contested election (where the number of nominees exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of the votes cast at a meeting of stockholders at which a quorum is present.

The Life Storage bylaws provide that, in the case of an uncontested election, directors must receive the affirmative vote of a majority of the total votes cast “for” or “against” such nominee at a meeting at which a quorum is present. For this purpose, a majority of the votes cast means that the number of votes that are cast “for” the election of a director must exceed the number of votes that are cast against his or her election.

In a contested election (where the number of nominees exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

Filling Vacancies of Directors

Any vacancies on the Extra Space board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

A director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Any vacancies on the Life Storage board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy created by an increase in the number of directors may be filled by a majority of the entire board of directors. Under Maryland law, stockholders may also fill a director vacancy resulting from the removal of a director.

A director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

Charter Amendments

The MGCL generally provides that, if the amendment is declared advisable by the board of directors, the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast is required to amend the charter of a Maryland corporation. However, the MGCL permits a corporation to reduce the voting requirement in its charter to allow for the approval of an amendment to the charter by the affirmative vote of no less than a majority of all the votes entitled to be cast on the matter.

Except for amendments relating to removal of directors and the restrictions on ownership and transfer of stock and amendments relating to the vote required to amend these provisions (which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), the Extra Space charter generally may be amended only if declared advisable by the Extra Space board and approved by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. Extra Space may, with the approval of a majority of the Extra Space board and without any action by the stockholders, amend the Extra Space charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that Extra Space has authority to issue.

The MGCL generally provides that, if the amendment is declared advisable by the board of directors, the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast is required to amend the charter of a Maryland corporation. However, the MGCL permits a corporation to reduce the voting requirement in its charter to allow for the approval of an amendment to the charter by the affirmative vote of no less than a majority of all the votes entitled to be cast on the matter. Under the Life Storage charter, amendments to the Life Storage charter generally will be valid only if approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

Bylaw Amendments	The Extra Space board may adopt, alter or repeal any provision of the Extra Space bylaws and may adopt new bylaws. In addition, Extra Space stockholders may alter or repeal any provision of the Extra Space bylaws and adopt new bylaws if such alteration, repeal or adoption is	The Life Storage board may, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, alter or repeal any bylaws and make new bylaws. The Life Storage stockholders may, by the affirmative vote of a majority of the

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
	approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.	shares of common stock entitled to vote thereon, at any annual meeting (subject to the advance notice provisions in the Life Storage bylaws), or at any special meeting if notice thereof is included in the notice of such special meeting, alter or repeal any bylaws and make new bylaws.

Voting Rights Related to Extraordinary Transactions	Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Extra Space charter provides that any such transaction shall be effective if approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.	Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Life Storage charter does not provide for a lesser voting standard for stockholders to approve these extraordinary transactions.

Ownership Limitations	In addition to certain other ownership limitations relating to capital stock set forth in the Extra Space charter, and with certain limited exceptions, no person may beneficially, actually or constructively own more than (i) 7.0% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of Extra Space capital stock, (ii) 7.0% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of Extra Space common stock or (iii) for a designated investment entity, 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of Extra Space common stock or 9.8% (in value or in	In addition to certain other ownership limitations relating to capital stock set forth in the Life Storage charter, and with certain limited exceptions, no person (other than certain “look-through entities”) may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of Life Storage stock in excess of 9.8% of the aggregate value of Life Storage’s outstanding stock. In addition, certain entities (including pension trusts qualifying under Section 401(a) of the Code, investment companies registered under the Investment Company Act, corporations, trusts and partnerships which ownership is “looked through”

Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

number of shares, whichever is more restrictive) of the outstanding shares of Extra Space capital stock.

The Extra Space board may, in its sole discretion, waive (prospectively or retroactively) the applicable ownership limit with respect to a particular stockholder if the board obtains such representations and undertakings from such person as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of stock will result in Extra Space being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT under the Code, and such person agrees that any violation or attempted violation of such representations or undertakings will result in such stock being transferred into a charitable trust in accordance with the Extra Space charter.

In addition, prior to waiving the applicable ownership limit with respect to a particular stockholder, the Extra Space board must determine that such stockholder does not own, and will not own, actually or constructively, an interest in a tenant of Extra Space that would cause Extra Space to own, actually or constructively, more than a 9.9% interest in such tenant and Extra Space obtains such representations and undertakings from such stockholder as are reasonably necessary to ascertain this fact.

Prior to granting a waiver from the applicable ownership limitations, the Extra Space board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Extra Space board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure Extra Space’s status as a REIT. Any for purposes of applying Section 856(a)(6) and (h) of the Code) may not own in excess of 15% of the aggregate value of Life Storage’s outstanding stock. Any transfer of shares of Life Storage stock in violation of the ownership limits or that would result in Life Storage’s disqualification as a REIT, including any transfer that results in the shares of stock being owned by fewer than 100 persons or results in Life Storage being “closely held” within the meaning of Section 856(h) of the Code, is deemed to be null and void or such shares will be designated shares in trust and transferred, by operation of law, to a trust for the benefit of one or more charitable organizations, and the intended transferee will acquire no rights to the shares of stock.

The Life Storage board may, in its sole discretion, exempt a person from the applicable ownership limits if the board receives such representations and undertakings that are reasonably necessary to ascertain that no individual’s ownership of Life Storage’s outstanding stock will violate the applicable ownership limit and such person agrees that any violation or attempted violation will result in such shares being designated as shares in trust, as described above. Prior to granting any exceptions, the Life Storage board may require an opinion of counsel or IRS ruling as the Life Storage board may deem necessary or advisable to determine or ensure Life Storage’s status as a REIT and may impose such other conditions or restrictions as the Life Storage board deems appropriate.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
purported transfer of shares of stock in violation of the ownership limits, or in Extra Space failing to qualify as a REIT, will result in such shares being automatically transferred to a trust for the exclusive benefit of one or more charitable organizations or such transfer will be null and void and the intended transferee will acquire no rights in such shares of stock. See the section entitled “Description of Capital Stock—Common Stock—Restrictions on Ownership and Transfer” beginning on page 158 of this joint proxy statement/prospectus.

Special Meetings of the Stockholders

A special meeting of Extra Space stockholders may be called by the chairman of the board, the chief executive officer, the president or the Extra Space board.

Subject to the satisfaction of certain procedures, a special meeting must also be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.

A special meeting of Life Storage stockholders may be called by the chairman of the board, the chief executive officer, the president or the Life Storage board.

Subject to the satisfaction of certain procedures, a special meeting must also be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals

The Extra Space bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Extra Space board and the proposal of business to be considered by stockholders may be made only:

•  pursuant to Extra Space’s notice of the annual meeting;

•  by or at the direction of the Extra Space board; or

The Life Storage bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Life Storage board and the proposal of other business to be considered by the stockholders may be made only:

•  pursuant to Life Storage’s notice of the annual meeting;

•  by or at the direction of the Life Storage board; or

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

•  by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures set forth in the Extra Space bylaws.

The Extra Space bylaws also provide that, with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to the Extra Space board may be made only:

•  pursuant to the notice of meeting;

•  by or at the direction of the Extra Space board; or

•  provided that the Extra Space board has determined that directors will be elected at the special meeting, by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in the Extra Space bylaws.

•  by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business and who has complied with the advance notice procedures set forth in the Life Storage bylaws.

The Life Storage bylaws also provide that, with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to the Life Storage board may only be made:

•  by or at the direction of the Life Storage board;

•  by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the Life Storage bylaws; or

•  provided that the special meeting has been called for the purpose of the election of directors, by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in the Life Storage bylaws.

Proxy Access for Director Nominations	The Extra Space bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least 3% of outstanding shares of Extra Space	The Life Storage bylaws do not contain proxy access provisions.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
common stock for at least three years to require Extra Space to include in its proxy materials for an annual meeting of stockholders a number of director nominees constituting up to 20% of the number of directors serving on the Extra Space board (rounded down to the nearest whole number, but not less than one).

Notice of Stockholders’ Meetings	Not less than 10 days nor more than 90 days before each meeting of stockholders, a notice in writing or by electronic transmission shall be mailed or delivered to each stockholder entitled to vote at or to notice of such meeting at the address as it appears on the records of Extra Space, if mailed, or to the address or number of the stockholder at which the stockholder receives electronic transmissions, if transmitted electronically, unless such stockholder waives notice before or after the meeting.	Not less than 10 days nor more than 90 days before each meeting of stockholders, a notice in writing or by electronic transmission shall be mailed or delivered to each stockholder entitled to vote at or to notice of such meeting at the address as it appears on the records of Life Storage, if mailed, or to the address or number of the stockholder at which the stockholder receives electronic transmissions, if transmitted electronically, unless such stockholder waives notice before or after the meeting.

State of Anti-Takeover Statutes	Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of	Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of

Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. Pursuant to the statute, the Extra Space board has by resolution exempted Kenneth M. Woolley, his affiliates and associates and all persons acting in concert with the foregoing, and Spencer F. Kirk, his affiliates and associates and all persons acting in concert with the foregoing, from the business combination provisions of the MGCL.

As permitted by the MGCL, the Extra Space bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Extra Space stock.

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•  a classified board;

the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. Pursuant to the statute, the Life Storage board has exempted any business combination involving the initial purchasers of Life Storage’s Series C preferred stock and any affiliate or associate of an initial purchaser that is the beneficial owner of not more than 12% of the Life Storage common stock issued and outstanding at any time (determined in accordance with the Maryland Business Combination Act), provided that such beneficial ownership is not with a purpose or effect of changing or influencing control of Life Storage or in connection with or as a participant in any transaction having that purpose or effect which, as a result thereof would require a filing of a Schedule 13D under the Exchange Act.

As permitted by the MGCL, the Life Storage bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Life Storage stock.

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to

Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

•  a two-thirds stockholder vote requirement for removing a director;

•  a requirement that the number of directors be fixed only by vote of the directors;

•  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•  a requirement pursuant to which the request of stockholders entitled to cast at least a majority of all votes entitled to be cast is required to call a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, Extra Space has elected to provide that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the Extra Space charter and the Extra Space bylaws unrelated to Subtitle 8, Extra Space (i) requires the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Extra Space board, which removal is only allowed for cause, and (ii) requires the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting of stockholders to act on such matter, unless such meeting is called by the be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•  a classified board;

•  a two-thirds stockholder vote requirement for removing a director;

•  a requirement that the number of directors be fixed only by vote of the directors;

•  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•  a requirement pursuant to which the request of stockholders entitled to cast at least a majority of all votes entitled to be cast is required to call a stockholder-requested special meeting of stockholders.

To date, Life Storage has not made any of the elections described above, although, through provisions in the Life Storage charter and the Life Storage bylaws unrelated to Subtitle 8, Life Storage (i) requires the affirmative vote of holders of not less than two-thirds of the outstanding shares of capital stock of Life Storage entitled to vote in the election of directors for the removal of any director from the Life Storage board, which removal is only allowed for cause and (ii) requires the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
	chairman of the board, the president, the chief executive officer or the Extra Space board.	may properly be considered at a meeting of stockholders to call a special meeting of stockholders to act on such matter, unless such meeting is called by the chairman of the board, the chief executive officer, the president or the Life Storage board.

Stockholder Rights Plan	Extra Space does not have a stockholder rights plan in effect.	Life Storage does not have a stockholders rights plan in effect.

Dissenters’ Rights

The MGCL provides that a stockholder of a corporation is generally entitled to receive payment of the fair value of its stock if the stockholder dissents from certain transactions, including a proposed merger, share exchange or sale of substantially all of the assets of the corporation, or, unless the charter reserves the right to do so, any amendment to the charter that alters the contract rights of outstanding stock expressly set forth in the charter.

However, dissenters’ rights generally are not available to holders of shares of stock, such as shares of Extra Space common stock, that are listed on a national securities exchange, nor are dissenters rights available if a provision is included in the charter providing that the stockholders are not entitled to such rights.

The Extra Space charter does not include charter provisions generally denying appraisal rights, but does reserve the right to make any amendment to the Extra Space charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Extra Space charter, of any shares of outstanding stock. In addition, Extra Space common stock is listed on the NYSE.

The MGCL provides that a stockholder of a corporation is generally entitled to receive payment of the fair value of its stock if the stockholder dissents from certain transactions, including a proposed merger, share exchange or sale of substantially all of the assets of the corporation, or, unless the charter reserves the right to do so, any amendment to the charter that alters the contract rights of outstanding stock expressly set forth in the charter.

However, dissenters’ rights generally are not available to holders of shares of stock, such as shares of Life Storage common stock, that are listed on a national securities exchange, nor are dissenters rights available if a provision is included in the charter providing that the stockholders are not entitled to such rights.

The Life Storage charter does not include such charter provisions, but the Life Storage common stock is listed on the NYSE.

REIT Qualification	The Extra Space charter provides that the Extra Space board may revoke or otherwise terminate Extra Space’s REIT election, without the approval of	The Life Storage charter provides that the Life Storage board may terminate Life Storage’s REIT election, without the approval of stockholders, if it

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders
	stockholders, if it determines that it is no longer in Extra Space’s best interests to continue to qualify as a REIT.	determines that it is no longer in Life Storage’s best interests to continue to qualify as a REIT.

Liability and Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Extra Space charter contains such a provision that eliminates such liability to the maximum extent permitted by the MGCL.

The MGCL requires a corporation (unless its charter provides otherwise, which the Extra Space charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Life Storage charter contains such a provision that eliminates such liability to the maximum extent permitted by the MGCL.

The MGCL requires a corporation (unless its charter provides otherwise, which the Life Storage charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The Extra Space charter authorizes, and the Extra Space bylaws require, Extra Space, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director or officer of Extra Space and at its request, serves or has served as a director, officer, partner or

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The Life Storage charter and the Life Storage bylaws require Life Storage, to the fullest extent required or permitted by Maryland law, to indemnify and advance expenses to its directors and officers, whether serving Life Storage or at its request any other entity. The Life Storage charter and the Life Storage bylaws also require Life Storage, with the approval of the Life Storage board, or as authorized by the charter or bylaws and as permitted by law, to indemnify and advance expenses to other employees or agents of Life Storage.

	Rights of Extra Space Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of Life Storage Stockholders

trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. The Extra Space charter and the Extra Space bylaws also permit Extra Space, with the approval of the Extra Space board, to indemnify and advance expenses to any person who served a predecessor of our Extra Space in any of the capacities described above and to any employee or agent of Extra Space or a predecessor of Extra Space.

Extra Space has also entered into indemnification agreements with each of its directors and executive officers, which are intended to provide indemnification to the maximum extent permitted by the MGCL.

Life Storage has also entered into indemnification agreements with each of its directors and senior executive officers, which are intended to provide indemnification to the maximum extent permitted by the MGCL.

Exclusive Forum Provision	The Extra Space bylaws do not contain an exclusive forum provision.	The Life Storage bylaws provide that, unless Life Storage consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (i) any internal corporate claim (as defined in the MGCL), (ii) any derivative action or proceeding brought on behalf of Life Storage, (iii) any action asserting a claim for a breach of any duty owed to Life Storage or its stockholders by any director, officer or employee of Life Storage, (iv) any action asserting a claim against Life Storage or any of its directors, officers or employees arising pursuant to any provision of the MGCL or the Life Storage charter or bylaws or (v) any other action asserting a claim against Life Storage or any of its directors, officers or employees that is governed by the internal affairs doctrine.

STOCKHOLDER PROPOSALS

2024 Extra Space Annual Meeting of Stockholders

A date has not been set for Extra Space’s 2024 annual meeting of stockholders.

Deadline for Submitting Stockholder Proposals for Inclusion in Extra Space’s 2024 Proxy Statement

Rule 14a-8 of the Exchange Act provides that certain stockholder proposals must be included in the proxy statement for Extra Space’s 2024 annual meeting. For a stockholder proposal to be considered for inclusion in the 2024 proxy statement for Extra Space’s 2024 annual meeting, it must be received at Extra Space’s principal executive offices (2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121) no later than December 6, 2023. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Extra Space’s proxy materials. Proposals and nominations should be addressed to the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

Deadline for Submitting Stockholder Proposals or Director Nominations Not to Be Included in Extra Space’s 2024 Proxy Statement

If an Extra Space stockholder intends to present a proposal or nomination for director at Extra Space’s 2024 annual meeting, but does not intend to have it included in Extra Space’s 2024 proxy statement, the notice of proposal or nomination must be delivered to, or mailed and received by, the Corporate Secretary of Extra Space at its principal executive offices (2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121) not earlier than November 6, 2023, and not later than December 6, 2023.

If, however, the date of the 2024 annual meeting is advanced or delayed by more than 30 days from May 24, 2024, Extra Space must receive the notice of proposal or nomination not earlier than the 150th day prior to the date of the 2024 annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of the 2024 annual meeting or the tenth day following the day on which public announcement of the date of the 2024 annual meeting is first made.

In addition to satisfying the foregoing requirements under the Extra Space bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Extra Space’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

Deadline for Submitting Proxy Access Director Nominations to Be Included in Extra Space’s 2024 Proxy Statement

If an Extra Space stockholder intends to present a nomination for director at Extra Space’s 2024 annual meeting pursuant to the proxy access provisions in the Extra Space bylaws, the notice of proxy access nomination must set forth the information required by the Extra Space bylaws and be received by Extra Space at its principal executive offices (2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121) not earlier than November 6, 2023 and not later than December 6, 2023.

2024 Life Storage Annual Meeting of Stockholders

If the mergers are completed on the expected timeline, Life Storage does not expect to hold an annual meeting of stockholders in 2024. If the mergers are not completed, Life Storage stockholders will continue to be entitled to attend and participate in Life Storage’s annual meetings of stockholders, and Life Storage may hold a 2024 annual meeting of stockholders, in which case Life Storage will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the Life Storage 2024 annual meeting of stockholders is held, to be considered for inclusion in the proxy materials for the 2024 annual meeting of stockholders, stockholder proposals must be received by the Secretary of Life Storage, 6467 Main Street, Williamsville, New York 14221, no later than December 15, 2023.

The Life Storage bylaws set forth the procedures to be followed by a Life Storage stockholder who wishes to nominate one or more individuals for election to the Life Storage board or present a proposal at a Life Storage annual meeting of stockholders. Only a stockholder of record entitled to vote at a Life Storage annual meeting of stockholders may nominate one or more individuals for election to the Life Storage board or present a proposal and must give timely written notice thereof to the Secretary at the address noted above. Generally, to be timely, a stockholder’s notice related to a nomination or proposal for the Life Storage 2024 annual meeting of stockholders (if applicable), shall set forth all information required under the Life Storage bylaws and shall be delivered to the Secretary of Life Storage not earlier than the 150th day (i.e., November 15, 2023) nor later than the 120th day (i.e., December 15, 2023) prior to the first anniversary of the date of the proxy statement for Life Storage’s 2023 annual meeting of stockholders. However, if the date of Life Storage’s 2024 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of Life Storage’s 2023 annual meeting, to be timely, notice by a stockholder must be so delivered not earlier than the 150th day prior to the date of Life Storage’s 2024 annual meeting of stockholders and not later than the later of the 120th day prior to the date of Life Storage’s 2024 annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of Life Storage’s 2024 annual meeting of stockholders is first made.

In addition to satisfying the foregoing requirements under the Life Storage bylaws, stockholders who intend to solicit proxies in support of director nominees other than Life Storage’s director nominees in compliance with the universal proxy rules under the Exchange Act must provide notice that sets forth the information required in Rule 14a-19 under the Exchange Act no later than March 19, 2024.

LEGAL MATTERS

It is a condition to the mergers that Extra Space and Life Storage receive opinions from Latham, Phillips Lytle and Hogan Lovells, as applicable, concerning the United States federal income tax consequences of the company merger and certain other matters. Certain legal matters will be passed upon for us by Latham, San Diego, California. The validity of the shares of Extra Space common stock to be issued in the company merger will be passed upon for Extra Space by Venable LLP, Baltimore, Maryland.

EXPERTS

Extra Space

The consolidated financial statements of Extra Space Storage Inc. appearing in Extra Space Storage Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Extra Space Storage Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Life Storage

The consolidated financial statements of Life Storage, Inc. and Life Storage LP appearing in Life Storage, Inc.’s and Life Storage LP’s combined Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Life Storage, Inc.’s and Life Storage LP’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of this joint proxy statement/prospectus may have been sent to multiple Extra Space stockholders or Life Storage stockholders, as applicable, in your household. If you would prefer to receive separate copies of this joint proxy statement/prospectus for other Extra Space stockholders or Life Storage stockholders, as applicable, in your household, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

If you are an Extra Space stockholder, upon request to Investor Relations by mail at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, Extra Space will promptly provide separate copies of this joint proxy statement/prospectus. If you are a Life Storage stockholder, upon request to Investor Services by mail at 6467 Main Street, Williamsville, NY 14221, Life Storage will promptly provide separate copies of this joint proxy statement/prospectus. Extra Space stockholders or Life Storage stockholders, as applicable, sharing an address who are receiving multiple copies of this joint proxy statement/prospectus and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Extra Space and Life Storage each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Extra Space and Life Storage, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult each of Extra Space’s and Life Storage’s websites for more information about Extra Space or Life Storage, respectively. Extra Space’s website is www.extraspace.com. Life Storage’s website is www.lifestorage.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

Extra Space has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Extra Space common stock to be issued to Life Storage stockholders in the company merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Extra Space common stock. The rules and regulations of the SEC allow Extra Space and Life Storage to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows Extra Space and Life Storage to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or later filed. This joint proxy statement/prospectus contains summaries of certain provisions contained in some of the Extra Space or Life Storage documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Extra Space has previously filed with the SEC; provided, however, that Extra Space is not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about Extra Space, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023.

•	Current Reports on Form 8-K, filed with the SEC on March 22, 2023, March 28, 2023, April 3, 2023, May 19, 2023 and May 26, 2023.

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2023.

In addition, Extra Space incorporates by reference herein all reports and other documents it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the effective date of the company merger (excluding any information furnished to, rather than filed with, the SEC).

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from Extra Space by requesting them in writing or by telephone at the following address:

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, UT 84121

Attention: Investor Relations

(801) 365-1759

www.extraspace.com

These documents are available from Extra Space without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

This joint proxy statement/prospectus also incorporates by reference the documents listed below that Life Storage has previously filed with the SEC; provided, however, that Life Storage is not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about Life Storage, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 3, 2023.

•	Current Reports on Form 8-K, filed with the SEC on January 3, 2023, March 17, 2023, April 3, 2023, May 19, 2023 and May 24, 2023.

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023.

In addition, Life Storage incorporates by reference all reports and other documents it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Life Storage special meeting (excluding any information furnished to, rather than filed with, the SEC).

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Life Storage will provide you with copies of these documents, without charge, upon written or oral request to:

Life Storage, Inc.

6467 Main Street

Williamsville, NY 14221

Attention: Investor Services

(716) 633-1850

www.lifestorage.com

If you are a stockholder of Extra Space or a stockholder of Life Storage and would like to request documents, please do so by July 11, 2023, to receive them before the Extra Space special meeting or the Life Storage special meeting, as applicable. If you request any documents from Extra Space or Life Storage, Extra Space or Life Storage, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Extra Space or Life Storage receives your request.

If you are an Extra Space stockholder and have any questions about the mergers or how to submit your proxy, or you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you can also contact MacKenzie, Extra Space’s proxy solicitor, at the following telephone number or email address:

Call toll-free at (800) 322-2885

Email: proxy@mackenziepartners.com

If you are a Life Storage stockholder and have any questions about the mergers or how to submit your proxy, or you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you can also contact Innisfree, Life Storage’s proxy solicitor, at the following telephone numbers:

Stockholders may call toll-free at (877) 825-8793

Banks/Brokers may call collect at (212) 750-5833

This document is a prospectus of Extra Space and is a joint proxy statement of Extra Space for the Extra Space special meeting and of Life Storage for the Life Storage special meeting. Neither Extra Space nor Life Storage has authorized anyone to give any information or make any representation about the mergers or Extra Space or Life Storage that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Extra Space or Life Storage has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you different, additional or inconsistent information, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On April 2, 2023, Extra Space, Extra Space OP, Extra Space Merger Sub and Extra Space OP Merger Sub (we refer to Extra Space and Extra Space OP collectively in this section as “we,” “our,” or “us”) entered into a merger agreement with Life Storage and Life Storage OP, pursuant to which, subject to the terms and conditions set forth in the merger agreement (i) Extra Space Merger Sub will merge with and into Life Storage, with Life Storage continuing as the surviving entity and a wholly owned subsidiary of Extra Space, (ii) immediately after the company merger effective time, the LLC Conversions will be effected, (iii) immediately after the LLC Conversions, Extra Space will contribute to Extra Space OP all of the outstanding equity interests of the Surviving Entity in exchange for the issuance by Extra Space OP to Extra Space or its applicable subsidiaries of newly issued partnership units in Extra Space OP and (iv) thereafter, Extra Space OP Merger Sub will merge with and into Life Storage OP, with Life Storage OP surviving the merger and becoming a wholly owned subsidiary of Extra Space OP. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully.

Under the terms of the merger agreement, at the company merger effective time, each issued and outstanding share of Life Storage common stock as of immediately prior to the company merger will be automatically converted into the right to receive 0.895 of a newly issued share of Extra Space common stock, without interest, plus the right, if any, to receive cash in lieu of fractional shares of Extra Space common stock into which such shares of Life Storage common stock would have been converted pursuant to the merger agreement. At the partnership merger effective time, each issued and outstanding Life Storage OP common unit held by a Minority Limited Partner as of immediately prior to the partnership merger effective time will automatically be converted into 0.895 of a newly issued Extra Space OP common unit. The 0.895 exchange ratio is fixed and will not be adjusted to reflect changes in the stock prices of Extra Space common stock or Life Storage common stock prior to closing. Changes in the price of Extra Space common stock prior to the mergers will affect the market value of the merger consideration that Life Storage stockholders and Life Storage OP unitholders will be entitled to receive upon the closing of the mergers. Subject to the approval by the stockholders of Extra Space and the stockholders of Life Storage and the other closing conditions described in this joint proxy statement/prospectus, the mergers are expected to be consummated in the second half of 2023.

Based on current information, it is expected that former Life Storage stockholders will own approximately 35% and current Extra Space stockholders will own approximately 65% of the issued and outstanding Combined Company common stock after consummation of the mergers.

Pro Forma Information

The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Extra Space and Life Storage, including Pro Forma Balance Sheet and Statements of Income, which we refer to as the “Pro Forma Financial Statements.” The accompanying Pro Forma Balance Sheet as of March 31, 2023 has been prepared as if the mergers had occurred as of March 31, 2023. The accompanying Pro Forma Statements of Income for the three months ended March 31, 2023 and the year ended December 31, 2022 have been prepared as if the mergers had occurred as of January 1, 2022, the beginning of the earliest period presented.

During the period from January 1, 2022 to March 31, 2023, Extra Space and Life Storage acquired and disposed of various real estate assets. None of the assets acquired and disposed of by the respective companies during this period, individually or in the aggregate, or acquisitions and dispositions considered probable of closing as of the date of this joint proxy statement/prospectus, exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Income for the three months ended March 31, 2023 and the year ended December 31,

2022 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2022.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Pro Forma Financial Statements, which are referred to in this section as the accompanying notes.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The Pro Forma Financial Statements have been prepared based upon the preliminary conclusion that the merger is accounted for as an asset acquisition under ASC 805-50 as substantially all of the fair value of the gross assets acquired was concentrated in a group of similar identifiable assets, and therefore, the merger was not considered a business combination. Under the asset acquisition method of accounting, the assets of Life Storage as of the effective date of the Mergers will be measured by Extra Space following a cost accumulation and allocation model under which the cost of the acquisition is allocated on a relative fair value basis to the net assets acquired. The process of valuing the net assets of Life Storage, as well as evaluating accounting policies for conformity, is preliminary in nature and subject to change. The actual value of the shares of Extra Space common stock to be issued in exchange for shares of Life Storage common stock and Partnership OP Units in connection with the Mergers will depend on the market price of shares of Extra Space common stock on the closing date of the Mergers, and therefore, the actual purchase price will fluctuate with the market price of Extra Space common stock until the Mergers are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial information. The total consideration and assignment of fair values to Life Storage’s assets and liabilities have not been finalized and are subject to change and the actual amounts at the time the mergers are completed could vary materially from the Pro Forma Financial Statements.

The Pro Forma Financial Statements have been prepared in accordance with the rules and regulations of the SEC. All significant adjustments that can be factually supported, are directly attributable to the mergers and are expected to have a continuing impact within the SEC regulations covering the preparation of the Pro Forma Financial Statements, have been made. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor are they necessarily indicative of future operating results or financial position. We expect that the mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. Therefore, the Pro Forma Financial Statements included herein do not give effect to any synergies, potential cost reductions or other operating efficiencies that we expect to result from the mergers based on management’s plans or intent after the mergers.

You are urged to read the Pro Forma Financial Statements below together with Extra Space’s and Life Storage’s publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

For purposes of the Pro Forma Financial Statements, Extra Space estimates that the mergers will be completed for $14.7 billion through the issuance of equity based on the value of Extra Space common stock and Extra Space OP common units issued of $11.4 billion, the assumption and/or repayment of debt of $3.1 billion and transaction costs. The aggregate equity consideration consists of shares of Extra Space common stock and

Extra Space OP common units issued in exchange for shares of Life Storage common stock and Life Storage OP common units and is calculated as follows (in thousands, except per share amounts):

Number of shares of Extra Space common stock and Extra Space OP common units to be issued upon conversion of shares of Life Storage common stock and Life Storage OP common units at March 31, 2023(1)	77,802
Multiplied by price of Extra Space common stock on May 30, 2023(2)	$146.17

Estimated fair value of shares of Extra Space common stock and Extra Space OP common units to be issued	$11,372,318
Estimated transaction costs(3)	161,400

Estimated aggregate consideration	$11,533,718

(1)

Life Storage stockholders and Life Storage OP unitholders will receive 0.895 of a newly issued share of Extra Space common stock or 0.895 of a new Extra Space OP common unit, respectively, for each share of Life Storage common stock or Life Storage OP common unit, respectively, that they own as of immediately prior to consummation of the mergers. Shares related to the acceleration of unvested Life Storage equity awards under Life Storage’s equity incentive plans that become fully vested at closing are included in the estimated shares to be issued.

(2)

The estimated purchase price is based on the closing price of Extra Space common stock on May 30, 2023, the latest practicable date prior to the date of this proxy statement/prospectus. Pursuant to accounting rules, the final purchase price will be based on the price of the Extra Space common stock as of the closing date, and therefore, will be different from the amount shown above. Based on a sensitivity analysis, a change in the Extra Space common stock price of 10% would result in an approximate $1.1 billion change in the estimated aggregate consideration.

(3)

For purposes of the Pro Forma Financial Statements, estimated transaction costs for the mergers were included in the estimated aggregate consideration. These estimated transaction costs are expected to be approximately $161 million and include the direct costs incurred in acquiring the real estate assets. These costs will be capitalized by Extra Space.

The Pro Forma Financial Statements included herein do not give effect to any synergies, potential cost reductions or other operating efficiencies that we expect to result from the mergers based on management’s plans or intent after the mergers.

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2023

(In thousands)

	Historical (A)		Transaction Accounting Adjustments			Pro Forma Combined
	Extra Space Storage	Life Storage
Assets:
Real estate assets, net	$9,991,446	$6,982,808	$7,520,530	(B	)	$24,494,784
Real estate assets—operating lease right-of-use assets	226,483	17,052	13,950	(C	)	257,485
Investments in unconsolidated real estate entities	600,617	276,436	65,620	(D	)	942,673
Investments in debt securities and notes receivable	863,913	—	—			863,913
Cash and cash equivalents	47,951	32,765	—			80,716
Other assets, net	402,259	67,493	89,902	(E	)	559,654

Total assets	$12,132,669	$7,376,554	$7,690,002			$27,199,225

Liabilities, Noncontrolling Interests and Equity:
Debt	$7,237,298	$2,785,046	$(278,524)	(F	)	$9,743,820
Revolving lines of credit	94,500	619,000	—			713,500
Operating lease liabilities	234,255	16,893	—			251,148
Cash distributions in unconsolidated real estate ventures	68,284	—	—			68,284
Accounts payable and accrued expenses	178,156	119,516	—			297,672
Other liabilities	287,475	34,530	—			322,005

Total liabilities	$8,099,968	$3,574,985	$(278,524)			$11,396,429

Commitments and contingencies
Noncontrolling Interests and Equity:
Stockholders’ equity:
Common stock	1,350	851	(73)	(G	)	2,128
Additional paid-in capital	3,376,458	3,884,890	7,648,051	(G	)	14,909,399
Accumulated other comprehensive income (loss)	35,081	(2,978)	2,978	(G	)	35,081
Accumulated deficit	(159,556)	(317,570)	317,570	(G	)	(159,556)

Total stockholders’ equity	$3,253,333	$3,565,193	$7,968,526			$14,787,052
Noncontrolling interests	779,368	236,376	—			1,015,744

Total noncontrolling interests and equity	$4,032,701	$3,801,569	$7,968,526			$15,802,796

Total liabilities, noncontrolling interests and equity	$12,132,669	$7,376,554	$7,690,002			$27,199,225

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the three months ended March 31, 2023

(In thousands, except share and per share data)

	Historical (A)		Transaction Accounting Adjustments			Pro Forma Combined
	Extra Space Storage	Life Storage
Revenues:
Property rental	$433,962	$240,483	—			674,445
Tenant reinsurance	47,704	20,291	—			67,995
Management fees and other income	21,384	12,828	—			34,212

Total revenues	503,050	273,602	—			776,652

Expenses:
Property operations	117,166	74,743	—	(H	)	191,909
Tenant reinsurance	9,089	9,220	—	(H	)	18,309
General and administrative	34,763	26,887	—	(H	)	61,650
Depreciation and amortization	78,490	47,769	62,492	(I	)	188,751

Total expenses	239,508	158,619	62,492			460,619

Gain on sale of non-real estate assets	—	913	—			913

Income from operations	263,542	115,896	(62,492)			316,946
Interest expense	(80,099)	(33,113)	(14,831)	(J	)	(128,043)
Interest income	19,438	12	—			19,450

Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	202,881	82,795	(77,323)			208,353
Equity in earnings and dividend income from unconsolidated real estate entities	10,305	1,629	(308)	(K	)	11,626
Income tax expense	(4,308)	(1,158)	—			(5,466)

Net income	208,878	83,266	(77,631)			214,513
Net income allocated to noncontrolling interests	(12,574)	(1,658)	1,546	(L	)	(12,686)

Net income attributable to common stockholders	$196,304	$81,608	$(76,085)			$201,827

Earnings per common share
Basic	$1.46	$0.96				$0.96
Diluted	$1.46	$0.96				$0.96
Weighted average number of shares
Basic	134,511,273	84,935,860				210,641,382	(M	)
Diluted	142,940,384	85,378,412				220,742,519	(M	)

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2022

(In thousands, except share and per share data)

	Historical (A)		Transaction Accounting Adjustments			Pro Forma Combined
	Extra Space Storage	Life Storage
Revenues:
Property rental	$1,654,735	$917,143	—			$2,571,878
Tenant reinsurance	185,531	73,805	—			259,336
Management fees and other income	83,904	47,218	—			131,122

Total revenues	1,924,170	1,038,166	—			2,962,336

Expenses:
Property operations	435,342	279,470	—	(H	)	714,812
Tenant reinsurance	33,560	29,280	—	(H	)	62,840
Transaction related costs	1,548	—	—			1,548
General and administrative	129,251	75,050	—	(H	)	204,301
Depreciation and amortization	288,316	192,902	248,142	(I	)	729,360

Total expenses	888,017	576,702	248,142			1,712,861

Gain on real estate transactions	14,249	—	—			14,249
Gain on sale of non-real estate assets	—	7,385	—			7,385

Income from operations	1,050,402	468,849	(248,142)			1,271,109
Interest expense	(219,171)	(109,240)	(59,325)	(J	)	(387,736)
Interest income	69,422	32	—			69,454

Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	900,653	359,641	(307,467)			952,827
Equity in earnings and dividend income from unconsolidated real estate entities	41,428	9,235	(1,233)	(K	)	49,430
Equity in earnings of unconsolidated real estate ventures—gain on sale of real estate assets	—	1,572	—			1,572
Income tax expense	(20,925)	(3,986)	—			(24,911)

Net income	921,156	366,462	(308,700)			978,918
Net income allocated to noncontrolling interests	(60,468)	(8,334)	7,020	(L	)	(61,782)

Net income attributable to common stockholders	$860,688	$358,128	$(301,680)			$917,136

Earnings per common share
Basic	$6.41	$4.25				$4.36
Diluted	$6.41	$4.22				$4.35
Weighted average number of shares
Basic	134,050,815	84,322,043				210,180,924	(M	)
Diluted	141,681,388	84,884,168				219,483,523	(M	)

Notes to the Pro Forma Financial Statements

(1)	Basis of Presentation

As described above, the preliminary conclusion is that the Merger will be accounted for as an asset acquisition in accordance with GAAP. Under the asset acquisition method of accounting, the assets of Life Storage as of the effective date of the Merger will be measured by Extra Space following a cost accumulation and allocation model under which the cost of the acquisition is allocated on a relative fair value basis to the net assets acquired.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, assumes that the Merger occurred on January 1, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give pro forma effect to the Merger as if completed on January 1, 2022.

(2)	Preliminary Purchase Price Allocation

The following preliminary allocation of the purchase price of Life Storage is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of Life Storage at March 31, 2023. During the preparation of these unaudited pro forma condensed combined financial statements, Extra Space did not become aware of any material differences between accounting policies of Extra Space and Life Storage, except for certain reclassifications necessary to conform to Extra Space’s financial presentation, and accordingly, these unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between Extra Space and Life Storage. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the mergers and will be completed after the mergers are consummated. As such, the final determination of the purchase price may be significantly different from the preliminary estimates used in the Pro Forma Financial Statements.

The estimated purchase price of Life Storage of $11.5 billion (as calculated in the manner described above) is allocated to the tangible and intangible assets acquired and assumed liabilities based on the following preliminary basis at March 31, 2023 (dollar amounts in thousands):

Investments in real estate properties, net	$14,503,338
Investments in real estate – right of use assets	31,002
Investments in and advancements to unconsolidated entities	342,056
Cash and other assets, including intangible assets	190,160
Debt	(3,125,522)
Accounts payable, accrued expenses and other liabilities, including lease intangible liabilities	(170,940)
Noncontrolling interests	(236,376)

Total estimated purchase price, including transaction costs	$11,533,718

(3)	Historical Financial Statements

(A)	In order to conform to the current Extra Space presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Life Storage, as follows:

Balance Sheet

•

Real estate assets, net, as presented includes Life Storage’s historical balance of Investment in storage facilities, net. It has been further adjusted to include in-place customer leases, which has been historically classified within Other assets, as follows (in thousands):

March 31, 2023
Investment in storage facilities, net (historical)	$6,980,649
Add: in-place customer leases	2,159

Real estate assets, net as presented	$6,982,808

•

Life Storage’s historical balance of Other assets has been adjusted to exclude in-place customer leases, as mentioned above, as well as to exclude lease ROU assets, which have been reported separately on the pro forma financials in line with Extra Space’s presentation. The balance has also been adjusted to include some historically separately presented items, including Accounts receivable, Receivable from unconsolidated joint ventures, Prepaid expenses, and Trade name. These changes are as follows (in thousands):

March 31, 2023
Other assets, net (historical)	$31,963
Less: in-place customer leases	(2,159)
Less: Operating Lease ROU Assets, as presented	(17,052)
Add: Accounts receivable	23,281
Add: Receivable from unconsolidated joint ventures	795
Add: Prepaid expenses	14,165
Add: Trade name	16,500

Other assets, net as presented	$67,493

Statements of Operations

•

Life Storage’s historical presentation of Property operations and maintenance, presented as Property operations at Extra Space, has been adjusted to include Real estate tax amounts which are presented separately on Life Storage’s historical financials, as follows (in thousands):

	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Property operations and maintenance (historical)	$47,306	$179,760
Add: Real estate taxes	27,437	99,710

Property operations, as presented	$74,743	$279,470

•

Life Storage’s historical financial statements do not present Income tax expense as a separate line item. Rather, these amounts have been historically grouped into General and administrative expenses and Gain on sale of non-real estate assets. As such, to comply with Extra Space’s presentation of Income tax expenses, the applicable income tax amounts included in both of these expense categories have been allocated to Income tax expense, as follows (in thousands):

	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
General and administrative (historical)	$27,818	$77,201
Less: Income tax portion of G&A	(931)	(2,151)

General and administrative, as presented	$26,887	$75,050

Gain on sale of non-real estate assets (historical)	686	5,550
Add: Income tax portion of Gain on sale of non-real estate assets	227	1,835

Gain on sale of non-real estate assets, as presented	$913	$7,385

Income tax expense historically categorized as G&A	$931	$2,151
Income tax expense historically categorized as Gain on sale of non-real estate assets:	227	1,835

Income tax expense, as presented	$1,158	$3,986

(4)	Life Storage Transaction Accounting Adjustments

Adjustments for Pro Forma Condensed Combined Balance Sheet

(B)

Life Storage’s real estate assets have been adjusted to their estimated fair value at March 31, 2023. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio. We determined the capitalization rates that were appropriate by market, based on recent appraisals, transactions or other market data. The fair value of land is generally based on relevant market data, such as a comparison of the subject site to similar parcels that have recently been sold or are currently being offered on the market for sale. As part of the valuation, Life Storage’s historical accumulated depreciation balance has been eliminated. The remainder of the adjustment can be attributed to capitalized transaction costs expected to be incurred, all of which have been allocated to Real estate assets, net.

(C)	Adjustments to Life Storage’s historical balance of Real estate assets – operating lease right-of-use assets are as follows (in thousands):

Elimination of lease right-of-use assets	$(17,052)
Recognition of value of acquired lease right-of-use assets(1)	31,002

Total	$13,950

(1)

This adjustment includes the fair value of Life Storage’s lease right-of-use assets for ground and office space leases, in which Life Storage is the lessee, as well as the fair value measurement of all associated below-market ground leases as of March 31, 2023. We estimated the value of each lease by calculating the present value of the future minimum rental payments at March 31, 2023 using Extra Space’s weighted average incremental borrowing rate of 5.4%. The weighted average remaining lease term for these leases was approximately nine years at March 31, 2023.

(D)

Life Storage’s Investments in unconsolidated real estate entities have been adjusted to their estimated fair value at March 31, 2023. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets.

(E)	Adjustments to Life Storage’s historical balance of other assets are as follows (in thousands):

Elimination of trade name intangible assets	$(16,500)
Recognition of value of trade name intangible assets	50,014
Recognition of value of customer relationships relating to captive insurance	35,794
Recognition of value of management contracts intangible assets	6,865
Recognition of value of assembled workforce intangible assets	13,729

Total	$89,902

(F)

Life Storage’s debt balances have been adjusted to their estimated fair value at March 31, 2023. The fair value of Term Notes was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities. This fair value adjustment also took into effect the elimination of associated debt issuance costs. The assumed mortgage notes have been kept at book value as they are anticipated to be paid down immediately following the merger.

(G)

Adjustments represent the elimination of historical Life Storage balances and the issuance of Extra Space common stock and Extra Space OP common units in exchange for shares of Life Storage common stock and Life Storage OP common units, respectively, in the mergers.

Adjustments for Pro Forma Condensed Combined Statements of Income

The pro forma adjustments to the Pro Forma Condensed Combined Statements of Income assume that a purchase price allocation done as of January 1, 2022 was equivalent to amounts assigned based on the estimated purchase price allocation done at March 31, 2023 and reflected in the Pro Forma Condensed Combined Balance Sheet.

(H)

We expect that the mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. Therefore, the Pro Forma Financial Statements included herein do not give effect to any synergies, potential cost reductions or other operating efficiencies that we expect to result from the mergers based on management’s plans or intent after the mergers.

(I)

Depreciation and amortization expense is adjusted to remove $47.8 million and $192.9 million of Life Storage’s historical depreciation and amortization expense and recognize $110.3 million and $441.0 million of depreciation and amortization expense for the three months ended March 31, 2023, and the year ended December 31, 2022, respectively. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 39 years for operating properties and an estimated weighted average remaining lease term associated with existing tenant relationships at March 31, 2023 that approximated 18 months.

(J)

We adjusted Life Storage’s interest expense based on the fair value of debt. The adjustment to interest expense includes the removal of Life Storage’s historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 5.4% at March 31, 2023 (see note E).

(K)

We adjusted Life Storage’s investments in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that Life Storage recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

(L)	An adjustment was made to reflect the Life Storage OP unitholders’ ownership percentage in all of the pro forma adjustments described above.

(5)	Combined Pro Forma Adjustments

(M)

The unaudited pro forma adjustments to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the exchange ratios for the mergers, were as follows (in thousands):

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Extra Space
Extra Space weighted average common shares outstanding – Basic	134,511,273	134,050,815
Shares issued to Life Storage stockholders – pro forma basis(1)	76,130,109	76,130,109

Weighted average common shares outstanding – Basic	210,641,382	210,180,924

Extra Space weighted average common shares outstanding – Diluted	142,940,384	141,681,388
Shares issued to Life Storage shareholders – pro forma basis(1)	76,130,109	76,130,109
OP units issued to Life Storage OP unitholders – pro forma basis(1)	1,672,026	1,672,026

Weighted average common shares outstanding – Diluted	220,742,519	219,483,523

(1)

The pro forma weighted average shares or units outstanding assumes the issuance of shares of Extra Space common stock and Extra Space OP common units in connection with the mergers throughout all periods presented.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

EXTRA SPACE STORAGE INC.,

EXTRA SPACE STORAGE LP,

EROS MERGER SUB, LLC,

EROS OP MERGER SUB, LLC,

LIFE STORAGE, INC.,

and

LIFE STORAGE LP

Dated as of April 2, 2023

A-ii

A-iii

Exhibit A-1	Form of A&R Company Charter
Exhibit A-2	Form of A&R Company Bylaws
Exhibit B-1	Form of Company Articles of Organization
Exhibit B-2	Form of Company LLC Agreement
Exhibit C	Form of A&R Company OP Partnership Agreement
Exhibit D	Form of Phillips Lytle Tax Opinion
Exhibit E	Form of Latham & Watkins Section 368 Opinion
Exhibit F	Form of Latham & Watkins Tax Opinion
Exhibit G	Form of Hogan Lovells Section 368 Opinion

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 2, 2023, is made by and among EXTRA SPACE STORAGE INC., a Maryland corporation (“Parent”), EXTRA SPACE STORAGE LP, a Delaware limited partnership (“Parent OP”), EROS MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Extra Space Merger Sub”), EROS OP MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Extra Space OP Merger Sub” and, together with Parent, Parent OP and Extra Space Merger Sub, the “Parent Parties”), LIFE STORAGE, INC., a Maryland corporation (the “Company”), and LIFE STORAGE LP, a Delaware limited partnership (the “Partnership” and, together with the Company, the “Company Parties”). Parent, Parent OP, Extra Space Merger Sub, Extra Space OP Merger Sub, the Company and the Partnership are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, it is proposed that: (a) at the Company Merger Effective Time, the Company and Extra Space Merger Sub shall merge, with the Company being the Surviving Entity, pursuant to the Company Merger, in which each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 3.1(a)(iii)) shall be converted into the right to receive the Merger Consideration; (b) immediately after the Company Merger, the Company shall be converted into a Maryland limited liability company and Life Storage Holdings, Inc., a Delaware corporation and the general partner of the Partnership (“Company OP GP”), shall be converted into a Delaware limited liability company (such conversions, the “LLC Conversions”), and (c) immediately following the effectiveness of the LLC Conversions, Parent shall contribute to Parent OP all of the membership interests in the Surviving Entity and any shares of Parent Common Stock to be delivered to electing limited partners of the Partnership in exchange for equity interests in Parent OP pursuant to the Contribution and Issuance, in each case, as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is further proposed that: at the Partnership Merger Effective Time, Extra Space OP Merger Sub and the Partnership shall merge, with the Partnership being the surviving entity, pursuant to the Partnership Merger, in which each of the Common Units (as defined in the Partnership Agreement) in the Partnership (any such Common Unit, a “Partnership OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Partnership OP Units to be canceled in accordance with Section 3.1(b)(vii)) shall be converted into the right to receive units of limited partner interest designated as common units in Parent OP (“Parent OP Units”); provided that each holder of Partnership OP Units other than the Company or any wholly owned Company Subsidiary (each a “Minority Limited Partner”) shall be entitled to elect to receive the Merger Consideration with respect to such holder’s Partnership OP Units in lieu of receiving Parent OP Units;

WHEREAS, in accordance with the certificate of designations of the 4.5% Series A Preferred Limited Partnership Units of the Partnership (the “Series A Preferred Units ”), prior to the Partnership Merger Effective Time, each holder of Series A Preferred Units shall be given the election either to convert its Series A Preferred Units to Partnership OP Units, effective immediately prior to the Partnership Merger Effective Time, or to receive a cash payment equal to the liquidation preference of such Series A Preferred Units, in each case contingent on completion of the Partnership Merger;

WHEREAS, each of the Board of Directors of Parent (the “Parent Board”) and the Board of Directors of the Company (the “Company Board”) has approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Company Merger and the Partnership Merger, to be advisable and in the best interests of Parent and the Company, respectively, and the stockholders of Parent and the Company, respectively, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Parent and its wholly owned subsidiary, ESS Holdings Business Trust I, a Massachusetts business trust and the general partner of Parent OP (“Parent Trust”), have taken all actions required for the execution of this Agreement by Parent OP and to approve the consummation by Parent OP of the transactions contemplated hereby;

WHEREAS, the Company and its wholly owned subsidiary, Company OP GP, have taken all actions required for the execution of this Agreement by the Partnership and required for by the Partnership to approve and consummate the transactions contemplated hereby;

WHEREAS, each of the sole member of Extra Space Merger Sub and the sole member of Extra Space OP Merger Sub has taken all actions required for the execution of this Agreement by Extra Space Merger Sub and Extra Space OP Merger Sub, respectively, and to approve the consummation by Extra Space Merger Sub and Extra Space OP Merger Sub, respectively, of the transactions contemplated hereby, including the Company Merger and the Partnership Merger, as applicable;

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) Parent’s acquisition of the Company Common Stock pursuant to the Company Merger and the Deemed Liquidation (as defined below) be integrated, and that the Company Merger and the Deemed Liquidation, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (b) the Partnership Merger will be treated as (i) an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), and (ii) a fully (or partially) taxable sale of partnership interests in the Partnership to Parent OP under Treasury Regulations Section 1.708-1(c)(4), if and to the extent that either (A) a Parent Common Stock Election (as defined below) is made by a Minority Limited Partner with respect to such Minority Limited Partner’s Partnership OP Units or (B) a Preferred Unitholder (as defined below) receives (or elects to receive, as applicable) cash for the preferential amount attributable for such person’s Series A Preferred Units; and

WHEREAS, each of the Parties desires to make certain representations, warranties, covenants and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and subject to the conditions set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Definitions.

“Acquisition Proposal” means any inquiry, proposal, indication of interest or offer from any Person or “group” (as defined in Section 13d-3 promulgated under the Exchange Act) (other than any of the Parties or their Subsidiaries) relating to (a) any merger, consolidation, share exchange or similar business combination transaction involving the Company or Parent, as applicable, or any of their respective Subsidiaries that would result in any Person beneficially owning more than fifteen percent (15%) of the outstanding voting securities of the Company or Parent, as the case may be, or any successor thereto or parent company thereof, (b) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture or any similar transaction), of any of the Company’s or Parent’s, as applicable, or its respective Subsidiaries’ assets (including stock or other ownership interests of its respective Subsidiaries) representing more than fifteen percent (15%) of the assets of the Company and the Company Subsidiaries or Parent and its Subsidiaries, as applicable, and in each case on a consolidated basis (as determined on a book-value basis (including Indebtedness secured solely by such assets)),

(c) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing more than fifteen percent (15%) of the outstanding voting securities of the Company or Parent, as applicable, or any successor thereto or parent company thereof, (d) any tender offer or exchange offer that, if consummated, would result in any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) acquiring beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of more than fifteen percent (15%) of the outstanding voting securities of the Company or Parent, as applicable, or any successor thereto or parent company thereof, or (e) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a Third Party shall acquire beneficial ownership of more than fifteen percent (15%) of the outstanding voting securities of the Company or Parent, as applicable, or any successor thereto or parent company thereof; provided, however, that the term “Acquisition Proposal” shall not include the Mergers or the other transactions contemplated by this Agreement.

“Action” means any claim, action, suit, litigation, proceeding, arbitration, mediation or other investigation or audit (in each case, whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

“Claim” means any threatened, asserted, pending or completed Action or inquiry, whether civil, criminal, administrative, investigative or otherwise, including any arbitration or other alternative dispute resolution mechanism, and whether instituted by any Party hereto, any Governmental Authority or any other Person arising out of or pertaining to matters that relate to an Indemnified Party’s duties (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith) or service as a manager, director, officer, trustee, employee, agent or fiduciary of the Company or any of the Company Subsidiaries or, to the extent such Person is or was serving at the request or for the benefit of the Company or any of the Company Subsidiaries, any other entity or any Company Employee Program maintained by any of the foregoing at or prior to the Company Merger Effective Time.

“Claim Expenses” means reasonable documented attorneys’ fees and all other reasonable documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim, including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party as contemplated in Section 7.5.

“Company 2015 Plan Restricted Share” means a Company Restricted Share granted by the Company pursuant to the Company’s 2015 Award and Option Plan, as such plan has been amended and/or restated.

“Company Credit Facility” means that certain Eighth Amended and Restated Revolving Credit Agreement dated as of July 13, 2022, by and among the Partnership, as borrower, the Company, certain financial institutions party thereto or which may become a party thereto, Manufacturers and Traders Trust Company, as administrative agent, and various other parties as joint lead arrangers, joint bookrunners, syndication agents and documentation agents (as amended, restated, supplemented or otherwise modified prior to the date of this Agreement).

“Company Datasite” means that certain file sharing platform maintained by the Company at dfsvenue.com in connection with this Agreement and the transactions contemplated hereby, as such was in existence at 10:00 a.m. New York City time on the date that is one (1) day prior to the date hereof.

“Company Debt Agreements” means (a) the Company Credit Facility; (b) the Company Notes Indentures; (c) any loan or note secured by a lien or any mortgage of the Company or its Subsidiaries; and (d) the Company Private Placement Notes.

“Company Deferred Compensation Plan” means the Company’s Deferred Compensation Plan for Directors (as amended and restated).

“Company Development Contracts” means any contracts for the design, development and construction of the Company Development Properties, including any binding agreement for ground-up development or commencement of construction by the Company or a Company Subsidiary.

“Company DSU” means a deferred stock unit with respect to shares of Company Common Stock, whether granted or credited under a Company Equity Incentive Plan (including in connection with the deemed reinvestment of dividends under the Company Deferred Compensation Plan).

“Company Equity Award” means any Company DSUs, Company Options, Company PSUs, or Company Restricted Shares, as applicable.

“Company Equity Incentive Plans” the Company’s 2009 Outside Directors’ Stock Option and Award Plan, the Company’s 2015 Award and Option Plan, the Company’s 2020 Outside Directors’ Stock Award Plan, and the Company Deferred Compensation Plan, in each case as such plan has been amended and/or restated.

“Company Material Adverse Effect” means, with respect to the Company, the Partnership or any of the Company Subsidiaries, an Event that (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations, or financial condition of the Company and the Company Subsidiaries taken as a whole, other than Events to the extent arising out of or resulting from (i) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP or other accounting standards, (iii) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners, or similar relationships (provided that this clause (iii) shall not apply to Section 4.6, Section 4.14(f) or the first sentence of Section 6.1), (iv) acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism), or any escalation or worsening of any such acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism), (v) earthquakes, hurricanes or other natural disasters or epidemics, disease outbreaks or pandemics, or any escalation or worsening thereof, including governmental or other commercially reasonable measures to the extent related thereto, (vi) any decline in the market price, or change in trading volume, of the shares of capital stock of the Company or any failure to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a Company Material Adverse Effect if not falling into one of the other exceptions contained in this definition), (vii) any change in conditions generally affecting the self-storage real estate industry, or (viii) any action taken by the Company at Parent’s written request or that is expressly required by the Agreement or the failure by the Company to take any action if that action is prohibited by this Agreement (and for which Parent has declined to consent); provided, however, that such Events (x) in the cases of clauses (i), (ii), (iv) and (vii), do not materially disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and the Company Subsidiaries operate, and (y) in the case of clause (v), do not materially disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and the Company Subsidiaries operate in the geographic regions in the United States in which the Company and Company Subsidiaries operate or own or lease properties, or (b) will or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company Parties of the Mergers before the Drop Dead Date or the performance by the Company Parties in all material respects of their obligations under this Agreement (other than any Event due or related to any Claim related to the transactions described herein under any antitrust laws).

“Company Material Contracts” means all contracts, agreements or understandings (whether written or oral) that are currently in effect or pursuant to which the Company or a Company Subsidiary has obligations or its assets are otherwise bound:

(a)    that contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Company or any of the Company Subsidiaries;

(b)    that requires the Company or any Company Subsidiary to dispose of assets or properties (other than in connection with a Material Company Real Property Lease affecting a Company Property) with a fair market value in excess of $40,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(c)    that requires the Company or any Company Subsidiary to acquire assets or properties where the Company’s obligation for payment of the purchase price of such assets or properties is in excess of $100,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(d)    that constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary in an amount in excess of $5,000,000;

(e)    that constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount as of the date hereof greater than $150,000,000;

(f)    that obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $5,000,000 and that is not cancelable within one hundred eighty (180) days without material penalty to the Company or any Company Subsidiary;

(g)    that is a Material Company Real Property Lease;

(h)    that contains any non-compete, non-solicit or exclusivity provisions with respect to the ability of the Company or any Company Subsidiary to engage in any line of business or conduct business in a geographic area;

(i)    that sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Company or any Company Subsidiary with a Third Party;

(j)    that constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

(k)    that involves any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute which has not been fully performed, other than, in each case, any such contracts, agreements or understandings concerning the routine collection of debts entered into in the ordinary course of business and other than, in each case, providing for payments under any such contract, agreement or understanding by the Company or any of its Subsidiaries in an amount less than $100,000;

(l)    that is a management agreement to which the Company or any of the Company Subsidiaries is party as manager, other than any management agreement entered into by the Company or any of the Company Subsidiaries in the ordinary course of the Company’s property management business;

(m)    that is a guarantee of third party obligations by the Company or any of the Company Subsidiaries;

(n)    that is a Company Development Contract with a total contract amount in excess of $20,000,000;

(o)    that obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary is the indemnitor (other than the Company Governing Documents and the organizational documents of the Company Subsidiaries) which, solely in the case of any such contracts providing indemnification to any such directors, trustees or agents, would be material to the Company;

(p)    that is (1) not made in the ordinary course of business consistent with past practice and (2) material to the Company and the Company Subsidiaries, taken as a whole; or

(q)    that is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K on or after January 1, 2022 pursuant to Item 601(b)(2), Item 601(b)(4), Item 601(b)(9) or Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

“Company Notes Indentures” means (i) that certain Indenture, dated as of June 20, 2016, by and between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of June 20, 2016, as supplemented by that certain Second Supplemental Indenture, dated as of December 7, 2017, as supplemented by that certain Third Supplemental Indenture, dated as of June 3, 2019, as supplemented by that certain Fourth Supplemental Indenture, dated as of September 23, 2020, as supplemented by that certain Fifth Supplemental Indenture, dated as of October 7, 2021, and as otherwise modified or supplemented prior to the date of this Agreement.

“Company Option” means each option to purchase shares of Company Common Stock granted by the Company pursuant to the Company Equity Incentive Plans.

“Company Private Placement Notes” means (i) that certain Note Purchase Agreement dated as of April 8, 2014, by and among the Company, the Partnership and the institutions named in Schedule A thereto as purchasers of $175 million, 4.533% Senior Guaranteed Notes, Series E due April 8, 2024, together with that Amendment No. 1 to Note Purchase Agreement (2014) dated June 10, 2016, by and among the Company, the Partnership and the Required Holders (as defined therein), together with that certain Amendment No. 2 to Note Purchase Agreement (2014) dated June 29, 2016 by and among the Company and the Partnership and the Required Holders (as defined therein), together with that certain Amendment No. 3 to Note Purchase Agreement (2014) dated August 10, 2016, by and among the Company, the Partnership and the Required Holders (as defined therein), together with that certain Amendment No. 4 to Note Purchase Agreement (2014) dated October 13, 2017, by and among the Company, the Partnership and the holders of the Notes (as defined therein), and (ii) that certain Note Purchase Agreement dated as of July 21, 2016, by and among the Company, the Partnership and the institutions named in Schedule A thereto as purchasers, together with that certain Amendment No. 1 to Note Purchase Agreement (2016) dated October 13, 2017, by and among the Company, the Partnership and the holders of the Notes (as defined therein).

“Company PSU” means a performance stock unit with respect to shares of Company Common Stock granted by the Company pursuant to the Company Equity Incentive Plans.

“Company Restricted Share” means a share of Company Common Stock granted by the Company pursuant to the Company Equity Incentive Plans that is unvested and/or is subject to a repurchase option or obligation, risk of forfeiture or other condition.

“Company Subsidiary REIT” means any Company Subsidiary that qualifies as a REIT under the Code.

“Company’s Knowledge” means the actual knowledge, after due inquiry, of those individuals identified in Section 1.1 of the Company Disclosure Schedule.

“Confidentiality Agreement” means the mutual non-disclosure agreement, dated as of March 9, 2023, between Parent and the Company.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or another pandemic.

“Environment” means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

“Environmental Law” means any Law, relating to the pollution, or the regulation, protection, or restoration of the Environment, including those relating to the use, generation, labeling, processing, manufacture, remediation, handling, presence, transportation, treatment, storage, disposal, Release, threatened Release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, license, identification number, exemption, registration or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event” means an effect, event, state of facts, change, development, circumstance, condition or occurrence.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Amount” means, with respect to the Parent Parties or the Company Parties, as applicable, an amount not to exceed $20,000,000, equal to the sum of all documented reasonable out-of-pocket Expenses paid or payable by any of the Parent Parties or the Company Parties, as applicable, in connection with this Agreement, the Mergers or any of the other transactions contemplated hereby.

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by any of the Parent Parties or the

Company Parties, as applicable, or on their behalf in connection with or related to (a) any due diligence in connection with the transactions contemplated by this Agreement, (b) the authorization, preparation, negotiation, execution and performance of this Agreement, (c) the preparation, printing and filing of the Form S-4 and the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, (d) all SEC and other regulatory filing fees incurred in connection with the transactions contemplated by this Agreement, (e) the solicitation of stockholder and partner approvals, (f) engaging the services of the Exchange Agent, (g) obtaining third-party consents and (h) any other filings with the SEC and all other matters related to the consummation of the Mergers and the other transactions contemplated by this Agreement.

“FLSA” means the federal Fair Labor Standards Act of 1938, as amended, and similar state, local and foreign Laws related to the payment of wages, including minimum wage and overtime wages.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Authority” means any United States (federal, state or local) or foreign government or arbitration board, panel or tribunal, or any governmental or quasi-governmental, regulatory, judicial, legislative, executive or administrative authority, board, bureau, agency, commission or self-regulatory organization or any United States or state court of competent jurisdiction.

“Hazardous Materials” means (i) any toxic, reactive, corrosive, ignitable or flammable chemical or chemical compound; (ii) any substance, material or waste, whether solid, liquid or gas, that is defined, listed or subject to regulation, or for which liability or standards of care are imposed, under any Environmental Law; and (iii) petroleum and petroleum products (including crude oil or any fraction thereof), asbestos, radioactive materials, per- and poly-fluoroalkyl substances and polychlorinated biphenyls.

“Indebtedness” means, with respect to any Person, without duplication, (a) all principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations of such Person for borrowed money (including any bonds, indentures, debentures or similar instruments), whether secured or unsecured, convertible or not convertible, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person or incurred as financing with respect to property acquired by such Person, (c) all obligations of such Person secured by a lien on such Person’s assets, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person under interest rate, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), (f) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (g) all obligations in respect of bankers acceptances or letters of credit, (h) all obligations in respect of prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if any of the Indebtedness described in the foregoing clauses (a) through (g) were prepaid or unwound and settled, (i) all guarantees of such Person of any such Indebtedness (as described in the foregoing clauses (a) through (h)) of any other Person, and (j) any agreement to provide any of the foregoing.

“Intellectual Property” means all United States and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions and extensions thereof, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (c) registered and unregistered copyrights, copyrightable works, software, data, databases and database rights, (d) inventions (whether or not patentable), confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (e) all rights in the foregoing and in other similar intangible assets, and (f) all applications and registrations for the foregoing.

“Intervening Event” means a material fact or Event with respect to the business, assets, operations or prospects of the Company and the Company Subsidiaries, taken as a whole, on the one hand, or of Parent and the

Parent Subsidiaries, taken as a whole, on the other hand, that has occurred or has arisen after the date of this Agreement but prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, respectively, that was not known to the Company Board or the Parent Board, as applicable (or, if known, the magnitude or material consequences of which were not reasonably foreseeable to the Company Board or Parent Board, as applicable, as of the date of this Agreement); provided, however, that in no event shall any of the following constitute or be taken into account in determining whether an “Intervening Event” has occurred: (a) the receipt, terms or existence of any Acquisition Proposal with respect to the applicable Party or any matter relating thereto, (b) any action taken by a Party pursuant to and in compliance with the covenants and agreements set forth in this Agreement, and any consequences of such actions, (c) changes in the market price or trading volume of the capital stock of the Company or Parent or any of their respective Subsidiaries, or (d) the Company or Parent or any of their respective Subsidiaries meeting, exceeding or failing to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or results of operations for any period; provided, further, that, with respect to the foregoing clauses (c) and (d), the underlying causes of such change, meeting, exceedance or failure may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not falling into the foregoing clauses (a) and (b) of this definition.

“Intervening Event Notice” has the meaning set forth in Section 7.4(b)(v).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service or any successor agency.

“IT Assets” means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, and all other information technology equipment.

“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, common law ruling or decree.

“NYSE” means the New York Stock Exchange.

“Parent Common Stock” means shares of common stock of Parent, par value $0.01 per share.

“Parent Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of June 22, 2021, by and among Parent, Parent OP, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents and lead arrangers and books runners, and certain lenders party thereto (as amended, restated, supplemented or otherwise modified prior to the date of this Agreement).

“Parent Datasite” means that certain file sharing platform maintained by Parent at dfsvenue.com in connection with this Agreement and the transactions contemplated hereby, as such was in existence at 10:00 a.m. New York City time on the date that is one (1) day prior to the date hereof.

“Parent Development Contracts” means any contracts for the design, development and construction of the Parent Development Properties, including any binding agreement for ground-up development or commencement of construction by Parent or a Parent Subsidiary.

“Parent Equity Incentive Plans” means Parent’s 2015 Incentive Award Plan and Parent’s 2004 Long Term Incentive Compensation Plan, in each case as such plan has been amended and/or restated.

“Parent Material Adverse Effect” means, with respect to Parent, Parent OP or any of the Parent Subsidiaries, an Event that (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations, or financial condition of Parent and the Parent Subsidiaries taken as a whole, other than Events to the extent arising out of or resulting from (i) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP or other accounting standards, (iii) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships, (provided that this clause (iii) shall not apply to Section 5.6, Section 5.14(f) or the first sentence of Section 6.2), (iv) acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism), or any escalation or worsening of any such acts of war (whether or not declared), sabotage, armed hostilities, civil disobedience, civil unrest or terrorism (including cyberterrorism), (v) earthquakes, hurricanes or other natural disasters or epidemics, disease outbreaks or pandemics, or any escalation or worsening thereof, including governmental or other commercially reasonable measures to the extent related thereto, (vi) any decline in the market price, or change in trading volume, of the shares of capital stock of Parent or any failure to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a Parent Material Adverse Effect if not falling into one of the other exceptions contained in this definition), (vii) any change in conditions generally affecting the self-storage real estate industry, or (viii) any action taken by Parent at the Company’s written request or that is expressly required by the Agreement or the failure by Parent to take any action if that action is prohibited by this Agreement (and for which the Company has declined to consent); provided, however, that such Events (x) in the cases of clauses (i), (ii), (iv) and (vii), do not materially disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and the Parent Subsidiaries operate, and (y) in the case of clause (v), do not materially disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and the Parent Subsidiaries operate in the geographic regions in the United States in which Parent and Parent Subsidiaries operate or own or lease properties, or (b) will or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Parent Parties of the Mergers before the Drop Dead Date or the performance by the Parent Parties in all material respects of their obligations under this Agreement (other than any Event due or related to any Claim related to the transactions described herein under any antitrust laws).

“Parent Material Contracts” means all contracts, agreements or understandings (whether written or oral) that are currently in effect or pursuant to which Parent or a Parent Subsidiary has obligations or its assets are otherwise bound:

(a)    that contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of Parent or any of the Parent Subsidiaries;

(b)    that requires Parent or any Parent Subsidiary to dispose of assets or properties (other than in connection with a Material Parent Real Property Lease affecting a Parent Property) with a fair market value in excess of $80,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(c)    that requires Parent or any Parent Subsidiary to acquire assets or properties where Parent’s obligation for payment of the purchase price of such assets or properties is in excess of $200,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(d)    that constitutes a loan to any Person (other than a wholly owned Parent Subsidiary) by Parent or any Parent Subsidiary in an amount in excess of $10,000,000;

(e)    that constitutes an Indebtedness obligation of Parent or any Parent Subsidiary with a principal amount as of the date hereof greater than $300,000,000;

(f)    that obligates Parent or any Parent Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $10,000,000 and that is not cancelable within one hundred eighty (180) days without material penalty to Parent or any Parent Subsidiary;

(g)    that is a Material Parent Real Property Lease;

(h)    that contains any non-compete, non-solicit or exclusivity provisions with respect to the ability of Parent or any Parent Subsidiary to engage in any line of business or conduct business in a geographic area;

(i)    that sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of Parent or any Parent Subsidiary with a Third Party;

(j)    that constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

(k)    that involves any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute which has not been fully performed, other than, in each case, any such contracts, agreements or understandings concerning the routine collection of debts entered into in the ordinary course of business and other than, in each case, providing for payments under any such contract, agreement or understanding by Parent or any of its Subsidiaries in an amount less than $1,000,000;

(l)    that is a management agreement to which Parent or any of the Parent Subsidiaries is party as manager, other than any management agreement entered into by Parent or any of the Parent Subsidiaries in the ordinary course of Parent’s property management business;

(m)    that obligates Parent or any Parent Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Parent or any Parent Subsidiary pursuant to which Parent or any Parent Subsidiary is the indemnitor (other than the Parent Governing Documents and the organizational documents of the Parent Subsidiaries) which, solely in the case of any such contracts providing indemnification to any such directors, trustees or agents, would be material to Parent;

(n)    that is (1) not made in the ordinary course of business consistent with past practice and (2) material to Parent and the Parent Subsidiaries, taken as a whole; or

(o)    that is required to be filed as an exhibit to Parent’s Annual Report on Form 10-K on or after January 1, 2022 pursuant to Item 601(b)(2), Item 601(b)(4), Item 601(b)(9) or Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

“Parent OP Unit” means a limited partnership interest in Parent OP designated as a “Common Unit” under the Parent Partnership Agreement.

“Parent Partnership Unit” means a partnership interest in Parent OP designated as a “Partnership Unit” under the Parent Partnership Agreement.

“Parent’s Knowledge” means the actual knowledge, after due inquiry, of those individuals identified in Section 1.1 of the Parent Disclosure Schedule.

“Parent Subsidiary REIT” means any Parent Subsidiary that qualifies as a REIT under the Code.

“Person” means an individual, corporation, limited liability company, partnership, limited partnership, association, trust, unincorporated organization, REIT, other entity, organization or group (as defined in Section 13(d) of the Exchange Act) or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

“Personal Information” means information or data, in any form, that is capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe, contact or locate, a natural Person or household, and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Laws.

“Privacy Laws” means all Laws and binding guidelines and standards that have the effect of Law, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, Processing and security of payment card information, and email, text message, or telephone communications.

“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such Personal Information, and/or is considered “processing” by any applicable Laws.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

“Representative” of any Person means any Affiliate, officer, director, trustee, employee or consultant of such Person or any investment banker, financial advisor, attorney, accountant or other representative retained by such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, REIT or other organization, whether incorporated or unincorporated, of which at least a majority of the outstanding shares of capital stock, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (except that, for purposes of this definition all percentages included in the definition of “Acquisition Proposal” shall be replaced by fifty percent (50%)) made by a Third Party on terms that the Company Board or the Parent Board, as applicable, determines in good faith (after consultation with outside legal counsel and financial advisors and taking into account all factors and matters deemed relevant in good faith by the Company Board or the Parent Board, as applicable, including, to the extent deemed relevant by the Company Board or the Parent Board, as applicable, financial, legal, regulatory and any other aspects of the transactions including the identity of the Person making such proposal, any termination fees, expense reimbursement provisions, conditions to consummation and whether the transactions contemplated by such Acquisition Proposal are reasonably capable of being consummated) would be more favorable to the Company and the holders of shares of Company Common Stock or Parent and the holders of shares of Parent Common Stock, as applicable, than the transactions contemplated by this Agreement.

“Taxes” means any and all taxes and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, license, lease, premium, capital stock, payroll, employment, social security, net worth, estimated income, escheat, excise, duty, withholding (including dividend withholding and withholding required pursuant to Section 1445 and Section 1446 of the Code), ad valorem, stamp, transfer, value added or gains taxes and similar charges.

“Tax Returns” means all reports, returns, declarations, statements or other information filed or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto and any amendment thereof, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Termination Fee” means (a) in the case of a Termination Fee payable by the Company, an amount equal to $371,000,000 and (b) in the case of a Termination Fee payable by Parent, an amount equal to $761,000,000.

“Third Party” means any Person or group of Persons other than a Party to this Agreement or their respective Affiliates.

“Unauthorized Code” means any virus, Trojan Horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware or data.

“VWAP of Parent Common Stock” means the volume weighted average price of Parent Common Stock for the ten (10) trading days immediately prior to the second (2nd) Business Day prior to the date of the Company Merger Effective Time, starting with the opening of trading on the first (1st) trading day of such period and ending with the closing of trading on the trading day immediately prior to the second (2nd) Business Day prior to the date of the Company Merger Effective Time, as reported by Bloomberg (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon in good faith by the Parties).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign Laws related to plant closings, relocations and mass layoffs.

“Willful Breach” means a deliberate and willful act or a deliberate and willful failure to act, in each case, which action or failure to act (as applicable) occurs with the actual knowledge that such act or failure to act constitutes or would result in a material breach of this Agreement, and which in fact does cause a material breach of this Agreement.

Section 1.2    Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

A&R Company Bylaws	Section 2.3(a)
A&R Company Charter	Section 2.3(a)
A&R Company OP Partnership Agreement	Section 2.3(b)
Acceptable Confidentiality Agreement	Section 7.4(b)(i)
Acquisition Agreement	Section 7.4(a)
Agreement	Preamble
Book-Entry Share	Section 3.1(a)(ii)
Certificate	Section 3.1(a)(ii)
Certificate of Limited Partnership	Section 4.1(c)
Certificate of Partnership Merger	Section 2.1(d)(ii)
Change in Company Recommendation	Section 7.4(b)(iii)

Change in Parent Recommendation	Section 7.4(b)(iii)
Chosen Court	Section 10.7(b)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Recitals
Company	Preamble
Company 401(k) Plan	Section 4.14(b)
Company Articles of Merger	Section 2.1(a)(ii)
Company Board	Recitals
Company Board Designees	Section 7.21
Company Bylaws	Section 4.1(c)
Company Certificate of Merger	Section 2.1(a)(ii)
Company Charter	Section 4.1(c)
Company Common Stock	Recitals
Company Data Partners	Section 4.22(a)
Company Development Properties	Section 4.12(g)
Company Development Property	Section 4.12(g)
Company Disclosure Schedule	Article IV
Company Employee Programs	Section 4.14(a)
Company Equity Award Consideration	Section 3.2(e)
Company Governing Documents	Section 4.1(c)
Company LLC Agreement	Section 2.3(a)
Company Merger	Section 2.1(a)(i)
Company Merger Certificates	Section 2.1(a)(ii)
Company Merger Effective Time	Section 2.1(a)(ii)
Company OP GP	Recitals
Company Parties	Preamble
Company Preferred Stock	Section 4.3(a)
Company Privacy Policy	Section 4.22(a)
Company Privacy Requirements	Section 4.22(a)
Company Properties	Section 4.12(a)
Company Recommendation	Section 4.2(b)
Company SEC Reports	Section 4.8(a)
Company Stockholder Approval	Section 4.18
Company Stockholder Meeting	Section 7.1(c)
Company Subsidiaries	Section 4.1(b)
Company Subsidiary	Section 4.1(b)
Company Tax Protection Agreement	Section 6.1(x)
Consent Solicitations	Section 7.19(b)
Continuing Employee	Section 7.8(a)
Continuing Employees	Section 7.8(a)
Contribution	Section 2.1(c)(i)
Contribution and Issuance Effective Time	Section 2.1(c)(ii)
Debt Offer Documents	Section 7.19(b)
Deemed Liquidation	Section 7.9(a)
DGCL	Section 2.1(b)(i)
DLLCA	Section 2.1(a)(i)
Drop Dead Date	Section 9.1(b)(iv)
DRULPA	Section 2.1(d)(i)
DSOS	Section 2.1(a)(ii)
Encumbrances	Section 4.12(a)
Exchange Agent	Section 3.3(a)

Exchange Fund	Section 3.3(a)
Exchange Ratio	Section 3.1(a)(ii)
Extra Space Merger Sub	Preamble
Extra Space OP Merger Sub	Preamble
Form S-4	Section 4.6
Fractional Share Consideration	Section 3.1(a)(ii)
Indemnified Parties	Section 7.5(a)
Indemnifying Party	Section 7.5(a)
Interim Period	Section 6.1
Intervening Event Notice	Section 7.4(b)(v)
Intervening Event Notice Period	Section 7.4(b)(v)
Issuance	Section 2.1(c)(i)
JV Ownership Interest Rights	Section 5.5
JV Partners	Section 5.5
Letter of Transmittal	Section 3.3(c)
LLC Conversions	Recitals
Maryland SDAT	Section 2.1(a)(ii)
Material Company Real Property Lease	Section 4.12(a)
Material Parent Real Property Lease	Section 5.12(a)
Maximum Premium	Section 7.5(c)
MD LLC Act	Section 2.1(b)(i)
Merger Certificates	Section 2.1(d)(ii)
Merger Consideration	Section 3.1(a)(ii)
Mergers	Section 2.1(d)(i)
MGCL	Section 2.1(a)(i)
Minority Limited Partner	Recitals
New Parent OP Units	Section 3.1(b)(iv)
Note Offers and Consent Solicitations	Section 7.19(b)
Notice Period	Section 7.4(b)(iv)
Offers to Exchange	Section 7.19(b)
Offers to Purchase	Section 7.19(b)
OP Unit Form S-4	Section 7.1(a)
Other Filings	Section 7.2
Parent	Preamble
Parent 401(k) Plan	Section 5.14(b)
Parent Board	Recitals
Parent Bylaws	Section 5.1(d)
Parent Charter	Section 5.1(d)
Parent Common Stock Election	Section 3.1(b)(v)
Parent Common Stock Election Date	Section 3.1(b)(v)(A)
Parent Common Stock Election Form	Section 3.1(b)(v)(A)
Parent Common Stock Issuance	Section 5.2(a)
Parent Data Partners	Section 5.22(a)
Parent Development Properties	Section 5.12(g)
Parent Development Property	Section 5.12(g)
Parent Disclosure Schedule	Article V
Parent Employee Programs	Section 5.14(a)
Parent Equity Award	Section 5.3(d)
Parent Governing Documents	Section 5.1(d)
Parent OP	Preamble
Parent OP Certificate of Limited Partnership	Section 5.1(d)
Parent OP Governing Documents	Section 5.1(d)

Parent OP Unit	Recitals
Parent Parties	Preamble
Parent Partnership Agreement	Section 5.1(d)
Parent Preferred Stock	Section 5.3(a)
Parent Privacy Policies	Section 5.22(a)
Parent Privacy Requirements	Section 5.22(a)
Parent Properties	Section 5.12(a)
Parent Recommendation	Section 5.2(b)
Parent SEC Reports	Section 5.8(a)
Parent Stockholder Approval	Section 5.18
Parent Subsidiaries	Section 5.1(c)
Parent Subsidiary	Section 5.1(c)
Parent Tax Protection Agreement	Section 6.2(v)
Parent Trust	Recitals
Parties	Preamble
Partnership	Preamble
Partnership Agreement	Section 4.1(c)
Partnership Governing Documents	Section 4.1(c)
Partnership Merger	Section
Partnership Merger Effective Time	Section 2.1(d)(ii)
Partnership OP Unit	Recitals
Party	Preamble
Permit	Section 4.7
Permitted REIT Dividend	Section 6.1(b)
Preferred Unitholder	Section 3.1(b)(vi)
Preferred Unitholder Election	Section 3.1(b)(vi)
Preferred Unitholder Election Form	Section 3.1(b)(vi)(A)
Preferred Unitholder Notice	Section 3.1(b)(vi)(A)
Proxy Statement/Prospectus	Section 3.3(a)
Qualified REIT Subsidiary	Section 4.11(f)
Qualifying Income	Section 9.4(a)
Registered Intellectual Property	Section 4.21(a)
REIT	Section 4.11(b)
REIT Dividend	Section 7.17(b)
Requested Changes	Section 2.5
Sarbanes-Oxley Act	Section 4.8(a)
Securities Laws	Section 4.8(a)
Security Incident	Section 4.22(b)
Series A Preferred Liquidation Payment	Section 3.1(b)(vi)(A)
Series A Preferred Units	Recitals
Superior Proposal Notice	Section 7.4(b)(iv)
Surviving Entity	Section 2.1(a)(i)
Takeover Statutes	Section 4.26
Tax Protection Agreement	Section 4.11(l)
Taxable REIT Subsidiary	Section 4.11(f)
Transfer Taxes	Section 7.9(c)

ARTICLE II

THE MERGERS

Section 2.1    The Mergers.

(a)    The Company Merger.

(i)    Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the Company Merger Effective Time, Extra Space Merger Sub shall be merged with and into the Company (the “Company Merger”). As a result of the Company Merger, the separate existence of Extra Space Merger Sub shall cease, and the Company shall continue as the surviving entity of the Company Merger as a wholly owned Subsidiary of Parent (the “Surviving Entity”). The Company Merger will have the effects set forth in the MGCL and the DLLCA and in this Agreement.

(ii)    The Parties shall cause the Company Merger to be consummated by filing as soon as practicable on the Closing Date (A) articles of merger for the Company Merger (the “Company Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “Maryland SDAT”), in such form as required by, and executed in accordance with, the relevant provisions of the MGCL, (B) a certificate of merger for the Company Merger (the “Company Certificate of Merger” and, together with the Company Articles of Merger, the “Company Merger Certificates”) with the Secretary of State of the State of Delaware (the “DSOS”) in such form as required by, and executed in accordance with the relevant provisions of the DLLCA and (C) any other filings, recordings or publications required under the MGCL and the DLLCA in connection with the Company Merger. The Company Merger shall become effective upon the later of the acceptance for record of the Company Articles of Merger by the Maryland SDAT or the filing of the Company Certificate of Merger with the DSOS, or on such other date and time as shall be agreed to by Parent and the Company and specified in the Company Merger Certificates (the date and time the Company Merger becomes effective being the “Company Merger Effective Time”).

(b)    LLC Conversions.

(i)    Immediately after the Company Merger Effective Time, (A) the Surviving Entity shall be converted into a Maryland limited liability company by filing articles of conversion with the Maryland SDAT, in such form as required by, and executed in accordance with, the relevant provisions of, the MGCL and (B) the Company OP GP shall be converted into a Delaware limited liability company by filing a certificate of conversion to limited liability company with the DSOS, in such form as required by, and executed in accordance with, the relevant provisions of, the General Corporation Law of the State of Delaware (the “DGCL”) and the DLLCA. Each of the LLC Conversions shall become effective immediately after the Company Merger Effective Time, as shall be set forth in the relevant articles of conversion or certificate of conversion, as applicable, or on such other date and time as shall be agreed to by Parent and the Company and specified in such articles of conversion and certificate of conversion. The LLC Conversions will have the effects set forth in the MGCL, the Maryland Limited Liability Company Act (the “MD LLC Act”), the DGCL and the DLLCA, as applicable.

(ii)    Upon the effectiveness of the LLC Conversions, the name of the Surviving Entity shall be “Life Storage LLC” and the name of the Company OP GP shall be “Life Storage Holdings LLC.”

(iii)    Upon the effectiveness of the LLC Conversions, the Surviving Entity shall be managed by Parent OP as its sole member under the MD LLC Act and the Company OP GP shall be managed by the Company as its sole member under the DLLCA and in accordance with its limited liability company agreement then in effect.

(c)    Contribution and Issuance.

(i)    Immediately after the effectiveness of the LLC Conversions, Parent, its applicable Subsidiaries and the Surviving Entity shall cause the contribution (the “Contribution”) of (A) all of the outstanding equity interests of the Surviving Entity to Parent OP and (B) the number of shares of Parent Common Stock to be issued to Minority Limited Partners and Preferred Unitholders who elect to receive the Merger Consideration pursuant to the Parent Common Stock Election in exchange for the issuance by Parent OP to Parent or its applicable Subsidiaries (as Parent shall direct) of a number of newly issued Parent OP Units equal to the aggregate number of shares of Parent Common Stock to be issued in the Company Merger or in the Partnership Merger to Minority Limited Partners and Preferred Unitholders who make the Parent Common Stock Election pursuant to Section 3.1(b)(iv) or Section 3.1(b)(vi) (the “Issuance”). As a result of the Contribution, the Surviving Entity shall become a direct wholly owned subsidiary of Parent OP.

(ii)    The Parties shall, and shall cause their applicable Subsidiaries to, cause the Contribution and the Issuance to be consummated immediately after the effectiveness of the LLC Conversions by executing an assignment and assumption agreement or other instrument of transfer or conveyance (in each case, in form and substance reasonably acceptable to Parent) to contribute, transfer and convey to Parent OP all of the outstanding equity interests in the Surviving Entity and by issuing to Parent or its applicable Subsidiaries (as Parent shall direct) evidence of ownership of the Parent OP Units issued in the Issuance (the date and time the Contribution and Issuance becomes effective being the “Contribution and Issuance Effective Time”).

(d)    Partnership Merger.

(i)    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the DLLCA, immediately after the Contribution and Issuance Effective Time, at the Partnership Merger Effective Time, Extra Space OP Merger Sub shall be merged with and into the Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of the Partnership Merger, the separate existence of Extra Space OP Merger Sub shall cease, and the Partnership shall continue as the surviving entity of the Partnership Merger. The Partnership Merger will have the effects set forth under the DRULPA and the DLLCA and in this Agreement.

(ii)    The Parties shall cause the Partnership Merger to be consummated as soon as practicable after the Contribution and Issuance Effective Time (A) by filing a certificate of merger for the Partnership Merger (the “Partnership Merger Certificate” and, together with the Company Merger Certificates, the “Merger Certificates”) with the DSOS, in such form as required by, and executed in accordance with the relevant provisions of, the DRULPA and the DLLCA and (B) any other filings, recordings or publications required under the DRULPA or the DLLCA in connection with the Partnership Merger. The Partnership Merger shall become effective immediately following the Contribution and Issuance Effective Time, with such date and time to be specified in the Partnership Merger Certificate, or on such other date and time as shall be agreed to by Parent and the Company and specified in the Partnership Merger Certificate (the date and time the Partnership Merger becomes effective being the “Partnership Merger Effective Time”).

(iii)    The general partner of the Partnership immediately following the Partnership Merger Effective Time shall continue to be the Company OP GP.

Section 2.2    Closing. The closing of the Mergers (the “Closing”) will take place, at the offices of Hogan Lovells US LLP, Columbia Square, 555 13th St NW, Washington, DC 20004, or by the electronic exchange of signatures and documents, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are required to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), unless another date, time or place is agreed to in writing to by the Parties. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3    Organizational Documents.

(a)    Organizational Documents of the Company. At the Company Merger Effective Time, the charter of the Company shall be automatically amended to be in the form of the Amended and Restated Charter substantially in the form attached hereto as Exhibit A-1 (the “A&R Company Charter”) and the bylaws of the Company shall be automatically amended to be in the form of the Amended and Restated Bylaws substantially in the form attached hereto as Exhibit A-2 (the “A&R Company Bylaws”), which charter and bylaws shall be the organizational documents of the Surviving Entity until thereafter replaced pursuant to the LLC Conversion relating to the Company, by those certain Articles of Organization substantially in the form attached hereto as Exhibit B-1 and that certain Limited Liability Company Agreement substantially in the form attached hereto as Exhibit B-2 (the “Company LLC Agreement”).

(b)    General Partner; Limited Partnership Agreement of the Partnership. Following the Partnership Merger Effective Time, (i) the Company OP GP shall continue to be the general partner of the Partnership, until replaced in accordance with applicable Law, and (ii) the Partnership Agreement of the Partnership shall be amended effective as of the Partnership Merger Effective Time to be in the form of that certain Amended and Restated Limited Partnership Agreement attached hereto as Exhibit C (the “A&R Company OP Partnership Agreement”), which is hereby approved and adopted by the Surviving Entity and the Company OP GP.

Nothing in this Section 2.3 shall affect in any way the indemnification or other obligations provided for in Section 7.5.

Section 2.4    Directors and Officers.

(a)    Prior to the Closing, the Company shall cause to be delivered to Parent resignation letters from each of the directors and officers of the Company and each Company Subsidiary, other than any directors and officers designated by Parent in writing to the Company prior to the Closing, pursuant to which each such person shall resign from his or her position as a director and/or officer of the Company effective as of the Company Merger Effective Time. The Company and Parent shall cooperate prior to the Closing to ensure that persons designated by Parent shall be elected or appointed as directors and/or officers of the Surviving Entity effective as of the Company Merger Effective Time and the Partnership effective as of the Partnership Merger Effective Time and to give effect to Section 2.4(b) and Section 2.4(c). For the avoidance of doubt, the Parties agree that the resignations contemplated by this Section 2.4(a) shall not be considered a termination of employment for any reason and shall not render such officer or employee ineligible for severance or retention payments under the applicable Company severance plan or arrangement.

(b)    From and after the Company Merger Effective Time and until the effective time of the LLC Conversion relating to the Company, the officers of Extra Space Merger Sub immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity, each to hold office in accordance with the A&R Company Bylaws. From and after the effective time of the LLC Conversion relating to the Company, the Company shall be managed by Parent OP, in its capacity as the sole member of the Company, pursuant to the MD LLC Act.

(c)    From and after the Partnership Merger Effective Time, the officers of Extra Space OP Merger Sub immediately prior to the Partnership Merger Effective Time shall be the officers of the Partnership as the surviving entity of the Partnership Merger, each to hold office as set forth in the A&R Company OP Partnership Agreement.

Section 2.5    Transaction Structure. Notwithstanding anything in this Agreement to the contrary, the Company Parties shall cooperate with and agree to any reasonable changes requested by Parent solely regarding the structure or steps of the transactions contemplated by this Article II (such cooperation shall include entering into appropriate amendments to this Agreement to reflect such reasonable changes) (the “Requested Changes”); provided that (a) any such Requested Changes would not reasonably be expected to have an adverse effect on the Company or any Company Subsidiary or the holders of the Company Common Stock, Partnership OP Units, Series A Preferred Units or Company Equity Awards, including any change to the form or amount of consideration to be received by holders of the Company Common Stock, Partnership OP Units, Series A Preferred Units or any Company Equity Awards, (b) none of the Requested Changes shall delay or prevent the Closing, (c) any amendments required to implement the Requested Changes must be made in accordance with Section 9.5, (d) none of the Company, the Partnership or any of their Subsidiaries (including all Company Subsidiaries) shall be required to take any action in contravention of any Laws, its organizational documents or any Company Material Contract, (e) the implementation of any such Requested Changes shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Article VIII, other than such conditions that are to be satisfied at the Closing and the condition set forth in Section 8.1(a), have been satisfied (or, at the option of Parent, waived) and that the Parent Parties are prepared to proceed promptly following receipt of the approvals set forth in Section 8.1(a) with the Closing and any other evidence reasonably requested by the Company that the Closing will occur, (f) the Requested Changes (or the inability to complete the Requested Changes) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including payment of any consideration hereunder, (g) neither the Company nor any Company Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as, or its qualification for taxation as, a REIT, and (h) neither the Company nor any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in an amount of Taxes that are incrementally greater or more adverse than the Taxes which would be imposed on such person in the absence of the Requested Changes being imposed on, or other adverse Tax consequences to, any stockholder or other equity interest holder of the Company or the Partnership (in such person’s capacity as a stockholder or other equity interest holder of the Company or the Partnership), unless such holders are indemnified by the Parent Parties for such incremental Taxes. Parent shall, upon request by the Company or the Partnership, advance to the Company or the Partnership all reasonable out-of-pocket costs to be incurred by the Company or the Partnership or, promptly upon request by the Company or the Partnership, reimburse the Company or the Partnership for all reasonable out-of-pocket costs incurred by the Company or the Partnership in connection with any actions taken by the Company or the Partnership in accordance with this Section 2.5 (including reasonable fees and expenses of their Representatives). The Parent Parties, on a joint and several basis, hereby agree to indemnify and hold harmless the Company, the Partnership, their Subsidiaries (including all Company Subsidiaries), and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the Requested Changes.

ARTICLE III

EFFECTS OF THE MERGERS

Section 3.1    Effect on Equity Interests.

(a)    Company Merger. As of the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder of any shares of Company Common Stock, Parent Common Stock or membership interests in Extra Space Merger Sub, the following shall occur:

(i)    Extra Space Merger Sub Membership Interests. The membership interests of Extra Space Merger Sub issued and outstanding as of immediately prior to the Company Merger Effective Time shall be automatically converted, as an entirety, into 100 shares of common stock of the Surviving Entity.

(ii)    Company Common Stock. Except as provided in Section 3.1(a)(iii) or Section 3.2 and subject to Section 3.5, each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time, other than shares of Company Common Stock to be canceled in accordance with Section 3.1(a)(iii), shall be automatically converted into the right to receive 0.895 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Merger Consideration”), without interest, but subject to any withholding required under applicable tax Law, plus the right, if any, to receive pursuant to Section 3.8, cash in lieu of fractional shares of Parent Common Stock (the “Fractional Share Consideration”) into which such shares of Company Common Stock would have been converted pursuant to this Section 3.1(a)(ii). All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry share (a “Book-Entry Share”) that immediately prior to the Company Merger Effective Time represented shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock, except, in all cases, the right to receive the Merger Consideration, without interest, in accordance with this Section 3.1(a)(ii), including the right, if any, to receive the Fractional Share Consideration, together with the amounts, if any, payable pursuant to Section 3.3(e).

(iii)    Cancelation of Company Common Stock. Each share of Company Common Stock owned by any of the Company Parties or any wholly owned Company Subsidiary and each share of Company Common Stock owned by any of the Parent Parties or any of their respective wholly owned Subsidiaries, in each case, as of immediately prior to the Company Merger Effective Time, shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)    Partnership Merger. As of the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder of any Partnership OP Units, any holder of Series A Preferred Units, any holder of any general partner interest in the Partnership, or any holder of any membership interests in Extra Space OP Merger Sub, the following shall occur:

(i)    Membership Interests of Extra Space OP Merger Sub. Each membership interest of Extra Space OP Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be canceled and no payment shall be made with respect thereto.

(ii)    General Partner Interests in Partnership. The general partner interests in the Partnership owned by the Company OP GP as of immediately prior to the Partnership Merger Effective Time shall automatically be converted into one (1) Common Unit of the Partnership as contemplated and defined in the A&R Company OP Partnership Agreement, and the Company OP GP shall continue to be the sole general partner of the Partnership following the Partnership Merger Effective Time.

(iii)     Partnership OP Units Owned by the Surviving Entity. The Partnership OP Units owned by the Surviving Entity as of immediately prior to the Partnership Merger Effective Time shall automatically be converted into ninety-nine (99) Common Units of the Partnership as contemplated and defined in the A&R Company OP Partnership Agreement, and the Surviving Entity shall continue to be a limited partner of the Partnership and shall be the sole limited partner of the Partnership following the Partnership Merger Effective Time.

(iv)    Conversion of Minority Limited Partner-Held Partnership OP Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Parent OP, Extra Space OP Merger Sub, the Partnership or the holders of Partnership OP Units or Series A Preferred Units, each Partnership OP Unit held by a Minority Limited Partner that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into validly issued Parent OP Units in Parent OP (“New Parent OP Units”) in an amount equal to (x) one (1), multiplied by (y) the Exchange Ratio, and each holder of New Parent OP Units shall be admitted as a limited partner of Parent OP; provided that, in lieu of receiving New Parent OP Units in the Partnership Merger, each Minority Limited Partner shall have the right to elect, pursuant to Section 3.1(b)(v), to receive from Parent OP for each Partnership OP Unit held by such Minority Limited Partner a number of shares of Parent Common Stock equal to (x) one (1), multiplied by (y) the Exchange Ratio, and any Minority Limited Partner so electing shall be deemed to have elected to redeem its Partnership OP Units pursuant to Section 8.6 of the Partnership Agreement, effective immediately prior to the Company Merger Effective Time and shall be treated as having received from the Partnership in exchange for its Partnership OP Units an equal number of shares of Company Common Stock as of such time, without any further action being required by such Minority Limited Partner. No fractional New Parent OP Units or fractional shares of Parent Common Stock will be issued in the Partnership Merger. Each Minority Limited Partner shall have the right, if any, to receive, pursuant to Section 3.8, cash in lieu of fractional New Parent OP Units or shares of Parent Common Stock into which such Minority Limited Partner’s Partnership OP Units would have been converted pursuant to this Section 3.1(b)(iv). In accordance with the DRULPA and the Parent Partnership Agreement, each Minority Limited Partner who receives New Parent OP Units shall be admitted to Parent OP as a limited partner, and shall be bound by the provisions of the Parent Partnership Agreement, notwithstanding that such Minority Limited Partner may not have executed the Parent Partnership Agreement. Promptly after the Partnership Merger Effective Time, Parent OP shall deliver to each Minority Limited Partner entitled to receive New Parent OP Units pursuant to the terms of this Section 3.1(b)(iv), a notice confirming such Minority Limited Partner’s record ownership of the New Parent OP Units issuable pursuant hereto.

(v)    Parent Common Stock Election. In accordance with Section 3.1(b)(iv), each Minority Limited Partner shall be entitled, with respect to all but not less than all of its Partnership OP Units, to make an unconditional election, on or prior to the Parent Common Stock Election Date, to receive in the Partnership Merger in lieu of the New Parent OP Units to which such Minority Limited Partner would otherwise be entitled, the Merger Consideration (a “Parent Common Stock Election”) in accordance with the following provisions:

(A)    Parent shall prepare and deliver to the Partnership, as promptly as reasonably practicable following the date the Proxy Statement/Prospectus is mailed to the stockholders of the Company and, in any event, not later than three (3) Business Days thereafter, and the Partnership shall mail to the Minority Limited Partners, a form of election, which form shall be subject to the reasonable approval of the Company (the “Parent Common Stock Election Form”). The Parent Common Stock Election Form may be used by each Minority Limited Partner to designate its election to receive the Merger Consideration in exchange for all but not less than all of the Partnership OP Units held by such Minority Limited Partner. Any such election to receive Merger Consideration shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., Eastern time, on the date that is three (3) Business Days before the scheduled date of the Company Stockholders Meeting (the “Parent Common Stock Election Date”), a Parent Common Stock Election Form specifying that such

Minority Limited Partner elects to receive the Merger Consideration and that is otherwise properly completed and signed. The Parent Common Stock Election Form shall state therein the date that constitutes the Parent Common Stock Election Date.

(B)    A Parent Common Stock Election Form may be revoked by any Minority Limited Partner only by written notice received by Parent prior to 5:00 p.m., Eastern time, on the Parent Common Stock Election Date. In addition, all Parent Common Stock Election Forms shall automatically be revoked if the Partnership Merger has been abandoned.

(C)    The determination of Parent shall be binding as to whether or not elections to receive the Merger Consideration have been properly made or revoked. If Parent reasonably determines that any election to receive the Merger Consideration was not properly made, the Partnership OP Units with respect to which such election was not properly made shall be converted into New Parent OP Units in accordance with Section 3.1(b)(iv). Parent may make such rules and impose such conditions as are consistent with this Section 3.1(b)(v) for the implementation of elections provided for herein as shall be reasonably necessary or desirable to fully effect such elections.

(D)    The Company agrees to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Parent Common Stock Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

(E)    Any shares of Parent Common Stock deliverable pursuant to the Parent Common Stock Election shall be delivered to the electing Minority Limited Partners and Preferred Unitholders by the Exchange Agent on behalf of Parent OP pursuant to Section 3.3(e).

(vi)    Series A Preferred Units. In accordance with the certificate of designations of the Series A Preferred Units, each holder of Series A Preferred Units (a “Preferred Unitholder”) shall be given the option, at its election (the “Preferred Unitholder Election”), either to convert its Series A Preferred Units to Partnership OP Units, effective immediately prior to, and contingent on the occurrence of, the Partnership Merger Effective Time, or to receive a cash payment equal to the liquidation preference of such Series A Preferred Units, contingent on the consummation of the Partnership Merger, in accordance with the following provisions:

(A)    The Partnership shall prepare and deliver to each Preferred Unitholder, as promptly as reasonably practicable following the date the Proxy Statement/Prospectus is mailed to the stockholders of the Company and, in any event, not later than three (3) Business Days thereafter, a notice of the contemplated Partnership Merger that complies with the requirements of the certificate of designations relating to the Series A Preferred Units (the “Preferred Unitholder Notice ”) and that includes a form of election (the “Preferred Unitholder Election Form”), which notice and election form shall be subject to the reasonable approval of Parent. The Preferred Unitholder Notice shall notify each Preferred Unitholder of the contemplated Partnership Merger and of the right of the Preferred Unitholder either (i) to receive payment in cash of the full preferential amount attributable to such Series A Preferred Units, as set forth in Section 3 of such certificate of designations (the “Series A Preferred Liquidation Payment”), or (ii) to elect, by proper completion and timely delivery of the Preferred Unitholder Election Form in accordance with the instructions set forth therein, to convert all but not less than all of the Series A Preferred Units held by such Preferred Unitholder into Partnership OP Units as provided in Section 4 of such certificate of designations, in each case contingent upon the completion of the Partnership Merger. Any Preferred Unitholder that elects to convert Series A Preferred Units into Partnership OP Units pursuant to the Preferred Unitholder Election shall also be entitled to exercise the Parent Common Stock Election with respect to any Partnership OP Units issuable pursuant to the Preferred Unitholder Election, contingent on the completion of the Partnership Merger, which Partnership OP Units shall be deemed to have been issued and outstanding immediately before, but contingent upon the occurrence of, the Partnership Merger Effective Time. At the Partnership Merger Effective Time, by virtue of the Partnership Merger, any Series A Preferred Units outstanding immediately prior to the Partnership Merger Effective Time will be automatically converted into the right to receive either the Series A Liquidation Payment or New Parent OP Units or the Merger Consideration, as designated in the applicable Preferred Unitholder Election Form, and will thereupon be canceled and cease to be outstanding.

(B)    For purposes of Section 3.1(b)(iv), Section 3.1(b)(v), and Section 3.1(b)(vi), any Preferred Unitholder who elects to convert its Series A Preferred Units into Partnership OP Units pursuant to the Preferred Unitholder Election shall be deemed to be a “Minority Limited Partner” and shall be entitled to make the Parent Common Stock Election pursuant to Section 3.1(b)(iv) and any Partnership OP Units deemed to be issued to such Preferred Unitholder immediately prior to the Partnership Merger Effective Time shall be treated in the manner set forth in Section 3.1(b)(iv), unless otherwise specified in any Parent Common Stock Election Form duly delivered by such Preferred Unitholder in accordance with Section 3.1(b)(iv).

(C)    All Preferred Unitholder Election Forms shall automatically be revoked, and the Partnership shall not be obligated to pay the Series A Liquidation with respect to the contemplated Partnership Merger, and the Series A Preferred Units shall remain outstanding if the Partnership Merger has been abandoned.

(vii)    Cancelation of Partnership OP Units. Each Partnership OP Unit owned by any wholly owned Subsidiary of the Surviving Entity (other than the Company OP GP) or of the Partnership, in each case, as of immediately prior to the Partnership Merger Effective Time, shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 3.2    Effect on Company Equity Awards.

(a)    Treatment of Company Options. No later than twenty (20) days prior to the Company Merger Effective Time, the Company shall provide written notice, to each holder of an outstanding and unexercised Company Option, of the transactions contemplated by this Agreement and the treatment of such Company Options as contemplated by this Section 3.2(a), and each such holder shall have at least fifteen (15) days prior to the Closing Date to exercise such Company Options as to all of the shares of Company Common Stock subject thereto. Each Company Option that is outstanding and unexercised as of immediately prior to the Company Merger Effective Time, whether vested or unvested, shall, as of the Company Merger Effective Time, automatically and without any action on the part of the holder thereof, be cancelled in exchange for no consideration.

(b)    Treatment of Company Restricted Shares. Each Company Restricted Share that is issued and outstanding as of immediately prior to the Company Merger Effective Time (i) shall, as of immediately prior to the Company Merger Effective Time, become fully vested and all restrictions with respect thereto shall lapse as of immediately prior to the Company Merger Effective Time and (ii) shall, as of the Company Merger Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the sum of (1) the Merger Consideration, plus (2) the Fractional Share Consideration.

(c)    Treatment of Company PSUs. Each award of Company PSUs that is outstanding as of immediately prior to the Company Merger Effective Time (i) shall, as of immediately prior to the Company Merger Effective Time, be accelerated and vest with respect to the number of shares of Company Common Stock subject to such award of Company PSUs immediately prior to the Company Merger Effective Time that would vest based on the actual achievement of the applicable performance conditions over the truncated performance period ending on the Closing Date, determined in accordance with the terms of the applicable award agreement as determined in good faith by the Company Board and (ii) shall, as of the Company Merger Effective Time, automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive, with respect to each share Company Common Stock subject to such award of Company PSUs determined in accordance with the immediately preceding clause (i), the sum of (A) the Merger Consideration, plus (B) the Fractional Share Consideration.

(d)    Treatment of Company DSUs. Each Company DSU that is issued and outstanding as of immediately prior to the Company Merger Effective Time (i) shall, as of immediately prior to the Company Merger Effective Time, become fully vested and all restrictions with respect thereto shall lapse as of immediately prior to the Company Merger Effective Time and (ii) shall, as of the Company Merger Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive the sum of (A) the Merger Consideration, plus (B) the Fractional Share Consideration.

(e)    Payment. Parent shall cause the consideration described in this Section 3.2 (collectively, the “Company Equity Award Consideration”) to be paid promptly following the Company Merger Effective Time (but no later than five (5) Business Days following the Company Merger Effective Time), without interest and less any applicable withholding or other Taxes or other amounts required by Law to be withheld (including but not limited to withholding the issuance of or causing the delivery or surrender of shares of Parent Common Stock otherwise payable pursuant to this Section 3.2 to satisfy such obligations). To the extent that any payments due under this Section 3.2 cannot be paid at the time specified in this Section 3.2 without causing the imposition of additional taxes and penalties under Section 409A of the Code, such payments shall instead be paid at the earliest time after the Company Merger Effective Time that would not result in the imposition of such taxes and penalties.

(f)    Company Actions. Prior to the Company Merger Effective Time, the Company Parties and the Parent Parties agree that the Company Parties shall, and shall be permitted under this Agreement to, take, or cause to be taken, all corporate (or partnership) action necessary to effectuate the provisions of this Section 3.2.

Section 3.3    Exchange of Certificates.

(a)    Exchange Agent. Not less than five (5) days prior to the dissemination of the joint proxy statement/prospectus in definitive form relating to the Company Stockholder Meeting, the Parent Stockholder Meeting and the issuance of Parent Common Stock in connection with the transactions contemplated by this Agreement (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), Parent and Parent OP shall appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration and the Fractional Share Consideration, as provided in Section 3.1(a)(ii), Section 3.1(b)(iv), Section 3.1(b)(v), Section 3.1(b)(vi) and Section 3.8. On or before the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) a number of shares of Parent Common Stock equal to the aggregate Merger Consideration in book-entry form (A) issuable by Parent pursuant to Section 3.1(a)(ii), or (B) to be delivered on behalf of Parent OP to electing Minority Limited Partners and Preferred Unitholders pursuant to Section 3.1(b)(iv), Section 3.1(b)(v), or Section 3.1(b)(vi), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Consideration payable pursuant to Section 3.8. Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time following the Company Merger Effective Time, any dividends or other distributions, if any, to which a holder of shares of Company Common Stock or any Minority Limited Partner or Preferred Unitholder who makes the Parent Common Stock Election may be entitled pursuant to Section 3.3(e). Such book-entry shares of Parent Common Stock, aggregate Fractional Share Consideration and the amounts of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 3.3(a) are collectively referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall be for the sole benefit of the holders of shares of Company Common Stock that were outstanding as of immediately prior to the Company Merger Effective Time and the Minority Limited Partners and Preferred Unitholders who make the Parent Common Stock Election. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration and payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.3(e) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(b)    Company Common Stock and Partnership OP Unit Transfer Books.

(i)    From and after the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of any shares of Company Common Stock. From and after the Company Merger Effective Time, the holders of Certificates (or Book-Entry Shares) representing ownership of shares of Company Common Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. From and after the Company Merger Effective Time, any Certificates or Book-Entry Shares representing ownership of shares of Company Common Stock outstanding immediately prior to the Company Merger Effective Time presented to the Exchange Agent, Parent, the Company or any of their respective transfer agents for any reason shall be exchanged as provided in this Article III with respect to the shares of Company Common Stock formerly evidenced thereby.

(ii)    From and after the Partnership Merger Effective Time, there shall be no transfers on the unit transfer books of the Partnership of Partnership OP Units. From and after the Partnership Merger Effective Time, the holders of Partnership OP Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have rights with respect to such Partnership OP Units, except as otherwise provided herein.

(c)    Exchange Procedures. As soon as possible after the Company Merger Effective Time (but, in any event, no later than three (3) Business Days following the Company Merger Effective Time), Parent shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Certificates that immediately prior to the Company Merger Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(ii): (i) a letter of transmittal (a “Letter of Transmittal”) which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof), to the Exchange Agent, which Letter of Transmittal shall be in such form and have such other customary provisions as Parent and the Company may reasonably agree upon, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement, together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.3(e). Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent, together with such Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (or affidavit of loss in lieu thereof) the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificate pursuant to the provisions of this Article III, plus any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 3.8 and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.3(e) to be mailed or delivered by wire transfer, as soon as reasonably practicable following the later to occur of (A) the Company Merger Effective Time or (B) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and such Certificate so surrendered shall be forthwith canceled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate (or affidavit of loss in lieu thereof) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed, at any time after the Company Merger Effective Time, to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Article III. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate (or affidavit of loss in lieu thereof).

(d)    Book-Entry Shares. Any holder of Book-Entry Shares that immediately prior to the Company Merger Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(ii) shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Exchange Agent to receive the Merger Consideration (or any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 or dividend or distribution to which such holder is entitled pursuant to Section 3.3(e)) that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each registered holder of one or more Book-Entry Shares that immediately prior to the Company Merger Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(ii) shall automatically upon the Company Merger Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as soon as reasonably practicable after the Company Merger Effective Time, the Merger Consideration in accordance with Section 3.1(a)(ii), together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and any dividend or other distribution to which such holder is entitled pursuant to Section 3.3(e) for each Book-Entry Share. Payment of the Merger Consideration, Fractional Share Consideration and dividends or other distributions with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any cash payable upon the conversion of any Book-Entry Share.

(e)    Minority Limited Partners and Preferred Unitholders Making Parent Common Stock Election. Any Minority Limited Partner (including any Preferred Unitholder who is deemed to be a Minority Limited Partner pursuant to Section 3.1(b)(vi)(B)) who duly makes the Parent Common Stock Election and, by virtue thereof, whose Partnership OP Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b)(iv), Section 3.1(b)(v), or Section 3.1(b)(vi) shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Exchange Agent to receive the Merger Consideration (or any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 or dividends or other distribution to which such holder is entitled pursuant to Section 3.3(e)) that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each such Minority Limited Partner whose Partnership OP Units were converted into the right to receive the Merger Consideration pursuant to pursuant to Section 3.1(b)(iv), Section 3.1(b)(v), or Section 3.1(b)(vi) shall automatically upon the Partnership Merger Effective Time be entitled to receive, and Parent OP shall cause the Exchange Agent to pay and deliver, on Parent and Parent OP’s behalf, as soon as reasonably practicable after the Partnership Merger Effective Time, the Merger Consideration in accordance with pursuant to Section 3.1(b)(iv), Section 3.1(b)(v), and Section 3.1(b)(vi), together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and any dividend or other distribution to which such holder is entitled pursuant to Section 3.3(e) for each such Partnership OP Unit. Payment of the Merger Consideration, Fractional Share Consideration and dividends or other distributions with respect such Partnership OP Units shall only be made to the person in whose name such Partnership OP Units are registered on the records of the Partnership. No interest shall be paid or accrue on any cash payable upon the conversion of any such Partnership OP Unit.

(f)    Dividends with Respect to Parent Common Stock. No dividends or other distributions with respect to Parent Common Stock with a record date after the Company Merger Effective Time shall be paid to the holder of any unsurrendered Certificate, to any Book-Entry Share for which the Exchange Agent has not paid and delivered the Merger Consideration pursuant to Section 3.3(d), or to any electing Minority Limited Partner or Preferred Unitholder to whom the Exchange Agent has not paid and delivered the Merger Consideration pursuant to Section 3.3(e), in each case with respect to the shares of Parent Common Stock issuable to such holder hereunder. All such dividends and other distributions with respect to the shares of Parent Common Stock issuable to any such holder hereunder in accordance with this Agreement shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or payment and delivery of the Merger Consideration with respect to such Book-Entry Share or such Partnership OP Unit. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or the conversion of such Book-Entry Share, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Company Merger Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Company Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

(g)    Termination of Exchange Fund. Any portion of the Exchange Fund (including any Fractional Share Consideration and any applicable dividends or other distributions with respect to Parent Common Stock) which remains undistributed to the holders of shares of Company Common Stock or electing Minority Limited Partners or Preferred Unitholders for six (6) months after the Company Merger Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock prior to the Company Merger who have not theretofore complied with this Article III shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration subject to the terms and conditions of this Article III.

(h)    No Liability. None of the Parent Parties, the Company Parties, the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person if any portion of the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

(i)    Investment of Exchange Fund. The Exchange Agent shall invest the cash portion of the Exchange Fund, as directed by Parent. Any net profit resulting from, or interest or other income produced by, such investments shall be paid to Parent. No investment of the Exchange Fund shall relieve Parent or the Exchange Agent from making the payments required by this Article III. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of any of the cash payments contemplated by Section 3.3(e) or Section 3.8, Parent shall, as promptly as reasonably practicable, replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments in accordance with Section 3.3(e) and Section 3.8.

Section 3.4    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, to the extent required by Parent or the Exchange Agent, the posting by such Person of a bond in customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, the Fractional Share Consideration and any dividends or other distributions to which such holder of shares of Company Common Stock is entitled pursuant to this Article III.

Section 3.5    Withholding Rights. Each of the Parties, each of their respective Representatives and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and the Fractional Share Consideration (including the Company Equity Award Consideration and any other consideration otherwise payable pursuant to this Agreement or deemed paid for Tax purposes), such amounts as it is required to deduct and withhold with respect to such payments under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.6    Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or other transactions contemplated hereby.

Section 3.7    Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, the Exchange Ratio shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock, Partnership OP Units, shares of Parent Common Stock or Parent Partnership Units, as the case may be), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock, Partnership OP Units, shares of Parent Common Stock or Parent OP Units, as the case may be, outstanding after the date hereof and prior to the Company Merger Effective Time and the Partnership Merger Effective Time, as applicable, so as to provide Parent and the holders of Company Common Stock and Partnership OP Units with the same economic effect as contemplated by this Agreement prior to such event.

Section 3.8    No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares representing shares of Company Common Stock or the conversion of Company Equity Awards pursuant to Section 3.2, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the VWAP of Parent Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (a) as disclosed in publicly-available Company SEC Reports filed with, or furnished to, as applicable, the SEC on or after January 1, 2020 and at least one (1) Business Day prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer (but including any description of historic facts or events included therein) or other statements to the extent they are cautionary, predictive or forward-looking in nature), or (b) as set forth in the applicable section of the disclosure schedules of the Company Parties delivered concurrently with the execution of this Agreement by the Company Parties to the Parent Parties (the “Company Disclosure Schedule”) (it being acknowledged and agreed that disclosure of any item in any Section of Article IV of the Company Disclosure Schedule shall qualify or modify the Section of this Article IV to which it corresponds and any other Section of this Article IV to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made (it being understood that to be so reasonably apparent it is not required that such other Sections be cross-referenced); provided, that (x) nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation, warranty, covenant or agreement of the Company Parties made herein and (y) no reference to or disclosure of any item or other matter in the Company Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter (or any item or matter of comparable or greater significant not referred to or disclosed in the Company Disclosure Schedule) is material, (2) such item or other matter is required to be referred to or disclosed in the

Company Disclosure Schedule or that any other item or matter of similar significance not referred to or disclosed in the Company Disclosure Schedule is required to be referred to or disclosed in the Company Disclosure Schedule, or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which the Company, the Partnership or any of the Company Subsidiaries is a party exists or has actually occurred), each of the Company Parties, jointly and severally, represent and warrant to the Parent Parties that:

Section 4.1    Existence; Good Standing; Compliance with Law.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. Section 4.1(a) of the Company Disclosure Schedule lists the jurisdictions in which the Company is duly qualified or licensed to do business as a foreign corporation or other entity. The Company is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. The Company has the requisite corporate or other requisite entity power and authority to own, lease, hold, encumber and, to the extent applicable, operate its properties and to carry on its business as now conducted.

(b)    Section 4.1(b) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s Subsidiaries (each, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”). Each of the Company Subsidiaries is a corporation, limited partnership or limited liability company duly incorporated or organized, validly existing and in good standing (to the extent applicable) under the Laws of its jurisdiction of incorporation or organization, as the case may be. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing (to the extent applicable) in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified or licensed or to be in good standing (to the extent applicable) would not, individually or in the aggregate, have or reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary has the requisite power and authority to own, operate, lease, encumber and, to the extent applicable, operate its properties and to carry on its business as now conducted.

(c)    The Company has previously provided or made available to Parent true and complete copies of (i) the Articles of Amendment and Restatement of the Company (the “Company Charter”), (ii) the Bylaws of the Company (the “Company Bylaws” and, together with the Company Charter, the “Company Governing Documents”), (iii) the Amended and Restated Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”), and (iv) the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement” and, together with the Certificate of Limited Partnership, the “Partnership Governing Documents”), in each case as amended and supplemented and in effect on the date of this Agreement. Each of the Company Governing Documents and the Partnership Governing Documents are in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.

Section 4.2    Authority.

(a)    The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which the Company is a party, including the Mergers. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of the Company, subject, with respect to the Company Merger, to receipt of the Company Stockholder Approval and to the filing of the applicable Merger Certificates with, and acceptance for record of the Merger Certificates by, the SDAT and the DSOS, as applicable, and, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of the Parent Parties, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)    The Company Board, at a duly held meeting, has, by unanimous vote: (i) for and on behalf of the Company, and as the sole stockholder of Company OP GP, the sole general partner of the Partnership and the holder of 866,646.453 Partnership OP Units, constituting approximately 1% of the outstanding Partnership OP Units, duly and validly adopted, and authorized and approved the execution, delivery and performance of, this Agreement and the Mergers and determined that it is advisable and in the best interests of the Company and its stockholders and the Partnership and its limited partners, as applicable, to enter into this Agreement and to effect the Mergers and other transactions contemplated thereby, (ii) directed that the Company Merger and the other transactions contemplated by this Agreement be submitted for consideration at the Company Stockholder Meeting, (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Company Merger and the other transactions contemplated by this Agreement (the “Company Recommendation”) and approved the inclusion of the Company Recommendation in the Proxy Statement/Prospectus, except that this clause (iii) is subject to Section 7.4(b)(iv) and Section 7.4(b)(v), (iv) as the sole stockholder of Company OP GP, the sole general partner of the Partnership, authorized and approved the Partnership Merger, and (v) taken all appropriate and necessary action to render any limitations on ownership of shares of Company Common Stock, as set forth in the Company Charter, inapplicable to the Mergers and the other transactions contemplated by this Agreement, and such resolutions of the Company Board remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way except as expressly permitted hereunder.

(c)    The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which the Partnership is a party, including the Partnership Merger. The execution, delivery and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no other partnership proceedings or organizational action on the part of the Partnership are necessary to authorize this Agreement or the Partnership Merger or to consummate the transactions contemplated hereby, subject, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS. This Agreement has been duly executed and delivered by the Partnership and, assuming the due authorization, execution and delivery hereof by each of the Parent Parties, constitutes a valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.3    Capitalization.

(a)    The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, including 250,000 shares of Series A Preferred Stock (“Company Preferred Stock”). As of the close of business on March 31, 2023, (i) 85,061,573 shares of Company Common Stock were issued and outstanding, including 142,235 Company Restricted Shares, (ii) no shares of Company Preferred Stock were issued or outstanding, (iii) 205,507 shares of

Company Common Stock were reserved and available for issuance pursuant to the Company Equity Incentive Plans, (iv) 19,500 shares of Company Common Stock were subject to Company Options (which have a weighted average exercise price of $57.24 per share), (v) 169,598 shares of Company Common Stock were subject to outstanding Company PSUs (reflected at the maximum level of performance), (vi) 34,178 shares of Company Common Stock were subject to Company DSUs, (vii) no warrants, rights, convertible or exchangeable securities or similar securities or rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities or ownership interests in the Company or any Company Subsidiary (other than the awards and entitlements disclosed in the foregoing clauses (iv), (v), (vi) and the Partnership OP Units disclosed in the following clause (viii)) with respect to shares of Company Common Stock or any other shares of capital stock or other equity or voting interests of the Company were issued or outstanding, (viii) 1,602,322.436 shares of Company Common Stock were reserved for issuance upon exchange of Partnership OP Units, (ix) 0 shares of Company Common Stock were reserved for issuance under the Company Dividend Reinvestment Plan and (x) the Company does not have any shares of capital stock or other equity or voting interests issued or outstanding except as set forth in this sentence. Since March 31, 2023 to the date of this Agreement, other than 26,600 shares of Company Common Stock which have been approved and authorized for issuance pursuant to the Company Equity Incentive Plans on April 3, 2023, no shares of capital stock or other equity or voting interests of the Company (or any equity-based awards or other rights with respect to shares of capital stock or other equity or voting interest of the Company, including any warrants, rights, performance shares, performance share units, convertible or exchangeable securities or similar securities or rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities or ownership interests in the Company or any Company Subsidiary) have been issued, authorized or reserved for issuance other than, in each case, with respect to shares of Company Common Stock reserved for issuance as described in clauses (iii), (iv), (v), and (vi) above. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(b)    The Company has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter (whether together with such stockholders or as a separate class).

(c)    Section 4.3(c) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Equity Awards as of April 3, 2023, including the name of the Person to whom such Company Equity Awards have been granted, the number of shares of Company Common Stock subject to each Company Equity Award (for Company PSUs, reflected at target level), the per share exercise price (for Company Options only), and the date on which such Company Equity Award was granted. All shares of Company Common Stock to be issued pursuant to, or in respect of, any Company Equity Award shall be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than the Company Equity Awards set forth in Section 4.3(c) of the Company Disclosure Schedule, there are no other equity-based awards or other rights with respect to the Company Common Stock, or with respect to partnership interests in the Partnership, issued and outstanding under the Company Equity Incentive Plans or otherwise as of the date hereof. All Company Equity Awards were (i) granted, accounted for, reported and disclosed in accordance with applicable Law and accounting rules and (ii) granted in accordance with the terms of the Company Equity Incentive Plans.

(d)    There are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary or which restrict the transfer of any such shares or equity or voting interests, nor are there, to the Company’s Knowledge, any third party agreements or understandings with respect to the voting of any such shares or equity or voting interests or which restrict the transfer of any such shares or equity or voting interests.

(e)    Except as set forth in the Partnership Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary (other than pursuant to the terms of the Company Equity Awards).

(f)    Neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

(g)    Neither the Company nor any Company Subsidiary has a “poison pill” or similar stockholder rights plan.

(h)    Except as set forth in this Section 4.3, there are no (i) voting trusts, proxies or other similar agreements or understandings to which the Company or any Company Subsidiary was bound with respect to the voting of any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary, (ii) contractual obligations or commitments of any character to which the Company or any Company Subsidiary was a party or by which the Company or any Company Subsidiary was bound restricting the transfer of, or requiring the registration for the sale of, any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary or (iii) stock appreciation rights, performance shares, performance share units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its shares of capital stock or other equity or voting interests.

(i)    All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized and declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

(j)    Company OP GP is the sole general partner of the Partnership. As of March 31, 2023, the Company owned approximately 1% of the Partnership OP Units. As of March 31, 2023, the Partnership’s Limited Partners (as defined in the Partnership Agreement) (not including the Partnership OP Units held by the Company), owned 1.85% of the Partnership OP Units. Section 4.3(j) of the Company Disclosure Schedule sets forth a true, correct and complete list of the holders of all Partnership OP Units and Series A Preferred Units, such holder’s most recent address and the exact number and type (e.g., general, limited, etc.) of Partnership OP Units and Series A Preferred Units, as applicable, held as of March 31, 2023. Other than Partnership OP Units and Series A Preferred Units set forth on Section 4.3(j) of the Company Disclosure Schedule, there are no other issued or outstanding equity or voting interests of the Partnership. Since March 31, 2023 to the date of this Agreement, no Partnership OP Units, Series A Preferred Units or other equity or voting interests of the Partnership have been issued, authorized or reserved for issuance. Except as set forth in this Section 4.3, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership. Except as set forth in the Partnership Agreement, there are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership. The partnership interests owned by the Company and, to the Company’s Knowledge, the partnership interests owned by the Partnership’s Limited Partners (as defined in the Partnership Agreement), are subject only to the restrictions on transfer set forth in the Partnership Agreement and those imposed by applicable Securities Laws. All issued and outstanding Partnership OP Units and Series A Preferred Units are duly authorized, validly issued, fully paid and free of preemptive rights.

Section 4.4    Subsidiary Interests. All issued and outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the other Company Subsidiaries are duly authorized and validly issued. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any Company Subsidiary (other than the Partnership OP Units and Series A Preferred Units disclosed pursuant to Section 4.3) to issue, transfer or sell any interests with respect to any Company Subsidiary. Except for the Partnership OP Units and Series A Preferred Units identified in Section 4.3(j) of the Company Disclosure Schedule as being owned by a holder other than the Company, all issued and outstanding shares or other equity or voting interests of each Company Subsidiary are owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims, call rights, options, right of first refusal, rights of first offer, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges or other encumbrances of any nature whatsoever.

Section 4.5    Other Interests. Except as set forth in Section 4.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

Section 4.6    Consents and Approvals; No Violations. Subject to receipt of the Company Stockholder Approval, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state “blue sky” Laws, and (b) for filing of the applicable Merger Certificates with, and the acceptance for record of the Merger Certificates by, the SDAT and the DSOS, as applicable, and the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS, none of the execution, delivery or performance of this Agreement by the Company Parties, the consummation by the Company Parties of the transactions contemplated hereby or compliance by the Company Parties or the Company Subsidiaries with any of the provisions hereof will (i) conflict with or result in any breach or violation of any provision of (A) the Company Governing Documents or the Partnership Governing Documents or (B) the organizational documents of any Company Subsidiary, (ii) require any filing by any of the Company Parties or any Company Subsidiary with, notice to, or permit, authorization, consent or approval of, any Governmental Authority, except (A) (I) the filing with the SEC of the Proxy Statement/Prospectus in preliminary and definitive form and of a registration statement on Form S-4 pursuant to which the offer and sale of shares of Company Common Stock in the Company Merger will be registered pursuant to the Securities Act (together with any amendments or supplements thereto, the “Form S-4”), and the declaration of effectiveness of the Form S-4, and (II) the filing with the SEC of such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (B) as may be required under the rules and regulations of the NYSE, and (C) such filings as may be required in connection with Transfer Taxes, (iii) require any consent or notice under, result in a violation or breach by the Company or any Company Subsidiary of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancelation or acceleration) under, result in the triggering of any payment or result in the creation of any Encumbrance on any property or asset of the Company or any of the Company Subsidiaries pursuant to any of the terms, conditions or provisions of any Company Material Contract to which Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate or conflict with any Law applicable to the Company or any Company Subsidiary or any of its respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect.

Section 4.7    Compliance with Applicable Laws. The Company and each of the Company Subsidiaries is, and since January 1, 2020 has been, in compliance with all Laws applicable to the Company or such Company Subsidiary or by which any property or asset of the Company or such Company Subsidiary is bound (except for Laws addressed in Section 4.12, Section 4.13 or Section 4.21, which shall be governed solely by such Sections), except for any such violations that have been cured, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for the Permits that are the subject of Section 4.12, Section 4.13 or Section 4.21, which are addressed solely in those Sections, the Company and each Company Subsidiary has all permits, authorizations, approvals, registrations, certificates, orders, waivers, clearances and variances (each, a “Permit”) necessary to conduct the Company’s or a Company Subsidiary’s business, as applicable, substantially as it is being conducted as of the date hereof, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, none of the Company or any Company Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, except which termination, modification or nonrenewal would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect. All such Permits are valid and in full force and effect and there are no pending or, to the Company’s Knowledge, threatened administrative or judicial Actions that would reasonably be expected to result in modification, termination or revocation thereof, except which modification, termination or revocation would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect. To the Company’s Knowledge, since January 1, 2020, the Company and each Company Subsidiary has been in material compliance with the terms and requirements of such Permits.

Section 4.8    SEC Reports, Financial Statements and Internal Controls.

(a)    Each of the Company Parties has, since January 1, 2020, filed with or otherwise furnished to (as applicable) the SEC on a timely basis all reports, schedules, forms, registration statements, definitive proxy statements and other documents required to be filed or furnished by it under the Exchange Act or the Securities Act (the “Securities Laws”), together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents, together with any documents and information incorporated therein by reference, collectively, the “Company SEC Reports”), all of which were prepared in all material respects in accordance with the requirements of the Securities Laws. As of their respective dates, the Company SEC Reports (other than preliminary materials) (i) complied (or with respect to Company SEC Reports filed after the date hereof, will comply) as to form in all material respects with the requirements of the Securities Laws and (ii) at the time of filing or being furnished (or effectiveness in the case of registration statements) did not (or with respect to Company SEC Reports filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Reports filed with or furnished to the SEC and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of the Company or the Partnership. Neither the Company nor the Partnership has any outstanding and unresolved comments from the SEC with respect to the Company SEC Reports. Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company, the Partnership and their respective consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive income, shareholders’ equity or partners’ capital, as applicable, and cash flows of the Company and the Partnership included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, comprehensive income, shareholders’ equity or partners’ capital, as applicable, or cash flows, as the case may be, of the Company, the Partnership and their respective consolidated Subsidiaries for the periods set forth therein, in each case in accordance with GAAP and the applicable rules, accounting requirements and regulations of the SEC consistently applied during the periods involved, except to the extent such financial statements have been modified or superseded by later Company SEC Reports filed with or furnished to the SEC and publicly available prior to the date of this Agreement, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. With the exception of the Partnership, no Company Subsidiary is required to file any periodic report with the SEC.

(b)    Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of the Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company, any Company Subsidiary or such Company’s or Company Subsidiary’s audited financial statements or other Company SEC Reports.

(c)    There are no liabilities of the Company or any Company Subsidiary of a nature that would be required under GAAP to be set forth on the consolidated financial statements of the Company or the Partnership or the notes thereto, other than liabilities (i) adequately provided for on the consolidated balance sheet of the Company or the Partnership dated as of December 31, 2022 (including the notes thereto) included in the Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, (ii) incurred under this Agreement or in connection with the transactions contemplated hereby, or (iii) incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2022.

(d)    Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred since December 31, 2022 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since January 1, 2020, the Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company and required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, (i) to the Company’s Knowledge, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information relating to the Company required to be included in the reports the Company is required to file under the Exchange Act, and (ii) the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s independent registered public accounting firm and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects.

Section 4.9    Litigation. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole, (i) there is no Action pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries and (ii) neither the Company nor any Company Subsidiary nor any of the Company Properties is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority.

Section 4.10    Absence of Certain Changes. From January 1, 2023 through the date hereof, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice (except for the matters with respect to the negotiation of this Agreement) and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than the regular quarterly dividends to be paid to holders of shares of Company Common Stock); (b) any material change in the Company’s or the Partnership’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (c) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11    Taxes.

(a)    Each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority), and such Tax Returns are true, correct and complete in all material respects, and (ii) has timely paid (or had timely paid on its behalf) all material Taxes required to be paid by it, other than Taxes being contested in good faith and for which adequate reserves have been established in the Company’s most recent financial statements contained in the Company SEC Reports.

(b)    The Company, (i) for all taxable years commencing with its taxable year ended December 31, 1995 through and including its taxable year ending December 31 immediately prior to the Company Merger Effective Time, has elected and has been subject to U.S. federal taxation as a “real estate investment trust” (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated at all times since such date, and will continue to operate until the Closing, in such a manner as to permit it to continue to qualify as a REIT for the taxable year that will end on the Closing Date, and (iii) has not taken or omitted to take any action that would reasonably be expected to result in the Company’s failure to qualify as a REIT or a successful challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the Company’s Knowledge, threatened.

(c)    The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

(d)    No material deficiencies for any Taxes have been asserted or assessed in writing against the Company or any of the Company Subsidiaries and remain outstanding as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

(e)    The Company does not directly or indirectly hold any asset the disposition of which would subject it to tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder.

(f)    No entity in which the Company directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a corporation for United States federal income tax purposes, other than a corporation that qualifies as a REIT, a Company Subsidiary REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”).

(g)    No entity in which the Company directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a “publicly traded partnership” taxable as a corporation under Section 7704(b) of the Code.

(h)    Neither the Company nor any Company Subsidiary (other than a Taxable REIT Subsidiary of the Company) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents”, “redetermined deductions”, “excess interest” or “redetermined TRS service income”, in each case as defined in Section 857(b)(7) of the Code.

(i)    (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to the Company’s Knowledge, threatened with regard to any material Taxes or Tax Returns of the Company or any Company Subsidiary, including claims by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns; (ii) neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (iii) neither the Company nor any Company Subsidiary has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or other Governmental Authorities relating to Taxes.

(j)    The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(k)    There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary except liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(l)    There is no Tax allocation or sharing agreement or similar arrangement with respect to which the Company or any Company Subsidiary is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business and which do not primarily relate to Taxes). There are no Tax Protection Agreements to which the Company, any Company Subsidiary or any other entity in which the Company or a Company Subsidiary has an interest is directly or indirectly subject. For purposes of this Agreement, “Tax Protection Agreement” means any agreement pursuant to which a Person has agreed to (i) maintain a minimum level of debt, continue a particular debt or allocate a certain amount of debt to a particular Person, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) use or refrain from using a particular method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such Person or any of its subsidiaries, (v) use or refrain from using a particular method for allocating one or more liabilities of such Person or any of its subsidiaries under Section 752 of the Code, and/or (vi) only dispose of assets in a particular manner, in each case for Tax reasons.

(m)    Except for ordinary course transactions that may be “reportable transactions” solely on account of the recognition of a tax loss, neither the Company nor any Company Subsidiary is or has been a party to any “reportable transaction” as such term is used in the Treasury Regulations under Section 6011 of the Code.

(n)    Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(o)    Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two

(2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(p)    Section 4.11(p) of the Company Disclosure Schedule sets forth a list of all transactions intended to qualify as an exchange subject to Section 1031(a)(1) of the Code in which either the Company or any of the Company Subsidiaries has participated that has not been completed as of the date hereof.

(q)    Neither the Company nor any of the Company Subsidiaries (other than a Taxable REIT Subsidiary) has or has had any earnings and profits at the close of any taxable year (including such taxable year that will close as of the Closing Date) that were attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(r)    The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(s)    Neither the Company nor any of the Company Subsidiaries (i) has, or has ever had, a permanent establishment in any country other than the country in which it is organized and resident, (ii) has engaged in a trade or business in any country other than the country in which it is organized and resident that subjected it to Tax in such country, or (iii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized and resident.

(t)    Neither the Company nor any of the Company Subsidiaries has made an election under Section 965(h) of the Code to pay the “net tax liability” (as defined therein) in installments or made an election under Section 965(m) of the Code to defer the inclusion in gross income of a portion of the amount required to be taken into account under Section 951(a)(1) of the Code.

Section 4.12    Properties.

(a)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries owns good and marketable fee simple title (with respect to jurisdictions that recognize such form of title or substantially similar title with respect to all other jurisdictions) to, or has a good and valid leasehold interest in, each of the real properties identified as owned or leased by the Company in the Company SEC Reports or otherwise that is purported to be owned or leased by, or occupied by, the Company or a Company Subsidiary (collectively, the “Company Properties”). Section 4.12(a) of the Company Disclosure Schedule sets forth a true and complete list of all leases or ground leases pursuant to which the Company or any Company Subsidiary is a tenant as of the date of this Agreement (each, together with all amendments, modifications, supplements, renewals and extensions related thereto, a “Material Company Real Property Lease”). In each case, such Company Properties are owned or leased, as the case may be, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests, pledges, easements, restrictive covenants, encroachments, defects to title or other encumbrances (“Encumbrances”), except for the following: (i) liens for Taxes or other governmental charges, assessments or levies that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required by GAAP), (ii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business consistent with past practice that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required by GAAP), or that are not otherwise material individually or in the aggregate, (iii) Encumbrances disclosed in the public records or in existing title policies, the existence of which does not, and would not reasonably be expected to, individually or in the aggregate, materially impair or interfere with the marketability, value or use and enjoyment of such real property (as such property is currently being used or, with respect to any development properties, intended to be used) and (iv) other non-monetary Encumbrances that do not, and would not reasonably be expected to, individually or in the aggregate, materially impair or interfere with the marketability, value or use and enjoyment of any such real property (as such property is currently being used or, with respect to any development properties, intended to be used).

(b)    Section 4.12(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the real property which, as of the date of this Agreement, is under contract to be purchased by the Company or a Company Subsidiary after the date of this Agreement or that is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary as lessee or sublessee after the date of this Agreement. There are no written agreements to which either the Company or any Company Subsidiary is a party pursuant to which either the Company or any Company Subsidiary is obligated to buy or lease or sublease as a tenant any real properties at some future date.

(c)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are title insurance policies issued to the Company or the applicable Company Subsidiary for each Company Property, insuring the Company’s or the applicable Company Subsidiary’s fee or leasehold interest in each such Company Property, as applicable, and no written claim has been made against any such policy by the Company or any Company Subsidiary which remains outstanding.

(d)    Neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation, eminent domain or rezoning proceedings are pending or, to the Company’s Knowledge, threatened with respect to any of the Company Properties, that would, or would reasonably be expected to, interfere in any material manner with the current use of the Company Properties (assuming its continued use in the manner it is currently used or, with respect to any development properties, intended to be used), or otherwise impair in any material manner the operations of such Company Properties (assuming its continued use in the manner it is currently operated or, with respect to any Company Development Properties, intended to be operated), or (ii) any Laws, including any zoning regulation or ordinance, building or similar Law, code, ordinance, order or regulation, has been violated (and remains in violation) for any Company Property (other than violations of any zoning regulation or ordinance resulting from a change to such zoning regulation or ordinance which render such Company Property legally non-conforming pursuant to such zoning regulations or ordinances), which have not been cured, contested in good faith by appropriate proceedings or which violations would individually, or in the aggregate, reasonably be expected to be material to the Company or any Company Subsidiary. The current use, occupancy and condition of the Company Properties and the operations thereon do not violate any applicable Laws, easement, covenant, condition, restriction or similar provision in any instrument of record or, to the Company’s Knowledge, any unrecorded agreement affecting the Company Properties, in each case, except for violations which have been cured, contested in good faith by appropriate proceedings or such violations that would not individually, or in the aggregate, reasonably be expected to be material to the Company or any Company Subsidiary.

(e)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except for any statutory rights or options to occupy or purchase any Company Property in favor of a Governmental Authority, neither the Company nor any of the Company Subsidiaries has granted any unexpired option agreements, rights of first offer or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale or letter of intent to sell any Company Property or any portion thereof.

(f)    To the Company’s Knowledge, each of the Company Properties has sufficient direct or indirect access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof.

(g)    Section 4.12(g) of the Company Disclosure Schedule sets forth a true, correct and complete list of the real property which is under ground-up development as of the date hereof (each, a “Company Development Property”, and, collectively, the “Company Development Properties”). There are no defaults under any of the Company Development Contracts which, individually or in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect. The Company or the Company Subsidiaries have obtained any and all material approvals, consents and authorizations to conduct the current activity on the Company Development Properties and, to the Company’s Knowledge, no facts or circumstances exist which would reasonably be expected to lead to a failure to obtain any material approvals, consents and authorizations to initiate and complete the currently contemplated development, redevelopment or constructions of the Company Development Properties. Section 4.12(g) of the Company Disclosure Schedule lists the common name of each Company Property which is vacant land.

Section 4.13    Environmental Matters.

(a)    The Company and the Company Subsidiaries (i) are, and since January 1, 2018, have been, in material compliance with all Environmental Laws, and (ii) have no material liability under Environmental Laws or with respect to Hazardous Materials.

(b)    (i) The Company and each of its Subsidiaries has timely applied for, obtained and maintains all material Environmental Permits required for the operation of the business as currently conducted; (ii) Section 4.13(b)(ii) of the Company Disclosure Schedule sets forth a true and complete list of all such material Environmental Permits.

(c)    Since January 1, 2018, or earlier for matters that remain unresolved, neither the Company nor any Company Subsidiary has received, or to the Company’s Knowledge been threatened with (i) any written request for information from a Governmental Authority, or (ii) any Action, Claim, order or notice from any Person alleging that the Company or any Company Subsidiary is or may be in material violation of, or have material liability under any Environmental Law or with respect to Hazardous Materials.

(d)    Neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or any investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that would be reasonably likely to result in material liability for the Company or any Company Subsidiary.

(e)    Neither the Company nor any Company Subsidiary has contractually assumed any material liability of another Person under any Environmental Law or with respect to Hazardous Materials.

(f)    To the Company’s Knowledge, (i) there has been no Release of Hazardous Materials on, at, under or from any real property currently or formerly owned, leased or operated by the Company or any Company Subsidiary and (ii) neither the Company nor any Company Subsidiary has arranged, by contract, agreement or otherwise for the transportation, treatment or disposal of Hazardous Materials at any location, in each case, that would reasonably be expected to result in material liability.

(g)    Notwithstanding any other provision of this Agreement, this Section 4.13 contains the exclusive representations and warranties of the Company Parties with respect to Environmental Laws, Hazardous Materials or other environmental matters.

Section 4.14    Employee Benefit Plans.

(a)    Section 4.14(a) of the Company Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, within the meaning of ERISA Section 3(3) (whether or not subject to ERISA), and each material bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or material employee benefit plan that is currently maintained or contributed to by the Company or any Company Subsidiary or under or with respect to which the Company or any Company Subsidiary has or may have any material liability (“Company Employee Programs”).

(b)    Each Company Employee Program that is intended to qualify under Section 401(a) of the Code (the “Company 401(k) Plan”) has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company’s Knowledge, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of any such determination.

(c)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Program has been established and administered in accordance with its terms and in accordance with the requirements of applicable Law, including ERISA and the Code. No Company Employee Program is, or at any time within the previous six (6) years was, (i) subject to Title IV of ERISA, (ii) a multiemployer plan (within the meaning of ERISA Section 3(37)), (iii) a multiple employer pension plan or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(d)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all payments and/or contributions required to have been made with respect to all Company Employee Programs either have been made or have been accrued in accordance with the terms of the applicable Company Employee Program and applicable Law, (ii) no material Action has been made, commenced or, to the Company’s Knowledge, threatened with respect to any Company Employee Program (other than for benefits payable in the ordinary course of business), and (iii) there have been no non-exempt “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Program, and neither the Company nor any Company Subsidiary has engaged in any prohibited transaction, in any case that have not been corrected in full.

(e)    No Company Employee Program provides for post-termination or retiree medical, disability, life insurance or other welfare benefits (other than under Section 4980B of the Code or similar state Law or pursuant to subsidized coverage during any post-employment severance period) to any current or future retiree or former employee of the Company or any Company Subsidiary.

(f)    Except as otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or together with any other event) (i) result in, or cause, the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other individual service provider of the Company or any Company Subsidiary, or (ii) result in any payment or benefit to any current or former employee, officer, director or other individual service provider of the Company or any Company Subsidiary which would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code).

Section 4.15    Labor and Employment Matters.

(a)    Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any labor union or labor organization regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries relating to their business. To the Company’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

(b)    There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any of the Company Subsidiaries in connection with the employment relationship, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(c)    Since January 1, 2020, to the Company’s Knowledge, the Company and the Company Subsidiaries have been and are in compliance with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of the Company and the Company Subsidiaries under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding, except, in each case in subsections (i) and (ii), any such noncompliance that would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2020, to the Company’s Knowledge, all independent contractors and consultants providing personal services to the Company and the Company Subsidiaries have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Company and the Company Subsidiaries have been properly classified under the FLSA, except, in each case, as would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect.

(d)    During the preceding three (3) years, the Company and the Company Subsidiaries have not effectuated a “plant closing” or “mass layoff” (each as defined in the WARN Act), in either case that resulted in a material liability to the Company or any Company Subsidiary.

Section 4.16    No Brokers. Other than with Wells Fargo Securities, LLC and BofA Securities, Inc., which the Company has retained as its financial advisors in connection with the Mergers, neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or any of the Parent Parties to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement, the entry into this Agreement or the consummation of the Mergers or other transactions contemplated hereby. True and complete copies of the engagement letters with each of Wells Fargo Securities, LLC and BofA Securities, Inc. have been made available to Parent prior to the date hereof.

Section 4.17    Opinion of Financial Advisor. The Company Board has received the opinion of each of Wells Fargo Securities, LLC and BofA Securities, Inc. to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio provided for in the Company Merger is fair, from a financial point of view, to holders of Company Common Stock (other than shares held by Parent, the Company or any of their respective Subsidiaries). A true and complete copy of each opinion will be provided to Parent by the Company solely for informational purposes promptly following the date of this Agreement, it being expressly understood and agreed that such opinions are for the benefit of the Company Board only and may not be relied upon by Parent or any other Person.

Section 4.18    Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to be voted on the matter at the Company Stockholder Meeting is the only vote of the holders of any class or series of shares of capital stock or other equity or voting interests of the Company or any Company Subsidiary (other than the Partnership) necessary to approve the Company Merger and the other transactions contemplated by this Agreement (the “Company Stockholder Approval”). The Company, as the sole stockholder of Company OP GP, the sole general partner of the Partnership and the Company, as a limited partner holding approximately 98.2% of the outstanding Partnership OP Units, has approved this Agreement and the Partnership Merger, and such approval is the only approval necessary for the approval of this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement by, or on behalf of, the Partnership.

Section 4.19    Company Material Contracts.

(a)    Other than as set forth in the exhibits to the Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, Section 4.19(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Material Contracts as of the date hereof. A true and complete copy of each Company Material Contract, as of the date of this Agreement, has been made available by the Company to Parent prior to the date of this Agreement. Each Company Material Contract is legal, valid, binding and enforceable on the Company and each Company Subsidiary that is a party thereto, and, to the Company’s Knowledge, on each other Person party thereto, and is in full force and effect except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b)    Neither the Company nor any Company Subsidiary is, and, to the Company’s Knowledge, no other party to a Company Material Contract is in violation of, or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract to which it is a party or by which any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written, or to the Company’s Knowledge, oral notice of any material violation of, or material default under, any Company Material Contract.

Section 4.20    Related Party Transactions. From January 1, 2020 through the date of this Agreement, there have been no transactions or contracts between the Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC that have not been so reported.

Section 4.21    Intellectual Property.

(a)    Section 4.21(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Intellectual Property owned by the Company or any Company Subsidiary that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority or domain name registrar (the “Registered Intellectual Property”), together with all material unregistered trademarks. To the Company’s Knowledge, all material Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(b)    To the Company’s Knowledge, the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted and planned to be conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party and the Company has not received any written allegations to that effect.

(c)    To the Company’s Knowledge, no third party is currently misappropriating, infringing or otherwise violating any Intellectual Property rights of the Company or any Company Subsidiary.

(d)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as it is currently conducted; provided, however, that the foregoing representation and warranty in this Section 4.21(d) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation, or violation of any Intellectual Property rights (which is addressed in Section 4.21(b) and Section 4.21(c)).

(e)    To the Company’s Knowledge, the Company and the Company Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information of the Company and the Company Subsidiaries (and any confidential information owned by any Person to whom the Company or any of the Company Subsidiaries has a confidentiality obligation). To the Company’s Knowledge, no such trade secrets or other material confidential information has been disclosed by the Company or any Company Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other material confidential information by such Person.

(f)    The IT Assets owned or used by the Company or any Company Subsidiary (i) are in operating order in all material respects and are fulfilling the purposes for which they were acquired, licensed or established in an efficient manner without material downtime or errors, (ii) have not, since January 1, 2020, experienced any material errors and/or breakdowns, (iii) to the Company’s Knowledge, do not contain Unauthorized Code, (iv) to the Company’s Knowledge, have not experienced any material security breaches, and (v) are considered by the Company to effectively perform, in all material respects, all information technology operations necessary to conduct the businesses of the Company and the Company Subsidiaries as they are currently conducted.

Section 4.22    Privacy & Data Security.

(a)    The Company, the Company Subsidiaries, and, to the Company’s Knowledge, all third parties Processing Personal Information on behalf of any Company Subsidiary pursuant to a written agreement with the Company or a Company Subsidiary (collectively, “Company Data Partners”), comply and have at all times since January 1, 2020 complied, in all material respects, with all applicable (i) Privacy Laws, (ii) external-facing policies, notices, and/or statements published by the Company or a Company Subsidiary, as applicable, related to Personal Information (“Company Privacy Policy”), and (iii) contractual commitments related to the Processing of Personal Information in a Company Material Contract (collectively, “Company Privacy Requirements”). All Company Privacy Policies are and have been materially accurate, consistent and complete and not misleading or deceptive (including by omission) in any material respect. To the Company’s Knowledge, the execution, delivery, and performance of this Agreement do not conflict with and will not result in a breach of any Company Privacy Requirements or require the consent of or provision of notice to any Person.

(b)    The Company and each Company Subsidiary have at all times since January 1, 2020 implemented and maintained commercially reasonable measures designed to protect Personal Information against any accidental, unlawful or unauthorized access, use, loss, disclosure, alteration, destruction, or compromise (a “Security Incident”). To the Company’s Knowledge, none of the Company, the Company Subsidiaries, or, to the Company’s Knowledge, any Company Data Partners have experienced any material Security Incidents, including any successful ransomware attack or denial-of-service attack material to the Company or Company Subsidiary’s operations. In relation to any Security Incident and/or Company Privacy Requirement, none of the Company, the Company Subsidiaries, or, to the Company’s Knowledge, any Company Data Partners, have (i) notified or been required to notify any Person under Privacy Laws, or (ii) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person. To the Company’s Knowledge, there are no facts or circumstances that would reasonably be expected to give rise to the occurrence of (i) or (ii).

Section 4.23    Insurance. The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance) and which the Company believes are adequate for the operation of its business and the protection of its assets. There is no claim by the Company or any Company Subsidiary pending under any such insurance policies which (a) has been denied or disputed by the insurer or (b) would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not be material to the Company and the Company Subsidiaries, taken as a whole, all such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, the Company and the Company Subsidiaries are in compliance in all material respects with the terms of such insurance policies, and no written notice of cancelation or termination has been received by the Company with respect to any such insurance policy other than in connection with ordinary course renewals.

Section 4.24    Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company Parties for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus will (a) in the case of the Form S-4, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement/Prospectus, on the date such Proxy Statement/Prospectus is first mailed to the Company’s stockholders or Parent’s stockholders or at the time of the Company Stockholder Meeting or at the Parent Stockholder Meeting or at the time that the Form S-4 is declared effective or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At each of the times described in the preceding sentence, the Form S-4 and the Proxy Statement/Prospectus will (with respect to the Company, its directors and officers and the Company Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of the Company or the Partnership.

Section 4.25    Investment Company Act. Neither the Company nor any of the Company Subsidiaries is required to be registered under the Investment Company Act.

Section 4.26    Takeover Statutes. Subject to the receipt of the Company Stockholder Approval, each of the Company Parties has taken such actions and votes as are necessary on its part to render the provisions of any takeover Laws, including any “fair price,” “moratorium” or “control share acquisition” or similar Laws, including the provisions contained in Title 3, Subtitle 6 and Title 3, Subtitle 7 of the MGCL, or any other anti-takeover statute or similar federal or state statute or similar provisions in the Company Governing Documents or the Partnership Governing Documents (collectively, with any similar provisions of the Parent Governing Documents and the Parent OP Governing Documents, the “Takeover Statutes”) inapplicable to this Agreement, the Mergers and other transactions contemplated by this Agreement.

Section 4.27    No Other Representations or Warranties. The Company Parties acknowledge that, except for the representations and warranties made by the Parent Parties in Article V, neither Parent, Parent OP, Extra Space Merger Sub, Extra Space OP Merger Sub nor any of their respective Representatives makes any representations or warranties, and Parent, Parent OP, Merger Sub and Extra Space OP Merger Sub hereby disclaim any other representations or warranties, with respect to Parent, Parent OP, Extra Space Merger Sub, Extra Space OP Merger Sub, the Parent Subsidiaries, or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by

Parent, Parent OP, Extra Space Merger Sub and Extra Space OP Merger Sub, notwithstanding the delivery or disclosure to the Company Parties or their Representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Except (a) as disclosed in publicly-available Parent SEC Reports filed with, or furnished to, as applicable, the SEC on or after January 1, 2020 and at least one (1) Business Day prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer (but including any description of historic facts or events included therein) or other statements to the extent they are cautionary, predictive or forward-looking in nature), or (b) as set forth in the applicable section of the disclosure schedules of the Parent Parties delivered concurrently with the execution of this Agreement by the Parent Parties to the Company Parties (the “Parent Disclosure Schedule”) (it being acknowledged and agreed that disclosure of any item in any Section of Article V of the Parent Disclosure Schedule shall qualify or modify the Section of this Article V to which it corresponds and any other Section of this Article V to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made (it being understood that to be so reasonably apparent it is not required that such other Sections be cross-referenced); provided, that (x) nothing in the Parent Disclosure Schedule is intended to broaden the scope of any representation, warranty, covenant or agreement of the Parent Parties made herein and (y) no reference to or disclosure of any item or other matter in the Parent Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter (or any item or matter of comparable or greater significant not referred to or disclosed in the Parent Disclosure Schedule) is material, (2) such item or other matter is required to be referred to or disclosed in the Parent Disclosure Schedule or that any other item or matter of similar significance not referred to or disclosed in the Parent Disclosure Schedule is required to be referred to or disclosed in the Parent Disclosure Schedule, or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Parent, Parent OP or any of the Parent Subsidiaries is a party exists or has actually occurred), each of the Parent Parties, jointly and severally, represent and warrant to the Company Parties that:

Section 5.1    Existence; Good Standing; Compliance with Law.

(a)    Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. Section 5.1(a) of the Parent Disclosure Schedule lists the jurisdictions in which Parent is duly qualified or licensed to do business as a foreign corporation or other entity. Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Parent has the requisite corporate power and authority to own, lease, hold, encumber and, to the extent applicable, operate its properties and to carry on its business as now conducted.

(b)    Parent OP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Section 5.1(b) of the Parent Disclosure Schedule lists the jurisdictions in which the Parent OP is duly qualified or licensed to do business as a foreign corporation or other entity. Parent OP is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Parent OP has all requisite limited partnership power and authority to own, lease, hold, encumber and, to the extent applicable, operate its properties and to carry on its business as now conducted.

(c)    Section 5.1(c) of the Parent Disclosure Schedule sets forth a true and complete list of each of Parent’s Subsidiaries (each, a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”). Each of the Parent Subsidiaries is a corporation, limited partnership or limited liability company duly incorporated or organized, validly existing and in good standing (to the extent applicable) under the Laws of its jurisdiction of incorporation or organization, as the case may be. Each Parent Subsidiary is duly qualified or licensed to do business and is in good standing (to the extent applicable) in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing (to the extent applicable) would not, individually or in the aggregate, have or reasonably be expected to have, a Parent Material Adverse Effect. Each Parent Subsidiary has the requisite power and authority to own, operate, lease, encumber and, to the extent applicable, operate its properties and to carry on its business as now conducted.

(d)    Parent has previously provided or made available to the Company true and complete copies of (i) the Articles of Amendment and Restatement of Parent (the “Parent Charter”), (ii) the Second Amended and Restated Bylaws of Parent (the “Parent Bylaws” and, together with the Parent Charter, the “Parent Governing Documents”), (iii) the Certificate of Limited Partnership of Parent OP (the “Parent OP Certificate of Limited Partnership”), and (iv) the Fourth Amended and Restated Agreement of Limited Partnership of Parent OP (the “Parent Partnership Agreement” and, together with the Parent OP Certificate of Limited Partnership, the “Parent OP Governing Documents”), in each case as amended and supplemented and in effect on the date of this Agreement. Each of the Parent Governing Documents and the Parent OP Governing Documents are in full force and effect, and neither Parent nor Parent OP is in violation of any of the provisions of such documents.

Section 5.2    Authority.

(a)    Each of the Parent Parties has all requisite corporate or other entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to receipt of the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement to which a Parent Party is a party, including the Mergers. The execution, delivery and performance by the Parent Parties of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of such Parent Parties, subject, (i) with respect to the issuance of shares of Parent Common Stock in connection with the Company Merger pursuant to this Agreement (the “Parent Common Stock Issuance”), to the receipt of the Parent Stockholder Approval, (ii) with respect to the Company Merger, to the filing of the applicable Merger Certificates with, and acceptance for record of the Merger Certificates by, the SDAT and the DSOS, as applicable, and (iii) with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS. No other corporate proceedings on the part of the Parent Parties are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Parent Parties and, assuming the due authorization, execution and delivery hereof by each of the Company Parties, constitutes a valid and legally binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)    The Parent Board, at a duly held meeting, has, on behalf of Parent and in Parent’s capacity as the sole trustee of Parent Trust, the sole general partner of Parent OP (and on behalf of Parent in Parent’s capacity as sole member of Extra Space Merger Sub and on behalf of Parent OP in Parent OP’s capacity as the sole member of Extra Space OP Merger Sub), by unanimous vote (i) duly and validly adopted, and authorized and approved the execution, delivery and performance of, this Agreement and the Mergers and declared that this Agreement and the transactions contemplated hereby (including the Parent Common Stock Issuance) are advisable and in the best interests of Parent and the stockholders of Parent, (ii) directed that the Parent Common Stock Issuance be submitted for consideration at the Parent Stockholder Meeting, and (iii) resolved to recommend that the stockholders of Parent vote in favor of the approval of Parent Common Stock Issuance (the “Parent Recommendation”) and approved the inclusion of the Parent Recommendation in the Proxy Statement/Prospectus, except that this clause (iii) is subject to Section 7.4(b)(iv) and Section 7.4(b)(v), and such resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way except as expressly permitted hereunder.

(c)    Parent OP has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which Parent OP is a party. The execution, delivery and performance by Parent OP of this Agreement and the consummation by Parent OP of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no other partnership proceedings or organizational action on the part of Parent OP are necessary to authorize this Agreement or the Partnership Merger or to consummate the transactions contemplated hereby, subject, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS. This Agreement has been duly executed and delivered by Parent OP and, assuming the due authorization, execution and delivery hereof by each of the Company Parties, constitutes a valid and legally binding obligation of Parent OP, enforceable against Parent OP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5.3    Capitalization.

(a)    The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”). As of the close of business on March 31, 2023, (i) 135,007,280 shares of Parent Common Stock were issued and outstanding (including 208,581 restricted shares of Parent Common Stock granted by Parent pursuant to the Parent Equity Incentive Plans), (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 575,435 shares of Parent Common Stock were reserved and available for issuance pursuant to future awards under Parent’s 2015 Incentive Award Plan, (iv) 386,696 shares of Parent Common Stock were issuable in respect of outstanding options, restricted stock units, performance stock units (reflected at the maximum level of performance), deferred stock units, dividend equivalent units, phantom shares, and other awards and entitlements outstanding pursuant to the Parent Equity Incentive Plans, (v) no warrants, rights, convertible or exchangeable securities or similar securities or rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities or ownership interests in Parent or any Parent Subsidiary with respect to the Parent Common Stock were outstanding, (vi) no shares of Parent Common Stock were reserved for issuance upon redemption or exchange of Parent OP Units, and (vii) Parent does not have any shares of capital stock or other equity or voting interests issued or outstanding except as set forth in this sentence. All issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(b)    Parent has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Parent on any matter (whether together with such stockholders or as a separate class).

(c)    There are no agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of any shares of capital stock or other equity or voting interests of Parent or any Parent Subsidiary or which restrict the transfer of any such shares or equity or voting interests, nor are there, to Parent’s

Knowledge, any third party agreements or understandings with respect to the voting of any such shares or equity or voting interests or which restrict the transfer of any such shares or equity or voting interests.

(d)    Except as set forth in Section 5.3(d) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no outstanding contractual obligations of Parent, Parent OP or any Parent Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any shares of capital stock, partnership interests or any other securities of Parent or any Parent Subsidiary (other than pursuant to the cashless exercise of, or the forfeiture or withholding of taxes with respect to, any equity award granted by Parent under the Parent Equity Incentive Plans (“Parent Equity Award”)).

(e)    Neither Parent nor any Parent Subsidiary has a “poison pill” or similar stockholder rights plan.

(f)    Except as set forth in this Section 5.3 or in Section 5.3(f) of the Parent Disclosure Schedule, there are no (i) voting trusts, proxies or other similar agreements or understandings to which Parent or any Parent Subsidiary was bound with respect to the voting of any shares of capital stock or other equity or voting interests of Parent or any Parent Subsidiary, (ii) contractual obligations or commitments of any character to which Parent or any Parent Subsidiary was a party or by which Parent or any Parent Subsidiary was bound restricting the transfer of, or requiring the registration for sale of, any shares of capital stock or other equity or voting interests of Parent or any Parent Subsidiary or (iii) stock appreciation rights, performance shares, performance share units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of capital stock or other equity or voting interests of Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its shares of capital stock or other equity or voting interests.

(g)    All dividends or other distributions on the shares of Parent Common Stock and any material dividends or other distributions on any securities of any Parent Subsidiary which have been authorized and declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

(h)    Parent Trust is the sole general partner of Parent OP. As of March 31, 2023, Parent, through its wholly owned Subsidiaries, owned 16,124,204 Parent Partnership Units, constituting 94.0% of the Parent Partnership Units. As of March 31, 2023, Parent OP’s Limited Partners (as defined in the Parent Partnership Agreement), owned in the aggregate 16,124,204 Parent OP Units. Except as set forth in this Section 5.3, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Parent OP to issue, transfer or sell any Parent Partnership Units. Except as set forth in the Parent Partnership Agreement, as of the date hereof, there are no outstanding contractual obligations of Parent OP to repurchase, redeem or otherwise acquire any partnership interests of Parent OP. The partnership interests owned by Parent, through its wholly owned Subsidiaries, and, to Parent’s Knowledge, the partnership interests owned by the Parent OP’s Limited Partners (as defined in the Parent Partnership Agreement), are subject only to the restrictions on transfer set forth in the Parent Partnership Agreement and those imposed by applicable Securities Laws. All issued and outstanding Parent Partnership Units are duly authorized, validly issued, fully paid and free of preemptive rights.

Section 5.4    Subsidiary Interests. All issued and outstanding shares of capital stock of each of the Parent Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Parent Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any Parent Subsidiary to issue, transfer or sell any interests of any Parent Subsidiary. All issued and outstanding shares or other equity or voting interests of each Parent Subsidiary (other than Parent OP) are owned directly or indirectly by Parent OP free and clear of all liens, pledges, security interests, claims, call rights, options, right of first refusal, rights of first offer, agreements, limitations on Parent OP’s or any Parent Subsidiary’s voting rights, charges or other encumbrances of any nature whatsoever.

Section 5.5    Other Interests. Except for any put rights, call rights, rights of first offer, rights of first refusal, rights relating to transfers, buy or sell rights, or any other similar rights (collectively, the “JV Ownership Interest Rights”) between or among Parent or any Parent Subsidiary, on the one hand, and any joint venture partner of Parent or any Parent Subsidiary (collectively, the “JV Partners”), on the other hand, as may be expressly set forth in the applicable joint venture agreements or contracts between or among Parent or any Parent Subsidiary, on the one hand, and any such JV Partners, on the other hand, which JV Ownership Interest Rights relate solely to the ownership or membership interests of the applicable joint venture entities with such JV Partners, neither Parent nor any Parent Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

Section 5.6    Consents and Approvals; No Violations. Subject to receipt of the Parent Stockholder Approval, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state “blue sky” Laws, and (b) for filing of the applicable Merger Certificates with, and the acceptance for record of the Merger Certificates by, the SDAT and the DSOS, as applicable, and the filing of the Partnership Merger Certificate with, and acceptance for record of the Partnership Merger Certificate by, the DSOS, none of the execution, delivery or performance of this Agreement by the Parent Parties, the consummation by the Parent Parties of the transactions contemplated hereby or compliance by the Parent Parties with any of the provisions hereof will (i) conflict with or result in any breach or violation of any provision of (A) the Parent Governing Documents or the Parent OP Governing Documents or (B) the organizational documents of any Parent Subsidiary, (ii) require any filing by any of the Parent Parties or any Parent Subsidiary with, notice to, or permit, authorization, consent or approval of, any Governmental Authority, except (A) (I) the filing with the SEC of the Form S-4 and Proxy Statement/Prospectus, and the declaration of effectiveness of the Form S-4, and (II) the filing with the SEC of such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (B) as may be required under the rules and regulations of the NYSE, and (C) such filings as may be required in connection with Transfer Taxes, (iii) require any consent or notice under, result in a violation or breach by Parent or any Parent Subsidiary of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancelation or acceleration) under, result in the triggering of any payment or result in the creation of any Encumbrance on any property or asset of Parent or any of the Parent Subsidiaries pursuant to any of the terms, conditions or provisions of any Parent Material Contract to which Parent or any Parent Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate or conflict with any Law applicable to Parent or any Parent Subsidiary or any of its respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, have, or would reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.7    Compliance with Applicable Laws. Parent and each of the Parent Subsidiaries is, and since January 1, 2020 has been, in compliance with all Laws applicable to Parent or such Parent Subsidiary or by which any property or asset of Parent or such Parent Subsidiary is bound (except for Laws addressed in Section 5.12, Section 5.13 or Section 5.21, which shall be governed solely by such Sections), except for any such violations that have been cured, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except for the Permits that are the subject of Section 5.12, Section 5.13 or Section 5.21, which are addressed solely in those Sections, Parent and each Parent Subsidiary has all Permits necessary to conduct Parent’s or a Parent Subsidiary’s business, as applicable, substantially as it is being conducted as of the date hereof, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent’s Knowledge, none of Parent or any Parent

Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, except which termination, modification or nonrenewal would not, individually or in the aggregate, have, or would reasonably be expected to have, a Parent Material Adverse Effect. All such Permits are valid and in full force and effect and there are no pending or, to Parent’s Knowledge, threatened administrative or judicial Actions that would reasonably be expected to result in modification, termination or revocation thereof, except which modification, termination or revocation would not, individually or in the aggregate, have, or would reasonably be expected to have, a Parent Material Adverse Effect. To Parent’s Knowledge, since January 1, 2020, Parent and each Parent Subsidiary has been in material compliance with the terms and requirements of such Permits.

Section 5.8    SEC Reports, Financial Statements and Internal Controls.

(a)    Each of the Parent Parties has, since January 1, 2020, filed with or otherwise furnished to (as applicable) the SEC on a timely basis all reports, schedules, forms, registration statements, definitive proxy statements and other documents required to be filed or furnished by it under the Securities Laws, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents, together with any documents and information incorporated therein by reference, collectively, the “Parent SEC Reports”), all of which were prepared in all material respects in accordance with the requirements of the Securities Laws. As of their respective dates, Parent SEC Reports (other than preliminary materials) (i) complied (or with respect to Parent SEC Reports filed after the date hereof, will comply) as to form in all material respects with the requirements of the Securities Laws and (ii) at the time of filing or being furnished (or effectiveness in the case of registration statements) did not (or with respect to Parent SEC Reports filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Parent SEC Reports filed with or furnished to the SEC and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of Parent or the Parent OP. Neither Parent nor Parent OP has any outstanding and unresolved comments from the SEC with respect to Parent SEC Reports. Each of the consolidated balance sheets included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of Parent included in or incorporated by reference into Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, comprehensive income, stockholders’ equity or cash flows, as the case may be, of Parent and the Parent Subsidiaries for the periods set forth therein, in each case in accordance with GAAP and the applicable rules, accounting requirements and regulations of the SEC consistently applied during the periods involved, except to the extent such financial statements have been modified or superseded by later Parent SEC Reports filed with or furnished to the SEC and publicly available prior to the date of this Agreement, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. With the exception of Parent OP, no Parent Subsidiary is required to file any periodic report with the SEC.

(b)    Neither Parent nor any Parent Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Parent and any Parent Subsidiary, on the one hand, and any unconsolidated Affiliate of Parent or any Parent Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent any Parent Subsidiary or such Parent’s or Parent Subsidiary’s audited financial statements or other Parent SEC Reports.

(c)    There are no liabilities of Parent or any Parent Subsidiary of a nature that would be required under GAAP to be set forth on the consolidated financial statements of Parent or the notes thereto, other than liabilities (i) adequately provided for on the balance sheet of Parent dated as of December 31, 2022 (including the notes thereto) included in the Parent SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, (ii) incurred under this Agreement or in connection with the transactions contemplated hereby, or (iii) incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2022.

(d)    Since the end of Parent’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in Parent’s internal control over financial reporting (whether or not remediated) and no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Parent’s internal control over financial reporting. Parent is not aware of any change in its internal control over financial reporting that has occurred since December 31, 2022 that has materially affected, or is reasonably likely to materially affect, Parent’s internal control over financial reporting. Since January 1, 2020, Parent has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Parent and required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure, (i) to Parent’s Knowledge, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of Parent to material information relating to Parent required to be included in the reports Parent is required to file under the Exchange Act, and (ii) Parent’s principal executive officer and its principal financial officer have disclosed to Parent’s independent registered public accounting firm and the audit committee of Parent Board (A) all known significant deficiencies and material weaknesses in the design or operation of Parent’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. The principal executive officer and principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects.

Section 5.9    Litigation. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole, (i) there is no Action pending or, to Parent’s Knowledge, threatened against Parent or any of the Parent Subsidiaries, and (ii) neither Parent nor any Parent Subsidiary nor any of the Parent Properties is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority.

Section 5.10    Absence of Certain Changes. From January 1, 2023 through the date hereof, Parent and the Parent Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice (except for the matters with respect to the negotiation of this Agreement) and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than the regular quarterly dividends to be paid to holders of shares of Parent Common Stock); (b) any material change in Parent’s or Parent OP’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (c) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.11    Taxes.

(a)    Each of Parent and the Parent Subsidiaries (i) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority), and such Tax Returns are true, correct and complete in all material respects, and (ii) has timely paid (or had timely paid on its behalf) all material Taxes required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)    Parent (i) for all taxable years commencing with its taxable year ended December 31, 2004 through and including its taxable year ending December 31 immediately prior to the Company Merger Effective Time, has elected and has been subject to U.S. federal taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated at all times since such date, and intends to continue to operate for the taxable year that includes the Closing (and currently intends to continue to operate thereafter), in such a manner as to permit it to qualify as a REIT for the taxable year that will include the Company Merger, and (iii) has not taken or omitted to take any action that would reasonably be expected to result in Parent’s failure to qualify as a REIT or a successful challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to Parent’s Knowledge, threatened.

(c)    The most recent financial statements contained in Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

(d)    No material deficiencies for any Taxes have been asserted or assessed in writing against Parent or any of the Parent Subsidiaries and remain outstanding as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

(e)    No entity in which Parent directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a “publicly traded partnership” taxable as a corporation under Section 7704(b) of the Code.

(f)    Neither Parent nor any Parent Subsidiary (other than a Taxable REIT Subsidiary of Parent) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither Parent nor any Parent Subsidiary has engaged in any transaction that would give rise to “redetermined rents”, “redetermined deductions”, “excess interest” or “redetermined TRS service income”, in each case as defined in Section 857(b)(7) of the Code.

(g)    (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to Parent’s Knowledge, threatened with regard to any material Taxes or Tax Returns of Parent or any Parent Subsidiary, including claims by any Governmental Authority in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns; (ii) neither Parent nor any of the Parent Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (iii) neither Parent nor any Parent Subsidiary has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or other Governmental Authorities relating to Taxes.

(h)    Parent and the Parent Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(i)    There are no liens for Taxes upon any property or assets of Parent or any Parent Subsidiary except liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j)    There is no Tax allocation or sharing agreement or similar arrangement with respect to which Parent or any Parent Subsidiary is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business and which do not primarily relate to Taxes).

(k)    Except for ordinary course transactions that may be “reportable transactions” solely on account of the recognition of a tax loss, neither Parent nor any Parent Subsidiary is or has been a party to any “reportable transaction” as such term is used in the Treasury Regulations under Section 6011 of the Code.

(l)    Neither Parent nor any Parent Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Parent or any Parent Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m)    Neither Parent nor any Parent Subsidiary (other than a Taxable REIT Subsidiary) has or has had any earnings and profits at the close of any taxable year that were attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(n)    Parent is not aware of any fact or circumstance that could reasonably be expected to prevent the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(o)    Neither Parent nor any of the Parent Subsidiaries has made an election under Section 965(h) of the Code to pay the “net tax liability” (as defined therein) in installments or made an election under Section 965(m) of the Code to defer the inclusion in gross income of a portion of the amount required to be taken into account under Section  951(a)(1) of the Code.

Section 5.12    Properties.

(a)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or one of the Parent Subsidiaries owns good and marketable fee simple title (with respect to jurisdictions that recognize such form of title or substantially similar title with respect to all other jurisdictions) to, or has a good and valid leasehold interest in, each of the real properties identified as owned or leased by Parent in the Parent SEC Reports or otherwise that is purported to be owned or leased by, or occupied by, Parent or a Parent Subsidiary (collectively, the “Parent Properties”). Section 5.12(a) of the Parent Disclosure Schedule sets forth a true and complete list of all real properties leased or groundleased pursuant to which Parent or any Parent Subsidiary is a tenant as of the date of this Agreement (the underlying leases and ground leases, together with all amendments, modifications, supplements, renewals and extensions related thereto a “Material Parent Real Property Lease”). In each case, such Parent Properties are owned or leased, as the case may be, free and clear of Encumbrances, except for the following (i) liens for Taxes or other governmental charges, assessments or levies that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of Parent (if such reserves are required by GAAP), (ii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business consistent with past practice that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of Parent (if such reserves are required by GAAP), or that are not otherwise material individually or in the aggregate, (iii) Encumbrances disclosed in the public records or in existing title policies, the existence of which does not, and would not reasonably be expected to, individually or in the aggregate, materially impair or interfere with the marketability, value or use and enjoyment of such real property (as such property is currently being used or, with respect to any development properties, intended to be used), and (iv) other non-monetary Encumbrances that do not, and would not reasonably be expected to, individually or in the aggregate, materially impair or interfere with the marketability, value or use and enjoyment of any such real property (as such property is currently being used or, with respect to any development properties, intended to be used).

(b)    Section 5.12(b) of the Parent Disclosure Schedule sets forth a true, correct and complete list of the real property which, as of the date of this Agreement, is under contract to be purchased by Parent or a Parent Subsidiary after the date of this Agreement or that is required under a binding contract to be leased or subleased by Parent or a Parent Subsidiary as lessee or sublessee after the date of this Agreement. There are no written agreements to which either Parent or any Parent Subsidiary is a party pursuant to which either Parent or any Parent Subsidiary is obligated to buy or lease or sublease as a tenant any real properties at some future date.

(c)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are title insurance policies issued to Parent or the applicable Parent Subsidiary for each Parent Property, insuring the Parent’s or the applicable Parent Subsidiary’s fee or leasehold interest in each such Parent Property, as applicable, and no written claim has been made against any such policy by Parent or any Parent Subsidiary which remains outstanding.

(d)    Neither Parent nor any Parent Subsidiary has received any written notice to the effect that (i) any condemnation, eminent domain or rezoning proceedings are pending or, to Parent’s Knowledge, threatened with respect to any of Parent Properties, or would reasonably be expected to, that would interfere in any material manner with the current use of the Parent Properties (assuming its continued use in the manner it is currently used or, with respect to any Parent Development Properties, intended to be used), or otherwise impair in any material manner the operations of such Parent Properties (assuming its continued use in the manner it is currently operated or, with respect to any Parent Development Properties, intended to be operated), or (ii) any Laws, including any zoning regulation or ordinance, building or similar Law, code, ordinance, order or regulation has been violated (and remains in violation) for any Parent Property (other than violations of any zoning regulation or ordinance resulting from a change to such zoning regulation or ordinance which render such Parent Property legally non-conforming pursuant to such zoning regulations or ordinances), which have not been cured, contested in good faith by appropriate proceedings or which violations would individually, or in the aggregate, reasonably be expected to be material to Parent or any Parent Subsidiary. The current use, occupancy and condition of the Parent Properties and the operations thereon do not violate any applicable Laws, easement, covenant, condition, restriction or similar provision in any instrument of record or, to the Parent’s Knowledge, any unrecorded agreement affecting the Parent Properties, in each case, except for violations which have been cured, contested in good faith by appropriate proceedings or such violations that would not individually, or in the aggregate, reasonably be expected to be material to Parent or any Parent Subsidiary.

(e)    Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and except for any statutory rights or options to occupy or purchase any Parent Property in favor of a Governmental Authority, neither Parent nor any of the Parent Subsidiaries has granted any unexpired option agreements, rights of first offer or rights of first refusal with respect to the purchase of a Parent Property or any portion thereof or any other unexpired rights in favor of any Persons to purchase or otherwise acquire a Parent Property or any portion thereof or entered into any contract for sale or letter of intent to sell any Parent Property or any portion thereof.

(f)    To Parent’s Knowledge, each of the Parent Properties has sufficient direct or indirect access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof.

(g)    Section 5.12(g) of the Parent Disclosure Schedule sets forth a true, correct and complete list of the real property which is under ground-up development as of the date hereof (each, a “Parent Development Property”, and, collectively, the “Parent Development Properties”). There are no defaults under any of the Parent Development Contracts which, individually or in the aggregate, have had, or would reasonably be expected to have, a Parent Material Adverse Effect. The Parent or the Parent Subsidiaries have obtained any and all material approvals, consents and authorizations to conduct the current activity on the Parent Development Properties and, to Parent’s Knowledge, no facts or circumstances exist which would reasonably be expected to lead to a failure to obtain any material approvals, consents and authorizations to initiate and complete the currently contemplated development, redevelopment or constructions of the Parent Development Properties. Section 5.12(g) of the Parent Disclosure Schedule lists the common name of each Parent Property which is vacant land.

Section 5.13    Environmental Matters.

(a)    Parent and the Parent Subsidiaries (i) are, and since January 1, 2018, have been, in material compliance with all Environmental Laws, and (ii) have no material liability under Environmental Laws or with respect to Hazardous Materials.

(b)    (i) Parent and each of its Subsidiaries have timely applied for, obtained and maintains all material Environmental Permits required for the operation of the business as currently conducted; (ii) Section 5.13(b)(ii) of the Parent Disclosure Schedule sets forth a true and complete list of all such material Environmental Permits.

(c)    Since January 1, 2018, or earlier for matters that remain unresolved, neither Parent nor any Parent Subsidiary has received, or, to Parent’s Knowledge, been threatened with (i) any written request for information from a Governmental Authority, or (ii) any Action, Claim, order or notice from any Person alleging that Parent or any Parent Subsidiary is or may be in material violation of, or have material liability under, any Environmental Law or with respect to Hazardous Materials.

(d)    Neither Parent nor any Parent Subsidiary has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or any investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that would be reasonably likely to result in material liability for Parent or any Parent Subsidiary.

(e)    Neither Parent nor any Parent Subsidiary has contractually assumed any material liability of another Person under any Environmental Law or with respect to Hazardous Materials.

(f)    To Parent’s Knowledge, (i) there has been no Release of Hazardous Materials on, at, under or from any real property currently or formerly owned, leased or operated by Parent or any Parent Subsidiary and (ii) neither Parent nor any Parent Subsidiary has arranged, by contract, agreement or otherwise for the transportation, treatment or disposal of Hazardous Materials at any location, in each case, that would reasonably be expected to result in material liability.

(g)    Notwithstanding any other provision of this Agreement, this Section 5.13 contains the exclusive representations and warranties of the Parent Parties with respect to Environmental Laws, Hazardous Materials or other environmental matters.

Section 5.14    Employee Benefit Plans.

(a)    Section 5.14(a) of the Parent Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, within the meaning of ERISA Section 3(3) (whether or not subject to ERISA), and each material bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or material employee benefit plan that is currently maintained or contributed to by Parent or any Parent Subsidiary or under or with respect to which Parent or any Parent Subsidiary has or may have any material liability (“Parent Employee Programs”).

(b)    Each Parent Employee Program that is intended to qualify under Section 401(a) of the Code (the “Parent 401(k) Plan”) has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to Parent’s Knowledge, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of any such determination.

(c)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Employee Program has been established and administered in accordance with its terms and in accordance with the requirements of applicable Law, including ERISA and the Code. No Parent Employee Program is, or at any time within the previous six (6) years was, (i) subject to Title IV of ERISA, (ii) a multiemployer plan (within the meaning of ERISA Section 3(37)), (iii) a multiple employer pension plan or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(d)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all payments and/or contributions required to have been made with respect to all Parent Employee Programs either have been made or have been accrued in accordance with the terms of the applicable Parent Employee Program and applicable Law, (ii) no material Action has been made, commenced or, to Parent’s Knowledge, threatened with respect to any Parent Employee Program (other than for benefits payable in the ordinary course of business), and (iii) there have been no non-exempt “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Employee Program, and neither Parent nor any Parent Subsidiary has engaged in any prohibited transaction, in any case that have not been corrected in full.

(e)    No Parent Employee Program provides for post-termination or retiree medical, disability, life insurance or other welfare benefits (other than under Section 4980B of the Code or similar state Law or pursuant to subsidized coverage during any post-employment severance period) to any current or future retiree or former employee of Parent or any Parent Subsidiary.

(f)    Except as otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or together with any other event) (i) result in, or cause, the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other individual service provider of Parent or any Parent Subsidiary (other than employees or individual service providers of the Company or any Company Subsidiary that may become employees or other individual service providers of Parent or any Parent Subsidiary following the Closing), or (ii) result in any payment or benefit to any current or former employee, officer, director or other individual service provider of Parent or any Parent Subsidiary which would constitute an “excess parachute payment” (within the meaning of Section  280G of the Code).

Section 5.15    Labor and Employment Matters.

(a)    Neither Parent nor any Parent Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor are there any negotiations or discussions currently pending or occurring between Parent, or any of the Parent Subsidiaries, and any labor union or labor organization regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to Parent’s Knowledge, threatened against Parent or any of the Parent Subsidiaries relating to their business. To Parent’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries.

(b)    There are no proceedings pending or, to Parent’s Knowledge, threatened against Parent or any of the Parent Subsidiaries in any forum by or on behalf of any present or former employee of Parent or any of the Parent Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of Parent or any of the Parent Subsidiaries in connection with the employment relationship, which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(c)    Since January 1, 2020, to Parent’s Knowledge, Parent and the Parent Subsidiaries have been and are in compliance with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of Parent and the Parent Subsidiaries under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding, except, in each case in subsections (i) and (ii), any such noncompliance that would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Since January 1, 2020, to Parent’s Knowledge, all independent contractors and consultants providing personal services to Parent and the Parent Subsidiaries have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of Parent and the Parent Subsidiaries have been properly classified under the FLSA, except, in each case, as would not, individually or in the aggregate, have, or would reasonably be expected to have, a Parent Material Adverse Effect.

(d)    During the preceding three (3) years, Parent and the Parent Subsidiaries have not effectuated a “plant closing” or “mass layoff” (each as defined in the WARN Act), in either case that resulted in a material liability to the Company or any Company Subsidiary.

Section 5.16    No Brokers. Except for the fees and expenses of Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other Person is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in each case from the Company or any of the Company Subsidiaries in connection with this Agreement or the Mergers in each case based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 5.17    Opinion of Financial Advisor. The Parent Board has received the oral opinion of Citigroup Global Markets Inc. (to be confirmed in writing) to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to Parent. A true and complete copy of such opinion will be provided to the Company by Parent solely for informational purposes promptly following the date of this Agreement.

Section 5.18    Vote Required. The affirmative vote of a majority of the votes cast by the holders of Parent Common Stock on the approval of the Parent Common Stock Issuance is the only vote of the holders of any class or series of shares of capital stock or other equity or voting interests of Parent necessary to approve this Agreement, the Parent Common Stock Issuance and the other transactions contemplated by this Agreement (the “Parent Stockholder Approval”). Parent, as a limited partner and as the sole trustee of Parent Trust, the sole general partner of Parent OP, has approved this Agreement and the Partnership Merger, and such approval is the only approval necessary for the approval of this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement by, or on behalf of, Parent OP.

Section 5.19    Parent Material Contracts.

(a)    Other than as set forth in the exhibits to the Parent SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, Section 5.19(a) of the Parent Disclosure Schedule sets forth a true and complete list of all Parent Material Contracts as of the date hereof. A true and complete copy of each Parent Material Contract, as of the date of this Agreement, has been made available by Parent to the Company prior to the date of this Agreement. Each Parent Material Contract is legal, valid, binding and enforceable on Parent and each Parent Subsidiary that is a party thereto, and, to Parent’s Knowledge, on each other Person party thereto, and is in full force and effect except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b)    None of Parent or any Parent Subsidiary is, and, to Parent’s Knowledge, no other party to a Parent Material Contract is in violation of, or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Parent Material Contract to which it is a party or by which any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Parent Material Adverse Effect. None of Parent or any Parent Subsidiary has received written, or to Parent’s Knowledge, oral notice of any material violation of, or material default under, any Parent Material Contract.

Section 5.20    Related Party Transactions. From January 1, 2020 through the date of this Agreement, there have been no transactions or contracts between Parent or any Parent Subsidiary, on the one hand, and any Affiliates (other than Parent Subsidiaries) of Parent or other Persons, on the other hand, that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC that have not been so reported.

Section 5.21    Intellectual Property.

(a)    Section 5.21(a) of the Parent Disclosure Schedule sets forth a correct and complete list of all Intellectual Property owned by Parent or any Parent Subsidiary that is Registered Intellectual Property, together with all material unregistered trademarks. To Parent’s Knowledge, all material Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(b)    To Parent’s Knowledge, the conduct of the business of Parent and the Parent Subsidiaries as it is currently conducted and planned to be conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party and Parent has not received any written allegations to that effect.

(c)    To Parent’s Knowledge, no third party is currently misappropriating, infringing or otherwise violating any Intellectual Property rights of Parent or any Parent Subsidiary.

(d)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Parent and the Parent Subsidiaries as it is currently conducted; provided, however, that the foregoing representation and warranty in this Section 5.21(d) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation, or violation of any Intellectual Property rights (which is addressed in Section 5.21(b) and Section 5.21(c)).

(e)    To Parent’s Knowledge, Parent and the Parent Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information of Parent and the Parent Subsidiaries (and any confidential information owned by any Person to whom Parent or any of the Parent Subsidiaries has a confidentiality obligation). To Parent’s Knowledge, no such trade secrets or other material confidential information has been disclosed by Parent or any Parent Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other material confidential information by such Person.

(f)    The IT Assets owned or used by Parent or any Parent Subsidiary (i) are in operating order in all material respects and are fulfilling the purposes for which they were acquired, licensed or established in an efficient manner without material downtime or errors, (ii) have not, since January 1, 2020, experienced any material errors and/or breakdowns, (iii) to Parent’s Knowledge, do not contain Unauthorized Code, (iv) to Parent’s Knowledge, have not experienced any material security breaches, and (v) are considered by Parent to effectively perform, in all material respects, all information technology operations necessary to conduct the businesses of Parent and the Parent Subsidiaries as they are currently conducted.

Section 5.22    Privacy & Data Security.

(a)    Parent, the Parent Subsidiaries, and, to Parent’s Knowledge, all third parties Processing Personal Information on behalf of any Parent Subsidiary pursuant to a written agreement with Parent or a Parent Subsidiary (collectively, “Parent Data Partners”), comply and have at all times since January 1, 2020 complied, in all material respects, with all applicable (i) Privacy Laws, (ii) external-facing policies, notices, and/or statements published by Parent or a Parent Subsidiary, as applicable, related to Personal Information (“Parent Privacy Policies”), and (iii) contractual commitments related to the Processing of Personal Information in a Parent Material Contract (collectively, the “Parent Privacy Requirements”). All Parent Privacy Policies are and have been materially accurate, consistent and complete and not misleading or deceptive (including by omission) in any material respect. To Parent’s Knowledge, the execution, delivery, and performance of this Agreement do not conflict with and will not result in a breach of any Parent Privacy Requirements or require the consent of or provision of notice to any Person.

(b)    Parent and each Parent Subsidiary have at all times since January 1, 2020 implemented and maintained, commercially reasonable measures designed to protect Personal Information against any Security Incident. To Parent’s Knowledge, none of Parent, the Parent Subsidiaries, or, to Parent’s Knowledge, any Parent Data Partners have experienced any material Security Incidents, including any successful ransomware attack or denial-of-service attack material to Parent or Parent Subsidiary’s operations. In relation to any Security Incident and/or Parent Privacy Requirement, none of Parent, the Parent Subsidiaries, or, to Parent’s Knowledge, any Parent Data Partners, has (i) notified or been required to notify any Person under Privacy Laws, or (ii) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person.

Section 5.23    Insurance. Parent and the Parent Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance) and which Parent believes are adequate for the operation of its business and the protection of its assets. There is no claim by Parent or any Parent Subsidiary pending under any such insurance policies which (a) has been denied or disputed by the insurer or (b) would have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not be material to Parent and the Parent Subsidiaries, taken as a whole, all such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, Parent and the Parent Subsidiaries are in compliance in all material respects with the terms of such insurance policies, and no written notice of cancelation or termination has been received by Parent with respect to any such insurance policy other than in connection with ordinary course renewals.

Section 5.24    Information Supplied. None of the information supplied or to be supplied by or on behalf of the Parent Parties for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus will (a) in the case of the Form S-4, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement/Prospectus, on the date such Proxy Statement/Prospectus is first mailed to the Company’s stockholders or Parent’s stockholders or at the time of the Company Stockholder Meeting or at the Parent Stockholder Meeting or at the time that the Form S-4 is declared effective or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At each of the times described in the preceding sentence, the Form S-4 and the Proxy Statement/Prospectus will (with respect to Parent, its directors and officers and the Parent Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of Parent or Parent OP.

Section 5.25    Investment Company Act. Neither Parent nor any of the Parent Subsidiaries is required to be registered under the Investment Company Act.

Section 5.26    Takeover Statute. Each of the Parent Parties has taken such actions and votes as are necessary on its part to render the provisions of any Takeover Statute inapplicable to this Agreement, the Mergers and the other transactions contemplated by this Agreement.

Section 5.27    Activities of Extra Space Merger Sub and Extra Space OP Merger Sub. Each of Extra Space Merger Sub and Extra Space OP Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Each of Extra Space Merger Sub and Extra Space OP Merger Sub has engaged in no other business activities, has no liabilities or obligations, other than those incident to its formation and incurred pursuant to this Agreement, and has conducted its operations only as contemplated hereby.

Section 5.28    No Other Representations or Warranties. The Parent Parties acknowledge that, except for the representations and warranties made by the Company and the Partnership in Article IV, neither the Company, the Partnership nor any of their respective Representatives makes any representations or warranties, and the Company and the Partnership hereby disclaim any other representations or warranties, with respect to the Company, the Partnership, the Company Subsidiaries, or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company and the Partnership, notwithstanding the delivery or disclosure to Parent or its Representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1    Conduct of Business by the Company. During the period from the date of this Agreement until the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company Parties shall use their commercially reasonable efforts to, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts to, (x) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice, and (y) (1) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the Company’s or any Company Subsidiary’s control excepted), (2) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (3) keep available the services of their current executive officers, and (4) preserve the Company’s status as a REIT. Without limiting the foregoing, neither the Company Parties nor any of the Company Subsidiaries will (and the Company Parties will cause the Company Subsidiaries not to), during the Interim Period, except (A) to the extent required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any Company Subsidiary, (B) as otherwise expressly required or permitted by this Agreement, (C) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or (D) as set forth in Section 6.1 of the Company Disclosure Schedule:

(a)    split, combine, reclassify or subdivide any shares of capital stock, units or other equity or voting securities or ownership interests of any Company Party or any Company Subsidiary (other than a wholly owned Company Subsidiary);

(b)    declare, set aside or pay any dividend on, or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of the Company, any units of the Partnership or other equity or voting securities or ownership interests in the Company or any Company Subsidiary, except for: (i) the declaration and payment by the Company of dividends in accordance with Section 7.17; (ii) the regular distributions that are required to be made in respect of the shares of the Partnership OP Units in connection with any permitted dividends paid on the shares of the Company Common Stock in accordance with the Partnership Agreement; (iii) the authorization and payment of regular quarterly distributions at a rate not in excess of $0.28125 per Series A Preferred Unit in accordance with the Partnership Agreement; (iv) dividends or other distributions, declared, set aside or paid by any Company Subsidiary to the Company, the Partnership or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company; and (v) distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, including any Company Subsidiary REIT, in accordance with the requirements of the organizational documents of such Company Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b) and Section 7.17, the Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company and any Company Subsidiary REIT as of the date hereof to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity-level income or excise Tax under the Code, after taking into account the dividends made or expected to be made pursuant to Section 7.17(a) (any such dividend, a “Permitted REIT Dividend”);

(c)    except for (i) transactions among the Company and one or more wholly owned Company Subsidiaries, (ii) issuances of shares of Company Common Stock upon the exercise, vesting or settlement of any Company Equity Award that is outstanding as of the date of this Agreement or granted following the date of this Agreement in compliance with this Section 6.1, or (iii) exchanges of Partnership OP Units for shares of Company Common Stock, in accordance with the Partnership Agreement, authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity or voting interests or capital stock of any class or any other securities or equity equivalents (including Company Equity Awards and “phantom” stock rights or stock appreciation rights) of the Company or any Company Subsidiaries;

(d)    purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of any Company Party or a Company Subsidiary, other than (i) the withholding of shares of Company Common Stock to satisfy exercise price or withholding Tax obligations with respect to outstanding Company Equity Awards, (ii) the redemption or purchase of Partnership OP Units to the extent required under the terms of the Partnership Agreement, or (iii) in connection with the redemption or repurchase by a wholly owned Company Subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by the Company or a wholly owned Company Subsidiary);

(e)    acquire or agree to acquire any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, or real property or personal property, except acquisitions at a total cost of less than $150,000,000 in the aggregate;

(f)    sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Company Property (or real property that if owned by the Company or any Company Subsidiaries on the date of this Agreement would be a Company Property) or any other material assets, or place or permit any Encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except sales, transfers or other such dispositions of any Company Property or any other material assets that do not exceed $40,000,000 in the aggregate;

(g)    for any Company Development Properties, or for any other real property of the Company under development on the date hereof for which site work has commenced, or for projects currently in the planning stages, (i) expend or incur any amount, or (ii) enter into, amend, modify or terminate any Company Development

Contracts which are Company Material Contracts, except (A) as contemplated by any existing Company Development Contract or (B) up to $20,000,000 in the aggregate in excess of the amounts set forth in clause (A);

(h)    (i) incur, create, assume, refinance, replace or prepay any amount of Indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any Indebtedness of any other Person (other than a wholly owned Company Subsidiary), except (A) Indebtedness incurred under the Company Credit Facility (whether drawn or undrawn as of the date hereof) or other similar lines of credit in existence as of the date hereof in the ordinary course of business for (1) working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)) and (2) acquisitions otherwise permitted by this Section 6.1, (B) Indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by the Company or any Company Subsidiary, (C) refinancing of any existing Indebtedness, including the replacement or renewal of any letters of credit (provided, that (x) the terms of such new Indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, (y) the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be materially more onerous on the Company compared to the existing Indebtedness and (z) the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing), (D) any additional Indebtedness in an amount that, in the aggregate, does not exceed $150,000,000 (provided, that (x) the terms of such new Indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, and (y) the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be materially more onerous on the Company compared to the existing Indebtedness), or (E) inter-company Indebtedness among the Company and any wholly owned Company Subsidiaries, which, in the case of each of clauses (A) through (E), do not prohibit or limit the transactions contemplated by this Agreement and do not include any termination, default or payment or requirement to offer to redeem or repurchase related to the transactions contemplated by this Agreement; or (ii) issue or sell debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any debt securities of another Person;

(i)    make any material loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, trustees, Affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of the foregoing other than (i) loans pursuant to the Company’s bridge lending business not to exceed $20,000,000 in the aggregate, (ii) by the Company or a wholly owned Company Subsidiary to the Company or a wholly owned Company Subsidiary, (iii) loans or advances required to be made under any ground leases pursuant to which any Third Party is a lessee or sublessee on any Company Property, (iv) loans or advances required to be made under any existing joint venture arrangement to which the Company or a Company Subsidiary is a party and that are set forth on Section 6.1(i) of the Company Disclosure Schedule and that have been made available to Parent, or (v) as contractually required by any Company Material Contract in effect on the date hereof that has been made available to Parent;

(j)    subject to Section 7.10, other than as expressly permitted by this Section 6.1, waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that (i) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $1,000,000 individually or $5,000,000 in the aggregate, (ii) do not involve the imposition of any material injunctive relief against the Company or any Company Subsidiary, (iii) do not provide for any admission of liability by the Company or any of the Company Subsidiaries, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct, and (iv) with respect to any legal

Action involving any present, former or purported holder or group of holders of shares of Company Common Stock or Partnership OP Units, are in accordance with Section 7.10;

(k)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on December 31, 2022, except as required by a change in GAAP or in applicable Law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(l)    enter into any new line of business;

(m)    fail to timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules or regulations;

(n)    enter into any joint venture, partnership or new funds or other similar agreement, other than in connection with an acquisition or disposition of a property that is otherwise permitted by this Section 6.1;

(o)    except (i) as required by applicable Law, (ii) as required by the terms of any Company Employee Program, (iii) in the ordinary course of business and consistent with past practice, (iv) as otherwise set forth in Section 6.1(o) of the Company Disclosure Schedule, or (v) as required by any other provision of this Agreement, (A) hire any employee with a title of senior vice president or higher of the Company or promote or appoint any Person to a position with a title of senior vice president or higher of the Company, (B) increase the amount, rate or terms of compensation or benefits of any current or former directors, officers, employees or independent contractors of the Company or any Company Subsidiary (other than in connection with hiring or promotions permitted pursuant to this Agreement), (C) enter into, adopt, or materially amend any Company Employee Program (other than in connection with hiring or promotions permitted pursuant to this Agreement), (D) accelerate the vesting or payment of any award under the Company Equity Incentive Plans or of any other compensation or benefits to any current or former directors, officers, employees or independent contractor of the Company or any Company Subsidiary, (E) grant any equity or equity-based compensation awards under the Company Equity Incentive Plans or otherwise to any current or former directors, officers, employees or independent contractors of the Company or any Company Subsidiary, or (F) grant any rights to severance, retention, change in control or termination pay to any current or former director, independent contractor or current or former employee of the Company or any Company Subsidiary;

(p)    except to the extent required to comply with its obligations hereunder or with applicable Law, amend or propose to amend (i) the Company Charter or Company Bylaws, (ii) the Partnership Agreement or Certificate of Limited Partnership, or (iii) such equivalent organizational or governing documents of any Company Subsidiary material to the Company and the Company Subsidiaries, considered as a whole, if such amendment, in the case of this clause (iii), would be adverse to the Company or Parent;

(q)    adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the Mergers), except in connection with any acquisitions conducted by Company Subsidiaries to the extent permitted pursuant to Section 6.1(e) and in a manner that would not reasonably be expected (i) to be materially adverse to the Company or Parent or (ii) prevent or impair the ability of the Company Parties to consummate the Mergers;

(r)    except as required by any other provision of this Agreement, amend any term of any outstanding shares of capital stock or other equity or voting security of the Company or any Company Subsidiary;

(s)    enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would constitute a Company Material Contract), except (i) as expressly permitted by this Section 6.1, (ii) any termination or renewal in accordance with the terms of any existing Company Material Contract, (iii) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which the Company or any Company Subsidiary is a party as required or necessitated by this Agreement or the transactions contemplated hereby; provided, that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect the Company, any Company Subsidiary or Parent or any Parent Subsidiary, (iv) the entry into any commercial leases in the ordinary course of business consistent with past practice or (v) in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (A) do not materially increase the cost of any such project, or (B) are otherwise permitted pursuant to this Section 6.1;

(t)    enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) the Company or any of the Company Subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

(u)    enter into, renew, modify, amend, extend, renew or terminate (other than any expiration in accordance with its terms), or waive, release, compromise or assign any rights or claims under, any Material Company Real Property Lease (or any lease that, if existing as of the date hereof, would be a Material Company Real Property Lease);

(v)    make or commit to make any capital expenditures except (i) pursuant to the Company’s budget provided to Parent prior to the date of this Agreement, (ii) capital expenditures for property expansions and enhancements not to exceed $60,000,000 in the aggregate, (iii) capital expenditures necessary to repair any casualty losses in an amount up to $2,000,000 individually, or $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance, and (iv) capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable Law or to repair or prevent damage to any of the Company Properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided, that if the nature of such emergency renders prior notice to Parent impracticable, the Company shall provide notice to Parent as promptly as reasonably practicable after making such capital expenditure);

(w)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause (i) the Company or any Company Subsidiary REIT to fail to qualify as a REIT, or (ii) any Company Subsidiary other than a Company Subsidiary REIT to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(x)    enter into or modify in a manner adverse to the Company or Parent or their respective Subsidiaries any Tax Protection Agreement applicable to the Company or any Company Subsidiary (a “Company Tax Protection Agreement”), make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, amend any material income Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (i) to the extent required by Law or (ii) to the extent necessary (A) to preserve the Company’s qualification as a REIT under the Code or (B) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;

(y)    take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(z)    permit any insurance policy naming the Company or any of its Subsidiaries or directors or officers as a beneficiary or an insured or a loss payable payee, or the Company’s directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided, however, that, with respect to any renewal of any such policy, the Company shall (i) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (ii) (A) provide Parent a reasonable opportunity to review and consider the terms of any such policy and (B) consider in good faith any comments Parent may provide to the Company with respect to the terms of any such policy;

(aa)    except to the extent permitted by Section 7.4, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement;

(bb)    assign, exclusively license or otherwise license outside of the ordinary course of business, any trademarks or other material Intellectual Property of the Company or any Company Subsidiaries; or

(cc)    authorize, or enter into any contract, agreement, commitment or arrangement to take, any of the foregoing actions.

Notwithstanding anything to the contrary in this Section 6.1, the Company shall be permitted to enter into third party property management agreements in the ordinary course of business.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of outside counsel to the Company, is reasonably necessary for the Company or any Company Subsidiary REIT to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, including making dividend or other distribution payments to stockholders of the Company or such Company Subsidiary REIT, as applicable, in accordance with this Agreement or otherwise, or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes, or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) the Partnership from taking any action, at any time or from time to time, as the Partnership reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any Company Tax Protection Agreement; and (B) avoid liability for any indemnification or other payment under any Company Tax Protection Agreement.

Section 6.2    Conduct of Business by Parent. During the Interim Period, except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), the Parent Parties shall use their commercially reasonable efforts to, and shall cause each of the Parent Subsidiaries to use its commercially reasonable efforts to, (x) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice, and (y) (1) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Parent’s or any Parent Subsidiary’s control excepted), (2) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (3) keep available the services of their current executive officers, and (4) preserve Parent’s status as a REIT. Without limiting the foregoing, neither the Parent Parties nor any of the Parent Subsidiaries will (and the Parent Parties will cause the Parent Subsidiaries not to), during the Interim Period, except (A) to the extent required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any Parent Subsidiary, (B) as otherwise expressly required or permitted by this Agreement, (C) as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), or (D) as set forth in Section 6.2 of the Parent Disclosure Schedule:

(a)    split, combine, reclassify or subdivide any shares of capital stock, units or other equity or voting securities or ownership interests of any Parent Party or any Parent Subsidiary (other than a wholly owned Parent Subsidiary);

(b)    declare, set aside or pay any dividend on, or make any other distributions (whether in cash, stock or property or otherwise) in respect of any shares of, capital stock of Parent, any units of Parent OP or other equity or voting securities or ownership interests in Parent or any Parent Subsidiary, except for: (i) the declaration and payment by Parent of dividends in accordance with Section 7.17; (ii) the regular distributions that are required to be made in respect of the Parent OP Units in connection with any permitted dividends paid on the shares of the Parent Common Stock in accordance with the Parent Partnership Agreement; (iii) dividends or other distributions, declared, set aside or paid by any Parent Subsidiary to Parent or any Parent Subsidiary that is, directly or indirectly, wholly owned by Parent; (iv) distributions by any Parent Subsidiary that is not wholly owned, directly or indirectly, by Parent, including any Parent Subsidiary REIT, in accordance with the requirements of the organizational documents of such Parent Subsidiary; and (v) dividends or other distributions on Parent Equity Awards pursuant to the terms thereof; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.2(b) and Section 7.17, Parent and any Parent Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Parent and any Parent Subsidiary REIT as of the date hereof to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity-level income or excise Tax under the Code, after taking into account Permitted REIT Dividends;

(c)    except for (i) transactions among Parent and one or more wholly owned Parent Subsidiaries, (ii) issuances of shares of Parent Common Stock upon the exercise, vesting or settlement of any Parent Equity Award that is outstanding as of the date of this Agreement or granted following the date of this Agreement, (iii) exchanges or redemptions of Parent OP Units for shares of Parent Common Stock, in accordance with the Parent Partnership Agreement, or (iv) issuances of Parent Equity Awards in the ordinary course of business, authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity or voting interests or capital stock of any class or any other securities or equity equivalents of Parent or any Parent Subsidiaries;

(d)    purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of any Parent Party or a Parent Subsidiary, other than (i) the withholding of shares of Parent Common Stock to satisfy exercise price or withholding Tax obligations with respect to outstanding Parent Equity Awards, (ii) the redemption or purchase of Parent OP Units to the extent required under the terms of the Parent Partnership Agreement, or (iii) in connection with the redemption or repurchase by a wholly owned Parent Subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Parent or a wholly owned Parent Subsidiary);

(e)    acquire or agree to acquire any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, or real property or personal property, except acquisitions at a total cost of less than $400,000,000 in the aggregate (excluding any investments by JV Partners in such acquisitions);

(f)    sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Parent Property (or real property that if owned by Parent or any Parent Subsidiaries on the date of this Agreement would be a Parent Property) or any other material assets, or place or permit any Encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except sales, transfers or other such dispositions of any Parent Property or any other material assets that do not exceed $100,000,000 in the aggregate;

(g)    for any Parent Development Properties, or for any other real property of Parent under development on the date hereof for which site work has commenced, or for projects currently in the planning stages, (i) expend or incur any amount, or (ii) enter into, amend, modify or terminate any Parent Development Contracts which are Parent Material Contracts, except (A) as contemplated by any existing Parent Development Contract or (B) up to $100,000,000 in the aggregate in excess of the amounts set forth in clause (A);

(h)    (i) incur, create, assume, refinance, replace or prepay any amount of Indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any Indebtedness of any other Person (other than a wholly owned Parent Subsidiary), except (A) Indebtedness incurred under the Parent Credit Facility (whether drawn or undrawn as of the date hereof) or other similar lines of credit in existence as of the date hereof in the ordinary course of business for (1) working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.2(b)) and (2) acquisitions otherwise permitted by this Section 6.2, (B) Indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by Parent or any Parent Subsidiary, (C) refinancing of any existing Indebtedness, including the replacement or renewal of any letters of credit (provided, that (x) the terms of such new Indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, (y) the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be materially more onerous on Parent compared to the existing Indebtedness and (z) the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing), (D) any additional Indebtedness in an amount that, in the aggregate, does not exceed $1,500,000,000 (provided, that (x) the terms of such new Indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, and (y) the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be materially more onerous on Parent compared to the existing Indebtedness), or (E) inter-company Indebtedness among Parent and any wholly owned Parent Subsidiaries, which, in the case of each of clauses (A) through (E), do not prohibit or limit the transactions contemplated by this Agreement and do not include any termination, default or payment related to the transactions contemplated by this Agreement; or (ii) issue or sell debt securities or warrants or other rights to acquire any debt securities of Parent or any Parent Subsidiary or guarantee any debt securities of another Person;

(i)    make any material loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, trustees, Affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of the foregoing other than (i) in the ordinary course of Parent’s bridge lending business and consistent with past practice, including bridge loans to Third Party self-storage owners that do not exceed $750,000,000 in the aggregate, (ii) by Parent or a wholly owned Parent Subsidiary to Parent or a wholly owned Parent Subsidiary, (iii) loans or advances required to be made under any ground leases pursuant to which any Third Party is a lessee or sublessee on any Parent Property, (iv) loans or advances required to be made under any existing joint venture arrangement to which Parent or a Parent Subsidiary is a party and that are set forth on Section 6.2(i) of the Parent Disclosure Schedule and that have been made available to Parent, or (v) as contractually required by any Parent Material Contract in effect on the date hereof that has been made available to Parent;

(j)    subject to Section 7.10, other than as expressly permitted by this Section 6.2, waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that (i) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $20,000,000 in the aggregate, (ii) do not involve the imposition of any material injunctive relief against Parent or any Parent Subsidiary, (iii) do not provide for any admission of liability by Parent or any of the Parent Subsidiaries, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct, and (iv) with respect to any legal Action involving any present, former or purported holder or group of holders of shares of Parent Common Stock or Partnership OP Units, are in accordance with Section 7.10;

(k)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on December 31, 2022, except as required by a change in GAAP or in applicable Law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(l)    enter into any new line of business;

(m)    fail to timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules or regulations;

(n)    enter into any joint venture, material partnership or new funds or other similar agreement, other than in connection with an acquisition or disposition of a property that is otherwise permitted by this Section 6.2;

(o)    except to the extent required to comply with its obligations hereunder or with applicable Law, amend or propose to amend (i) the Parent Charter or Parent Bylaws, (ii) the Parent Partnership Agreement or Parent OP Certificate of Limited Partnership or (iii) such equivalent organizational or governing documents of any Parent Subsidiary material to Parent and the Parent Subsidiaries, considered as a whole, if such amendment, in the case of this clause (iii), would be adverse to the Company or Parent;

(p)    adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Parent, Parent OP or any Parent Subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the Mergers), except in connection with any acquisitions conducted by Parent Subsidiaries to the extent permitted pursuant to Section 6.2(e) and in a manner that would not reasonably be expected (i) to be materially adverse to the Company or Parent or (ii) prevent or impair the ability of the Parent Parties to consummate the Mergers;

(q)    except as required by any other provision of this Agreement, amend any term of any outstanding shares of capital stock or other equity or voting security of Parent or any Parent Subsidiary;

(r)    enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) Parent or any of the Parent Subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

(s)    make or commit to make any capital expenditures except (i) pursuant to Parent’s budget provided to the Company prior to the date of this Agreement, (ii) capital expenditures for property expansions and enhancements not to exceed $100,000,000 in the aggregate, (iii) capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 individually, or $50,000,000 in the aggregate or to the extent such losses are covered by existing insurance, and (iv) capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable Law or to repair or prevent damage to any of the Parent Properties or as is necessary in the event of an emergency situation, after prior notice to the Company (provided, that if the nature of such emergency renders prior notice to the Company impracticable, Parent shall provide notice to the Company as promptly as reasonably practicable after making such capital expenditure);

(t)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause (i) Parent or any Parent Subsidiary REIT to fail to qualify as a REIT or (ii) any Parent Subsidiary other than a Parent Subsidiary REIT to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary, or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(u)    enter into or modify in a manner adverse to the Company or Parent or their respective Subsidiaries any Tax Protection Agreement applicable to Parent or any Parent Subsidiary (a “Parent Tax

Protection Agreement”), make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, amend any material income Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (i) to the extent required by Law or (ii) to the extent necessary (A) to preserve Parent’s qualification as a REIT under the Code or (B) to qualify or preserve the status of any Parent Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;

(v)    take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(w)    permit any insurance policy naming Parent or any of its Subsidiaries or directors or officers as a beneficiary or an insured or a loss payable payee, or Parent’s directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided, however, that, with respect to any renewal of any such policy, Parent shall (i) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (ii) (A) provide Parent a reasonable opportunity to review and consider the terms of any such policy and (B) consider in good faith any comments Parent may provide to Parent with respect to the terms of any such policy;

(x)    except to the extent permitted by Section 7.4, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement;

(y)    assign, exclusively license or otherwise license outside of the ordinary course of business, any trademarks or other material Intellectual Property of Parent or any Parent Subsidiaries; or

(z)    authorize, or enter into any contract, agreement, commitment or arrangement to take, any of the foregoing actions.

Notwithstanding anything to the contrary in this Section 6.2, Parent shall be permitted to enter into third party property management agreements in the ordinary course of business.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) Parent from taking any action, at any time or from time to time, that in the reasonable judgment of Parent Board, upon advice of outside counsel to Parent, is reasonably necessary for Parent or any Parent Subsidiary REIT to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, including making dividend or other distribution payments to stockholders of Parent or such Parent Subsidiary REIT, as applicable, in accordance with this Agreement or otherwise, or to qualify or preserve the status of Parent OP or any other Parent Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) Parent OP from taking any action, at any time or from time to time, as Parent OP reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any Parent Tax Protection Agreement, and (B) avoid liability for any indemnification or other payment under any Parent Tax Protection Agreement.

Section 6.3    No Control of Other Party’s Business. Nothing contained in this Agreement shall give any of the Company Parties, directly or indirectly, the right to control or direct Parent’s, Parent OP’s or any Parent Subsidiary’s operations prior to the Company Merger Effective Time, and nothing contained in this Agreement shall give any of the Parent Parties, directly or indirectly, the right to control or direct the Company’s, the Partnership’s or any Company Subsidiary’s operations prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

COVENANTS

Section 7.1    Preparation of the Form S-4 and the Proxy Statement/Prospectus; Company Stockholder Meeting; Parent Stockholder Meeting; Listing Application.

(a)    As soon as reasonably practicable following the date of this Agreement, (i) each of the Parties hereto shall jointly prepare, and cause to be filed with the SEC, the Form S-4 with respect to the Parent Common Stock issuable in the Company Merger, which will include the preliminary Proxy Statement/Prospectus, and (ii) Parent shall prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the Parent Common Stock issuable in the Company Merger on the NYSE. Each of the Parties hereto shall use its commercially reasonable efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 and the Proxy Statement/Prospectus comply in all material respects with the applicable provisions of the Exchange Act and Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Company Merger. Parent shall use its commercially reasonable efforts to have the application for the listing of the Parent Common Stock accepted by the NYSE as promptly as is practicable following submission. Each of the Parties hereto shall furnish to any other Party any and all information concerning itself, its Affiliates and the holders of its shares of capital stock as may be required or reasonably requested to be disclosed in the Form S-4 and in the Proxy Statement/Prospectus as promptly as practicable after the date hereof and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus and the preparation and filing of the NYSE listing application. The Parties shall notify each other promptly of the receipt of any comments from the SEC or the NYSE and of any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus or from the NYSE for amendments or supplements to the NYSE listing application or for additional information. Each Party shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the NYSE, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or with respect to the NYSE listing application received from the NYSE and advise the other Party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or from the NYSE with respect to the NYSE listing application. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement/Prospectus, and to any comments from the NYSE with respect to the NYSE listing application. Notwithstanding the foregoing, prior to (1) filing the Form S-4 or the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC, or (2) submitting the NYSE listing application to the NYSE or responding to any comments of the NYSE, each of the Company and Parent shall cooperate and provide the other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give reasonable and good faith consideration to any comments thereon made by the other Party or its counsel. Parent shall advise the Company, promptly after it receives notice thereof, (x) of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Stock issuable in connection with the Company Merger for offering or sale in any jurisdiction, and Parent shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated and (y) of the time the NYSE listing application is accepted. Parent shall take any other action required to be taken under the Securities Act, the Exchange Act, NYSE rules and regulations, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Stock in the Company Merger, and the Company shall furnish to Parent all information concerning the Company and the Company’s stockholders as may be reasonably requested in connection with any such actions. Parent shall also take any other action required to be taken under the Securities Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the New Parent OP Units in the Partnership Merger, and the Company shall furnish all information concerning the Company, the Partnership and the holders of the Partnership OP Units as may be reasonably requested in connection with any such actions. The Parent Parties shall have the right, to the extent necessary (and following consultation with the Company), to prepare and file a Form S-4 or any other registration form under the Securities Act or Exchange Act with respect to the New Parent OP Units (the “OP Unit Form S-4”) to be issued in connection with the Partnership Merger. The Company Parties will cooperate in the preparation of the OP Unit Form S-4 pursuant to the immediately preceding sentence. For the avoidance of doubt, in the event the Parent Parties determine to prepare and file the OP Unit Form S-4, (I) the Parent Parties shall prepare and cause to be filed with the SEC, as promptly as reasonably practicable after such determination, the OP Unit Form S-4, and (II) all references in this Agreement to “Form S-4” (including this Section 7.1 and Section 8.1(d)) shall be deemed to refer to the Form S-4 and the OP Unit Form S-4, collectively.

(b)    If, at any time prior to the receipt of the Company Stockholder Approval and the Parent Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary or Parent or any of the Parent Subsidiaries, or any change occurs with respect to other information to be included in the Form S-4 or the Proxy Statement/Prospectus, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Proxy Statement/Prospectus, the Company or Parent, as the case may be, shall promptly notify the other Party of such event and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4.

(c)    As promptly as practicable following the date on which the Form S-4 is declared effective under the Securities Act, (i) the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company’s stockholders for the purpose of seeking the Company Stockholder Approval (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) and (ii) Parent shall establish a record date for, duly call, give notice of, convene and hold a meeting of Parent’s stockholders for the purpose of seeking the Parent Stockholder Approval (together with any adjournments or postponements thereof, the “Parent Stockholder Meeting”). Each of Parent and the Company shall cooperate and use their reasonable best efforts to cause the Parent Stockholder Meeting and the Company Stockholder Meeting to be held on the same date and as soon as reasonably practicable after the date of this Agreement. Each of the Company and Parent shall cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company entitled to vote at the Company Stockholder Meeting and the stockholders of Parent entitled to vote at the Parent Stockholder Meeting, as applicable, and to hold the Company Stockholder Meeting and the Parent Stockholder Meeting, as applicable, as soon as practicable after the Form S-4 is declared effective under the Securities Act. The Company Recommendation and the Parent Recommendation shall be included in the Proxy Statement/Prospectus and each of the Company and Parent, respectively, shall use its reasonable best efforts to obtain the Company Stockholder Approval and the Parent Stockholder Approval, respectively, unless a Change in Company Recommendation or a Change in Parent Recommendation, respectively, has occurred in compliance with Section 7.4(b)(iv) or Section 7.4(b)(v), as applicable. Notwithstanding the foregoing provisions of this Section 7.1(c), (i) if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the approval of the Company Merger; provided, that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than forty-five (45) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law) without the consent of Parent and (ii) if, on a date for which the Parent Stockholder Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the approval of the Parent Common Stock Issuance; provided, that the Parent Stockholder Meeting is not postponed or adjourned to a date that is more than forty-five (45) days after the date for which the Parent Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law) without the consent of the Company.

(d)    Notwithstanding any Change in Company Recommendation, unless such Change in Company Recommendation is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 9.1(e), the Company shall cause the approval of the Company Merger to be submitted to a vote of its stockholders at the Company Stockholder Meeting. Notwithstanding any Change in Parent Recommendation, Parent shall cause the approval of the Parent Common Stock Issuance to be submitted to a vote of its stockholders at the Parent Stockholder Meeting.

(e)    Neither Parent nor the Company shall submit to the vote of its stockholders any Acquisition Proposal other than the Company Merger, the Parent Common Stock Issuance and the other transactions contemplated hereby prior to the termination of this Agreement.

Section 7.2    Other Filings. In connection with and without limiting the obligations under Section 7.1, as soon as practicable following the date of this Agreement, the Company Parties and the Parent Parties each shall (or shall cause their applicable Subsidiaries to) use their commercially reasonable efforts to properly prepare and file any other filings required under the Exchange Act or any other Law relating to the Mergers (collectively, the “Other Filings”). Each of the Parties shall (and shall cause their Affiliates to) promptly notify the other Parties of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Authority or official, and each of the Parties shall supply the other Parties with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings, except, in each case, that confidential competitively sensitive business information may be redacted from such exchanges. Each of the Parties shall promptly obtain and furnish the other Parties with (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Authority and which the applicable producing Party reasonably deems appropriate to produce to such Governmental Authority; provided that the Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.2 as “outside counsel only” (in which case such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, trustees or directors of the recipient without the advance written consent of the Party providing such materials). Without limiting the foregoing, each Party shall (i) use its commercially reasonable efforts to respond as promptly as practicable to any request by the SEC or any other Governmental Authority or official for information, documents or other materials in connection with the review of the Other Filings or the transactions contemplated hereby; and (ii) provide to the other Party, and permit the other Party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to the SEC or any other Governmental Authority or official with respect to the transactions contemplated hereby. To the extent reasonably practicable, neither the Company nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

Section 7.3    Additional Agreements.

(a)    Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the Company’s and its directors’ and Parent’s and its directors’, as applicable, right and duty to act in a manner consistent with their duties, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary or as reasonably determined by Parent and the Company advisable consents, approvals, orders, exemptions, waivers and authorizations by or from (or to give any notice to) any public or private third party, including any that are required to be obtained or made under any Law or any contract, agreement or instrument to which the Company or any Company Subsidiary or Parent, Parent OP or any Parent Subsidiary, as applicable, is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Mergers, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Authority, and to use its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Mergers.

(b)    In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each of the Parties hereto shall (i) use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Laws, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Authority vacated or reversed), and (ii) use its reasonable best efforts to take, or cause to be taken, all such further actions as may be necessary to resolve such objections, if any, as any Governmental Authority or any other Person may assert under any Law with respect to the Mergers and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law so as to enable the Closing to occur as promptly as reasonably practicable and, in any event, no later than the Drop Dead Date, including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of any assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, and (y) otherwise taking or committing to take any actions that after the Closing would limit the freedom of Parent, the Company or their respective Subsidiaries’ or Affiliates’ freedom of action with respect to one or more of Parent’s, the Company’s or their Subsidiaries’ businesses or assets, in each case as may be required in order to effect the satisfaction of the conditions to the Mergers set forth in Article VIII and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding that would otherwise have the effect of preventing or materially delaying the Closing; provided, however, that neither Parent nor the Company nor their respective Subsidiaries or Affiliates shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any judgment, order, decree, requirement, condition, understanding or agreement of or with a Governmental Authority to sell, to license, to hold separate or otherwise dispose of, or to conduct, restrict, operate, or otherwise change their assets or businesses, unless such judgment, order, decree, requirement, condition, understanding or agreement is conditioned upon the occurrence of the Closing; provided, further, that Parent, the Company and their respective Subsidiaries and Affiliates shall not be required to (and the Company shall not, and shall cause its Subsidiaries and Affiliates not to, without Parent’s prior written consent) take any action described in this Section 7.3(b) or otherwise offer, negotiate, agree to, consent to or effect any remedy, condition, commitment or undertaking of any kind, to the extent that such action, remedy, condition, commitment or undertaking would reasonably be expected to, individually or in the aggregate, materially impair the benefits or advantages that Parent expects to receive from the transactions contemplated by this Agreement, the value or economics of the transactions contemplated by this Agreement to Parent, or the business plan or business strategy of the combined company. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.3 shall limit a Party’s right to terminate this Agreement pursuant to Section 9.1 so long as such Party has, prior to such termination, been complying with its obligations under this Section 7.3.

Section 7.4    Acquisition Proposals; Changes in Recommendation.

(a)    Except as expressly provided in this Section 7.4, from and after the date hereof, each of Parent and the Company shall not, shall cause its respective Subsidiaries and its and their respective officers and directors not to, and shall instruct and use its reasonable best efforts to cause its and its respective Subsidiaries’ other Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any nonpublic information or data to any Third Party in connection with, an Acquisition Proposal or Inquiry, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar definitive agreement relating to any Acquisition Proposal (any of the foregoing in this clause (iii), other than an Acceptable Confidentiality Agreement, an “Acquisition Agreement”), or (iv) propose or agree to do any of the foregoing. For the avoidance of doubt, this Section 7.4(a) shall not prohibit Parent, the Company or their respective Representatives from informing any Third Party of the terms of this Section 7.4 and referring such Third Party to any publicly-available copy of this Agreement.

(b)    (i) Notwithstanding anything in this Agreement to the contrary, each of the Parent Board and the Company Board shall be permitted, directly or indirectly, through any Representative, to take the following actions, prior to the Parent Stockholder Meeting (in the case of actions by the Parent Board or Parent’s Representatives) or the Company Stockholder Meeting (in the case of actions by the Company Board or the Company’s Representatives), in response to an unsolicited bona fide written Acquisition Proposal (as applicable) by a Person made to it after the date of this Agreement (provided that the Acquisition Proposal by such Person did not result from a material breach of Section 7.4(a) or Section 7.4(c) by Parent or the Company, as applicable, it being agreed that each of the Company and Parent may correspond in writing with any Person making such a written Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal) if the Parent Board or the Company Board, as applicable, concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, if the Parent Board or the Company Board, as applicable, concludes in good faith (after consultation with its outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with their duties under applicable Law: (A) engage in, enter into or otherwise participate in discussions and negotiations regarding such Acquisition Proposal with the Person who made such Acquisition Proposal (and such Person’s Representatives), and (B) provide any nonpublic information or data concerning the Company or Parent, as applicable, to the Person who made such Acquisition Proposal (and such Person’s Representatives, including potential financing sources) after entering into an Acceptable Confidentiality Agreement with such Person; provided, however, that, any nonpublic information or data concerning the Company or Parent, as applicable, that is provided to such Person who made such Acquisition Proposal (or its Representatives) shall, to the extent not previously provided to the other Party, be provided to the other Party as promptly as practicable after providing it to such Person who made such Acquisition Proposal (or its Representatives) (and in any event within thirty-six (36) hours). For purposes of this Section 7.4(b)(i), an “Acceptable Confidentiality Agreement” means, as applicable, a confidentiality agreement between Parent or the Company, on the one hand, and a counterparty, on the other hand, having confidentiality and use provisions that are no more favorable as a whole to such counterparty than those contained in the Confidentiality Agreement with respect to the Company or Parent, as applicable, and which agreement does not prohibit the Company or Parent, as applicable, from complying with its obligations under this Agreement; provided, however, that such confidentiality agreement shall not contain any “standstill” or similar provision that would prohibit the making or amendment of an Acquisition Proposal to the Company Board or Parent Board, as applicable.

(ii)    Each of Parent and the Company shall promptly (but in no event later than thirty-six (36) hours) notify the Company or Parent, respectively and as applicable, orally, and promptly thereafter in writing, of the receipt by Parent, Parent OP, the Parent Board or any of their respective Representatives, in the case of Parent, or the Company, the Partnership, the Company Board or any of their respective Representatives, in the case of the Company, of any Acquisition Proposal or any Inquiry from a Person seeking to have discussions or negotiations with the Company regarding a possible Acquisition Proposal. Such notice shall indicate the identity of the Person making such Acquisition Proposal or Inquiry, and the material terms and conditions of such Acquisition Proposal or Inquiry, to the extent known (including, if applicable, a copy of any written Acquisition Proposal or Inquiry and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business of the Person making such Acquisition Proposal or Inquiry). Each of Parent and the Company shall (A) promptly (but in no event later than thirty-six (36) hours) notify the other Party, as applicable, orally and promptly thereafter in writing, (I) if it enters into discussions or negotiations concerning an Acquisition Proposal pursuant to Section 7.4(b)(i)(A) or provides nonpublic information or data to a Person in accordance with Section 7.4(b)(i)(B), and (II) of any changes or modifications to the financial and other material terms of the Acquisition Proposal and (B) keep the other Party, as applicable, reasonably informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Acquisition Proposal, including by providing a copy of all material documentation or material written correspondence relating thereto, which may be redacted to the extent necessary to protect confidential information of the business of the Person making such Acquisition Proposal or Inquiry.

(iii)    Except as provided in Section 7.4(b)(iv) or Section 7.4(b)(v), neither the Parent Board (or any committee thereof) nor the Company Board (or any committee thereof) shall (A) withhold or withdraw, or qualify or modify in any manner adverse to the Company Parties, the Parent Recommendation, or in any manner adverse to the Parent Parties, the Company Recommendation, as applicable, (B) adopt, approve or recommend any Acquisition Proposal (or any transaction or series of related transactions that constitute an Acquisition Proposal), (C) fail to include the Parent Recommendation or the Company Recommendation, as applicable, in the Proxy Statement/Prospectus, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the other Party so requests in writing, (E) if an Acquisition Proposal or any material modification thereof is made public or is otherwise sent to the holders of shares of Parent Common Stock or Company Common Stock, as applicable, fail to issue a press release or other public communication that reaffirms the Parent Recommendation or the Company Recommendation, as applicable, within ten (10) Business Days after the other Party so requests in writing, or (F) authorize, cause or permit Parent (or any of its respective Affiliates) or the Company (or any of its respective Affiliates), as applicable, to enter into any Acquisition Agreement (other than an Acceptable Confidentiality Agreement in accordance with Section 7.4(b)(i)) (any such action set forth in this Section 7.4(b)(iii) with respect to the Company Recommendation, a “Change in Company Recommendation” and with respect to the Parent Recommendation, a “Change in Parent Recommendation”).

(iv)    Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, (x) at any time prior to the receipt of the Parent Stockholder Approval, the Parent Board may make a Change in Parent Recommendation and (y) at any time prior to the receipt of the Company Stockholder Approval, the Company Board may make a Change in Company Recommendation and/or terminate this Agreement pursuant to Section 9.1(e), in each case of clauses (x) and (y) (as applicable), if and only if (A) an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal did not result from a material breach of Section 7.4(a) or Section 7.4(c) by Parent or the Company, respectively) is made to Parent or the Company, as applicable, and is not withdrawn, (B) the Parent Board or the Company Board, as applicable, has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Parent Board or the Company Board, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable Law, (D) four (4) Business Days, ending at 11:59 p.m. (New York City time) on such fourth Business Day (the “Notice Period”) shall have elapsed since Parent or the Company, as applicable, has given written notice to the other Party advising the other Party that Parent or the Company, as applicable, intends to take such action, identifying the Person making the Superior Proposal and describing the material terms and conditions of any such Superior Proposal that is the basis of the proposed action (and attaching copies of all agreements or other documents evidencing such Superior Proposal) (a “Superior Proposal Notice”), which Superior Proposal Notice shall not constitute a Change in Parent Recommendation or a Change in Company Recommendation, as applicable, for any purpose of this Agreement, (E) during such Notice Period, Parent or the Company, as applicable, has considered and, if requested by the other Party, engaged and caused its Representatives to engage in good faith discussions with the other Party regarding any adjustment or modification of the terms of this Agreement proposed by the other Party so that the Superior Proposal ceases to constitute a Superior Proposal, and (F) the Parent Board or the Company Board, as applicable, following such Notice Period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of this Agreement proposed in writing by the other Party in response to the Superior Proposal Notice or otherwise) that such Acquisition Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with their duties under applicable Law; provided, however, that if any material revisions are made to the Superior Proposal (it being understood that a material revision shall include any change in the purchase price or form of consideration in such Superior Proposal), the Parent Board or the Company Board, as applicable, shall give a new Superior Proposal Notice to the other Party and shall comply again with the requirements of this Section 7.4(b)(iv) and the Notice Period shall thereafter expire on the third (3rd) Business Day immediately following the date of the delivery of such new Superior Proposal Notice and ending at 11:59 p.m. (New York City time) on such third Business Day (provided that the delivery of a new Superior Proposal Notice shall in no event shorten the four (4) Business Day duration applicable to the initial Notice Period).

(v)    Notwithstanding anything in this Agreement to the contrary, in circumstances not involving or relating to an Acquisition Proposal, (I) at any time prior to the receipt of the Company Stockholder Approval, the Company Board may make a Change in Company Recommendation and (II) at any time prior to the receipt of the Parent Stockholder Approval, the Parent Board may make a Change in Parent Recommendation, if (A) an Intervening Event has occurred with respect to the Company or the Company Subsidiaries or with respect to Parent or the Parent Subsidiaries, respectively and as applicable, (B) the Company Board or the Parent Board, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with their duties under applicable Law, (C) four (4) Business Days, ending at 11:59 p.m. (New York City time) on such fourth Business Day (the “Intervening Event Notice Period”) shall have elapsed since the applicable Party has given written notice (which written notice shall not constitute a Change in Company Recommendation or Change in Parent Recommendation, as applicable, for any purpose of this Agreement) to the other Party advising that such Party intends to take such action and describing in reasonable detail the facts and circumstances that is the basis for the proposed action (an “Intervening Event Notice”), (D) during such Intervening Event Notice Period, such Party has considered and, if requested by the other Party, engaged and caused its Representatives to engage in good faith discussions with such other Party, regarding any adjustment or modification of the terms of this Agreement proposed by such other Party in order to obviate the need to make such Change in Company Recommendation or Change in Parent Recommendation, as applicable, and (E) the Company Board or the Parent Board, as applicable, following such Intervening Event Notice Period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors, and taking into account any adjustment or modification of the terms of this Agreement proposed by the other Party in response to the Intervening Event Notice or otherwise) that failure by the Company Board or the Parent Board, as applicable, to effect a Change in Company Recommendation or Change in Parent Recommendation, respectively, would reasonably be expected to be inconsistent with its duties under applicable Law.

(vi)    Nothing contained in this Section 7.4 shall prohibit Parent or the Company, directly or indirectly through its Representatives, from (A) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, (B) making any disclosure to its stockholders that is required by applicable Law or if the Company Board or Parent Board, as applicable, determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with its duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board or Parent or Parent Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute a Change in Company Recommendation or Change in Parent Recommendation, as applicable); provided, however, that any such disclosure that addresses the approval, recommendation or declaration of advisability by the Parent Board or the Company Board, as applicable, with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change in Parent Recommendation or a Change in Company Recommendation, as applicable, unless the Parent Board or the Company Board, as applicable, in connection with such communication publicly states that the Parent Recommendation or the Company Recommendation, as applicable, has not changed or refers to the prior recommendation of Parent or the Company, as applicable, without disclosing any Change in Parent Recommendation or Change in Company Recommendation, as applicable. For the avoidance of doubt, neither the Parent Board nor the Company Board may make a Change in Parent Recommendation or a Change in Company Recommendation, as applicable, unless in compliance with Section 7.4(b)(iv) or Section 7.4(b)(v).

(c)    Upon execution of this Agreement, except as expressly permitted by this Section 7.4, each of Parent and the Company agrees that it will and will cause its Subsidiaries and their respective officers and directors to, and shall instruct and use its reasonable best efforts to cause its and its respective Subsidiaries’ other Representatives to, (i) cease immediately and terminate any solicitations, discussions, negotiations or communications with any Third Party that may be ongoing with respect to any Acquisition Proposal, and (ii) terminate any such Third Party’s access to any physical or electronic data rooms. Each of Parent and the Company agrees that it will promptly inform its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 7.4. Any action taken in violation of the restrictions set forth in this Section 7.4 by any officer, director or investment banker of such Party or any of its Subsidiaries at the direction of or on behalf of such Party shall be deemed to be a breach of this Section 7.4 by such Party for purposes of this Agreement.

Section 7.5    Directors’ and Officers’ Indemnification.

(a)    From and after the Company Merger Effective Time, Parent (the “Indemnifying Party”) shall (or shall cause Parent OP to), for a period of six (6) years from the Company Merger Effective Time: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or is during any of the period from the date hereof until the Company Merger Effective Time, serving as a manager, director, officer, trustee or fiduciary of the Company or any of the Company Subsidiaries and acting in such capacity (collectively, the “Indemnified Parties”) to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such Persons under the MGCL or any other applicable Laws of the State of Maryland, as now or hereafter in effect, in connection with any Claim with respect to matters occurring on or before the Company Merger Effective Time and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or advance to each of the Indemnified Parties, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such Persons under the MGCL or any other applicable Laws of the State of Maryland, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws or any of the Company Governing Documents that such Indemnified Party is not entitled to be indemnified; provided, however, that if, at any time prior to the sixth (6th) anniversary of the Company Merger Effective Time, any Indemnified Party delivers to Parent a written notice asserting that indemnification is required in accordance with this Section 7.5 with respect to a Claim, then the provisions for indemnification contained in this Section 7.5 with respect to such Claim shall survive the sixth (6th) anniversary of the Company Merger Effective Time and shall continue to apply until such time as such Claim is fully and finally resolved. The Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in, or seek termination with respect to, any actual or threatened Claim in respect of which indemnification may be sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Parties from all liability arising out of such Claim. No Indemnified Party shall be liable for any amounts paid in any settlement effected without its prior express written consent. No Indemnified Party shall settle, compromise or consent to the entry of any judgment in, or seek termination with respect to, any actual or threatened Claim in respect of which indemnification may be sought by an Indemnified Party hereunder without the prior written consent of the Indemnifying Party (such consent shall not be unreasonably withheld).

(b)    Without limiting the foregoing, each of the Parent Parties agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Company Merger Effective Time now existing in favor of the current or former directors, officers, trustees, agents or fiduciaries of the Company or any of the Company Subsidiaries as provided in the Company Governing Documents and indemnification or similar agreements of the Company shall survive the Company Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or modified in a manner adverse to the Indemnified Parties, for a period of six (6) years following the Company Merger Effective Time; provided that if, at any time prior to the sixth (6th) anniversary of the Company Merger Effective Time, any Indemnified Party delivers to Parent a written notice asserting that indemnification is required in accordance with this Section 7.5 with respect to a Claim, then the provisions for indemnification contained in this Section 7.5 with respect to such Claim shall survive the sixth (6th) anniversary of the Company Merger Effective Time and shall continue to apply until such time as such Claim is fully and finally resolved.

(c)    Prior to the Company Merger Effective Time, the Company shall obtain and fully pay the premium for, and Parent shall maintain in full force and effect (and cause the obligations thereunder to be honored), during the six (6) year period beginning on the date of the Company Merger Effective Time, a “tail” prepaid directors’ and officers’ liability insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers) from the Company’s current insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than the Company’s and the Company Subsidiaries’ existing directors’ and officers’ liability policy or policies for the benefit of the Indemnified Parties with respect to directors’ and officers’ liability insurance for Claims arising from facts or events that occurred on or prior to the Company Merger Effective Time; provided, however, that in no event shall the aggregate premium payable for such “tail” insurance policy exceed an amount equal to 300% of the annual premium paid by the Company for its directors’ and officers’ liability insurance as set forth in Section 7.5(c) of the Company Disclosure Schedule (such amount being the “Maximum Premium”). If the Company is unable to obtain the “tail” insurance described in the first sentence of this Section 7.5(c) for an amount equal to or less than the Maximum Premium, the Company shall be entitled to obtain as much comparable “tail” insurance as reasonably available for an aggregate cost equal to the Maximum Premium.

(d)    If any of Parent or its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

(e)    The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party referred to in this Section 7.5 (who are intended to be third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent and the Company, and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including any such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall be in addition to, and not in substitution for, any other rights to indemnification or exculpation which an Indemnified Party and other Person referred to in this Section 7.5 is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 7.6    Access to Information; Confidentiality.

(a)    During the Interim Period, to the extent permitted by applicable Law and contracts, each Party shall, and shall cause each of its Subsidiaries to, (i) furnish the Company or Parent, as applicable, with such financial and operating data and other information with respect to the business, properties, offices, books, contracts, records and personnel of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as applicable, as the Company or Parent, as applicable, may from time to time reasonably request, and (ii) with respect to the Company and the Company Subsidiaries, facilitate reasonable access for Parent and its authorized Representatives during normal business hours, and upon reasonable advance notice, to all facilities and Company Properties; provided, however, that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the representations or warranties made by the Company Parties or the Parent Parties, as applicable, hereto and all such access shall be coordinated through the Company or Parent, as applicable, or its respective designated Representatives, in accordance with such reasonable procedures as they may establish. Notwithstanding the foregoing, neither the Company nor Parent shall be required by this Section 7.6 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if the Company or Parent, as applicable, has used commercially reasonable efforts to obtain permission or consent of such Third Party to such disclosure), (B) the disclosure of which would violate any Law or legal duty of the Party or any of its Representatives (provided, however, that the Company or Parent, as applicable, shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law or legal duty), (C) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of a loss of privilege to the disclosing Party (provided, however, that the Company or Parent, as applicable, shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not result in a loss of such attorney-client, attorney work product or other legal privilege) or (D) if it reasonably determines that such access is reasonably likely to materially disrupt, impair or interfere with its, or its Subsidiaries’, business or operations; provided, however, that the Parties will work in good faith to determine a means to provide access that will not materially disrupt, impair or interfere with such business or operations. Notwithstanding the foregoing, access pursuant to this Section 7.6 shall not include the right to perform environmental testing or sampling of any kind (including any invasive environmental testing). Each of the Company and Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Prior to the Company Merger Effective Time, each of the Company Parties and each of the Parent Parties shall not, and shall direct their respective Representatives and Affiliates not to, contact or otherwise communicate (for the avoidance of doubt, other than any public communications otherwise permitted by this Agreement) with parties with which such Party knows the other

Party has a business relationship regarding the business of such other Party or this Agreement and the transactions contemplated hereby without the prior written consent of such other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided that, notwithstanding the foregoing or anything else in this Agreement or in the Confidentiality Agreement to the contrary, a Party and its respective Representatives and Affiliates may contact or otherwise communicate with such parties without any consent of the other Party in pursuing its own business activities (operating in the ordinary course).

(b)    Prior to the Company Merger Effective Time, each of the Company and Parent shall hold, and will cause its respective Representatives and Affiliates to hold any nonpublic information exchanged pursuant to this Section 7.6 in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.

Section 7.7    Public Announcements. Except with respect to any Change in Company Recommendation, any Change in Parent Recommendation or any action taken by the Company or the Company Board or Parent or the Parent Board, as applicable, pursuant to and in accordance with Section 7.4, so long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement and, except as otherwise permitted or required by this Agreement and except for the initial press release that will be mutually agreed in good faith by the Parties and the filing of this Agreement (and a summary of this Agreement) and the Form S-4 and the Proxy Statement/Prospectus with the SEC, none of the Company or Parent shall issue any such press release or make any such public statement or filing prior to obtaining the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a Party may, without the prior consent of the other Parties, issue any such press release or make any such public statement or filing (a) if the disclosure contained therein is consistent in all material respects with the initial press release referred to above, the summary of this Agreement filed with the SEC, the Form S-4 or the Proxy Statement/Prospectus or (b) as may be required by Law, order or the applicable rules of any stock exchange or quotation system if, in the case of this clause (b), (i) for any reason it is not reasonably practicable to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement or (ii) the Party issuing such press release or making such public statement has used its commercially reasonable efforts to consult with the other Party and to obtain such Party’s consent but has been unable to do so in a timely manner through no fault of such issuing Party.

Section 7.8    Employment Matters.

(a)    During the period commencing on the Closing and ending on the date that is twelve (12) months after the Closing (or if earlier, the date of the Continuing Employee’s termination of employment with Parent and the Parent Subsidiaries), Parent shall, and shall cause each Parent Subsidiary, as applicable, to, provide each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Company Merger Effective Time and who remains employed by Parent or any Parent Subsidiary as of the Company Merger Effective Time (each, a “Continuing Employee” and collectively, the “Continuing Employees”) with (i) except as otherwise mutually agreed between Parent and such Continuing Employee, a base salary or base wage rate that is not less than the base salary or base wage rate provided to such Continuing Employee immediately prior to the Closing, (ii) target annual or other short-term periodic cash incentive opportunities that are not less than the target annual or other short-term periodic cash incentive opportunities set forth on Section 7.8(a) of the Company Disclosure Schedule, and (iii) other compensation and employee benefits that are no less favorable, in the aggregate, than those provided to such Continuing Employee immediately prior to the Closing, provided, however, that no post-retirement medical, equity-based compensation, deferred compensation, or retention, change-in-control or other special or non-recurring compensation or benefits provided prior to the Closing shall be taken into account for purposes of Parent’s obligations under this Section 7.8(a). For the avoidance of doubt, nothing in this Agreement shall require Parent or any Parent Subsidiary to employ any Person, nor shall it alter the at-will employment status of any Continuing Employee.

(b)    From and after the Company Merger Effective Time, Parent shall, and shall cause each Parent Subsidiary, as applicable, to honor, in accordance with their terms, all severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Company or any Company Subsidiary and in effect immediately prior to the Company Merger Effective Time.

(c)    Parent shall, and shall cause the Parent Subsidiaries to, provide credit for each Continuing Employee’s length of service with the Company and the Company Subsidiaries (as well as service with any predecessor employer of the Company or any Company Subsidiary) for purposes of eligibility, vesting and benefit level under any employee vacation, severance or paid time off benefit plan, program, policy, agreement or arrangement, or any retirement or savings plan, maintained by Parent and the Parent Subsidiaries in which such Continuing Employee is eligible to participate (but not for purposes of any benefit accrual under any defined benefit pension plan) to the same extent that such service was recognized under a similar plan, program, policy, agreement or arrangement of the Company or any Company Subsidiary, except that no such prior service credit will be required or provided to the extent that (i) it results in a duplication of benefits, or (ii) such service was not recognized under the corresponding Company Employee Program.

(d)    Without limiting the generality of Section 7.8(a), (i) cash incentive bonuses for calendar year 2023 shall be treated as set forth in Section 7.8(d)(i) of the Company Disclosure Schedule, and (ii) with respect to each Company 2015 Plan Restricted Share that is issued and outstanding as of immediately prior to the Company Merger Effective Time as to which restrictions shall have lapsed as of immediately prior to the Company Merger Effective Time, the right of the holder thereof to any payment in respect of the Change in Control Price (as defined in the Company’s 2015 Award and Option Plan as in effect on the date of this Agreement) that shall not have been satisfied in full through receipt of the Merger Consideration and Fractional Share Consideration in the Merger, if any, shall remain by operation of applicable Law as an obligation of the Surviving Entity and shall be settled in cash (and for the avoidance of doubt, such cash payment, if any, shall be determined in accordance with the formula set forth in Section 7.8(d)(ii) of the Company Disclosure Schedule) no later than five (5) Business Days following the Company Merger Effective Time, without interest and less any applicable withholding or other Taxes or other amounts required by Law to be withheld, in full satisfaction and release of any and all remaining rights with respect to each such Company 2015 Plan Restricted Share.

(e)    Parent and the Company shall take the actions described in Section 7.8(e) of the Company Disclosure Schedule.

(f)    Parent shall use, and shall cause the Parent Subsidiaries to use, commercially reasonable efforts to cause each Parent Employee Program in which any Continuing Employee participates that provides health or welfare benefits to (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service conditions with respect to participation and coverage requirements applicable to Continuing Employees, other than limitations applicable under the corresponding Company Employee Program or to the extent that such preexisting condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Employee Program and (ii) honor any payments, charges and expenses of Continuing Employees (and their eligible dependents) that were applied toward the deductible and out-of-pocket maximums under the corresponding Company Employee Program in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a corresponding Parent Employee Program during the calendar year in which the Closing occurs.

(g)    Prior to making any broad-based, written communications to the employees of the Company or any Company Subsidiary (other than any communications consistent in all material respects with prior communications made by the Company or Parent) pertaining to compensation or benefits matters that are affected by the transactions contemplated by this Agreement, the Company shall, to the extent not prohibited by applicable Law, (i) provide Parent with a copy of the intended communication, (ii) give Parent a reasonable period of time to review and comment on the communication and (iii) consider any such comments in good faith.

(h)    During the Interim Period, the Parent Parties and the Company and the Company Subsidiaries shall, and agree to cause their applicable Affiliates to, cooperate with each other to accomplish the matters addressed by this Section 7.8.

(i)    Nothing in this Section 7.8 shall (i) confer any rights upon any Person, including any Continuing Employee or former employee of the Company or the Company Subsidiaries, other than the Parties to this Agreement and their respective successors and permitted assigns, (ii) constitute or create an employment agreement or create any right in any Continuing Employee or any other Person to any continued employment or service with or for, or to receive any compensation or benefits from, the Company, the Company Subsidiaries, Parent or the Parent Subsidiaries, (iii) constitute or be treated as an amendment, modification, adoption, suspension or termination of any Company Employee Program or any Parent Employee Program, or (iv) alter or limit the ability of the Company, the Company Subsidiaries, Parent or the Parent Subsidiaries to amend, modify or terminate any benefit plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, consistent with the terms of such plan, program, policy, agreement or arrangement.

Section 7.9    Certain Tax Matters.

(a)    The Parties intend that for U.S. federal income tax purposes (i) immediately after the Company Merger, the Company shall become a Qualified REIT Subsidiary pursuant to Section 856(i) of the Code and as a result the Company shall be deemed to distribute all of its assets to Parent pursuant to a complete liquidation and will be disregarded as separate from Parent for federal tax purposes (the “Deemed Liquidation”), (ii) Parent’s acquisition of the Company Common Stock pursuant to the Company Merger and the Deemed Liquidation be integrated, and that the Company Merger and the Deemed Liquidation, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) that this Agreement be, and hereby is, adopted as a plan of reorganization for the Company Merger for purposes of Sections 354 and 361 of the Code and (iv) that the Partnership Merger be treated as (A) an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), and (B) a fully (or partially) taxable sale of partnership interests in the Partnership to Parent OP under Treasury Regulations Section 1.708-1(c)(4), if and to the extent that either (x) a Parent Common Stock Election (as defined below) is made by a Minority Limited Partner with respect to such Minority Limited Partner’s Partnership OP Units or (y) a Preferred Unitholder (as defined below) receives (or elects to receive, as applicable) cash for the preferential amount attributable for such person’s Series A Preferred Units.

(b)    Each of Parent and the Company shall use their respective reasonable best efforts (before and, as relevant, after the Company Merger Effective Time) to cause the Company Merger and the Deemed Liquidation, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of Parent or the Company shall take any action, or fail to take any action, that would reasonably be expected to cause the Company Merger and the Deemed Liquidation, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the Company shall have received the opinion of counsel referred to in Section 8.3(e) and Parent shall have received the opinion of counsel referred to in Section 8.2(e), the Parties shall treat the Company Merger and the Deemed Liquidation, taken together, as a “reorganization” under Section 368(a) of the Code and no Party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)    Parent and the Company shall cooperate in good faith in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. The Parent Parties shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of shares of Company Common Stock or Partnership OP Units, all Transfer Taxes.

(d)    The Company shall cooperate and consult in good faith with Parent with respect to maintenance of the REIT status of the Company (and any of the Company’s Subsidiaries that is a REIT) for the Company’s 2023 taxable year, including by providing Parent information supporting amounts distributed and the calculation of the amount required to be distributed pursuant to Section 857(a) of the Code. Parent and the Company shall cooperate to cause each Taxable REIT Subsidiary of the Company to jointly elect with Parent to be treated as a Taxable REIT Subsidiary of Parent, effective as of the date of the Company Merger Effective Time.

(e)    Parent OP shall utilize the “traditional method” as set forth in Treasury Regulations Section 1.704-3 (and any analogous provision of state or local income tax law) with respect to any properties of Partnership subject to Tax Protection Agreements as of the Partnership Merger Effective Time, to the extent such Tax Protection Agreements require the “traditional method” with respect to such properties.

Section 7.10    Notification of Certain Matters; Transaction Litigation.

(a)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, any of the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with any of the Mergers or the other transactions contemplated by this Agreement.

(b)    Promptly after becoming aware, the Company shall give written notice to Parent, and Parent shall give written notice to Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that, if uncured, it would be reasonably expected to result in any of the applicable closing conditions set forth in Article VIII not being capable of being satisfied by the Drop Dead Date; or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that, if uncured, it would result in any of the applicable closing conditions set forth in Article VIII not to be satisfied; provided, however, that no such notification (or failure to give such notification) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if, to the Company’s Knowledge or Parent’s Knowledge, as applicable, the occurrence of any state of facts or Event would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth in Article VIII not to be satisfied or satisfaction to be reasonably delayed. Notwithstanding anything to the contrary in this Agreement, the failure by the Company, Parent or their respective Representatives to provide such prompt notice under Section 7.10(a), this Section 7.10(b) or Section 7.10(c) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b).

(c)    Each of the Company and Parent agrees to give prompt written notice to the other Party upon becoming aware of the occurrence or impending occurrence of any Event relating to it or any of its Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

(d)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Action commenced or, to the Company’s Knowledge or Parent’s Knowledge, as applicable, threatened against, relating to or involving such Party or any Company Subsidiary or Parent Subsidiary, respectively, that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement and each Party shall keep the other Party reasonably informed regarding any such matters. The Company shall give Parent the opportunity to reasonably participate in the defense and settlement of any litigation against the Company, its directors or its officers relating to this Agreement, the Mergers and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent; provided, however, that, with respect to any such settlement that only requires payment of monetary amounts by the Company, such consent shall not be unreasonably withheld, conditioned or delayed. Parent shall give the Company the opportunity to reasonably participate in the defense and settlement of any litigation against Parent, its directors or its officers relating to this Agreement, the Mergers and the transactions contemplated hereby.

Section 7.11    Section 16 Matters. Prior to the Company Merger Effective Time, the Company and Parent shall, as applicable, take all such steps to cause any dispositions of shares of Company Common Stock (including derivative securities with respect thereto) or acquisitions of shares of Parent Common Stock (including derivative securities with respect thereto) resulting from the transactions contemplated by this Agreement by each individual who is, or may become (as a result of the transactions contemplated by this Agreement), subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case subject to applicable Law.

Section 7.12    Voting of Company Common Stock and Parent Common Stock. Parent shall vote all shares of Company Common Stock beneficially owned by it, Parent OP or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the Company Merger. The Company shall vote all shares of Parent Common Stock beneficially owned by it, the Partnership or any of the Company Subsidiaries as of the record date for the Parent Stockholder Meeting, if any, in favor of approval of the Parent Common Stock Issuance.

Section 7.13    Amendment and Termination of Company Equity Incentive Plans and Certain Company Employee Programs.

(a)    Prior to the Company Merger Effective Time, the Company Board or a committee thereof shall (i) adopt such resolutions and take such other actions as may be required to amend the 2015 Plan, the 2020 Plan and the Company Deferred Compensation Plan to provide for the treatment of the Company 2015 Plan Restricted Shares and Company DSUs set forth in Section 3.2 and Section 7.8(d)(ii), as applicable; provided, however, no such amendment shall increase the Merger Consideration payable pursuant to Article III, the cash amounts payable, if any, pursuant to Section 7.8(d)(ii), or amend the definition of Change in Control Price; and (ii) adopt such resolutions or take such other actions as may be required by the Company Equity Incentive Plans or applicable Law no later than immediately prior to the Company Merger Effective Time to terminate the Company Equity Incentive Plans effective as of the Company Merger Effective Time, including, in the case of the Company Deferred Compensation Plan, adopting such resolutions and taking such actions to ensure that the termination of such plan and settlement of the Company DSUs outstanding thereunder pursuant to Section 3.2(d) satisfies the plan termination requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B).

(b)    If requested in writing by Parent no later than ten (10) Business Days prior to the Closing Date, the Company Board (or the appropriate governing body) shall adopt such resolutions or take such other actions as may be required to terminate each Company 401(k) Plan, effective as of the day immediately prior to the Closing Date. Upon the distribution of the assets in the accounts under the Company 401(k) Plan to the participants, Parent shall permit such participants who are then actively employed by Parent or Parent Subsidiaries to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code), including participant loans, from the Company 401(k) Plan to the applicable Tax-qualified defined contribution plan(s) of Parent or Parent Subsidiaries.

Section 7.14    Takeover Statutes. The Parties shall use their reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this

Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other transactions contemplated by this Agreement.

Section 7.15    Tax Representation Letters.

(a)    The Company Parties shall (i) use their reasonable best efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.2(c) and Section 8.3(e), (ii) deliver to Phillips Lytle LLP, counsel to the Company, and Latham & Watkins LLP, counsel to Parent, or other counsel described in Section 8.2(c) and Section 8.3(d), respectively, a tax representation letter, dated as of the Closing Date (and, if required, as of the effective date of the Form S-4) and signed by an officer of the Company Parties, containing customary representations of the Company Parties as shall be reasonably necessary or appropriate to enable Phillips Lytle LLP and Latham & Watkins LLP (or such other counsel described in Section 8.2(c) and Section 8.3(d)) to render the opinions described in Section 8.2(c) and Section 8.3(d), respectively, on the date of the Company Merger Effective Time (and, if required, on the effective date of the Form S-4) and (iii) deliver to Latham & Watkins LLP, counsel to Parent, and Hogan Lovells US LLP, counsel to the Company, or other counsel described in Section 8.2(e) and Section 8.3(e), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the date of the Company Merger Effective Time, respectively, and signed by an officer of the Company Parties, containing customary representations of the Company Parties as shall be reasonably necessary or appropriate to enable Latham & Watkins LLP, or other counsel described in Section 8.2(e), to render an opinion on the effective date of the Form S-4 and on the date of the Company Merger Effective Time, respectively, as described in Section 8.2(e), and Hogan Lovells US LLP, or other counsel described in Section 8.3(e), to render an opinion on the effective date of the Form S-4 and on the date of the Company Merger Effective Time, respectively, as described in Section 8.3(e).

(b)    The Parent Parties shall (i) use their reasonable best efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.2(e) and Section 8.3(d), (ii) deliver to Latham & Watkins LLP, counsel to Parent, or other counsel described in Section 8.3(d), a tax representation letter, dated as of the date of the Company Merger Effective Time (and, if required, as of the effective date of the Form S-4) and signed by an officer of the Parent Parties, containing customary representations of the Parent Parties as shall be reasonably necessary or appropriate to enable Latham & Watkins LLP, or other counsel described in Section 8.3(d), to render the opinion described in Section 8.3(d) on the date of the Company Merger Effective Time (and, if required, on the effective date of the Form S-4), and (iii) deliver to Latham & Watkins LLP, counsel to Parent, and Hogan Lovells US LLP, counsel to the Company, or other counsel described in Section 8.2(e) and Section 8.3(e), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the date of the Company Merger Effective Time, respectively, and signed by an officer of the Parent Parties, containing representations of the Parent Parties as shall be reasonably necessary or appropriate to enable Latham & Watkins LLP, or other counsel described in Section 8.2(e), to render an opinion on the effective date of the Form S-4 and on the date of the Company Merger Effective Time, as described in Section 8.2(e), and Hogan Lovells US LLP, or other counsel described in Section 8.3(e), to render an opinion on the effective date of the Form S-4 and on the date of the Company Merger Effective Time, as described in Section 8.3(e).

Section 7.16    Accrued Dividends. In the event that a distribution with respect to shares of Company Common Stock permitted under the terms of this Agreement has (a) a record date prior to the Company Merger Effective Time and (b) has not been paid as of the Company Merger Effective Time, the holders of shares of Company Common Stock and Partnership OP Units shall be entitled to receive such distribution from the Company (or the Partnership, as applicable) as of immediately prior to the time such shares or units are exchanged pursuant to Article III.

Section 7.17    Dividends and Distributions.

(a)    From and after the date of this Agreement until the earlier of the Company Merger Effective Time and termination of this Agreement pursuant to Section 9.1, none of Parent or the Company shall make, declare or set aside any dividend or other distribution to its respective stockholders without the prior written consent of Parent (in the case of the Company) or the Company (in the case of Parent); provided, however, that the written consent of the other Party shall not be required (but written notice shall be given) for (i) in the case of the Company, subject to the terms of this Section 7.17(a), (x) the authorization and payment of regular quarterly dividends on shares of Company Common Stock at a rate not in excess of $1.20 per share, per quarter and (y) the regular distributions that are required to be made in respect of the Partnership OP Units in connection with any dividends paid on shares of Company Common Stock in accordance with the terms of the Partnership Agreement and (ii) in the case of Parent, subject to the terms of this Section 7.17(a), (x) the authorization and payment of regular quarterly dividends on shares of Parent Common Stock at a rate not in excess of $1.62 per share, per quarter and (y) the regular distributions that are required to be made in respect of the Parent OP Units in connection with any dividends paid on the shares of the Parent Common Stock in accordance with the Parent Partnership Agreement; provided, further, that (A) it is agreed that the Parties shall take such actions as are necessary to ensure that if either the holders of Company Common Stock or the holders of Parent Common Stock receive a dividend for a particular quarter prior to the Closing Date, then the holders of Company Common Stock and the holders of Parent Common Stock, respectively, shall also receive a dividend for such quarter, whether in full or pro-rated for the applicable quarter, as necessary to result in the holders of Company Common Stock and the holders of Parent Common Stock receiving dividends covering the same periods prior to the Closing Date and (B) the Parties will cooperate such that, and the Company and the Partnership will ensure that, any such quarterly dividend or distribution (or dividends or distributions) by the Company (and the Partnership) will have the same record date and the same payment date as Parent’s in order to ensure that the stockholders of the Company and Parent (and the limited partners of the Partnership and the Parent OP) receive the same number of such dividends and distributions between January 1, 2023 and the Partnership Merger Effective Time.

(b)    Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the Company and Parent, as applicable, shall be permitted to declare and pay a dividend to its stockholders, the record date for which shall be the close of business on the last Business Day prior to the Closing Date and the payment date shall be as soon as practicable following the Closing Date, distributing any amounts determined by such Party (in each case in consultation with the other Party) to be the minimum dividend required to be distributed in order for such Party to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise Tax (any dividend paid pursuant to this paragraph, a “REIT Dividend”).

(c)    If either Party determines that it is necessary to declare a REIT Dividend, it shall notify the other Party at least twenty (20) days prior to the date of the Company Stockholder Meeting and the Parent Stockholder Meeting, as applicable, and such other Party shall be entitled to declare a dividend per share payable (i) in the case of the Company, to holders of Company Common Stock, in an amount per share of Company Common Stock equal to the product of (A) the REIT Dividend declared by Parent with respect to each share of Parent Common Stock multiplied by (B) the Exchange Ratio and (ii) in the case of Parent, to holders of Parent Common Stock, in an amount per share of Parent Common Stock equal to the quotient obtained by dividing (x) the REIT Dividend declared by the Company with respect to each share of Company Common Stock by (y) the Exchange Ratio. The record date for any dividend payable pursuant to this Section 7.17(c) shall be the close of business on the last Business Day prior to the Closing Date and the payment date for such dividend shall be as soon as practicable following the Closing Date.

Section 7.18    Registration Rights Agreements. Parent will use its reasonable best efforts to cause the resale of the Parent Common Stock that may be issued upon redemption of the New Parent OP Units, including by any pledgees of the New Parent OP Units, to be included on its existing registration statement or registered on a new registration statement promptly following the Closing (but, in any event, on or prior to the thirtieth (30th) day after the Closing Date).

Section 7.19    Financing Cooperation.

(a)    During the Interim Period, the Company shall, and shall cause its Subsidiaries to, and shall cause its and their Representatives to, provide all cooperation reasonably requested by Parent in connection with financing arrangements (including assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations or prepayments of the Company Debt Agreements) as Parent may reasonably determine necessary or advisable in connection with the completion of the Mergers or the other transactions contemplated hereby, including timely taking all corporate action reasonably necessary to authorize the execution and delivery of any documents to be entered into prior to Closing in respect of the Company Debt Agreements and delivering all officer’s certificates and legal opinions required to be delivered in connection thereof; provided that any arrangements, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations, prepayments or other transactions or documents entered into pursuant to this Section 7.19(a) shall be effective at or immediately prior to the Partnership Merger Effective Time (other than any notices required to be given in advance of such time in order for any such financing arrangements or documents to be effective at or immediately prior to the Partnership Merger Effective Time).

(b)    During the Interim Period, Parent or one or more of its Subsidiaries may (i) commence any of the following: (A) one or more offers to purchase any or all of the outstanding debt issued under the Company Notes Indentures and the Company Private Placement Notes for cash (the “Offers to Purchase”); or (B) one or more offers to exchange any or all of the outstanding debt issued under the Company Notes Indentures and the Company Private Placement Notes for securities issued by the Partnership or any of its Affiliates (the “Offers to Exchange”); and (ii) solicit the consent of the holders of debt issued under the Company Notes Indentures and the Company Private Placement Notes regarding certain proposed amendments thereto or certain transactions described therein (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “Note Offers and Consent Solicitations”); provided that any such notice or offer shall expressly reflect that, and it shall be the case that, the closing of any such transaction shall not be consummated until the Closing and such transaction shall be funded using consideration provided by Parent or any of its Subsidiaries (or by the Company or any of the Company Subsidiaries if the payment thereof is to be made at or after the Closing). Any Note Offers and Consent Solicitations shall be made on such terms and conditions (including price to be paid and conditionality) as are proposed by Parent and which are permitted by the terms of the applicable Company Notes Indenture and the Company Private Placement Notes and applicable Laws, including SEC rules and regulations. Parent shall consult with the Company regarding the material terms and conditions of any Note Offers and Consent Solicitations, including the timing and commencement of any Note Offers and Consent Solicitations and any tender deadlines. Parent shall have provided the Company with the necessary offer to purchase, offer to exchange, consent solicitation statement, letter of transmittal, press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by Parent in the applicable Note Offers and Consent Solicitations (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Note Offers and Consent Solicitations to allow the Company and its counsel to review and comment on such Debt Offer Documents, and Parent shall give reasonable and good faith consideration to any comments made or input provided by the Company and its legal counsel. Subject to the receipt of the requisite holder consents, in connection with any or all of the Consent Solicitations, the Company shall execute a supplemental indenture to each of the Company Notes Indentures or amendment to each of the Company Private Placement Notes, as applicable, in accordance with the terms thereof amending the terms and provisions thereof as described in the applicable Debt Offer Documents in a form as reasonably requested by Parent; provided that the amendments effected by such supplemental indentures and amendments shall not become operative until the Closing. During the Interim Period, at Parent’s sole expense, the Company shall and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and their Representatives to, provide all cooperation reasonably requested by Parent to assist Parent in connection with any Note Offers and Consent Solicitations (including using commercially reasonable efforts to cause the Company’s independent accountants to provide customary consents for use of their reports to the extent required in connection with any Note Offers and Consent Solicitations); provided that neither the Company nor counsel for the Company shall be required to furnish any certificates, legal opinions or negative assurance letters in connection with any Note Offers and Consent Solicitations other than, in connection with the execution of (i) any supplemental indenture or amendment relating to the Consent Solicitations, with respect to which the Company shall (x) deliver customary officers’ certificates and (y) customary legal opinions to the trustee under the applicable Company Notes Indenture in the form required by the applicable Company Notes Indenture or to the noteholders of the applicable Company Private Placement Notes in the form required by the applicable Company Private Placement Notes or (ii) any dealer manager agreement or other similar agreement, with respect to which the Company shall deliver customary legal opinions to the dealer manager or other similar agent in the form required by the applicable dealer manager agreement, but only if such opinion is required to be delivered at or prior to Closing, in each case, to the extent such certificates and opinions would not conflict with applicable Laws. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Note Offers and Consent Solicitations will be selected and retained by Parent. If, at any time prior to the completion of the Note Offers and Consent Solicitations, the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall use commercially reasonable efforts to promptly notify the other Party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated to the holders of the notes outstanding under the Company Notes Indentures and the Company Private Placement Notes.

(c)    Nothing in this Section 7.19 shall require the Company or any Company Subsidiary: (i) to pay any fee that is not reimbursed by Parent in connection with any of the activities contemplated by Section 7.19; (ii) to take any action that would unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary in any material respect; (iii) to take any action that will conflict with or violate its respective organizational documents or any applicable Laws or result in the contravention of, or would reasonably be expected to result in a material violation of, or material default under, any contract to which the Company or any Company Subsidiary is a party or the Company Notes Indentures and the Company Private Placement Notes; (iv) to prepare separate financial statements for any Company Subsidiary or change any fiscal period, or (v) to enter into any document, agreement or other instrument that will be effective prior to the Closing (other than customary authorization and reliance letters). No personal liability arising out of the Note Offers and Consent Solicitations shall be imposed on any officers, directors or other Representatives of the Company.

(d)    Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses paid to third parties (including advisor’s fees and expenses) incurred by the Company or any Company Subsidiary in connection with the cooperation provided or other action taken by Company or any Company Subsidiary pursuant to this Section 7.19 and indemnify and hold harmless the Company, the Company Subsidiaries and their respective officers, directors and other Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (collectively, “Losses”) suffered or incurred by them in connection with any such financing transaction or Note Offers and Consent Solicitations, any information utilized in connection therewith or any action taken by the Company or any Company Subsidiary pursuant to this Section 7.19; provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from the gross negligence or Willful Breach of the Company or any Company Subsidiaries under this Agreement.

(e)    All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement; provided, that Parent shall be permitted to disclose such information to any third party financing sources or prospective third party financing sources and other financial institutions and investors (including the parties to and holders of notes under the Company Notes Indentures and Company Private Placement Notes) and to their respective counsel and auditors subject to customary confidentiality arrangements for use by any of them of such information in connection with providing the financing contemplated by this Section 7.19 in connection with the Mergers.

(f)    Anything to the contrary in this Agreement notwithstanding, (i) the Parties acknowledge and agree that the provisions contained in this Section 7.19 represent the sole obligation of the Company, it Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any financing transaction or Note Offers and Consent Solicitations with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the exhibits and schedules hereto) shall be deemed to expand or modify such obligation; (ii) the Company’s breach of any of the covenants required to be performed by it under this Section 7.19 (other than a Willful Breach of such covenants) shall not be considered in determining the satisfaction of the condition set forth in Section 8.2(b); and (iii) the consummation of any financing transaction or Note Offers and Consent Solicitations contemplated by this Section  7.19 is not a condition to any Party’s obligation to consummate the Mergers.

Section  7.20    Withholding Certificates. The Partnership shall use its reasonable best efforts to obtain and deliver to Parent prior to the Partnership Merger Effective Time a duly executed certificate IRS Form W-9 from each holder of Partnership OP Units that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code); provided, however, that in the event that any IRS Form W-9 is not delivered to Parent prior to the Partnership Merger Effective Time, Parent’s remedy shall be limited to withholding pursuant to this Agreement.

Section 7.21    Parent Board. Prior to, and conditioned upon the occurrence of, the Company Merger Effective Time, Parent shall take all actions necessary in order to, upon the Company Merger Effective Time, add three (3) members of the Company Board as of the date of this Agreement as set forth on Section 7.21 of the Company Disclosure Schedule (“Company Board Designees”) to the Parent Board, to serve, together with the then members of the Parent Board, until the next annual meeting of stockholders of Parent. In connection with such next annual meeting of stockholders of Parent, the Nominating and Governance Committee of the Parent Board intends to recommend to the Parent Board the Company Board Designees for election to the Parent Board at such annual meeting of stockholders; provided that at such time each such Company Board Designee satisfies the qualifications to serve on the Parent Board.

ARTICLE VIII

CONDITIONS TO THE MERGERS

Section 8.1    Conditions to the Obligations of Each Party to Effect the Mergers. The obligations of the Parties to effect the Mergers are subject to the satisfaction or, to the extent allowed by applicable Law, waiver by the Parties, at or prior to the Closing, of each of the following conditions:

(a)    Stockholder Approvals. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b)    No Prohibitive Laws. No Law shall have been enacted, issued, entered, promulgated or enforced by any Governmental Authority and be in effect which would have the effect of enjoining, preventing, restraining, making illegal or otherwise prohibiting the consummation of the Mergers.

(c)    No Injunctions, Orders or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by a Governmental Authority shall be in effect which would have the effect of making illegal or otherwise enjoining, preventing, restraining or prohibiting the consummation of the Mergers.

(d)    Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced by the SEC and not withdrawn.

(e)    Listing. The shares of Parent Common Stock to be issued in the Company Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 8.2    Conditions to Obligations of the Parent Parties. The obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are further subject to the satisfaction or waiver by Parent, at or prior to the Closing, of each of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Company Parties contained in Section 4.1 (Existence, Good Standing; Compliance with Law), Section 4.2 (Authority), Section 4.4 (Subsidiary Interests), Section 4.10(c) (Absence of Certain Changes), Section 4.16 (No Brokers), Section 4.17 (Opinion of Financial Advisor), Section 4.18 (Vote Required) and Section 4.25 (Investment Company Act) shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all material respects at and as of such time), (ii) the representations and warranties of the Company Parties contained in Section 4.3 (Capitalization) shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all but de minimis respects at and as of such time), and (iii) each of the other representations and warranties of the Company Parties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except, in the case of this clause (iii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to this clause (iii), any exceptions and qualifications with regard to materiality or Company Material Adverse Effect contained therein shall be disregarded for purposes of this Section 8.2(a). Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

(b)    Performance of Obligations of the Company Parties. Each of the Company Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

(c)    REIT Qualification Opinion. Parent shall have received a written tax opinion of Phillips Lytle (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit D to this Agreement, dated as of the Closing Date, to the effect that, beginning with its taxable year ended December 31, 1995 and ending with its taxable year that ends with the Closing Date, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and subject to customary exceptions, assumptions and qualifications).

(d)    Absence of Material Adverse Change. Since the date of this Agreement, there shall not have been an Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

(e)    Section 368 Opinion. Parent shall have received the written opinion of Latham & Watkins LLP (or other counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit E to this Agreement, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger and the Deemed Liquidation, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, counsel shall rely upon the tax representation letters described in Section 7.15(a)(iii) and Section 7.15(b)(iii).

Section 8.3    Conditions to Obligations of the Company Parties. The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are further subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Parent Parties contained in Section 5.1 (Existence, Good Standing; Compliance with Law), Section 5.2 (Authority), Section 5.4 (Subsidiary Interests), Section 5.10(c) (Absence of Certain Changes), Section 5.16 (No Brokers), Section 5.17 (Opinion of Financial Advisor), Section 5.18 (Vote Required), and Section 5.25 (Investment Company Act) shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all material respects at and as of such time), (ii) the representations and warranties of Parent Parties contained in Section 5.3 (Capitalization) shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all but de minimis respects at and as of such time), and (iii) each of the other representations and warranties of the Parent Parties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except, in the case of this clause (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to this clause (iii), any exceptions and qualifications with regard to materiality or Parent Material Adverse Effect contained therein shall be disregarded for purposes of this Section 8.3(a). The Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

(b)    Performance of Obligations of the Parent Parties. Each of the Parent Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

(c)    Absence of Material Adverse Change. Since the date of this Agreement, there shall not have been an Event that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

(d)    REIT Qualification Opinion. The Company shall have received a tax opinion of Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit F to this Agreement, dated as of the Closing Date, to the effect that beginning with Parent’s taxable year ended December 31, 2004 and through the Closing Date, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Parent’s proposed method of organization and operation will enable Parent to continue to satisfy the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and Section 7.15(b)(ii) and subject to customary exceptions, assumptions and qualifications).

(e)    Section 368 Opinion. The Company shall have received the written opinion of Hogan Lovells US LLP (or such other counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit G to this Agreement, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger and the Deemed Liquidation, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, counsel shall rely upon the tax representation letters described in Section 7.15(a)(iii) and Section 7.15(b)(iii).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1    Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Company Merger Effective Time, whether before or after the receipt of Company Stockholder Approval and the Parent Stockholder Approval (in each case, unless otherwise specified in this Section 9.1), by action taken or authorized by the Parent Board or the Company Board, as applicable, as follows:

(a)    by the mutual written consent of Parent and the Company;

(b)    by either the Company or Parent, by written notice to the other Party:

(i)    if, upon the completion of the voting at the Company Stockholder Meeting, the Company Stockholder Approval is not obtained; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to the Company if the failure to obtain such Company Stockholder Approval was primarily caused by any action or failure to act of any of the Company Parties that constitutes a material breach of their respective obligations under Section 7.1 or Section 7.4;

(ii)    if, upon the completion of the voting at the Parent Stockholder Meeting, the Parent Stockholder Approval is not obtained; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to Parent if the failure to obtain such Parent Stockholder Approval was primarily caused by any action or failure to act of any of the Parent Parties that constitutes a material breach of their respective obligations under Section 7.1 or Section 7.4;

(iii)    if any Governmental Authority of competent jurisdiction shall have issued an order, decree, judgment, injunction or other Law or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Mergers, and such order, decree, judgment, injunction, Law or other action shall have become final and non-appealable; or

(iv)    if the consummation of the Mergers shall not have occurred on or before 5:00 p.m. (New York time) on December 31, 2023 (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iv) shall not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to occur on or before the Drop Dead Date;

(c)    by Parent upon written notice from Parent to the Company, if any of the Company Parties breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.2(a) or Section 8.2(b) and such breach or failure to perform is incapable of being cured by the earlier of (i) thirty (30) days after such notice is given or (ii) the Drop Dead Date or, if capable of being cured by such earlier date, is not cured by the Company Parties before such earlier date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if Parent or Parent OP is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

(d)    by the Company upon written notice from the Company to Parent, if any of the Parent Parties breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.3(a) or Section 8.3(b) and such breach or failure to perform is incapable of being cured by the earlier of (i) thirty (30)

days after such notice is given or (ii) the Drop Dead Date or, if capable of being cured by such earlier date, is not cured by the Parent Parties before such earlier date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if the Company or the Partnership is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied;

(e)    by the Company upon written notice from the Company to Parent, at any time prior to the receipt of the Company Stockholder Approval, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in compliance with Section 7.4(b)(iv); provided, however, that this Agreement may not be so terminated unless the payment required by Section 9.3(c) is made in full to Parent prior to or concurrently with the occurrence of such termination and entry into such Acquisition Agreement with respect to such Superior Proposal;

(f)    by Parent upon written notice from Parent to the Company, (i) if a Change in Company Recommendation shall have occurred (provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 9.1(f)(i) in respect of a Change in Company Recommendation shall expire if and when the Company Stockholder Approval is obtained), or (ii) upon a Willful Breach of Section 7.4 by the Company (it being understood that nothing in this Section 9.1(f)(ii) is intended to modify the rights of Parent and obligations of the Company with respect to a Willful Breach of this Agreement by the Company as provided in Section 9.2 or Section 9.3); or

(g)    by the Company upon written notice from the Company to Parent, (i) if a Change in Parent Recommendation shall have occurred (provided, however, that the Company’s right to terminate this Agreement pursuant to this Section 9.1(g)(i) shall expire if and when the Parent Stockholder Approval is obtained), or (ii) upon a Willful Breach of Section 7.4 by Parent (it being understood that nothing in this Section 9.1(g)(ii) is intended to modify the rights of the Company and obligations of Parent with respect to a Willful Breach of this Agreement by Parent as provided in Section 9.2 or Section 9.3).

Section 9.2    Effect of Termination. Subject to Section 9.3, in the event of the termination of this Agreement pursuant to Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any of the Parties hereto, or any of their respective Representatives, and all rights and obligations of any Party shall cease, except for the Confidentiality Agreement and the agreements contained in Section 7.6(b) (Access to Information; Confidentiality), this Section 9.2 (Effect of Termination), Section 9.3 (Termination Fees and Expense Amount), Section 9.4 (Payment of Expense Amount or Termination Fee) and Article X (General Provisions) and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 9.1; provided, however, that nothing shall relieve any Party from liabilities or damages arising out of any fraud or Willful Breach by such Party of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.

Section 9.3    Termination Fees and Expense Amount.

(a)    If this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(i) or Section 9.1(b)(iv) or by Parent pursuant to Section 9.1(c), and, after the date hereof and prior to the termination of this Agreement (or, in the case of Section 9.1(c), prior to the breach giving rise to such right of termination), the Company (i) receives or has received an Acquisition Proposal with respect to the Company or any Company Subsidiary that has been publicly announced prior to the time of the Company Stockholder Meeting (with respect to a termination under Section 9.1(b)(i)) or that has been publicly announced or otherwise communicated to the Company Board prior to the date of termination of this Agreement (with respect to a termination under

Section 9.1(b)(iv) or Section 9.1(c), and in the case of Section 9.1(c), prior to the breach giving rise to such right of termination), and (ii) before the date that is twelve (12) months after the date of termination of this Agreement, any transaction or series of related transactions that constitutes an Acquisition Proposal is consummated by the Company or a Company Subsidiary or the Company or a Company Subsidiary enters into an Acquisition Agreement, then the Company shall pay, or cause to be paid, to Parent, subject to the provisions of Section 9.4(a), the Termination Fee minus, if previously paid pursuant to Section 9.3(e), the Expense Amount, by wire transfer of same day funds to an account designated by Parent, not later than the earlier of consummation of such transaction arising from such Acquisition Proposal or the execution of such Acquisition Agreement; provided, however, that for purposes of this Section 9.3(a), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”

(b)    If this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(ii) or Section 9.1(b)(iv) or by the Company pursuant to Section 9.1(d), and, after the date hereof and prior to the termination of this Agreement (or, in the case of Section 9.1(d), prior to the breach giving rise to such right of termination), Parent (i) receives or has received an Acquisition Proposal with respect to Parent or any Parent Subsidiary that has been publicly announced prior to the time of the Parent Stockholder Meeting (with respect to a termination under Section 9.1(b)(ii)) or that has been publicly announced or otherwise communicated to the Parent Board prior to the date of termination of this Agreement (with respect to a termination under Section 9.1(b)(iv) or Section 9.1(d), and in the case of Section 9.1(d), prior to the breach giving rise to such right of termination), and (ii) before the date that is twelve (12) months after the date of termination of this Agreement, any transaction or series of related transactions that constitutes an Acquisition Proposal is consummated by Parent or a Parent Subsidiary or Parent or a Parent Subsidiary enters into an Acquisition Agreement, then Parent shall pay, or cause to be paid, to the Company, subject to the provisions of Section 9.4(a), the Termination Fee minus, if previously paid pursuant to Section 9.3(f), the Expense Amount, by wire transfer of same day funds to an account designated by the Company, not later than the earlier of consummation of such transaction arising from such Acquisition Proposal or the execution of such Acquisition Agreement; provided, however, that for purposes of this Section 9.3(b), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”

(c)    If this Agreement is terminated by (i) the Company pursuant to Section 9.1(e) or (ii) Parent pursuant to Section 9.1(f)(i), then, in each case, the Company shall pay, or cause to be paid, to Parent, subject to the provisions of Section 9.4(a), the Termination Fee by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days of such termination.

(d)    If this Agreement is terminated by the Company pursuant to Section 9.1(g)(i), then Parent shall pay, or cause to be paid, to the Company, subject to the provisions of Section 9.4(a), the Termination Fee by wire transfer of same day funds to an account designated by the Company, within two (2) Business Days of such termination.

(e)    If this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(i), the Company shall pay, or cause to be paid, to Parent the Expense Amount of the Parent Parties, by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days after the date of such termination.

(f)    If this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(ii), Parent shall pay, or cause to be paid, to the Company the Expense Amount of the Company Parties, by wire transfer of same day funds to an account designated by the Company, within two (2) Business Days after the date of such termination.

(g)    Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that:

(i)    under no circumstances shall either Parent or the Company be required to pay the Termination Fee on more than one occasion;

(ii)    under no circumstances shall either Parent or the Company be required to pay the Expense Amount on more than one occasion;

(iii)    if this Agreement is terminated under circumstances in which the Company is required to pay the Termination Fee pursuant to Section 9.3(a) or Section 9.3(c) and the Termination Fee is paid to Parent (or its designee), the payment of the Termination Fee will be the Parent Parties’ sole and exclusive remedy against the Company Parties arising out of or relating to this Agreement, except in the case of fraud or a Willful Breach of this Agreement by any of the Company Parties;

(iv)    if this Agreement is terminated under circumstances in which Parent is required to pay the Termination Fee pursuant to Section 9.3(b) or Section 9.3(d) and the Termination Fee is paid to the Company (or its designee), the payment of the Termination Fee will be the Company Parties’ sole and exclusive remedy against the Parent Parties arising out of or relating to this Agreement, except in the case of fraud or a Willful Breach of this Agreement by any of the Parent Parties;

(v)    if this Agreement is terminated under circumstances in which Parent is required to pay the Expense Amount pursuant to Section 9.3(f), and the Expense Amount is paid to the Company (or its designee), the payment of the Expense Amount will be the Company Parties’ sole and exclusive remedy against the Parent Parties arising out of or relating to this Agreement, except in the case of fraud or a Willful Breach of this Agreement by any of the Parent Parties; and

(vi)    in the event that this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(i) when either the Company or Parent could have terminated the Agreement pursuant to Section 9.1(b)(ii), or this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(ii) when either the Company or Parent could have terminated the Agreement pursuant to Section 9.1(b)(i), then no Termination Fee, Expense Amount or any other amounts shall be payable by either Parent or the Company pursuant to this Section 9.3.

(h)    Each of the Parties hereto acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Termination Fee nor the Expense Amount is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such amounts are due and payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision, and (iii) without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if either Parent or the Company fails to timely pay any amount due pursuant to this Section 9.3 and, in order to obtain such payment, the other Party commences a suit that results in a judgment against Parent or the Company, as applicable, for the payment of any amount set forth in this Section 9.3, Parent or the Company, as applicable, shall pay the other Party its costs and Expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate as published in The Wall Street Journal, Eastern Edition on the date of payment for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

Section 9.4    Payment of Expense Amount or Termination Fee.

(a)    In the event that Parent or the Company is obligated to pay the other Party the Expense Amount and/or Termination Fee, Parent or the Company, as applicable, shall pay to the other Party from the Expense Amount and/or Termination Fee deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Expense Amount and/or Termination Fee, as applicable, and (ii) the sum of (A) the maximum amount that can be paid to such other Party (or its designee) without causing such other Party (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by such other Party’s independent certified public accountants (taking into account any known or anticipated income of such other Party which is not Qualifying Income and any appropriate “cushion” as determined by such accountants), plus (B) in the event such other Party receives either (1) a letter from such other Party’s counsel indicating that such other Party has received a ruling from the IRS described in Section 9.4(b)(ii) or (2) an opinion from such other Party’s outside counsel as described in Section 9.4(b)(ii), an amount equal to the excess of the Expense Amount and/or Termination Fee, as applicable, less the amount payable under clause (A) above. To secure Parent or the Company’s obligation to pay these amounts, as applicable, Parent or the Company, as applicable, shall deposit into escrow an amount in cash equal to the Expense Amount and/or the Termination Fee, as applicable, with an escrow agent selected by Parent or the Company, as applicable (that is reasonably satisfactory to the other Party) and on such terms (subject to Section 9.4(b)) as shall be mutually agreed in good faith upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Expense Amount or the Termination Fee, as applicable, pursuant to this Section 9.4(a) shall be made, at the time Parent or the Company is obligated to pay the other Party such amount pursuant to Section 9.3, by wire transfer of immediately available funds.

(b)    The escrow agreement shall provide that the Expense Amount and/or the Termination Fee, as applicable, in escrow or any portion thereof shall not be released to Parent or the Company, as applicable (or its designee), unless the escrow agent receives any one or combination of the following: (i) a letter from such Party’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to such Party (or its designee) without causing such Party (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from such Party’s accountants revising that amount, in which case the escrow agent shall release such amount to such Party (or its designee), or (ii) a letter from such Party’s counsel indicating that such Party received a ruling from the IRS holding that the receipt by such Party (or its designee) of the Expense Amount and/or the Termination Fee, as applicable, would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that such Party’s outside counsel has rendered a legal opinion to the effect that the receipt by such Party (or its designee) of the Expense Amount and/or the Termination Fee, as applicable, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Expense Amount and/or the Termination Fee, as applicable, to such Party (or its designee). Each of Parent and the Company agrees to amend this Section 9.4(b) at the request of the other Party in order to (x) maximize the portion of the Expense Amount and/or Termination Fee, as applicable, that may be distributed to such other Party (or its designee) hereunder without causing such other Party (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve such other Party’s chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist such other Party in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4(b). The escrow agreement shall also provide that any portion of the Expense Amount and/or Termination Fee, as applicable, that remains unpaid as of the end of the taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.4; provided, that the obligation of Parent or the Company, as applicable, to pay the unpaid portion of the Expense Amount and/or Termination Fee, as applicable, shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement and any such unpaid portion shall be released by the escrow agent to Parent or the Company, as applicable. Parent (in the case of Expense Amount and/or Termination Fee, as applicable, payable by Parent) or the Company (in the case of Expense Amount and/or Termination Fee, as applicable, payable by the Company) shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

(c)    Except as set forth in Section 9.3 and this Section 9.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses whether or not the Mergers are consummated.

Section 9.5    Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the Parties by an instrument in writing signed on behalf of each of the Parties, at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval or after the Parent Stockholder Approval is obtained, as applicable, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such approval.

Section 9.6    Extension; Waiver. At any time prior to the Company Merger Effective Time, the Company Parties, on the one hand, and the Parent Parties, on the other hand, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other Parties with any of the agreements or conditions contained herein. Any agreement on the part of the Company Parties, on the one hand, and the Parent Parties, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Parties against which such waiver or extension is to be enforced. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

ARTICLE X

GENERAL PROVISIONS

Section 10.1    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by electronic mail (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

(a)	if to any of the Parent Parties:

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, UT 84121

Attention: Executive Vice President and Chief Legal Officer

Email:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention:    Craig M. Garner

  Kevin C. Reyes

Email:

(b)	if to any of the Company Parties:

Life Storage, Inc.

6467 Main Street

Williamsville, NY 14221

Attention:    Joseph Saffire, Chief Executive Officer

  Alexander Gress, Chief Financial Officer

Email:

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Columbia Square

555 13th St NW

Washington, DC 20004

Attention:    Joseph Gilligan

  Bruce Gilchrist

  Les Reese

  Katherine Keeley

Email:

with a copy (which shall not constitute notice) to:

Phillips Lytle LLP

One Canalside

125 Main Street

Buffalo, NY 14203

Attention:    David J. Murray

Email:

Section 10.2    Interpretation. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. When a reference is made in this Agreement, to the Company Disclosure Schedule or the Parent Disclosure Schedule, to information or documents being “provided,” “made available” or “disclosed” by a Party to another Party or its Affiliates, such information or documents shall include any information or documents (a) included in the Company SEC Reports or the Parent SEC Reports, as the case may be, which are publicly available at least one (1) Business Day prior to the date of this Agreement, (b) furnished prior to the execution of this Agreement in the Company Datasite or the Parent Datasite and to which access has been granted to the other party and its Representatives at least one (1) day prior to the date of this Agreement, or (c) otherwise provided in writing (including electronically) to the other Party or any of its Affiliates or Representatives at least one (1) day prior to the date of this Agreement. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner, it means that the Party is legally obligated to do so under this Agreement.

Section 10.3    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Company Merger Effective Time. This Section 10.3 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Company Merger Effective Time.

Section 10.4    Entire Agreement. This Agreement constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the Parties, or between any of them, with respect to the subject matter hereof.

Section 10.5    Assignment; Third-Party Beneficiaries. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Except for (a) Article II and Article III, which shall inure to the benefit of the stockholders of the Company and the limited partners of the Partnership who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, and (b) Section 7.5, which shall inure to the benefit of the Persons benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.6    Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

Section 10.7    Choice of Law/Consent to Jurisdiction.

(a)    All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Maryland without regard to its rules of conflict of laws.

(b)    Each Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division (as applicable, the “Chosen Court”), for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each Party agrees not to commence any action, suit or proceeding relating thereto, except in such court, and further agrees that service of any process, summons, notice or document by registered mail to such Party’s address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court and further agrees, in the case of any action relating to this Agreement or the transactions contemplated hereby in the Circuit Court for Baltimore City, Maryland, to request and consent to the assignment of such action to the Business and Technology Case Management Program). Each Party hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, actions or proceedings may be commenced in any jurisdiction, if necessary, to enforce or satisfy orders or judgments of such courts.

Section 10.8    Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as set forth in this Section 10.8, it is agreed that prior to the termination of this Agreement pursuant to Article IX the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement.

(c)    The Parties’ right of specific enforcement and to an injunction is an integral part of this Agreement, the Mergers and the other transactions contemplated hereby and each Party hereby waives any objections to the grant of the equitable remedy of specific performance or to an injunction to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each Party shall be entitled to specifically enforce compliance by the other Party with the terms and provisions of, and such other Party’s obligations under, this Agreement and to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement or the covenants and obligations of such other Party under this Agreement, all in accordance with the terms of this Section 10.8(c). In the event any Party seeks an injunction or injunctions to prevent breaches or threatened breaches of this Agreement (or the covenants and obligations of the other Party under this Agreement) or to enforce specifically the terms and provisions of, or the other Party’s obligations under, this Agreement, such Party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 10.8(c).

Section 10.9    Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery). Facsimile and electronic .pdf transmission of any signed original document shall be deemed the same as delivery of an original.

Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11    Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Chief Executive Officer

EXTRA SPACE STORAGE LP

By:	ESS Holdings Business Trust I, its sole general partner

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Trustee

EROS MERGER SUB, LLC

By:	Extra Space Storage, Inc., its sole member

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Chief Executive Officer

EROS OP MERGER SUB, LLC

By:	Extra Space Storage LP, its sole member

By:	ESS Holdings Business Trust I, its sole general partner

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Trustee

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

LIFE STORAGE, INC.

By:	/s/ Joseph Saffire
Name: Joseph Saffire
Title: Chief Executive Officer

LIFE STORAGE LP

By:	Life Storage Holdings, Inc., its general partner

By:	/s/ Joseph Saffire
Name: Joseph Saffire
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT (this “Amendment”) to the Agreement and Plan of Merger, dated as of April 2, 2023 (the “Merger Agreement”), by and among EXTRA SPACE STORAGE INC., a Maryland corporation (“Parent”), EXTRA SPACE STORAGE LP, a Delaware limited partnership (“Parent OP”), EROS MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Extra Space Merger Sub”), EROS OP MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Extra Space OP Merger Sub” and, together with Parent, Parent OP and Extra Space Merger Sub, the “Parent Parties”), LIFE STORAGE, INC., a Maryland corporation (the “Company”), and LIFE STORAGE LP, a Delaware limited partnership (the “Partnership” and, together with the Company, the “Company Parties”), is made and entered into as of May 18, 2023, by the Parent Parties and the Company Parties. Parent, Parent OP, Extra Space Merger Sub, Extra Space OP Merger Sub, the Company and the Partnership are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement, as modified by this Amendment.

WHEREAS, pursuant to Section 9.5 of the Merger Agreement, the Merger Agreement may be amended by the Parties by an instrument in writing signed on behalf of each of the Parties, at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval is obtained; and

WHEREAS, the Parties desire to amend the Merger Agreement to, among other things, (i) replace the top-up cash payment to be paid to certain holders of Company 2015 Plan Restricted Shares, (ii) remove the Parent Common Stock Election and the Preferred Unitholder Election, and (iii) make such other changes as are necessary or appropriate in light of the foregoing amendments.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto do hereby agree as follows:

1.	Amendments to Recitals.

1.1.	Clause (c) of the first WHEREAS recital is hereby deleted and replaced in its entirety with the following:

(c) immediately following the effectiveness of the LLC Conversions, Parent shall contribute to Parent OP all of the membership interests in the Surviving Entity in exchange for equity interests in Parent OP pursuant to the Contribution and Issuance, as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement;

1.2.	The proviso at the end of the second WHEREAS recital is hereby deleted in its entirety.

1.3.	The third WHEREAS recital is hereby deleted and replaced in its entirety with the following:

WHEREAS, as of the date of this Amendment, there are no 4.5% Series A Preferred Limited Partnership Units of the Partnership (the “Series A Preferred Units”) outstanding;

1.4.	The eighth WHEREAS recital is hereby deleted and replaced in its entirety with the following:

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) Parent’s acquisition of the Company Common Stock pursuant to the Company Merger and the Deemed Liquidation (as defined below) be integrated, and that the Company Merger and the Deemed Liquidation, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (b) the Partnership Merger will be treated as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i); and

2.	Amendment to Section 1.1. The following definition is hereby added to Section 1.1 of the Merger Agreement:

“Minority Limited Partner” means a holder of Partnership OP Units other than the Company or any wholly owned Company Subsidiary.

3.	Amendment to Section 2.1(c)(i). Section 2.1(c)(i) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Immediately after the effectiveness of the LLC Conversions, Parent, its applicable Subsidiaries and the Surviving Entity shall cause the contribution (the “Contribution”) of all of the outstanding equity interests of the Surviving Entity to Parent OP in exchange for the issuance by Parent OP to Parent or its applicable Subsidiaries (as Parent shall direct) of a number of newly issued Parent OP Units equal to the aggregate number of shares of Parent Common Stock to be issued in the Company Merger (the “Issuance”). As a result of the Contribution, the Surviving Entity shall become a direct wholly owned subsidiary of Parent OP.

4.	Amendment to Section 2.5. Section 2.5 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Transaction Structure. Notwithstanding anything in this Agreement to the contrary, the Company Parties shall cooperate with and agree to any reasonable changes requested by Parent solely regarding the structure or steps of the transactions contemplated by this Article II (such cooperation shall include entering into appropriate amendments to this Agreement to reflect such reasonable changes) (the “Requested Changes”); provided that (a) any such Requested Changes would not reasonably be expected to have an adverse effect on the Company or any Company Subsidiary or the holders of the Company Common Stock, Partnership OP Units, Series A Preferred Units or Company Equity Awards, including any change to the form or amount of consideration to be received by holders of the Company Common Stock, Partnership OP Units, Series A Preferred Units or any Company Equity Awards, (b) none of the Requested Changes shall delay or prevent the Closing, (c) any amendments required to implement the Requested Changes must be made in accordance with Section 9.5, (d) none of the Company, the Partnership or any of their Subsidiaries (including all Company Subsidiaries) shall be required to take any action in contravention of any Laws, its organizational documents or any Company Material Contract, (e) the implementation of any such Requested Changes shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Article VIII, other than such conditions that are to be satisfied at the Closing and the condition set forth in Section 8.1(a), have been satisfied (or, at the option of Parent, waived) and that the Parent Parties are prepared to proceed promptly following receipt of the approvals set forth in Section 8.1(a) with the Closing and any other evidence reasonably requested by the Company that the Closing will occur, (f) the Requested Changes (or the inability to complete the Requested Changes) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including payment of any consideration hereunder, (g) neither the Company nor any Company Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as, or its qualification for taxation as, a REIT, and (h) neither the Company nor any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in an amount of Taxes that are incrementally greater or more adverse than the Taxes which would be imposed on such person in the absence of the Requested Changes being imposed on, or other adverse Tax consequences to, any stockholder or other equity interest holder of the Company or the Partnership (in such person’s capacity as a stockholder or other equity interest holder of the Company or the Partnership), unless such holders are indemnified by the Parent Parties for such incremental Taxes. Parent shall, upon request by the Company or the Partnership, pay or assume all reasonable out-of-pocket costs incurred or to be incurred by the Company or the Partnership in connection with any actions taken by the Company or the Partnership in accordance with this Section 2.5 (including reasonable fees and expenses of their Representatives). The Parent Parties, on a joint and several basis, hereby agree to indemnify and hold harmless the Company, the Partnership, their Subsidiaries

(including all Company Subsidiaries), and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in the event that the Mergers are not consummated. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the Requested Changes.

5.	Amendments to Section 3.1(b).

5.1.	Section 3.1(b)(iv) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Conversion of Minority Limited Partner-Held Partnership OP Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Parent OP, Extra Space OP Merger Sub, the Partnership or the holders of Partnership OP Units or Series A Preferred Units, each Partnership OP Unit held by a Minority Limited Partner that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into validly issued Parent OP Units in Parent OP (“New Parent OP Units”) in an amount equal to (x) one (1), multiplied by (y) the Exchange Ratio (rounded up to the nearest whole New Parent OP Unit), and each holder of New Parent OP Units shall be admitted as a limited partner of Parent OP. No fractional New Parent OP Units will be issued in the Partnership Merger. In accordance with the DRULPA and the Parent Partnership Agreement, each Minority Limited Partner who receives New Parent OP Units shall be admitted to Parent OP as a limited partner, and shall be bound by the provisions of the Parent Partnership Agreement, notwithstanding that such Minority Limited Partner may not have executed the Parent Partnership Agreement. Promptly after the Partnership Merger Effective Time, Parent OP shall deliver to each Minority Limited Partner entitled to receive New Parent OP Units pursuant to the terms of this Section 3.1(b)(iv), a notice confirming such Minority Limited Partner’s record ownership of the New Parent OP Units issuable pursuant hereto.

5.2.	Section 3.1(b)(v) of the Merger Agreement is hereby deleted in its entirety and such subsection is reserved.

5.3.	Section 3.1(b)(vi) of the Merger Agreement is hereby deleted in its entirety and such subsection is reserved.

6.	Amendments to Section 3.3.

6.1.	Section 3.3(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Exchange Agent. Not less than five (5) days prior to the dissemination of the joint proxy statement/prospectus in definitive form relating to the Company Stockholder Meeting, the Parent Stockholder Meeting and the issuance of Parent Common Stock in connection with the transactions contemplated by this Agreement (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration and the Fractional Share Consideration, as provided in Section 3.1(a)(ii) and Section 3.8. On or before the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) a number of shares of Parent Common Stock equal to the aggregate Merger Consideration in book-entry form issuable by Parent pursuant to Section 3.1(a)(ii), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Consideration payable pursuant to Section 3.8. Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time following the Company Merger Effective Time, any dividends or other distributions, if any, to which a holder of shares of Company Common Stock may be entitled pursuant to Section 3.3(e). Such book-entry shares of Parent Common Stock, aggregate Fractional Share Consideration and the amounts of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 3.3(a) are collectively referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall be for the sole benefit of the holders of shares of Company Common Stock that were outstanding as of immediately prior to the Company Merger Effective Time. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration and payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.3(e) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

6.2.	Section 3.3(e) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Dividends with Respect to Parent Common Stock. No dividends or other distributions with respect to Parent Common Stock with a record date after the Company Merger Effective Time shall be paid to the holder of any unsurrendered Certificate or to any Book-Entry Share for which the Exchange Agent has not paid and delivered the Merger Consideration pursuant to Section 3.3(d), in each case with respect to the shares of Parent Common Stock issuable to such holder hereunder. All such dividends and other distributions with respect to the shares of Parent Common Stock issuable to any such holder hereunder in accordance with this Agreement shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or payment and delivery of the Merger Consideration with respect to such Book-Entry Share. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or the conversion of such Book-Entry Share, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Company Merger Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Company Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

6.3.	Section 3.3(f) of the Merger Agreement is hereby deleted in its entirety and such subsection is reserved.

6.4.	Section 3.3(g) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Termination of Exchange Fund. Any portion of the Exchange Fund (including any Fractional Share Consideration and any applicable dividends or other distributions with respect to Parent Common Stock) which remains undistributed to the holders of shares of Company Common Stock for six (6) months after the Company Merger Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock prior to the Company Merger who have not theretofore complied with this Article III shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration subject to the terms and conditions of this Article III.

7.	Amendments to Section 4.3(j).

7.1.	The second sentence of Section 4.3(j) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

As of March 31, 2023, the Company OP GP owned approximately 1% of the Partnership OP Units.

7.2.	The following sentence is added to the end of Section 4.3(j) of the Merger Agreement:

As of the date of the Amendment, no Series A Preferred Units are outstanding.

8.	Amendment to Section 6.1(b). Clause (iii) of Section 6.1(b) is hereby deleted in its entirety and such clause is reserved.

9.	Amendment to Section 6.2. Clause (i) of the final paragraph of Section 6.2 is hereby deleted and replaced in its entirety with the following:

Parent from taking any action, at any time or from time to time, that in the reasonable judgment of Parent Board, upon advice of outside counsel to Parent, is reasonably necessary for Parent or any Parent Subsidiary REIT to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, including making dividend or other distribution payments to stockholders of Parent or such Parent Subsidiary REIT, as applicable, in accordance with this Agreement or otherwise, or to qualify or preserve the status of Parent OP or any other Parent Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code, as the case may be;

10.	Amendment to Section 7.8(d). Section 7.8(d) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Without limiting the generality of Section 7.8(a), (i) cash incentive bonuses for calendar year 2023 shall be treated as set forth in Section 7.8(d)(i) of the Company Disclosure Schedule, and (ii) no later than five (5) days prior to the Company Merger Effective Time, the Company shall take the actions specified in Section 7.8(d)(ii) of the Company Disclosure Schedule.

11.	Amendment to Section 7.9(a). Section 7.9(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

The Parties intend that for U.S. federal income tax purposes (i) immediately after the Company Merger, the Company shall become a Qualified REIT Subsidiary pursuant to Section 856(i) of the Code and as a result the Company shall be deemed to distribute all of its assets to Parent pursuant to a complete liquidation and will be disregarded as separate from Parent for federal tax purposes (the “Deemed Liquidation”), (ii) Parent’s acquisition of the Company Common Stock pursuant to the Company Merger and the Deemed Liquidation be integrated, and that the Company Merger and the Deemed Liquidation, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) that this Agreement be, and hereby is, adopted as a plan of reorganization for the Company Merger for purposes of Sections 354 and 361 of the Code and (iv) that the Partnership Merger be treated as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i).

12.	Amendment to Section 7.13(a). The proviso to clause (i) of Section 7.13(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

provided, however, no such amendment shall increase the Merger Consideration payable pursuant to Article III or amend the definition of Change in Control Price;

13.	Amendment to Section 7.19(d). Section 7.19(d) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

Parent shall (i) promptly, upon request by the Company, pay or assume all reasonable and documented out-of-pocket costs and expenses payable to third parties (including advisor’s fees and expenses) incurred by the Company or any Company Subsidiary in connection with the cooperation provided or other action taken by Company or any Company Subsidiary pursuant to this Section 7.19 and (ii) indemnify and hold harmless the Company, the Company Subsidiaries and their respective officers, directors and other Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (collectively, “Losses”) suffered or incurred by them in connection with any such financing transaction or Note Offers and Consent Solicitations, any information utilized in connection therewith or any action taken by the Company or any Company Subsidiary pursuant to this Section 7.19; provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from the gross negligence or Willful Breach of the Company or any Company Subsidiaries un-der this Agreement; provided further that the foregoing indemnity shall only become payable in the event that the Mergers are not consummated.

14.	Amendment to Section 8.2(c). Section 8.2(c) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

REIT Qualification Opinion. Parent shall have received a written tax opinion of Phillips Lytle (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit D to this Agreement, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1995 and through the Company Merger Effective Time, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and subject to customary exceptions, assumptions and qualifications).

15.	Amendment to Section 8.3(d). Section 8.3(d) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

REIT Qualification Opinion. The Company shall have received a tax opinion of Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit F to this Agreement, dated as of the Closing Date, to the effect that commencing with Parent’s taxable year ended December 31, 2004, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Parent’s proposed method of operation will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the Company Merger Effective Time and future taxable years (which opinion shall be based upon the representation letters described in Section 7.15(a)(ii) and Section 7.15(b)(ii) and subject to customary exceptions, assumptions and qualifications).

16.	No Other Amendments to the Merger Agreement.

16.1.

On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to April 2, 2023, references to “the date hereof” and “the date of this Agreement” shall continue to refer to April 2, 2023, and references to the date of the Amendment and “as of the date of the Amendment” shall refer to May 18, 2023.

16.2.

Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

17.

Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

18.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal Laws of the State of Maryland without regard to its rules of conflict of laws.

19.

Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery). Facsimile and electronic .pdf transmission of any signed original document shall be deemed the same as delivery of an original.

20.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Chief Executive Officer

EXTRA SPACE STORAGE LP

By:	ESS Holdings Business Trust I, its sole general partner

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Trustee

EROS MERGER SUB, LLC

By:	Extra Space Storage Inc., its sole member

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Chief Executive Officer

EROS OP MERGER SUB, LLC

By:	Extra Space Storage LP, its sole member

By:	ESS Holdings Business Trust I, its sole general partner

By:	/s/ Joseph D. Margolis
Name: Joseph D. Margolis
Title: Trustee

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

LIFE STORAGE, INC.

By:	/s/ Joseph Saffire
Name: Joseph Saffire
Title: Chief Executive Officer

LIFE STORAGE LP

By:	Life Storage Holdings, Inc., its general partner

By:	/s/ Joseph Saffire
Name: Joseph Saffire
Title: Chief Executive Officer

ANNEX B

388 Greenwich Street New York, NY 10013

April 2, 2023

The Board of Directors

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, UT 84121

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Extra Space Storage Inc., a Maryland corporation (“EXR”), of the Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among EXR, Extra Space Storage LP, a Delaware limited partnership (“EXR OP”), Eros Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EXR (“EXR Merger Sub”), Eros OP Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EXR OP (“EXR OP Merger Sub” and, together with EXR, EXR OP and EXR Merger Sub, the “EXR Parties”), Life Storage, Inc., a Maryland corporation (“LSI”), and Life Storage LP, a Delaware limited partnership (“LSI OP” and, together with LSI, the “LSI Parties”). As more fully described in the Merger Agreement, (i) LSI and EXR Merger Sub shall merge (the “Merger”), with LSI being the surviving entity (the “Surviving Entity”), and (ii) each share of common stock, par value $0.0 l per share, of LSI (“LSI Common Stock”) issued and outstanding immediately prior to the Merger, other than shares of LSI Common Stock owned by any of the LSI Parties or any of their respective wholly owned subsidiaries and shares of LSI Common Stock owned by any of the EXR Parties or any of their respective wholly owned subsidiaries, in each case, as of immediately prior to the Merger, shall be converted into the right to receive 0.895 shares (the “Exchange Ratio”) of common stock, par value $0.0 l per share, of EXR (“EXR Common Stock”).

We understand that, pursuant to the Merger Agreement, (i) each membership interest of EXR OP Merger Sub shall automatically be canceled and no payment shall be made with respect thereto, (ii) the general partner interests in LSI OP owned by LSI OP GP shall be converted into one (I) Common Unit of LSI OP, as contemplated and defined in the amended and restated partnership agreement of LSI OP (the “A&R LSI OP Partnership Agreement”), and LSI OP GP shall continue to be the sole general partner of LSI OP, (iii) the LSI OP units owned by the Surviving Entity shall automatically be converted into ninety-nine (99) Common Units of LSI OP, as contemplated and defined in the A&R LSI OP Partnership Agreement, and the Surviving Entity shall continue to be a limited partner of LSI OP and shall be the sole limited partner of LSI OP, and (iv) each Common Unit of LSI OP, as contemplated and defined in the A&R LSI OP Partnership Agreement, held by a Minority Limited Partner (as defined in the Merger Agreement) shall be converted into units in EXR OP in an amount equal to (x) one (I), multiplied by (y) the Exchange Ratio (such transactions, together with the other transactions contemplated by the Merger Agreement and related documents (other than the Merger), the “Related Transactions”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In arriving at our opinion, we reviewed a draft, dated April!, 2023, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of LSI and certain senior officers and other representatives and advisors of EXR concerning the businesses, operations and prospects of LSI and EXR. We examined certain publicly available business and financial information relating to LSI and EXR as well as certain financial forecasts and other information and data relating to LSI and EXR which were provided to or discussed with us by the respective managements of LSI and EXR, in each case as reviewed and approved for our use by the Board of Directors of EXR. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of LSI

The Board of Directors

Extra Space Storage Inc.

April 2, 2023

Common Stock and EXR Common Stock; the historical and projected earnings and other operating data of LSI and EXR; and the capitalization and financial condition of LSI and EXR. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of LSI and EXR. At the direction of the Board of Directors of EXR, we also considered certain potential strategic implication and operational benefits (including the amount, timing and achievability thereof) anticipated to result therefrom and other potential pro forma financial effects of the Merger on EXR following the Merger that were prepared by management of EXR. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the respective managements of LSI and EXR that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to LSI and EXR provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of LSI and EXR, and we have assumed, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of LSI and EXR as to the future financial performance of LSI and EXR, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from, and other potential pro forma financial effects of, the Merger and the other matters covered thereby. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us and we have assumed, with your consent, that the financial results, including with respect to the potential strategic implications and operational benefits anticipated to result from the Merger, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

We have assumed, with your consent, that the Merger and the Related Transactions will be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement and in compliance with all applicable laws, organizational documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, the Related Transactions or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on EXR, LSI or the Merger or the Related Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have been advised by the respective managements of LSI and EXR, and we further have assumed, with your consent, that each of LSI and EXR has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its election to be taxed as a REIT and that the Merger and the Related Transactions will not adversely affect such REIT status or operations of the pro forma combined entity resulting from the Merger and the Related Transactions. Representatives of EXR have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us.

Our opinion does not address the Related Transactions or any terms (other than the Exchange Ratio to the extent expressly specified herein) or other aspects or implications of the Merger, including, without limitation, the form or

The Board of Directors

Extra Space Storage Inc.

April 2, 2023

structure of the Merger, any adjustments to the Exchange Ratio, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger, the Related Transactions or otherwise. Our opinion does not address the underlying business decision of EXR to effect the Merger or any Related Transactions, the relative merits of the Merger or any Related Transactions as compared to any alternative business strategies that might exist for EXR or the effect of any other transaction in which EXR might engage. We also are not expressing any opinion with respect to any accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of EXR as to such matters. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger or any Related Transactions, or any class of such persons, relative to the Exchange Ratio or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, the industries in which EXR and LSI operate, and the securities of EXR and LSI have experienced and may continue to experience volatility, and we express no view or opinion as to any potential effects of such volatility on EXR or LSI or the Merger or the Related Transactions (including the contemplated benefits thereof).

Citigroup Global Markets Inc. has acted as financial advisor to EXR in connection with the proposed Merger and the Related Transactions and will receive a fee for such services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon the consummation of the Merger. In addition, EXR has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to EXR unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted or acting as (i) joint book-running manager or joint co-manager for equity and debt offerings of EXR, (ii) sales agent for EXR’s equity issuance at-the-market program and (iii) lender under certain credit facilities of EXR. As you are also aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to LSI unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted or acting as (i) joint book-running manager for equity and debt offerings of LSI, (ii) sales agent for LSI’s equity issuance at-the-market program and (iii) lender under certain credit facilities of LSI. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of LSI and EXR for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with LSI, EXR and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of EXR in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger, any Related Transactions or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to EXR.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

ANNEX C

Wells Fargo Securities, LLC 30 Hudson Yards New York, NY 10001

April 2, 2023

Life Storage, Inc.

6467 Main Street

Williamsville, New York 14221

Attention: Board of Directors

Members of the Board of Directors:

You have requested, in your capacity as the Board of Directors (the “Board”) of Life Storage, Inc. (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share (“Company Common Stock”), of the Company of the Exchange Ratio (as defined below) provided for in the proposed mergers (collectively the “Transaction”) (i) of the Company with Eros Merger Sub, LLC. (“Acquisition Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of Extra Space Storage, Inc., a Maryland corporation (the “Acquiror”, and such merger, the “Company Merger”), and (ii) of Life Storage LP, a Delaware limited partnership (the “Partnership”), with Eros OP Merger Sub, a Delaware limited liability company (“Acquiror OP Merger Sub”), a wholly owned subsidiary of Extra Space Storage LP, a Delaware limited partnership (“Acquiror OP”, and such merger, the “Partnership Merger”). We understand that, among other things, pursuant to an Agreement and Plan of Merger, dated as of April 2, 2023 (the “Agreement”), among the Acquiror, Acquiror OP, Acquisition Merger Sub, Acquiror OP Merger Sub, the Company and the Partnership, Acquisition Merger Sub will merge with the Company, the Company will become a wholly owned subsidiary of the Acquiror, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company, the Acquiror or the respective subsidiaries, will be converted into the right to receive .895 (the “Exchange Ratio”) shares of the common stock, par value $0.01 per share (“Acquiror Common Stock”), of the Acquiror and Acquiror OP Merger Sub will merge with the Partnership, with the Partnership continuing as the surviving entity of the Partnership Merger, where each of the common units in the Partnership will be converted into the right to receive units of limited partner interest designated as common units in Acquiror OP or otherwise receive Acquiror Common Stock in lieu of such common units in Acquiror OP and each holder of the 4.5% Series A Preferred Limited Partnership Units (the “Series A Preferred Units”) of the Partnership shall be given the election either to convert such Series A Preferred Units to units of limited partner interest designated as common units in Parent OP or to receive a cash payment equal to the liquidation preference of such Series A Preferred Units.

In preparing our opinion, we have:

•	reviewed the Agreement;

•	reviewed certain publicly available business and financial information relating to the Company and the Acquiror and the industries in which they operate;

•

compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Company Common Stock and the Acquiror Common Stock with similar data for such other companies;

•

reviewed certain internal financial analyses and forecasts for the Company (the “Company Projections”) and the Acquiror (the “Acquiror Projections”) prepared by the managements of the Company and the Acquiror;

•

reviewed certain estimates prepared by the managements of the Company and the Acquiror as to the potential cost savings and synergies expected by such managements to be achieved as a result of the Transaction (the “Synergies”);

•

discussed with the managements of the Company and the Acquiror regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company and the Acquiror, respectively, the effect of the Transaction on the business, financial condition and prospects of the Company and the Acquiror, respectively, and certain other matters that we deemed relevant; and

•	considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or the Acquiror or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections and the Acquiror Projections (including the Synergies), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company and the Acquiror. We express no view or opinion with respect to the Company Projections, the Acquiror Projections, and the Synergies or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company and the Acquiror in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis.

For purposes of our analyses and this opinion we have assumed that, for U.S. federal income tax purposes, the Company Merger will qualify as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Acquiror or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. We were advised that the Company and the Acquiror each has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since its formation as a REIT and that the Transaction would not adversely affect such status or operations.

Our opinion only addresses the fairness, from a financial point of view, of the Exchange Ratio to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or the Partnership. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock or Acquiror Common Stock may be traded at any time.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the execution of a definitive agreement providing for the Transaction. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.

During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such relationships have included acting as joint placement agent on offerings of equity securities by the Company in June and December 2021, as joint bookrunner on an offering of equity securities by the Company in September 2021, as sole bookrunner and lead arranger on the Company’s revolving credit facility in July 2022; and as joint bookrunner on an offering of equity securities by the Acquiror in March 2021. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. We or our affiliates are also an agent and a lender to one or more of the credit facilities of the Company, the Acquiror and certain of their affiliates. In the ordinary course of business, we and our affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, the Acquiror and certain of their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

Very truly yours,

/s/ WELLS FARGO SECURITIES, LLC

ANNEX D

GLOBAL CORPORATE &
BofA Securities, Inc.	INVESTMENT BANKING

April 2, 2023

The Board of Directors

Life Storage, Inc.

6467 Main Street

Williamsville, NY 13221

Members of the Board of Directors:

We understand that Life Storage, Inc. (“Life Storage”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among Life Storage, Life Storage LP (“LSOP”), Extra Space Storage Inc. (“Parent”), Extra Space Storage LP (“Parent OP”), Eros Merger Sub, LLC, a wholly owned subsidiary of Parent (“Parent Merger Sub”), and Eros OP Merger Sub, LLC, a wholly owned subsidiary of Parent OP (“OP Merger Sub”), pursuant to which, among other things, Parent Merger Sub will merge with and into Life Storage (the “Company Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Life Storage (“Life Storage Common Stock”) will be converted into the right to receive 0.8950 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”). The Agreement also provides that OP Merger Sub will merge with and into LSOP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”) and each of the common units in LSOP will be converted into the right to receive units of limited partner interest designated as common units in Parent OP or otherwise receive Parent Common Stock in lieu of such common units in Parent OP (the “LSOP Conversion” and together with the Mergers, the “Transactions”) and each holder of the 4.5% Series A Preferred Limited Partnership Units (the “Series A Preferred Units”) of LSOP shall be given the election either to convert such Series A Preferred Units to units of limited partner interest designated as common units in Parent OP or to receive a cash payment equal to the liquidation preference of such Series A Preferred Units. The terms and conditions of the Transactions are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Life Storage Common Stock (other than shares of Life Storage Common Stock held by Parent, Life Storage or any of their respective subsidiaries) of the Exchange Ratio provided for in the Company Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Life Storage and Parent;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Life Storage furnished to or discussed with us by the management of Life Storage, including certain financial forecasts relating to Life Storage prepared by the management of Life Storage (such forecasts, “Life Storage Forecasts”);

(3)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Parent furnished to or discussed with us by the management of Life Storage, including certain financial forecasts relating to Parent prepared by the management of Parent (such forecasts, “Parent Forecasts”);

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Life Storage, Inc.

(4)

reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements, net of cost to achieve (collectively, the “Synergies”), anticipated by the management of Life Storage, based on forecasts provided by Parent, to result from the Transactions;

(5)

discussed the past and current business, operations, financial condition and prospects of Life Storage with members of senior managements of Life Storage and Parent, and discussed the past and current business, operations, financial condition and prospects of Parent with members of senior managements of Life Storage and Parent;

(6)

reviewed the potential pro forma financial impact of the Transactions on the future financial performance of Parent, including the potential effect on Parent’s estimated funds from operations per share;

(7)

reviewed the trading histories for Life Storage Common Stock and Parent Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(8)	compared certain financial and stock market information of Life Storage and Parent with similar information of other companies we deemed relevant;

(9)	reviewed the relative financial contributions of Life Storage and Parent to the future financial performance of the combined company on a pro forma basis;

(10)

considered the fact that Life Storage decided to explore its strategic alternatives and the results of our efforts on behalf of Life Storage to solicit, at the direction of Life Storage, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Life Storage;

(11)	reviewed a draft, dated April 2, 2023, of the Agreement (the “Draft Agreement”); and

(12)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Life Storage and Parent that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Life Storage Forecasts, we have been advised by Life Storage, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Life Storage as to the future financial performance of Life Storage. With respect to the Parent Forecasts, we have been advised by Parent, and have assumed, at the direction of Life Storage, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent as to the future financial performance of Parent. With respect to the Synergies, we have been advised by Life Storage, and have assumed, with the consent of Life Storage, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Life Storage as to the future financial performance of Parent and other matters covered thereby. We have relied, at the direction of Life Storage, on the assessments of the managements of Life Storage and Parent as to Parent’s ability to achieve the Synergies and have been advised by Life Storage and Parent, and have assumed, with the consent of Life Storage, that the Synergies will be realized in the amounts and at the times projected. We have not made or been provided with

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Life Storage, Inc.

any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Life Storage or Parent, nor have we made any physical inspection of the properties or assets of Life Storage or Parent. We have not evaluated the solvency or fair value of Life Storage or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Life Storage, that the Transactions will be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Life Storage, Parent or the contemplated benefits of the Transactions. We have further assumed, at the direction of Life Storage, that the Company Merger will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. We have further assumed, at the direction of Life Storage, that Parent has elected and been subject to U.S. federal taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and has satisfied all requirements to qualify as a REIT commencing with its taxable year ended December 31, 2004 through and including its taxable year ending December 31 immediately prior to the effective time of the Mergers and have assumed, at the direction of Life Storage, that Parent will continue to operate in such a manner as to qualify as a REIT for its taxable year that includes and/or ends on the closing date of the Transactions and will continue to operate in such a manner as to qualify as a REIT. We also have assumed, at the direction of Life Storage, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Transactions (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Transactions, or any other arrangements, agreements or understandings entered into in connection with or related to the Transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to holders of Life Storage Common Stock (other than shares of Life Storage Common Stock held by Parent, Life Storage or any of their respective subsidiaries) and no opinion or view is expressed with respect to any consideration received in connection with the Transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transactions, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Transactions in comparison to other strategies or transactions that might be available to Life Storage or in which Life Storage might engage or as to the underlying business decision of Life Storage to proceed with or effect the Transactions. We are not expressing any opinion as to what the value of Parent Common Stock actually will be when issued or the prices at which Life Storage Common Stock or Parent Common Stock will trade at any time, including following announcement or consummation of the Transactions. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Transactions or any related matter.

We have acted as financial advisor to Life Storage in connection with the Transactions and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Transactions. In addition, Life Storage has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

The Board of Directors

Life Storage, Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Life Storage, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Life Storage and certain of its subsidiaries and have received or in the future may receive compensation for the rendering of these services, including (i) acting as a selling group member on a US registered at-the-market equity sale program, (ii) having acted or acting as a lender and documentation agent under certain credit facilities of Life Storage and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Life Storage and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and/or certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner, book-running manager, placement agent, underwriter or selling group member certain securities offerings, including for a US registered at-the-market equity sale program and for certain debt offerings of Parent and/or certain of its affiliates, (ii) having acted or acting as a bookrunner, arranger and/or syndication agent for, and/or as a lender under, certain credit facilities and letters of credit, and other credit arrangements of Parent and/or certain of its affiliates, (iii) having provided or providing certain treasury management products and services to the Parent and/or certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of Life Storage (in its capacity as such) in connection with and for purposes of its evaluation of the Transactions.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Life Storage, Seller or the Transactions. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Company Merger is fair, from a financial point of view, to the holders of Life Storage Common Stock (other than shares of Life Storage Common Stock held by Parent, Life Storage or any of their respective subsidiaries).

Very truly yours,

/s/ BOFA SECURITIES, INC.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

LifeStorage LIFE STORAGE, INC. 6467 MAIN ST. WILLIAMSVILLE, NY 14221 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LSI2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: 1. A proposal to approve the merger of Eros Merger Sub LLC with and into Life Storage, Inc., a Maryland corporation, which we refer to as “Life Storage,” and which merger we refer to as the “company merger,” pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among Life Storage, Life Storage LP, Extra Space Storage Inc., Extra Space Storage LP, Eros Merger Sub, LLC and Eros OP Merger Sub, LLC, which we refer to as the “merger agreement,” and the other transactions contemplated by the merger agreement, which proposal we refer to as the “Life Storage merger proposal”; 2. A non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Life Storage in connection with the company merger and the other transactions contemplated by the merger agreement; and 3. A proposal to approve one or more adjournments of the Life Storage special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Life Storage merger proposal. For Against Abstain 0000616374_1 R1.0.0.6 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com 0000616374_2 R1.0.0.6 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com LIFE STORAGE, INC. Special Meeting of Stockholders July 18, 2023 11:00 A.M. EDT This proxy is solicited by the Board of Directors Joseph V. Saffire, Alexander Gress and David P. Dodman, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on May 23, 2023 at the Special Meeting of Stockholders of Life Storage, Inc., to be held virtually via live webcast at www.virtualshareholdermeeting.com/LSI2023SM, on July 18, 2023 at 11:00 a.m. EDT, and any postponements or adjournments thereof, with all powers the undersigned would possess if personally present on each of the matters described in the Joint Proxy Statement/Prospectus and otherwise in their discretion. The shares represented by this Proxy will be voted in the manner directed herein. If no direction is given, such shares will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. 0000616374_2 R1.0.0.6